Exhibit 10.1

MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

among

SCREDIT MORTGAGE FUNDING SUB-4, LLC, and
SCREDIT MORTGAGE FUNDING SUB-4-T, LLC,

individually and/or collectively as the context may require, as Seller,

and

MORGAN STANLEY BANK, N.A.,

as Buyer

______________________________________________________________________________

Dated: April 23, 2024

______________________________________________________________________________

Table of Contents

Page

-i-

LEGAL_US_E # 177396791.9

-ii-

LEGAL_US_E # 177396791.9

Article 28. MISCELLANEOUS	81
Article 29. ADDITIONAL JURISDICTIONS	83
Article 30. CONFIDENTIALITY	84

-iii-

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I Names and Addresses for Communications between Parties

EXHIBIT I Form of Confirmation

EXHIBIT II Authorized Representatives of Seller

EXHIBIT III-A [Reserved]

EXHIBIT III-B Quarterly Reporting Package

EXHIBIT III-C Annual Reporting Package

EXHIBIT IV-A Form of Power of Attorney (New York Law)

EXHIBIT IV-B Form of Power of Attorney (English Law)

EXHIBIT IV-C Form of Power of Attorney (Irish Law)

EXHIBIT V-A Representations and Warranties Regarding Individual Purchased Assets Secured in the United Kingdom

EXHIBIT V-B Representations and Warranties Regarding each Individual Purchased Asset that is a Senior Mortgage Loan Secured by Property in the Republic of Ireland

EXHIBIT V-C Representations and Warranties Regarding each Individual Purchased Asset that is a Senior Mortgage Loan Secured by Property in Australia

EXHIBIT V-D Representations and Warranties Regarding Purchased Assets Secured by Property Located in Spain

EXHIBIT VI Advance Procedures

EXHIBIT VII Form of Margin Deficit Notice

EXHIBIT VIII-A U.S. Tax Compliance Certificate (For Foreign Assignees That Are Not Partnerships For U.S. Federal Tax Purposes)

EXHIBIT VIII-B U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Tax Purposes)

EXHIBIT VIII-C U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Tax Purposes)

EXHIBIT VIII-D U.S. Tax Compliance Certificate (For Foreign Assignees That Are Partnerships For U.S. Federal Tax Purposes)

EXHIBIT IX UCC Filing Jurisdictions

EXHIBIT X Form of Release Letter

EXHIBIT XI Covenant Compliance Certificate

EXHIBIT XII Form of Re-direction Letter

EXHIBIT XIII Form of Bailee Letter

EXHIBIT XIV Form of Security Deed

EXHIBIT XV Form of Undertaking Letter

EXHIBIT XVI Form of Confirmation of Supplemental Provisions

EXHIBIT XVII Compounded Rate Terms

EXHIBIT XVIII Daily Non-Cumulative Compounded RFR Rate

EXHIBIT XIX Cumulative Compounded RFR Rate

MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT

THIS MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT (this “Agreement”), dated as of April 23, 2024, by and between MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”) and SCREDIT MORTGAGE FUNDING SUB-4, LLC, a Delaware limited liability company (“Sub-4 Seller”), SCREDIT MORTGAGE FUNDING SUB-4-T, LLC, a Delaware limited liability company (“Sub-4-T Seller”; together with Sub-4 Seller, individually and/or collectively as the context may require, jointly and severally, “Seller”).

Article 1.
APPLICABILITY

From time to time the parties hereto may enter into transactions with Seller in which Seller agrees to transfer to Buyer all of its rights, title and interest to certain Eligible Assets (as defined herein) or other assets and, in each case, the other related Purchased Items (as defined herein) (collectively, the “Assets”) against the transfer of funds by Buyer to Seller, with a simultaneous agreement by Buyer to transfer back to Seller such Assets at a date certain or on demand, against the transfer of funds by Seller to Buyer. Each such transaction shall be referred to herein as a “Transaction” and, unless otherwise agreed in writing, shall be governed by this Agreement, including any supplemental terms or conditions contained in any exhibits identified herein as applicable hereunder. Each individual transfer of an Eligible Asset shall constitute a distinct Transaction. Notwithstanding any provision or agreement herein, at no time shall Buyer be obligated to purchase or effect the transfer of any Eligible Asset from Seller to Buyer.

Article 2.
DEFINITIONS

“1934 Act” shall have the meaning set forth in the definition of “Change of Control” in this Article 2.

“A-Note” shall mean the promissory note, if any, that was executed and delivered in connection with the senior or pari passu senior position of a Senior Mortgage Loan.

“Accelerated Repurchase Date” shall have the meaning specified in Article 12(b)(i) of this Agreement.

“Acceptable Attorney” means Sidley Austin LLP and Allen & Overy LLP or any other attorney at law, or notary (if required in the relevant jurisdiction) that has delivered at Seller’s request an Undertaking Letter with the exception of an attorney or notary that is not reasonably satisfactory to Buyer, as specified in a written notice from Buyer to Seller.

“Accepted Servicing Practices” shall mean with respect to any applicable Purchased Asset, those mortgage loan servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as such Purchased Asset in the jurisdiction where the related underlying real estate directly or indirectly securing or supporting such Purchased Asset is located.

“Act of Insolvency” shall mean, with respect to any Person, (i) the filing of a petition, commencing, or authorizing the commencement of any case, procedure or proceeding under any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar law relating to the protection of creditors (“Insolvency Law”), or suffering any such petition or proceeding to be commenced by another which is consented to, not timely contested or results in entry of an order for relief that remains unstayed and in effect for thirty (30) days; (ii) the seeking or consenting to the appointment of a receiver, trustee, custodian, restructuring officer or similar official for such Person or any substantial part of the property of such Person; (iii) the appointment of a receiver, conservator, or manager for such Person by any governmental agency or authority having the jurisdiction to do so; (iv) the making of a general assignment for the benefit of creditors; (v) the admission in writing by such Person of its inability to pay its debts or discharge its obligations as they become due or mature; (vi) that any Governmental Authority or agency or any person, agency or entity acting or purporting to act under Governmental Authority shall have taken any action to condemn, seize or appropriate, or to assume custody or control of, all or any substantial part of the property of such Person, or shall have taken any action to displace the management of such Person or to curtail its authority in the conduct of the business of such Person; (vii) the consent by such Person to the entry of an order for relief in an insolvency case under any Insolvency Law; or (viii) the taking of action by any such Person in furtherance of any of the foregoing.

“Advance Rate” shall mean, with respect to each Transaction, the initial Advance Rate selected by Buyer for such Transaction as shown in the related Confirmation, and as more particularly set forth below (unless otherwise agreed to by Buyer and Seller):

Eligible Asset LTV	Maximum Asset Exposure Threshold	Maximum Portfolio Exposure Threshold	Maximum Advance Rate
75% < Eligible Asset LTV ≤ 80%	60% (with respect to Eligible Assets secured (directly or indirectly) by properties other than multifamily properties) 63.75% (with respect to Eligible Assets secured (directly or indirectly) by multifamily properties)	57.5%	75%
≤ 75%	60% (with respect to Eligible Assets secured (directly or indirectly) by properties other than multifamily properties) 63.75% (with respect to Eligible Assets secured (directly or indirectly) by multifamily properties)	57.5%	80%

“Additional Jurisdiction” shall mean each jurisdiction relating to an Asset other than Australia, France, Germany, Ireland, Italy, the Netherlands, Spain and the United Kingdom that is approved by Buyer in accordance with Article 29.

“Affiliate” shall mean, when used with respect to any specified Person, (i) any other Person directly or indirectly controlling, controlled by, or under common control with, such Person or (ii) any “affiliate” of such Person, as such term is defined in the Bankruptcy Code.

“Affiliated Hedge Counterparty” shall mean Morgan Stanley, or any Affiliate thereof, in its capacity as a party to any Hedging Transaction with Seller.

“Agreement” shall have the meaning assigned thereto in the preamble hereto.

“Alternative Rate (AU)” shall have the meaning specified in Article 3(g)(iii) of this Agreement.

“Alternative Rate (EUR)” shall have the meaning specified in Article 3(g)(ii) of this Agreement.

“Alternative Rate Transaction (AU)” shall mean, with respect to any Pricing Rate Period, any Transaction relating to a Purchased Asset (AU) with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate (AU).

“Alternative Rate Transaction (EUR)” shall mean, with respect to any Pricing Rate Period, any Transaction relating to a Purchased Asset (EUR) with respect to which the Pricing Rate for such Pricing Rate Period is determined with reference to the Alternative Rate (EUR).

“Alternative Rate Transaction” shall mean, as applicable, an Alternative Rate Transaction (AU) or Alternative Rate Transaction (EUR).

“Annual Reporting Package” shall mean the reporting package described on Exhibit III-C.

“Anti-Money Laundering Laws” shall have the meaning specified in Article 9(b)(xxxi) of this Agreement.

“ANPS” shall mean the Australian Property Institute’s Practice Standards published by the Australian Property Institute.

“Applicable Spread” shall mean:

(i) so long as no Event of Default shall have occurred and be continuing, the amount set forth in the Fee Letter as being the “Applicable Spread”, and

(ii) after the occurrence and during the continuance of an Event of Default, the (x) applicable incremental percentage described in clause (i) of this definition, plus (y) five percent (5%).

“Approved Assignee” shall mean any of those Persons identified on Exhibit XXI hereto and their respective Affiliates.

“Approved Valuation” shall mean a valuation in form and substance reasonably satisfactory to Buyer (including, without limitation, the assumptions utilized by a Valuer in connection with any such valuation), (i) with respect to Purchased Assets (AU), prepared and issued in accordance with ANPS and IVS by a Valuer reasonably acceptable to Buyer, and (ii) with respect to all other Purchased Assets, prepared and issued by a Valuer, which is employed by a member firm of the Royal Institution of Chartered Surveyors, valuing the Mortgagor’s interest in the relevant mortgaged property carried out on the basis of the market value as defined in the then current Statements of Asset Valuation Practice and Guidance Notes issued by the Royal Institution of Chartered Surveyors (or its equivalent in any jurisdiction other than the United Kingdom), in each case, addressed to the applicable addressee’s successors and assigns and otherwise containing reliance language reasonably acceptable to Buyer.

“Assets” shall have the meaning specified in Article 1 of this Agreement.

“Assignee” shall have the meaning set forth in Article 17(c) of this Agreement.

“AU Dollar” and “A$” shall mean the lawful currency of the Commonwealth of Australia.

“AU Prime Bank” means a bank determined by the Australian Finance Markets Association (or any other person which takes over the administration of the BBSY Screen Rate for AU Dollars) as being an AU Prime Bank or an acceptor or issuer of bills of exchange or negotiable certificates of deposit for the purposes of calculating that BBSY Screen Rate. If the Australian Financial Markets Association or such other person ceases to make such determination, the Prime Banks shall be the AU Prime Banks last so appointed.

“AU Reference Banks” shall mean (i) the Commonwealth Bank of Australia, (ii) Westpac Banking Corporation, (iii) Australia and New Zealand Banking Group Limited, (iv) National Australia Bank Limited, and (v) such other Person as Buyer and Seller may agree.

“AU Reference Bank Rate” shall mean the sum of (i) the following rates (A) the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Buyer (or its designee) at its request by the AU Reference Banks as the mid discount rate (expressed as a yield percent to maturity) observed by the relevant AU Reference Bank for marketable parcels of AU Dollar denominated bank accepted bills and negotiable certificates of deposit accepted or issued by Prime Banks, and which mature on the last day of the relevant period or (B) (if there is no observable market rate for marketable parcels of Prime Bank AU Dollar securities referred to in paragraph (A) above), the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Buyer (or its designee) at its request by the AU Reference Banks as the rate at which the relevant AU Reference Bank could borrow funds in AU Dollars in the Australian interbank market and for the relevant period were it to do so by asking for and then accepting interbank offers for deposits in reasonable market sizes and for that period, plus 0.05% per annum.

“B-Note” shall mean the promissory note, if any, that was executed and delivered in connection with the subordinate portion of a Senior Mortgage Loan.

“Bailee Letter” shall mean a letter substantially in the form as Exhibit XIII from an Acceptable Attorney or another Person acceptable to Buyer in its reasonable discretion, in form and substance customary in the relevant jurisdiction, and in each case acceptable to Buyer in its sole discretion, wherein such Acceptable Attorney or other Person described above in possession of a Purchased Asset File (i) acknowledges receipt of such Purchased Asset File, (ii) confirms that such Acceptable Attorney or other Person acceptable to Buyer is holding the same as bailee or agent on behalf of Buyer under such letter and (iii) agrees that such Acceptable Attorney or other Person described above shall deliver such Purchased Asset File to the Custodian (if any), or as otherwise directed by Buyer, by not later than the third (3rd) Business Day following the Purchase Date for the related Purchased Asset.

“Bankruptcy Code” shall mean Title 11 of the United States Code (11 U.S.C. § 101, et. seq.), as amended, modified or replaced from time to time.

“Base Currency” shall mean British Pound Sterling.

“Basel III” shall mean (a) the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by The Basel Committee on Banking Supervision in December 2010, each as amended; (b) the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by The Basel Committee on Banking Supervision in November 2011, as amended; and (c) any further guidance or standards published by The Basel Committee on Banking Supervision relating to paragraphs (a) or (b) above.

“BBSY Rate” shall mean in relation to any Transactions relating to Purchased Assets (AU) (a) the applicable BBSY Screen Rate as of 11.00am Sydney, Australia time for AU Dollars and for a period equal in length to the applicable Pricing Rate Period of that Loan, which BBSY Screen Rate shall be determined and provided by Buyer (or its designee), or (b) as otherwise determined by Buyer pursuant to Article 3(g)(iv). Notwithstanding anything to the contrary contained herein, if the BBSY Rate is less than zero, the BBSY Rate shall be deemed to be zero.

“BBSY Screen Rate” shall mean, for any Pricing Rate Period and Transaction relating to Purchased Assets (AU), (i) the Australian Bank Bill Swap Reference Rate (Bid) administered by ASX Benchmarks Pty Limited (or any other Person which takes over the administration of that rate) for a period equal in length to the Pricing Rate Period of such Transaction displayed on page BBSY of Thomson Reuters (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, Buyer may specify another page or service displaying the relevant rate after consultation with Seller, and (ii) if the rate described in sub-paragraph (i) above is not available, the sum of the Australian Bank Bill Swap Reference Rate administered by ASX Benchmarks Pty Limited (or any other person which takes over the administration of that rate) for the relevant period displayed on page BBSW of the Thomson Reuters Screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters plus 0.05% per annum. For the purposes of determining the rate as at a time, any subsequent correction, recalculation or republication by the administrator after that time shall be included.

“Breakage Costs” shall have the meaning assigned thereto in Article 3(n).

“British Pound Sterling” and “£” shall mean the lawful currency for the time being of the United Kingdom.

“Business Day” shall mean a day other than (i) a Saturday or Sunday, or (ii) a day in which the New York Stock Exchange or banks in the State of New York or in London, England are authorized or obligated by law or executive order to be closed. Notwithstanding the foregoing sentence, (A) when used with respect to the determination of EURIBOR Rate, “Business Day” shall only be a day other than a Saturday or Sunday which is a TARGET Day, (B) with respect to any Transaction (GBP), in relation to the determination of the first or last day of a Pricing Rate Period, the length of a Pricing Rate Period or a Lookback Period, “Business Day” shall mean an RFR Banking Day and (C) when used with respect to the determination of BBSY Rate, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in Sydney, Australia are closed for interbank or foreign exchange transactions.

“Buyer” shall have the meaning set forth in the preamble hereto.

“Buyer’s Margin Amount” shall mean with respect to any Transaction and any Purchased Asset on any date, the Maximum Advance Rate attributable to such Purchased Asset, multiplied by the Market Value of such Purchased Asset as of the date of determination.

“Capital Stock” shall mean any and all shares, interests, or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests in any limited liability company, any and all partner or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.

“Capitalized Lease Obligations” shall mean obligations under a lease that are required to be capitalized for financial reporting purposes in accordance with GAAP. The amount of a Capitalized Lease Obligation is the capitalized amount of such obligation as would be required to be reflected on the balance sheet prepared in accordance with GAAP of the applicable Person as of the applicable date.

“Central Bank Rate” means the Bank of England’s Bank Rate as published by the Bank of England from time to time.

“Change of Control” shall mean the occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”)) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a percentage of the total voting power of all classes of Capital Stock of Guarantor of 49% or more, other than Starwood Real Estate Income Holdings, L.P. or SCG (as defined in the Guaranty); (b) Guarantor shall cease to own and control, of record and beneficially, directly or indirectly 100% of each class of outstanding Capital Stock of Pledgor; (c) Sub-4 Pledgor shall cease to own and control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Sub-4 Seller, (d) Sub-4-T Pledgor shall cease to own and control, of record and beneficially, directly 100% of each class of outstanding Capital Stock of Sub-4-T Seller; or (e) Starwood Credit Advisors, L.L.C. or an Affiliate thereof shall (i) cease to be the investment advisor of Guarantor or (ii) shall cease to be an Affiliate of SCG.

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Collateral” shall have the meaning specified in Article 6(b) of this Agreement.

“Collection Period” shall mean (i) with respect to the first Remittance Date, the period beginning on and including the Closing Date and continuing to and including the calendar day immediately preceding such Remittance Date, and (ii) with respect to each subsequent Remittance Date, the period beginning on and including the immediately preceding Remittance Date and continuing to and including the calendar day immediately preceding the following Remittance Date.

“Compounded Reference Rate” means, in relation to any RFR Banking Day during the Pricing Rate Period of any Transaction (GBP), the percentage rate per annum which is the Daily Non-Cumulative Compounded RFR Rate for that RFR Banking Day, and if the such rate is less than zero, the Compounded Reference Rate shall be deemed to be zero.

“Compounded Rate Supplement” means, in relation to any Currency, a document which:

(a) is agreed in writing by the Seller and Buyer; and

(b) specifies for that Currency the relevant terms which are expressed in this Agreement to be determined by reference to Compounded Rate Terms.

“Compounded Rate Terms” means the terms set out in Exhibit XVII (Compounded Rate Terms) or in any Compounded Rate Supplement.

“Compounding Methodology Supplement” means, in relation to the Daily Non-Cumulative Compounded RFR Rate or the Cumulative Compounded RFR Rate, a document which:

(a) is agreed in writing by Seller and Buyer; and

(b) specifies a calculation methodology for that rate.

“Concentration Limit” shall mean, as of any date of determination, the aggregate Purchase Prices for which the Underlying Mortgaged Properties consist of hospitality properties, thirty-five percent (35%) of the Maximum Facility Amount as of such date of determination.

“Confirmation” shall have the meaning specified in Article 3(b) of this Agreement.

“Confirmation of Supplemental Provisions” shall mean a notice letter, executed by Buyer and acknowledged by Seller and Guarantor, substantially in the form set forth in Exhibit XVI, attached hereto and made a part hereof, which shall set forth additional schedules, exhibits, annexes and provisions relating to jurisdictional specific documents, covenants, representations and other requirements in connection with Eligible Assets subject to Additional Jurisdictions.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise and “Controlling,” “Controlled” and “under common Control” shall have meanings correlative thereto. For purposes of this definition, debt securities that are convertible into common stock will be treated as voting securities only when converted.

“Covenant Compliance Certificate” shall mean a properly completed and executed Covenant Compliance Certificate in form and substance of the certificate attached hereto as Exhibit XI.

“CRD IV” shall mean EU CRD IV and UK CRD IV.

“Cumulative Compounded RFR Rate” means, in relation to a Pricing Rate Period for a Transaction (GBP), the percentage rate per annum determined by Buyer in accordance with the methodology set out in Exhibit XIX (Cumulative Compounded RFR Rate) or in any relevant Compounding Methodology Supplement.

“Currency” shall mean AU Dollar, British Pound Sterling, Euro or such other currency permitted by Buyer, in its sole discretion.

“Custodial Agreement” shall mean, individually or collectively, each custodial agreement entered into after the date hereof, by and among Buyer, Seller and Custodian, in each case, as the same may be amended, modified and/or restated from time to time, and/or any replacement agreement.

“Custodian” shall mean any custodian selected by Seller and approved by Buyer in its reasonable discretion or any successor Custodian appointed by Directing Buyers and reasonably acceptable to Seller; provided, however, that during the existence of an Event of Default, Buyer shall appoint any successor Custodian in its sole discretion. For purposes hereof, Computershare Trust Company, N.A. shall be deemed an approved custodian.

“Daily Non-Cumulative Compounded RFR Rate” means, in relation to any RFR Banking Day during a Pricing Rate Period for a Transaction (GBP), the percentage rate per annum determined by Buyer in accordance with the methodology set out in Exhibit XVIII or in any relevant Compounding Methodology Supplement.

“Daily Rate” means the rate specified as such in the applicable Compounded Rate Terms.

“Default” shall mean any event which, with the giving of notice, the passage of time, or both, would constitute an Event of Default.

“Defaulted Asset” shall mean any Purchased Asset (a) that is thirty (30) calendar days or more delinquent in the payment of principal, interest, fees or other material amounts payable under the terms of the related Purchased Asset Documents, (b) for which there is a breach of the applicable representations and warranties set forth on Exhibit V hereto, (c) as to which an Act of Insolvency shall have occurred with respect to the underlying obligor, (d) as to which a non-monetary Event of Default shall have occurred under (and as defined in) any Purchased Asset Document included in the Purchased Asset File for such Purchased Asset, or (e) with respect to which there has been a Significant Modification except to the extent same has been consented to by Buyer in writing; provided, that with respect to any Junior Mortgage Loan, Participation Interest or Mezzanine Loan, in addition to the foregoing, such Junior Mortgage Loan, Participation Interest or Mezzanine Loan will also be considered a Defaulted Asset to the extent the Senior Mortgage Loan, or in the case of a Mezzanine Loan, the Senior Mortgage Loan or the Junior Mortgage Loan, would be considered a Defaulted Asset as described in this definition.

“Depository” shall mean JPMorgan Chase Bank, N.A., or any successor Depository appointed by Buyer and reasonably acceptable to Seller in its sole discretion; provided, however, that during the existence of an Event of Default, Buyer shall appoint any successor Depository in its sole discretion.

“Depository Account” shall mean, individually or collectively as the context may require, the UK Depository Account and any other segregated cash account, in the name of Seller, in trust for Buyer, established at Depository pursuant to this Agreement, and which is subject to a Depository Agreement.

“Depository Agreement” shall mean, individually or collectively as the context may require, the UK Depository Agreement and any other deposit account control agreement or similar agreement that may be entered into by Buyer, a Depository and Seller in accordance with this Agreement, as each may be amended, modified and/or restated from time to time.

“Draft Valuation” shall mean a short form Approved Valuation, “letter of opinion” or any other form of draft Approved Valuation acceptable to Buyer.

“Due Diligence Package” shall have the meaning specified in Exhibit VI to this Agreement.

“Early Repurchase Date” shall have the meaning specified in Article 3(e) of this Agreement.

“Eligible Assets” shall mean any of the following types of assets or loans that are (1) acceptable to Buyer in its sole discretion (such determination shall only apply as of the Purchase Date for the related Purchased Asset, but shall not be a factor at any time after the Purchase Date for such Purchased Asset), (2) on each day, with respect to which the representations and warranties set forth in this Agreement (including the exhibits hereto) are true and correct in all respects except to the extent disclosed in a Requested Exceptions Report approved by Buyer, (3) to the extent such asset is a Hedge-Required Asset, Seller has entered into a Hedging Transaction with respect to such asset that is acceptable to Buyer; and (4) that are secured directly or indirectly by properties that are commercial, multifamily, mixed use, industrial, office building, retail, self-storage or hospitality or such other types of properties that Buyer may agree to in its sole discretion, and are properties located in the Australia, France, Germany, Ireland, Italy, the

Netherlands, Spain, the United Kingdom or any other Additional Jurisdiction, in the sole discretion of Buyer, approved pursuant to Article 29 of this Agreement:

(i) Senior Mortgage Loans;

(i) A-Notes;

(ii) Participation Interests;

(iii) Junior Mortgage Loans (only when transferred together with items (i) or (ii) above);

(iv) Mezzanine Loans (only when transferred together with items (i) or (ii) above); and

(v) any other asset or loan types or classifications that are acceptable to Buyer, subject to its consent on all necessary and appropriate modifications to this Agreement and each of the Transaction Documents, as determined by Buyer in its sole discretion.

Notwithstanding anything to the contrary contained in this Agreement, the following shall not be Eligible Assets for purposes of this Agreement: (i) non-performing loans; (ii) loans that are Defaulted Assets; (iii) any asset, where payment of the Purchase Price with respect thereto would cause the aggregate of all Repurchase Prices to exceed the Maximum Facility Amount; (iv) loans for which Buyer is relying on an Approved Valuation, the applicable Approval Valuation is not dated within one hundred twenty (120) calendar days of the proposed financing date (or such other time period as approved by Buyer in Buyer’s sole discretion); (v) loans in which the related loan agreement or other documents and/or instruments evidencing such loans contain restrictions on transfer; (vi) Assets that, upon becoming a Purchased Asset, would cause the Purchase Price of the applicable Purchased Asset or the aggregate Purchase Price of all Purchased Assets, in either case, to violate the Concentration Limit; and (vii) B-Notes, Junior Mortgage Loans, junior Participation Interests or Mezzanine Loans where the Senior Mortgage Loan or senior Participation Interest on the Underlying Mortgaged Property associated with such B-Note, Junior Mortgage Loan, junior Participation Interest or Mezzanine Loan is not a Purchased Asset.

“Eligible Assignee” shall mean any of the following Persons: (a) a bank, financial institution, pension fund, insurance company, trust company, savings and loan association, commercial credit corporation, pension fund advisory firm, mutual fund, governmental entity or plan, or similar Person, an Affiliate of any of the foregoing, and an Affiliate of any Buyer, (b) any Pre-Approved Assignee and (c) any other Person to which Seller has consented; provided, that such consent of Seller shall not be unreasonably withheld, delayed or conditioned, and shall not be required at any time when an Event of Default exists; provided, further that such Person shall be a “financial institution” or “financial participant” as defined in Sections 101(22) and 101(22A), respectively, the Bankruptcy Code.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated thereunder. Article references to ERISA are to ERISA, as in effect at the date of this Agreement and, as of the relevant date, any subsequent provisions of ERISA, amendatory thereof, supplemental thereto or substituted therefor.

“ERISA Affiliate” shall mean any corporation or trade or business that is a member of any group of organizations (i) described in Article 414(b) or (c) of the Code of which Seller is a member and (ii) solely for purposes of potential liability under Article 302(c)(11) of ERISA and Article 412(c)(11) of the Code and the lien created under Article 302(f) of ERISA and Article 412(n) of the Code, described in Article 414(m) or (o) of the Code of which Seller is a member.

“EU CRD IV” shall mean:

(a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and

(b) Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.

“EU Solvency II” shall mean Directive 2009/138/EC of the European Parliament and of the Council of 25 November 2009 on the taking-up and pursuit of the business of Insurance and Reinsurance, as amended, supplemented or restated.

“EURIBOR Base Rate” shall mean, with respect to each Pricing Rate Period, the per annum rate for deposits in Euro (with respect to the period equal or comparable to the applicable Pricing Rate Period) that appears on Reuters Screen EURIBOR03 Page (or the successor thereto) (the “EURIBOR Screen Rate”) as three-month EURIBOR as of 11:00 a.m., London time, on the Pricing Rate Determination Date as provided by Buyer (or its designee) (based on the EURIBOR Screen Rate); provided, that if such rate is less than zero (0), such rate shall be deemed to be zero (0) for purposes of this Agreement.

“EURIBOR Rate” shall mean with respect to each Pricing Rate Period, pertaining to a Transaction, a rate per annum as determined and provided by Buyer (or its designee) in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

EURIBOR Base Rate

1.00 – EURIBOR Rate Reserve Percentage

“EURIBOR Rate Reserve Percentage” shall mean, for any Pricing Rate Period pertaining to a Transaction, the reserve percentage applicable two (2) Business Days before the first day of such Pricing Rate Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor thereto) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with respect to liabilities or assets consisting of or including any category of liabilities that includes deposits by reference to which the interest rate on Transactions is determined having a term comparable to such Pricing Rate Period.

“EURIBOR Screen Rate” shall have the meaning specified in the definition of “EURIBOR Base Rate” in this Article 2.

“Event of Default” shall have the meaning specified in Article 12 of this Agreement.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient, or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Buyer or Assignee, its applicable lending office located in the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Buyer or Assignee under any Transaction Document pursuant to a law in effect on the date on which (i) such Buyer or Assignee acquires an interest hereunder (other than pursuant to an assignment request by Seller under Article 3(w)) or (ii) Buyer or

Assignee changes its lending office, except in each case to the extent that, pursuant to Articles 3(p) and 3(s), amounts with respect to such Taxes were payable either to such Buyer’s or Assignee’s assignor immediately before such Buyer or Assignee acquired an interest hereunder or to such Buyer or Assignee immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Article 3(t) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exit Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Extension Period” shall have the meaning specified in Article 3(o)(i) of this Agreement.

“Facility” shall mean the master repurchase facility in the aggregate amount of up to the Maximum Facility Amount established pursuant to the terms and provisions of this Agreement and the other Transaction Documents.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with such Sections of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FATF” shall have the meaning specified in the definition of “Prohibited Investor.”

“FDIA” shall have the meaning specified in Article 21(c) of this Agreement.

“FDICIA” shall have the meaning specified in Article 21(e) of this Agreement.

“Fee Letter” shall mean that certain Fee Letter, dated as of the date hereof, between Buyer and Seller, as the same may be further amended, modified and/or restated from time to time.

“Filings” shall have the meaning specified in Article 6(d) of this Agreement.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Fitch” shall mean Fitch Ratings, Inc. or any successor thereto.

“Foreign Assignee” shall mean an Assignee that is not a U.S. Person.

“Foreign Buyer” shall mean a Buyer that is not a U.S. Person.

“Future Funding Advance” shall have the meaning specified in Article 3(z) of this Agreement.

“Future Funding Maximum Advance Amount” shall mean, with respect to any Purchased Asset, the maximum amount of Future Funding Advances available with respect to such Purchased Asset and as specified as the “Future Funding Maximum Advance Amount” in the related Confirmation.

“GAAP” shall mean United States generally accepted accounting principles consistently applied as in effect from time to time.

“Governmental Authority” shall mean any national or federal government, any state, regional, local or other political subdivision thereof with jurisdiction and any Person with jurisdiction exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantor” shall mean Starwood Credit Real Estate Income Trust, a Maryland statutory trust.

“Guaranty” shall mean that certain Guaranty Agreement, dated as of the date hereof, from Guarantor in favor of Buyer, as the same may be further amended, modified and/or restated from time to time.

“Hedge-Required Asset” shall mean any fixed rate Eligible Asset which Buyer determines in its sole discretion requires a Hedging Transaction as a condition precedent to the related Transaction.

“Hedging Transactions” shall mean, with respect to any Purchased Asset, any short sale of U.S. Treasury Securities or mortgage related securities, futures contract (including currency futures) or options contract or any interest rate swap, cap or collar agreement or similar arrangements providing for protection against fluctuations in interest rates or the exchange of nominal interest obligations, entered into by any Affiliated Hedge Counterparty or Qualified Hedge Counterparty with Seller pursuant to this Agreement, to hedge the financing and/or cash-flows of a Hedge-Required Asset, or that Seller has otherwise elected to pledge or transfer to Buyer pursuant to this Agreement.

“Income” shall mean, with respect to any Purchased Asset at any time, (a) any collections of principal, interest, dividends, receipts or other distributions or collections, (b) all net sale proceeds received by Seller or any Affiliate of Seller in connection with a sale or liquidation of such Purchased Asset, (c) all payments actually received by Buyer on account of Hedging Transactions and (d) all claims proceeds received by Seller, including any claims proceeds received from any providers of technical, legal or other professional reports or legal opinions and from any professional advisors; provided, that, Qualified Servicing Expenses and Underlying Purchased Asset Reserves shall not be included in the term “Income” unless and until, with respect to Underlying Purchased Asset Reserves for a Purchased Asset, (i) an event of default exists under such Purchased Asset Documents, (ii) the holder of the related Purchased Asset has exercised rights and remedies with respect to such amounts and (iii) such amounts have been applied by the holder of the related Purchased Asset to all or a portion of the outstanding indebtedness under such Purchased Asset Documents.

“Indebtedness” shall mean, for any Person, (a) obligations created, issued or incurred by such Person for borrowed money (whether by loan, the issuance and sale of debt securities or the sale of property to another Person subject to an understanding or agreement, contingent or otherwise, to repurchase such property from such Person); (b) obligations of such Person to pay the deferred purchase or acquisition price of property or services, other than trade accounts payable (other than for borrowed money) arising, and accrued expenses incurred, in the ordinary course of business so long as such trade accounts payable are payable within sixty (60) calendar days of the date the respective goods are delivered or the respective services are rendered; (c) Indebtedness of others secured by a Lien on the property of such Person, whether or not the respective Indebtedness so secured has been assumed by such Person; (d) obligations (contingent or otherwise) of such Person in respect of letters of credit or similar instruments issued or accepted by banks and other financial institutions for account of such Person; (e) obligations of such Person under repurchase agreements, sale/buy-back agreements or like arrangements; (f) Indebtedness of others guaranteed by such Person; (g) all obligations of such Person incurred in connection with the acquisition or carrying of fixed assets by such Person; (h) Indebtedness of general partnerships of which such Person is secondarily or contingently liable (other than by endorsement of instruments in the course of collection), whether by reason of any agreement to acquire such indebtedness to supply or advance sums or otherwise; (i)

Capitalized Lease Obligations of such Person; (j) all net liabilities or obligations under any interest rate, interest rate swap, interest rate cap, interest rate floor, interest rate collar, or other hedging instrument or agreement; (k) all obligations of such Person under Financing Leases and (l) Recourse Indebtedness of such Person.

“Indemnified Amounts” and “Indemnified Parties” shall have the meaning specified in Article 25 of this Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of Seller under any Transaction Document and (b) to the extent not otherwise described in clause (a) of this definition, Other Taxes.

“Independent Director” shall mean an individual with at least three (3) years of employment experience serving as an independent director at the time of appointment who is provided by, and is in good standing with, CT Corporation, Corporation Service Company, National Registered Agents, Inc., Wilmington Trust Company, Stewart Management Company, Lord Securities Corporation or, if none of those companies is then providing professional independent directors or managers or is not acceptable to the Rating Agencies, another nationally recognized company reasonably approved by Buyer, in each case that is not an Affiliate of either Seller and that provides professional independent directors or managers and other corporate services in the ordinary course of its business, and which individual is duly appointed as a member of the board of directors or board of managers of the applicable Seller and is not, and has never been, and will not while serving as independent director or manager be:

(a) a member (other than an independent, non-economic “springing” member), partner, equityholder, manager, director, officer or employee of either Seller or any Seller’s equityholders or Affiliates (other than as an independent director or manager of an Affiliate of a Seller that is not in the direct chain of ownership of Seller and that is required by a creditor to be a single purpose bankruptcy remote entity, provided that such independent director or manager is employed by a company that routinely provides professional independent directors or managers in the ordinary course of business);

(b) a customer, creditor, supplier or service provider (including provider of professional services) to any Seller or a Seller’s equityholders or Affiliates (other than a nationally recognized company that routinely provides professional independent directors or managers and other corporate services to any Seller or any Seller’s equityholders or Affiliates in the ordinary course of business);

(c) a family member of any such member, partner, equityholder, manager, director, officer, employee, customer, creditor, supplier or service provider; or

(d) a Person that Controls or is under common Control with (whether directly, indirectly or otherwise) any of (a), (b) or (c) above.

A natural person who otherwise satisfies the foregoing definition other than subparagraph (a) by reason of being the independent director or manager of a single purpose bankruptcy remote entity in the direct chain of ownership of a Seller shall not be disqualified from serving as an independent director or manager of a Seller, provided that the fees that such individual earns from serving as independent directors or managers of such Affiliates in any given year constitute in the aggregate less than five percent (5%) of such individual’s annual income for that year.

“Ineligible Assets” shall have the meaning specified in Article 12(c) of this Agreement.

“Initial Payment Date” shall mean, with respect to any Purchased Asset, the first payment date for such Purchased Asset pursuant to the related Purchased Asset Documents.

“Investment Company Act” shall have the meaning specified in Article 9(b)(xv) of this Agreement.

“IRS” shall mean the United States Internal Revenue Service.

“IVS” shall mean the International Valuation Standards published by the International Valuation Standard Committee.

“Junior Mortgage Loans” shall mean performing junior commercial fixed or floating rate mortgage loans of no less than £10,000,000 (or the equivalent in the applicable Currency of the Purchased Asset) in outstanding principal balance secured by first liens on commercial, office, retail, industrial, multi-family, hospitality or self-storage properties.

“Knowledge” shall mean, as of any date of determination, the then-current actual (as distinguished from imputed or constructive) knowledge of (i) Dennis Schuh, Mark Cagley, Cary Carpenter, Marc Fox, Zach Tanenbaum and Lorcain Egan (or, if following the Closing Date any such individual ceases to be an officer of or in the employ of Seller and/or Guarantor in a capacity comparable to the capacity occupied by such individual on the Closing Date, then Seller shall promptly designate another individual reasonably acceptable to Buyer for purposes of satisfying this definition), or (ii) any asset manager or employee of Guarantor or any Affiliate of Guarantor with a title equivalent or more senior to that of “Managing Director” that is responsible for the origination, acquisition and/or management of any Purchased Asset.

“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing), and the filing of any financing statement under the UCC or comparable law of any jurisdiction in respect of any of the foregoing.

“Litigation Threshold” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Lookback Period” means the number of days specified as such in the Compounded Rate Terms.

“LTV” shall mean, with respect to any Purchased Asset, the ratio of the aggregate outstanding principal balance of such Purchased Asset (which shall include such Purchased Asset and all debt senior to or pari passu with such Purchased Asset) secured, directly or indirectly, by the related Underlying Mortgaged Property, to the aggregate “as-is” market value of such Underlying Mortgaged Property as determined by Buyer in its sole good faith discretion, or, to the extent available, based upon an Approved Valuation.

“Margin Availability” shall mean the positive difference, if any, between (a) Buyer’s Margin Amount with respect to the Purchased Asset on any date of determination minus (b) the outstanding Purchase Price of the Purchased Asset on such date of determination.

“Margin Availability Advance” shall have the meaning specified in Article 3(y).

“Margin Credit Event” shall mean the date upon which material changes (that adversely impact the value of the Purchased Asset other than to a de minimis extent, and in any event, relative to Buyer’s initial underwriting or the most recent determination of Market Value) relative to the performance or condition of (i) the Underlying Mortgaged Property securing such Purchased Asset, (ii) the underlying borrower (or its sponsor(s)) in relation to the Purchased Asset and (iii) the commercial real estate market in the relevant jurisdiction relating to the Underlying Mortgaged Property, taken in the aggregate, exist with respect to any Purchased Asset as determined by Buyer in its sole good faith discretion. Notwithstanding the foregoing, a Margin Credit Event shall not be deemed to exist solely as a result of any disruption in the commercial mortgage backed securities market, capital markets or credit markets, or any other event that results in the increase or decrease of interest rate spreads or other similar benchmarks (including, without limitation, U.S. treasury rates, interest rate swaps, SONIA, EURIBOR Base Rate, BBSY Rate, RFR or the Prime Rate).

“Margin Deficit” shall have the meaning specified in Article 4(a).

“Margin Deficit Notice” shall have the meaning specified in Article 4(a).

“Margin Regulations” means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.

“Margin Stock” has the meaning given to it in the Margin Regulations.

“Market Value” shall mean, for any Purchased Asset, the market value on any date of determination (after giving effect to any additional advances made by Seller to the applicable Mortgagor with respect to such Purchased Asset pursuant to the related Purchased Asset Documents on or prior to such date), determined by Buyer in its sole good faith discretion on such date, taking into account customary factors utilized by Buyer in its ordinary course of business, which may include, among other things, an agreed-upon market recognized third-party source (but such factors shall expressly exclude current interest rates and spreads). In addition to the foregoing, the Market Value shall, at Buyer’s option, be deemed to be zero with respect to each Purchased Asset (i) in respect of which there is a breach of a representation and warranty set forth in Exhibit V of this Agreement (other than a breach disclosed to Buyer in a Requested Exceptions Report or the Confirmation for such Purchased Asset), (ii) in respect of which all or a material portion of the Purchased Asset File has not been delivered to the applicable Acceptable Attorney in accordance with the terms of the applicable Undertaking Letter or to the Custodian in accordance with the terms of the Custodial Agreement (other than any document set forth in an exception report prepared by Custodian and delivered to Buyer on or prior to the Purchase Date for such Purchased Asset), which delivery failure, in either such case, has a material adverse effect, (iii) that has been released from the possession of the Acceptable Attorney under the Undertaking Letter or by the Custodian under the Custodial Agreement, as applicable, to Seller for a period in excess of ten (10) calendar days, other than in accordance with the terms of the Undertaking Letter or the Custodial Agreement, as applicable, (iv) upon the occurrence of any Act of Insolvency with respect to any co-participant or any other Person having an interest in such Purchased Asset or any related Underlying Mortgaged Property that is senior to, or pari passu with, in right of payment or priority the rights of Agent in such Purchased Asset.

For purposes of Article 4, the current Market Value of any Purchased Asset will not be adjusted by Buyer after the related Purchase Date unless a Margin Credit Event shall occur with respect to the related Purchased Asset. Notwithstanding the foregoing, the Market Value of each Purchased Asset may be determined by Buyer, in its sole discretion, solely for its internal purposes, on each Business Day during the term of this Agreement.

“Material Adverse Effect” shall mean a material adverse effect on (a) the property, business, operations, financial condition or prospects of Seller, Pledgor or Guarantor, (b) the ability of Seller, Pledgor or Guarantor to perform its obligations under any of the Transaction Documents, (c) the validity or enforceability of any of the Transaction Documents, (d) the rights and remedies of Buyer under any of the Transaction Documents, (e) the timely payment of any amounts payable under the Transaction Documents, (f) the timely payment of any amounts payable under this Agreement or (g) the market value of all of the Purchased Assets in the aggregate.

“Material Indebtedness” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Maximum Advance Rate” shall mean, with respect to any Eligible Asset, the permitted Advance Rate that when multiplied by such Eligible Asset’s LTV, the product is equal to or less than Maximum Asset Exposure Threshold; provided that, unless otherwise permitted by Buyer in its sole discretion, at no time shall the Advance Rate exceed eighty percent (80%).

“Maximum Asset Exposure Threshold” shall mean (a) with respect to Eligible Assets secured (directly or indirectly) by properties other than multifamily properties, sixty percent (60%), and (b) with respect to Eligible Assets secured (directly or indirectly) by multifamily properties, sixty-three and three-quarters percent (63.75%).

“Maximum Asset Exposure Threshold Breach” shall mean, with respect to any Eligible Asset, if the Advance Rate multiplied by the LTV of such Eligible Asset exceeds the Maximum Asset Exposure Threshold.

“Maximum Facility Amount” shall mean £150,000,000.00.

“Maximum Portfolio Exposure Threshold” shall mean fifty-seven and one half percent (57.5%).

“Maximum Portfolio Exposure Threshold Breach” shall mean, with respect to the aggregate Purchase Price of all Purchased Assets, if the actual weighted average Advance Rate of all Purchased Assets multiplied by the weighted average LTV for all Purchased Assets exceeds the Maximum Portfolio Exposure Threshold.

“Mezzanine Loans” shall mean performing loans secured by pledges of all of the equity interests in entities that own, directly or indirectly, commercial, office, retail, industrial, multi-family, hospitality or self-storage properties that serve as collateral for Senior Mortgage Loans.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Mortgage” shall mean a mortgage, deed of trust, deed to secure debt, charge or other instrument, creating a valid and enforceable first Lien on or a first priority ownership interest in an estate in fee simple or term of years in real property and the improvements thereon, securing evidence of indebtedness.

“Mortgagor” shall mean the obligor relating to any Senior Mortgage Loan, Junior Mortgage Loan or Participation Interest.

“Multiemployer Plan” shall mean a multiemployer plan defined as such in Article 3(37) of ERISA to which contributions have been, or were required to have been, made by Seller or any ERISA Affiliate and that is covered by Title IV of ERISA.

“New Asset” shall mean an Eligible Asset that Seller proposes to be included as a Purchased Item.

“Non-Recourse Indebtedness” shall mean, with respect to any Person and any date, Indebtedness for borrowed money of such Person with respect to which recourse for payment (except for customary non-recourse exceptions for fraud, misapplication of funds, environmental indemnities, insolvency events, non-approved transfers or other “bad act” events, cost overruns, completion or carry costs) is contractually limited to specific assets of such Person encumbered by a Lien securing such Indebtedness.

“OFAC” shall have the meaning specified in the definition of “Prohibited Investor”.

“Originated Asset” shall mean any Eligible Asset originated by Seller.

“Origination Fee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document) or sold or assigned an interest in any Transaction Document.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Transaction Document, except for (a) any such Taxes or Other Connection Taxes imposed with respect to an assignment, transfer or sale of participation or other interest in or with respect to the Transaction Documents (other than an assignment made pursuant to Article 3(w)) and (b) for the avoidance of doubt, any Excluded Taxes.

“Outside Repurchase Date” shall mean February 15, 2029, as such date may be extended pursuant to Article 3(o) of this Agreement.

“Outside Repurchase Date Extension Conditions” shall have the meaning specified in Article 3(o) of this Agreement.

“Participant Register” shall have the meaning assigned in Article 17(f).

“Participants” shall have the meaning specified in Article 17(b) of this Agreement.

“Participation Interest” shall mean a senior, controlling pari passu or junior participation interest in a performing Senior Mortgage Loan.

“Person” shall mean an individual, corporation, limited liability company, exempted company, business trust, partnership, joint tenant or tenant in common, trust, joint stock company, joint venture, unincorporated organization, or any other entity of whatever nature, or a Governmental Authority.

“PEXA” shall mean the electronic registration platform known as Property Exchange Australia.

“Plan” shall mean an employee benefit or other plan established or maintained by Seller or any ERISA Affiliate during the five year period ended prior to the date of this Agreement or to which Seller or any ERISA Affiliate makes, is obligated to make or has, within the five year period ended prior to the date of this Agreement, been required to make contributions and that is covered by Title IV of ERISA or Article 302 of ERISA or Article 412 of the Code, other than a Multiemployer Plan.

“Plan Party” shall have the meaning set forth in Article 20(a) of this Agreement.

“Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement, dated as of the date hereof, by Pledgor in favor of Buyer, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time, pledging all of Pledgor’s interest in the Capital Stock of Seller to Buyer.

“Pledgor” shall mean, individually and/or collectively as the context may require, Sub-4 Pledgor and Sub-4-T Pledgor.

“Power of Attorney” shall mean, individually or collectively, as the context requires, (i) that certain Power of Attorney (NY Law) to Buyer, dated as of the date hereof, executed by Seller in favor of Buyer, (ii) that certain Power of Attorney (English law), dated as of the date hereof, executed by Seller in favor of Buyer, and (iii) such other power of attorney executed pursuant to this Agreement from time to time.

“Pre-Approved Assignee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Pre-Existing Asset” shall mean any Eligible Asset that is not an Originated Asset.

“Pre-Purchase Due Diligence” shall have the meaning set forth in Article 3(b)(iv) hereof.

“Pre-Purchase Legal Expenses” shall mean all of the reasonable and necessary out-of-pocket legal fees, costs and expenses incurred by Buyer in connection with the Pre-Purchase Due Diligence associated with Buyer’s decision as to whether or not to enter into a particular Transaction.

“Price Differential” shall mean, with respect to any Purchased Asset as of any date, the aggregate amount obtained by daily application of the applicable Pricing Rate for such Purchased Asset to the outstanding Purchase Price of such Purchased Asset (i) with respect to Purchased Assets (AU) and Purchased Assets (GBP), on a 365-day-per-year basis and (ii) with respect to Purchased Assets (EUR), on a 360-day-per-year basis, in each case, for the actual number of days during each Pricing Rate Period commencing on (and including) the Purchase Date for such Purchased Asset and ending on (but excluding) the date of determination (reduced by any amount of such Price Differential previously paid by Seller to Buyer with respect to such Purchased Asset).

“Pricing Rate” shall mean, for any Pricing Rate Period, an annual rate equal to the sum of (i) (x) with respect to Transactions (GBP), an annual rate equal to the sum of (1) the Compounded Reference Rate for each day during that Pricing Rate Period, and (2) the Applicable Spread for the applicable Pricing Rate Period for the related Purchased Asset; provided that if any day during a Pricing Rate Period for a Transaction (GBP) is not an RFR Banking Day, the rate on that Transaction (GBP) for that day will be the rate applicable to the immediately preceding RFR Banking Day, (y) with respect to Transactions (EUR), an annual rate equal to the sum of (1) the applicable EURIBOR Rate or Alternative Rate (EUR), as applicable, and (2) the relevant Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset and (z) with respect to Transactions relating to Purchased Assets (AU), the BBSY Rate determined as of the Pricing Rate Determination Date, and (ii) the relevant Applicable Spread, in each case, for the applicable Pricing Rate Period for the related Purchased Asset. The Pricing Rate shall be subject to adjustment and/or conversion as provided in the Transaction Documents or the related Confirmation; provided that for any Purchased Asset, in no event shall RFR, EURIBOR Rate, BBSY Rate, Alternative Rate (EU) or Alternative Rate (AU), as applicable, as each may be adjusted or converted in accordance with the terms and provisions of this Agreement, be less than the greater of (x) zero percent (0.00%) and (y) the benchmark rate floor (if any) provided in the related Purchased Asset Documents.

“Pricing Rate Determination Date” shall mean with respect to (a) the first Pricing Rate Period for any Purchased Asset, the related Purchase Date for such Purchased Asset and (b) each subsequent Pricing Rate Period with respect to any Transaction, (i) in the case of Transactions relating to Purchased Assets (GBP), the RFR Business Day which is the Lookback Period prior to the Remittance Date relating to such Pricing Rate Period, (ii) in the case of Transactions relating to Purchased Assets (EUR), the date that is two (2) TARGET Days prior to the beginning of the Pricing Rate Period and (iii) in the case of Transactions relating to Purchased Assets (AU), the first day of such Pricing Rate Period.

“Pricing Rate Period” shall mean, with respect to any Transaction and any Remittance Date (a) in the case of the first Pricing Rate Period, the period commencing on and including the Purchase Date for such Transaction and ending on and excluding the following Remittance Date, and (b) in the case of any subsequent Pricing Rate Period, the period commencing on and including the immediately preceding Remittance Date and ending on and excluding such Remittance Date; provided, however, that in no event shall any Pricing Rate Period for a Purchased Asset end subsequent to the Repurchase Date for such Purchased Asset and, in relation to a Transaction (GBP), the business day convention set out in the Compounded Rate Terms will apply.

“Primary Servicer” shall mean CBRE, Situs, Oxane, Trimont or any other primary servicer approved by, or in the case of a termination of Primary Servicer pursuant to Article 27(c), appointed by Buyer, in each case, in Buyer’s reasonable discretion.

“Primary Servicing Agreement” shall mean, collectively, each servicing agreement entered into by a Seller and a Primary Servicer in respect of the Purchased Assets, which agreement is approved by Buyer in its reasonable discretion (provided, that during an Event of Default, such approval shall be in the sole discretion of Buyer), for the servicing of Purchased Assets, as the same may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Prime Rate” shall mean the prime rate of U.S. commercial banks as published in The Wall Street Journal (or, if more than one such rate is published, the average of such rates).

“Principal Payment” shall mean, with respect to any Purchased Asset, any scheduled or unscheduled payment or prepayment of principal received by the Depository or allocated as principal in respect of any such Purchased Asset.

“Prohibited Investor” shall mean (1) a person or entity whose name appears on the list of Specially Designated Nationals and Blocked Persons by the Office of Foreign Asset Control (“OFAC”), (2) any foreign shell bank, and (3) any person or entity resident in or whose subscription funds are transferred from or through an account in a jurisdiction that has been designated as a non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering (“FATF”), of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur. See http://www.fatf-gati.org for FATF’s list of Non-Cooperative Countries and Territories.

“Prohibited Transferee” shall have the meaning set forth in the Fee Letter, which definition is incorporated herein by reference.

“Properties” shall mean any properties owned or leased by Seller.

“Purchase Date” shall mean, with respect to any Purchased Asset, the date on which Buyer purchases such Purchased Asset from Seller hereunder.

“Purchase Price” shall mean, with respect to any Purchased Asset, the price at which such Purchased Asset is transferred by Seller to Buyer on the applicable Purchase Date, adjusted after the Purchase Date as set forth below. The Purchase Price as of the Purchase Date for any Purchased Asset shall be an amount (expressed and payable in the same Currency as the related Purchased Asset) equal to the product obtained by multiplying (i) the Market Value of such Purchased Asset (or the par amount of such Purchased Asset, if lower than Market Value) by (ii) the Advance Rate for such Purchased Asset, as determined by Buyer in its sole discretion. The Purchase Price of any Purchased Asset shall be (a) decreased by (i) any amount of Margin Deficit transferred by Seller to Buyer pursuant to Article 4(a) and applied to the Purchase Price of such Purchased Asset, (ii) the portion of any Principal Payments on such Purchased Asset that are applied pursuant to Article 5 hereof to reduce such Purchase Price and (iii) any other amounts paid to Buyer by Seller to reduce such Purchase Price and (b) increased by any Future Funding Advance or by any other amounts disbursed by Buyer to Seller or to the related borrower on behalf of Seller with respect to such Purchased Asset to the related borrower on behalf of Seller with respect to such Purchased Asset.

“Purchased Asset” shall mean (i) with respect to any Transaction, the Eligible Asset sold by Seller to Buyer in such Transaction and (ii) with respect to the Transactions in general, all Eligible Assets sold by Seller to Buyer (other than Purchased Assets that have been repurchased by Seller).

“Purchased Asset (AU)” shall mean a Purchased Asset denominated in AU Dollars.

“Purchased Asset (EUR)” shall mean a Purchased Asset denominated in Euros.

“Purchased Asset (GBP)” shall mean a Purchased Asset denominated in British Pound Sterling.

“Purchased Asset Documents” shall mean, with respect to a Purchased Asset, the documents comprising the Purchased Asset File for such Purchased Asset.

“Purchased Asset File” shall mean the documents specified as the “Purchased Asset File” in Article 7(b), together with any additional documents and information required to be delivered to Buyer or its designee (including an Acceptable Attorney and the Custodian) pursuant to this Agreement; provided that to the extent that Buyer waives in its sole discretion, including pursuant to Article 7(c), receipt of any document in connection with the purchase of an Eligible Asset (but not if Buyer merely agrees to accept delivery of such document after the Purchase Date), such document shall not be a required component of the Purchased Asset File with respect to such Eligible Asset.

“Purchased Items” shall have the meaning specified in Article 6(a) of this Agreement.

“Qualified Hedge Counterparty” shall mean, with respect to any Hedging Transaction, any entity, other than an Affiliated Hedge Counterparty, that (a) qualifies as an “eligible contract participant” as such term is defined in the Commodity Exchange Act (as amended by the Commodity Futures Modernization Act of 2000), (b) the long-term debt of which is rated no less than “A+” by S&P and “A1” by Moody’s and (c) is reasonably acceptable to Buyer; provided, that with respect to clause (c), if Buyer has approved an entity as a counterparty, it may not thereafter deem such counterparty unacceptable with respect to any previously outstanding Transaction unless clause (a) or clause (b) no longer applies with respect to such counterparty.

“Qualified Servicing Expenses” shall mean any fees and expenses payable to any Primary Servicer, which fees and expenses are netted by such Primary Servicer out of collections pursuant to any Primary Servicing Agreement.

“Quarterly Reporting Package” shall mean the reporting package described on Exhibit III-B.

“Rating Agency” shall mean any of Fitch, Moody’s, S&P, DBRS, Inc. and Kroll Bond Rating Agency Inc.

“Recipient” means Buyer or any Assignee, as applicable.

“Recourse Indebtedness” shall mean, with respect to any Person and any date, all Indebtedness except for Non-Recourse Indebtedness.

“Re-direction Letter” shall have the meaning specified in Article 5(b).

“Register” shall have the meaning specified in Article 17(e) of this Agreement.

“Registrar” shall have the meaning specified in Article 17(e) of this Agreement.

“Release Letter” shall mean a letter substantially in the form of Exhibit X hereto (or such other form as may be acceptable to Buyer).

“Remittance Date” shall mean, for each Purchased Asset, the fifth (5th) Business Day following each interest payment date for such Purchased Asset pursuant to the related facility or loan agreement, or such other day as mutually agreed to by Seller and Buyer.

“Repurchase Date” shall mean, with respect to a Purchased Asset, the earliest to occur of (i) the Outside Repurchase Date (as the same may be extended pursuant to Article 3(o)); (ii) the date set forth in the applicable Confirmation or if such Transaction is extended, the date to which it is extended provided, that the Repurchase Date shall not be extended beyond the Outside Repurchase Date (as the same may be extended pursuant to Article 3(o)); (iii) any Early Repurchase Date for such Transaction; and (iv) the Accelerated Repurchase Date.

“Repurchase Obligations” shall have the meaning assigned thereto in Article 6(a).

“Repurchase Price” shall mean, with respect to any Purchased Asset as of any Repurchase Date or any date on which the Repurchase Price is required to be determined hereunder, the price at which such Purchased Asset is to be transferred from Buyer to Seller; such price will be determined in each case as the sum of the (i) Purchase Price of such Purchased Asset; (ii) the accreted and unpaid Price Differential with respect to such Purchased Asset as of the date of such determination (other than, with respect to calculations in connection with the determination of a Margin Deficit, accreted and unpaid Price Differential for the current Pricing Rate Period); (iii) any other amounts due and owing by Seller to Buyer and its Affiliates pursuant to the terms of this Agreement as of such date; and (iv) if such Repurchase Date is not a Remittance Date, any Breakage Costs payable in connection with such repurchase other than with respect to the determination of a Margin Deficit.

“Requested Exceptions Report” shall have the meaning assigned thereto in Article 3(b)(iv)(E).

“Requirement of Law” shall mean any law, treaty, rule, regulation, code, directive, policy, order or requirement or determination of an arbitrator or a court or other Governmental Authority whether now or hereafter enacted or in effect in each relevant jurisdiction, including, without limitation and to the extent applicable, Basel III, CRD IV, Solvency II or any other law or regulation which implements Basel III, CRD IV or Solvency II (whether such implementation, application or compliance is by a government, regulator, Buyer of any of their respective Affiliates).

“Reserve Requirement” shall mean, with respect to any Pricing Rate Period, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect during such Pricing Rate Period (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto) dealing with reserve requirements prescribed for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of such Board of Governors) maintained by Buyer.

“Responsible Officer” shall mean any executive officer of Seller.

“RFR” means the rate specified as such in the applicable Compounded Rate Terms.

“RFR Break Costs” has the meaning given to that term in the Compounded Rate Terms.

“RFR Banking Day” means any day specified as such in the applicable Compounded Rate Terms.

“S&P” shall mean Standard and Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor thereto.

“Sanctions” shall have the meaning assigned in Article 9(b)(xxix).

“SEC” shall have the meaning specified in Article 22(a) of this Agreement.

“Securitisation Regulation” means Regulation (EU) 2017/2402 of the European Parliament and of the Council of 12 December 2017, together with all regulatory and/or implementing technical standards in relation thereto or applicable in relation thereto pursuant to any transitional arrangements in the Securitisation Regulation and, in each case, any relevant guidance published in relation thereto by the European Banking Authority, the European Securities and Markets Authority and the European Insurance and Occupational Pensions Authority, in each case as amended and in effect from time to time.

“Security Asset” means all of the assets which from time to time are, or are expressed to be, subject to the Liens granted or evidenced or expressed to be granted or evidence under the Transaction Documents.

“Security Deed” shall mean, individually and/or collectively, as the context requires, (i) the Security Deed in the form attached hereto as Exhibit XIV, dated the date hereof, between Seller, as chargor, and Buyer, as secured party and (ii) any other security deed (or the equivalent in the relevant Additional Jurisdiction) in form and substance reasonably satisfactory to Buyer, executed and delivered in accordance with the terms and provisions of this Agreement, pursuant to which Seller pledges, grants a security interest in and charges to Buyer all of its right, title and interest under and in relation to each related Purchased Asset Document relating to such Purchased Asset, as each may be amended, modified and/or restated from time to time

“Seller” shall mean, individually or collectively as the context may require, jointly and severally, the entities identified as “Seller” in the Recitals hereto and such other sellers as may be approved by Buyer in its sole discretion from time to time.

“Senior Mortgage Loans” shall mean performing senior fixed or floating rate mortgage loans or A-Notes of no less than £10,000,000 (or the equivalent in the applicable Currency of the Purchased Asset) in outstanding principal balance secured by first liens on commercial, office, retail, industrial, multi-family, hospitality or self-storage properties.

“Servicer Notice” shall mean, individually or collectively, as the context requires, (a) each servicer acknowledgment executed by Seller and acknowledged by Primary Servicer and Buyer and (b) such agreement by and among any servicer or sub-servicer approved by Buyer and Seller, pursuant to Article 27(d), together with any replacement, modification, supplement or amendment thereof.

“Servicing Agreement” shall have the meaning specified in Article 27(b).

“Servicing Records” shall have the meaning specified in Article 27(b).

“Servicing Rights” shall mean rights of any Person, to administer, service or subservice, the Purchased Assets or to possess related Servicing Records.

“Servicing Tape” shall have the meaning specified in Exhibit III-B hereto.

“Significant Modification” shall mean: (a) any forbearance, extension or increase in principal amount with respect to any Purchased Asset; (b) any modification, consent to a modification or waiver of any monetary term or material non-monetary term (including, without limitation, prepayment terms, timing of payments, acceptance of discounted payoffs and change in currency of payment thereunder) of a Purchased Asset or any extension of the availability period or maturity date of such Purchased Asset (except pursuant to the express terms of the Purchased Asset Documents); (c) any release of collateral or any acceptance of substitute or additional collateral for a Purchased Asset or any consent to either of the foregoing, other than if required pursuant to the specific terms of the related Purchased Asset and for which there is no material lender discretion; (d) any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Purchased Asset or, if lender consent is required, any consent to such a waiver or consent to a transfer of a Mortgaged Property or interests in the Mortgagor or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related Purchased Asset Documents; or (e) any acceptance of an assumption agreement releasing a Mortgagor from all or a portion of liability under a Purchased Asset other than pursuant to the specific terms of such Purchased Asset and for which there is no material lender discretion.

“SIPA” shall have the meaning specified in Article 22(a) of this Agreement.

“Solvency II” shall mean EU Solvency II and UK Solvency II.

“Specified Time” means, (i) in the case of Transactions relating to Purchased Assets (GBP), 11.00 a.m. London time on the Pricing Rate Determination Date, (ii) in the case of Transactions relating to Purchased Assets (EUR), 11.00 a.m. Brussels time on the Pricing Rate Determination Date, and (iii) the case of Transactions relating to Purchased Assets (AU), 11.00 a.m. Sydney Australia time on the Pricing Rate Determination Date.

“Spot Rate” shall mean, with respect to a Currency, the rate determined by Buyer to be the rate quoted as the spot rate for the purchase by a Buyer of such Currency with the Base Currency through the date that is two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that Buyer may obtain such spot rate from another financial institution following consultation with Seller if the Person acting in such capacity does not have as of the date of determination a spot buy rating for any such Currency. For purposes of calculations relating to the Maximum Facility Amount, any

Transaction denominated in any Currency other than the Base Currency shall be converted to the Base Currency equivalent by using the Spot Rate quoted by such Buyer on the related Purchase Date (which shall be set forth in the applicable Confirmation).

“Sub-4 Pledgor” shall mean SCREDIT Mortgage Funding, LLC, a Delaware limited liability company.

“Sub-4-T Pledgor” shall mean SCREDIT Mortgage Funding BC, LLC, a Delaware limited liability company.

“Sub 4 Seller” shall have the meaning set forth in the preamble hereto.

“Sub 4-T Seller” shall have the meaning set forth in the preamble hereto.

“Subsidiary” shall mean, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a Subsidiary or Subsidiaries of Seller and/or Guarantor.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

“TARGET Day” shall mean any day on which TARGET2 is open for the settlement of payments in Euros.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Transaction” shall mean a Transaction, as specified in Article 1 of this Agreement.

“Transaction (AU)” shall mean a Transaction relating to a Purchased Asset (AU).

“Transaction (EUR)” shall mean a Transaction relating to a Purchased Asset (EUR).

“Transaction (GBP)” shall mean a Transaction relating to a Purchased Asset (GBP).

“Transaction Documents” shall mean, collectively, this Agreement, any applicable Annexes to this Agreement, the Guaranty, each Depository Agreement, each Security Deed, the Pledge and Security Agreement, the Fee Letter, any Custodial Agreement, each Servicer Notice, each Power of Attorney, the Primary Servicing Agreement, any Servicing Agreement, all Confirmations and assignment documentation executed pursuant to this Agreement in connection with specific Transactions.

“Transfer Certificate” shall mean, with respect to each Purchased Asset, the form of transfer certificate, or assignment (at Buyer’s option if an assignment is an available option in the applicable jurisdiction) used to effectuate a legal transfer of the Purchased Asset and as attached to the underlying facilities agreement, or the equivalent in the applicable jurisdiction.

“UCC” shall have the meaning specified in Article 6(d) of this Agreement.

“UK CRD IV” shall mean:

(a) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of the domestic law of the United Kingdom by virtue of the Withdrawal Act;

(b) the law of the United Kingdom or any part of it, which immediately before IP completion day (as defined in the Withdrawal Agreement Act) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC; and

(c) direct EU legislation (as defined in the Withdrawal Act), which immediately before IP completion day (as defined in the Withdrawal Agreement Act) implemented EU CRD IV as it forms part of the domestic law of the United Kingdom by virtue of the Withdrawal Act.

“UK Depository Account” shall mean the segregated cash account, in the name of Seller, in trust for Buyer, established after the date hereof in accordance with the terms and provisions hereof at Depository pursuant to this Agreement, and which is subject to the UK Depository Agreement.

“UK Depository Agreement” shall mean a charged account control deed, dated after the date hereof in accordance with the terms and provisions hereof, by and among Buyer, Seller and Depository, as may be amended, restated, supplemented, replaced or otherwise modified from time to time.

“Underlying Mortgaged Property” shall mean, in the case of:

(a) a Senior Mortgage Loan, the mortgaged property securing such Senior Mortgage Loan, as applicable;

(b) a Participation Interest, the mortgaged property securing the Senior Mortgage Loan in which such Participation Interest represents a participation, as applicable;

(c) a Junior Mortgage Loan, the mortgaged property securing such Junior Mortgage Loan, as applicable; and

(d) a Mezzanine Loan, the mortgaged property that is owned by the Person the equity of which is pledged as collateral security for such Mezzanine Loan.

“Underlying Purchased Asset Reserves” shall mean, with respect to the Purchased Asset, the escrows, reserve funds or other similar amounts properly retained in accounts maintained by the Servicer of the Purchased Asset unless and until such funds are, pursuant to and in accordance with the terms of the related Purchased Asset Documents, either (i) released or otherwise available to Seller (but not if such funds are used for the purpose for which they are maintained), or (ii) released to the Mortgagor.

“Undertaking Letter” shall mean one or more letters, in each case from an Acceptable Attorney or another Person acceptable to Buyer in its sole discretion, in form and substance of Exhibit XV or as is otherwise customary in the relevant jurisdiction, and in each case acceptable to Buyer in its sole discretion, wherein such Acceptable Attorney or other Person described above in possession of a Purchased Asset File

(a) acknowledges receipt of such Purchased Asset File and (b) confirms that such Acceptable Attorney or other Person acceptable to Buyer is holding the same as agent on behalf of Buyer under such letter.

“Underwriting Issues” shall mean, with respect to any Purchased Asset as to which Seller intends to request a Transaction, all information known by Seller that, based on the making of reasonable inquiries and the exercise of reasonable care and diligence under the circumstances, would be considered a materially “negative” factor (either separately or in the aggregate with other information), or a defect in loan documentation or closing deliveries (such as any absence of any Purchased Asset Document(s)), to a reasonable institutional mortgage buyer in determining whether to originate or acquire the Purchased Asset in question.

“U.S. Dollars” and “$” shall mean the lawful currency of the United States of America.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” shall have the meaning specified in Article 3(s)(B)(3) of this Agreement.

“Valuer” means reputable firm of valuers of international standing approved by Buyer, such approval not to be unreasonably withheld, conditioned or delayed.

All references to articles, schedules and exhibits are to articles, schedules and exhibits in or to this Agreement unless otherwise specified. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. References to “good faith” in this Agreement shall mean “honesty in fact in the conduct or transaction concerned”. References to “equivalent” of an amount means the equivalent in any Currency other than the Base Currency of any amount denominated in the Base Currency converted at the Spot Rate for the purchase of the Base Currency with such Currency.

Article 3.
INITIATION; CONFIRMATION; TERMINATION; FEES

Buyer’s agreement to enter into the initial Transaction hereunder is subject to the satisfaction, immediately prior to or concurrently with the making of such Transaction, of the condition precedent that Buyer shall have received from Seller payment of an amount equal to all out-of-pocket fees and reasonable expenses payable hereunder, and all of the following items, each of which shall be satisfactory in form and substance to Buyer and its counsel:

(a) The following documents, delivered to Buyer (to the extent not previously delivered to Buyer):

(i) this Agreement, duly executed by each of the parties hereto (including all exhibits hereto);

(ii) the powers of attorney, duly executed by Seller, substantially in the form set forth on Exhibit IV hereto;

(iii) [intentionally omitted];

(iv) the Fee Letter;

(v) the Guaranty, duly executed by Guarantor;

(vi) the Pledge and Security Agreement, duly executed by each of the parties thereto, together with the original certificate (if any) evidencing the ownership interest in Seller properly endorsed to Buyer or in blank;

(vii) intentionally omitted;

(viii) any and all consents and resolutions of Seller and its Affiliates authorizing the execution and delivery of this Agreement and the Transaction Documents;

(ix) UCC financing statements for filing in each of the UCC filing jurisdictions described on Exhibit IX hereto, each naming Seller or Pledgor as applicable as “Debtor” and Buyer as “Secured Party” and adequately describing as “Collateral” all of the items set forth in the definition of Collateral and Purchased Items in this Agreement, together with any other documents necessary or requested by Buyer to perfect the security interests granted by Seller in favor of Buyer under this Agreement or any other Transaction Document;

(x) any documents relating to any Hedging Transactions;

(xi) opinions of outside counsel to Seller reasonably acceptable to Buyer (including, but not limited to, those relating to enforceability, the qualification of this Agreement as a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, corporate matters, applicability of the Investment Company Act of 1940 to Seller or any Affiliate of Seller and security interests under the laws of the applicable states of the United States and from outside counsel to Buyer with respect to similar matters relating to the laws of England and Wales);

(xii) good standing certificates and certified copies of the charters and by-laws (or equivalent documents) of Seller, Pledgor and Guarantor and of all corporate or other authority for Seller and Guarantor with respect to the execution, delivery and performance of the Transaction Documents and each other document to be delivered by Seller and Guarantor from time to time in connection herewith (and Buyer may conclusively rely on such certificate until it receives notice in writing from Seller to the contrary);

(xiii) Buyer shall have received payment from Seller of an amount equal to the amount of actual reasonable out-of-pocket costs and expenses, including, without limitation, reasonable third party fees and expenses of counsel to Buyer, incurred by Buyer, in connection with the development, preparation and execution of this Agreement, the other Transaction Documents and any other documents prepared in connection herewith or therewith;

(xiv) all such other and further documents as Buyer in its discretion shall reasonably require in connection with the Transaction; and

(xv) confirmation of Supplemental Provisions, duly completed and executed by each of the parties thereto (including all exhibits thereto).

(b) Buyer’s agreement to enter into each Transaction (including the initial Transaction) is subject to the satisfaction of the following further conditions precedent, both immediately prior to entering into such Transaction and also after giving effect to the consummation thereof and the intended use of the proceeds of the sale:

(i) The sum of (A) the outstanding Purchase Price for all prior outstanding Transactions and (B) the requested Purchase Price for the pending Transaction, shall not exceed the Maximum Facility Amount;

(ii) Seller shall give Buyer no less than three (3) Business Days’ prior written notice of each Transaction, which notice shall describe the terms of the Transaction and the Purchased Assets;

(iii) On or before the scheduled Purchase Date for a proposed Transaction, Seller shall deliver a signed, written confirmation in the form of Exhibit I attached hereto prior to each Transaction (a “Confirmation”). Each Confirmation shall describe the Purchased Assets, shall identify Buyer and Seller and shall be executed by both Buyer and Seller, and shall set forth:

(A) the Purchase Date for the Purchased Assets included in the Transaction;

(B) the Purchase Price and requested Currency for the Purchased Assets included in the Transaction;

(C) the Repurchase Date for the Purchased Assets included in the Transaction;

(D) whether any of the Purchased Assets are Hedge-Required Assets;

(E) the Maximum Advance Rate and requested Advance Rate for the Purchased Assets included in the Transaction;

(F) the Market Value and LTV of the Purchased Asset; and

(G) any additional terms or conditions mutually agreed upon by Buyer and Seller.

(iv) Buyer shall have the right to review, as described in Exhibit VI hereto, the Eligible Assets which Seller proposes to sell to Buyer in any Transaction and to conduct its own due diligence investigation of such Eligible Assets as Buyer determines (“Pre-Purchase Due Diligence”). Buyer shall be entitled to make a determination, in the exercise of its sole discretion, that, in the case of a Transaction, it shall or shall not purchase any or all of the assets proposed to be sold to Buyer by Seller. Buyer shall inform Seller of its approval of the deliverables required in accordance with Exhibit VI attached hereto. Not less than two (2) Business Days prior to the requested Purchase Date for the Transaction, Buyer shall approve an Eligible Asset in accordance with Exhibit VI hereto, which approval shall be revocable in Buyer’s sole discretion prior to Buyer’s execution and delivery of the Confirmation on the Purchase Date. Upon the approval by Buyer of a particular proposed Transaction, Buyer shall deliver to Seller a signed copy of the related Confirmation described in clause (iii) above, on or before the scheduled Purchase Date of the underlying proposed Transaction, which shall serve as evidence that all conditions relating to the Proposed Transactions (as set forth in Article 3(a) or 3(b) or Exhibit VI, or elsewhere, as applicable) have been satisfied or waived by Buyer. On the scheduled Purchase Date for the Transaction, subject to execution of a Confirmation with respect to an Eligible Asset by both Buyer and Seller, the Eligible Assets shall be transferred to Buyer against the transfer of the Purchase

Price to an account of Seller. Prior to the approval of each proposed Transaction by Buyer, unless otherwise waived by Buyer:

(A) Buyer shall have (i) determined, in its sole discretion, that the asset proposed to be sold to Buyer by Seller in such Transaction is an Eligible Asset, (ii) determined conformity to the terms of the Transaction Documents and Buyer’s internal credit and underwriting criteria, and (iii) obtained internal credit approval, to be granted or denied in Buyer’s sole and absolute discretion, for the inclusion of such Eligible Asset as a Purchased Asset in a Transaction, without regard for any prior credit decisions by Buyer or any Affiliate of Buyer, and with the understanding that Buyer shall have the absolute right to change any or all of its internal underwriting criteria at any time, without notice of any kind to Seller;

(B) Buyer shall have fully completed all external legal and tax due diligence (including with respect to tax structuring in relation to the purchase of such Eligible Asset);

(C) Buyer shall have determined the Pricing Rate applicable to the Transaction (including the Applicable Spread);

(D) no Default or Event of Default shall have occurred and be continuing under this Agreement or any other Transaction Document and no event shall have occurred and be continuing which has, or would reasonably be expected to have, a Material Adverse Effect;

(E) Seller shall have delivered to Buyer a list of all exceptions to the representations and warranties relating to the Purchased Asset (the “Requested Exceptions Report”);

(F) Buyer shall have waived in writing all exceptions in the Requested Exceptions Report for the Purchased Asset (which waiver shall be evidenced by Buyer’s execution of the Confirmation for such Purchased Asset);

(G) both immediately prior to the requested Transaction and also after giving effect thereto and to the intended use thereof, the representations and warranties made by Seller in each of Exhibit V (with respect to all Purchased Assets) (other than any representations or warranties contained in a Requested Exceptions Report) and Article 9 shall be true, correct and complete on and as of such Purchase Date in all respects with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);

(H) subject to Buyer’s right to perform one or more due diligence reviews pursuant to Article 26, Buyer shall have completed its due diligence review of the Purchased Asset File, and such other documents, records, agreements, instruments, mortgaged properties or information relating to such Purchased Asset as Buyer, in its sole and absolute discretion, deems appropriate to review and such review shall be satisfactory to Buyer, in its sole good faith discretion, and Buyer has consented in writing to the Eligible Asset becoming a Purchased Asset (which consent shall be evidenced by Buyer’s execution of the Confirmation for such Purchased Asset);

(I) with respect to any Eligible Asset to be purchased hereunder on the related Purchase Date that is not primarily serviced by the Primary Servicer, Seller shall have provided to Buyer a copy of the related Servicing Agreement, certified as a true, correct and complete copy of the original, fully executed by Seller and the servicer named in the related Servicing Agreement and shall enter into a re-direction letter among Buyer, Seller and such other servicer in form and substance similar to the applicable Re-direction Letter;

(J) Seller, regardless of whether this Agreement is executed, shall have paid to Buyer all reasonable legal fees and expenses of outside counsel and the reasonable out-of-pocket costs and expenses actually incurred by Buyer in connection with the entering into of any Transaction hereunder, including, without limitation, costs associated with due diligence, recording or other administrative expenses necessary or incidental to the execution of any Transaction hereunder, which amounts, at Buyer’s option, may be withheld from the sale proceeds of any Transaction hereunder;

(K) Buyer shall have determined, in its sole discretion, that no Margin Deficit, Maximum Asset Exposure Threshold Breach or Maximum Portfolio Exposure Threshold Breach shall exist, either immediately prior to or after giving effect to the requested Transaction;

(L) Buyer shall have reasonably determined that the introduction of, or a change in, any Requirement of Law or in the interpretation or administration of any Requirement of Law including without limitation changes in any Reserve Requirements and any other increase in cost to Buyer or any Buyer, as applicable, to Buyer or any Buyer, has not made it unlawful, and no Governmental Authority shall have asserted that it is unlawful, for Buyer or any Buyer to enter into the Transaction;

(M) the Repurchase Date for such Transaction is not later than the Outside Repurchase Date;

(N) Seller shall have taken such other action as Buyer shall have reasonably requested in order to transfer the Purchased Assets pursuant to this Agreement and to perfect all security interests granted under this Agreement or any other Transaction Document in favor of Buyer with respect to the Purchased Assets;

(O) with respect to any Eligible Asset to be purchased hereunder, if such Eligible Asset was acquired by Seller, Seller shall have disclosed to Buyer the acquisition cost of such Eligible Asset (including therein reasonable supporting documentation required by Buyer, if any);

(P) Buyer shall have received all such other and further documents and documentation (excluding legal opinions; except with respect to legal opinions under clause (Q) hereof and that, at Buyer’s reasonable request, Seller shall deliver a “true sale” opinion with a respect to any Purchased Asset that was not originated by Seller and was acquired by Seller from an Affiliate of Seller that is not a Subsidiary of Guarantor) as Buyer in its reasonable discretion shall reasonably require;

(Q) opinions of outside counsel to Buyer relating to security interests granted under any Transaction Document under the laws of England and Wales or any Additional Jurisdiction, as applicable;

(R) Buyer shall have received a copy of any documents relating to any Hedging Transaction, and Seller shall have pledged and assigned to Buyer pursuant to Article 6 hereunder, all of Seller’s rights under each Hedging Transaction included within a Purchased Asset, if any;

(S) Buyer shall have received (i) from Custodian (if applicable) on each Purchase Date an Asset Schedule and Exception Report (as defined in the Custodial Agreement) with respect to each Purchased Asset, dated the Purchase Date, duly completed and with exceptions acceptable to Buyer in its reasonable discretion in respect of Eligible Assets to be purchased hereunder on such Purchase Date; or (ii) a Bailee Letter from an Acceptable Attorney identifying the Release Letter, Security Deed, Transfer Certificate and any other Purchased Asset Documents being held on behalf of Buyer;

(T) Buyer shall have received a Security Deed for the relevant jurisdiction(s), and such other closing documentation necessary to transfer such Purchased Asset to Buyer;

(U) A Power of Attorney for the applicable jurisdiction in form and substance reasonably satisfactory to Buyer; and

(V) As of the proposed Purchase Date, the Fixed Charge Coverage Ratio (as defined in the Guaranty) shall not be less than 1.40 to 1.00;

(v) The Purchase Price shall be funded only in British Pound Sterling, Euro or AU Dollars and, for the avoidance of doubt, shall not be funded in U.S. Dollars.

(c) (i) Upon the satisfaction of all conditions set forth in Article 3(a), Seller shall sell, transfer, convey and assign to Buyer, on a servicing released basis all of Seller’s right, title and interest in and to each Purchased Asset (together with, in respect of any Hedge-Required Asset, the Seller’s right, title and interest in and to any related Hedging Transaction), together with all related Servicing Rights against the transfer of the Purchase Price to an account of Seller (which Purchase Price shall be funded in British Pound Sterling, Euro or AU Dollars and specified on the applicable Confirmation).

(ii) With respect to any Transaction other than Transactions (GBP), the Pricing Rate shall be determined initially on the Pricing Rate Determination Date applicable to the first Pricing Rate Period for such Transaction and shall be reset on the Pricing Rate Determination Date for each of the next succeeding Pricing Rate Periods for such Transaction. Buyer shall determine in accordance with the terms of this Agreement the Pricing Rate on each Pricing Rate Determination Date for the related Pricing Rate Period and Buyer in its sole discretion, shall notify Seller of such rate for such period.

(iii) With respect to any Transaction (GBP), Buyer, in its sole discretion, shall determine the Compounded Reference Rate for each day during the Pricing Rate Period and Buyer notify Seller of the sum of the Compounded Reference Rate for each day during that Pricing Rate Period on the Pricing Rate Determination Date.

(d) Each Confirmation, together with this Agreement, shall be conclusive evidence of the terms of the Transaction covered thereby. In the event of any conflict between the terms of such Confirmation and the terms of this Agreement, the Confirmation shall prevail.

(e) Seller shall be entitled to terminate a Transaction on demand and repurchase the Purchased Asset subject to a Transaction on any Business Day prior to the Repurchase Date (an “Early Repurchase Date”); provided, however, that:

(i) Seller notifies Buyer in writing of its intent to terminate such Transaction and repurchase such Purchased Asset, setting forth the Early Repurchase Date and identifying with particularity the Purchased Asset to be repurchased on such Early Repurchase Date, no later than five (5) Business Days prior to such Early Repurchase Date;

(ii) on such Early Repurchase Date, Seller pays to Buyer an amount equal to the sum of (x) the Repurchase Price for the applicable Purchased Asset, (y) any other amounts due and payable under this Agreement (including, without limitation, Article 3(i) of this Agreement) with respect to such Purchased Asset against transfer to Seller or its agent of the Purchased Assets;

(iii) on such Early Repurchase Date, in addition to the amounts set forth in sub clause (ii) above, if a Margin Credit Event exists on such Early Repurchase Date and Buyer has delivered a Margin Deficit Notice to Seller pursuant to Article 4(a), Seller shall pay to Buyer an amount (in the same Currency as the related Purchased Asset) sufficient to cure such Margin Deficit in accordance with Article 4(a); and

(iv) on such Early Repurchase Date, Seller pays any Exit Fee which may be payable in connection with the repurchase of such Purchased Asset pursuant to the Section 2 of the Fee Letter, which provision is incorporated herein by reference.

(f) On the Repurchase Date for any Transaction, termination of the Transaction will be effected by transfer to Seller or its agent of the Purchased Assets being repurchased and any Income in respect thereof received by Buyer (and not previously credited or transferred to, or applied to the obligations of, Seller pursuant to Article 5 of this Agreement) against the simultaneous transfer of the Repurchase Price to an account of Buyer. Upon extension of the Outside Repurchase Date pursuant to Article 3(o) hereunder, the Repurchase Date for any Purchased Asset shall be automatically extended to the new Outside Repurchase Date as so extended hereunder.

(g) (i) If there is no RFR or Central Bank Rate for the purposes of calculating the Daily Non-Cumulative Compounded RFR Rate for a RFR Banking Day during a Pricing Rate Period for a Compounded Rate Transaction, then Article 3(cc) shall apply to such Transaction for the relevant Pricing Rate Period.

(ii) If prior to the first (1st) day of any Pricing Rate Period with respect to any Transaction relating to Purchased Assets (EUR), Buyer shall have reasonably determined (which determination shall be conclusive and binding upon Seller absent manifest error) that EURIBOR is unobtainable in accordance with the definition of EURIBOR Rate, then Buyer shall, by written notice to Seller, which notice shall set forth in reasonable detail such circumstances, establish the Pricing Rate for such Pricing Rate Period and all subsequent Pricing Rate Periods until such notice is withdrawn by Buyer as a per annum rate equal to the sum of (x) the Applicable Spread plus (y) Buyers’ cost of funding Transactions relating to Purchased Assets (EUR) (the “Alternative Rate (EUR)”), until such notice has been withdrawn by Buyer. Notwithstanding the foregoing or anything to the contrary contained herein, Buyer shall not convert any Transaction to an Alternative Rate Transaction (EUR) or maintain any such Transaction as an Alternative Rate Transaction (EUR) unless any Buyer is converting other transactions for substantially all of its customers under similar repurchase (and loan) facilities in a similar fashion.

(iii) If this Article 3(g)(iii) applies, with respect to Transactions relating to Purchased Assets (AU), the pricing rate for the relevant Pricing Rate Period shall be the percentage rate per annum which is the sum of: (i) the Applicable Spread plus (ii) the alternative rate (the “Alternative Rate (AU)”) being either (x) in the circumstances described in Article 3(h) or (y) in the circumstances described in Article 3(g)(iv), the pricing rate determined by Buyer and notified to Seller, to be that which expresses a percentage rate per annum, the cost to Buyer of maintaining that Transaction from whatever source it may reasonably select and the relevant Transaction shall be an Alternative Rate Transaction (AU). That rate is to be notified as soon as reasonably practicable an in any event within three (3) Business Days of the first day of that Pricing Rate Period. If this Article 3(g)(iii) applies, and Buyer or Seller so requires, Buyer and Seller shall enter into negotiations (for a period of no longer than 30 days) with a view to agreeing on a substitute basis for determining the Pricing Rate. Any alternative basis so agreed shall with the prior consent of Buyer and Seller, be binding on all Buyer and Seller. Notwithstanding the foregoing or anything herein to the contrary, if the Pricing Rate for all or any portion of any Transaction relating to Purchased Assets (AU) for any Pricing Rate Period is to be determined under this Article 3(g)(iii), to the extent the circumstances described in clauses (x) or (y) above apply to all sellers under similar repurchase facilities (and/or borrowers under similar loan facilities) of Buyer, such determination under this Article 3(g)(iii) will not be applied to Seller unless Buyer is determining the interest rate for substantially all of its customers under similar repurchase (and loan) facilities in a similar fashion.

(iv) Unavailability of BBSY Screen Rate. (i) BBSY Interpolated Screen Rate: If no BBSY Screen Rate is available for BBSY Bid for the Pricing Rate Period of a Transaction relating to a Purchased Asset (AU), the applicable BBSY Bid shall be the BBSY Interpolated Screen Rate on the Pricing Rate Determination Date for a period equal in length to the Pricing Rate Period of that Transaction, except where the Pricing Rate Period is less than the shortest period published for BBSY Bid, in which case it will be BBSY Bid for the shortest period published for BBSY Bid. (ii) AU Reference Bank Rate: If no BBSY Screen Rate is available for BBSY Bid for: (x) AU Dollars or (y) the Pricing Rate Period of a Transaction relating to a Purchased Asset (AU) and it is not possible to calculate the BBSY Interpolated Screen Rate, the applicable BBSY Bid shall be the AU Reference Bank Rate as of 11.00am Sydney, Australia time on the Pricing Rate Determination Date for AU Dollars and for a period equal in length to the Pricing Rate Period of that Transaction. (iii) Cost of Funds: If paragraph (ii) above applies but no AU Reference Bank Rate is available for the relevant currency and Pricing Rate Period there shall be no BBSY Bid for that Transaction and Article 3(g)(iii) shall apply to that Transaction for that Pricing Rate Period. (iv) Subject to paragraph (v) below, if BBSY Bid is to be determined on the basis of an AU Reference Bank Rate but an AU Reference Bank does not supply a quotation by 11:00am Sydney, Australia time on the Pricing Rate Determination Date, the AU Reference Bank Rate shall be calculated on the basis of the quotations of the remaining AU Reference Banks. (v) If at or about: 12:00pm Sydney, Australia time on the Pricing Rate Determination Date, none or only one of the AU Reference Banks supplies a quotation, there shall be no AU Reference Bank Rate for that Pricing Rate Period and Article 3(g)(iii) shall apply with respect to such Transaction for such Pricing Rate Period.

(h) Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to enter into or maintain Transactions (EUR) and/or Transactions (AU), in each case, as contemplated by the Transaction Documents, (a) the commitment of Buyer hereunder to enter into new Transactions (EUR) or Transactions (AU), as applicable, or, if such adoption of or change in Requirement of Law makes it unlawful for Buyer to continue to maintain Transactions (EUR) or Transactions (AU), as applicable, as contemplated by this Agreement, to such Transactions as such shall forthwith be canceled, and (b) Transactions (EUR) or Transactions (AU), as applicable, then outstanding shall be converted automatically to Alternative Rate Transactions on the last day of the then current Pricing Rate Period or within such earlier period as may be required by law; provided, however, that to the extent any such determination by Buyer and imposition of Alternative Rate Transactions apply to substantially all sellers under similar repurchase facilities with any Buyer, such determination and imposition of Alternative Rate Transactions will not be applied to Seller unless such Buyer is imposing Alternative Rate Transactions on substantially all of their customers similarly situated to Seller under similar repurchase facilities. If any such conversion of a Transaction (EUR) or Transaction (AU), as applicable, occurs on a day that is not the last day of the then current Pricing Rate Period with respect to such Transaction, Seller shall pay to Buyer such amounts, if any, as may be required pursuant to Article 3(n) of this Agreement.

(i) Seller shall indemnify Buyer and hold Buyer harmless from any actual out-of-pocket loss, cost or expense (including, without limitation, reasonable attorneys’ fees and disbursements of outside counsel) that Buyer may sustain or incur as a consequence of (i) default by Seller in repurchasing any Purchased Asset on the proposed Early Repurchase Date, after Seller has given written notice in accordance with Article 3(e), (ii) any payment of the Repurchase Price on any day other than a Remittance Date, including Breakage Costs, (iii) a default by Seller in selling Eligible Assets after Seller has notified Buyer of a proposed Transaction and Buyer has agreed in writing to purchase such Eligible Assets in accordance with the provisions of this Agreement, (iv) Buyer’s enforcement of the terms of any of the Transaction Documents, (v) any actions taken to perfect or continue any Lien created under any Transaction Documents, and/or (vi) Buyer entering into any of the Transaction Documents or owning any Purchased Item. A certificate as to such costs, losses, damages and expenses, setting forth the calculations therefor shall be submitted promptly by Buyer to Seller in writing and shall be prima facie evidence of the information set forth therein, absent manifest error. This Article 3(i) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(j) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority or compliance by any Buyer with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority having jurisdiction over any Buyer made subsequent to the date hereof:

(i) shall subject any Buyer to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligation, or its deposits, reserves, other liabilities or capital attributable thereto;

(ii) shall impose, modify or hold applicable any Reserve Requirements, other reserves, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of any Buyer that is not otherwise included in the determination of the EURIBOR Rate or BBSY Rate, as applicable, hereunder; or

(iii) shall impose on any Buyer any other condition (other than Taxes);

and the result of any of the foregoing is to increase the cost to such Buyer, by an amount that such Buyer deems, in the exercise of its reasonable business judgment, to be material, of entering into, continuing or maintaining Transactions or to reduce any amount receivable under the Transaction Documents in respect thereof; then, in any such case, Seller shall within ten (10) days pay such Buyer, upon its demand, any additional amounts necessary to compensate such Buyer for such increased cost or reduced amount receivable; provided, however, that to the extent any such determination by such Buyer and imposition of such increased costs apply to all sellers under similar repurchase facilities with such Buyer, such determination and imposition of such increased costs will not be applied to Seller unless such Buyer is imposing such increased costs on substantially all of its customers similarly situated to Seller under similar repurchase facilities. If any Buyer becomes entitled to payment of such additional amounts under this Article 3(j), it shall within nine (9) months of becoming aware of such event, notify Seller in writing of the event by reason of which it has become so entitled; provided, that Seller shall not be required to compensate such Buyer pursuant to this Article 3(j) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Buyer notifies Seller of the change in any Requirement of Law giving rise to such increased costs or reductions, and of such Buyer’s intention to claim compensation therefor (except that, if the change in any Requirement of Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). Such notification shall include reasonable detail as to Buyer's calculation of such additional amounts, shall be submitted by such Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(k) If Buyer shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Buyer or any corporation controlling Buyer with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Buyer’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Buyer or such corporation could have achieved but for such adoption, change or compliance (taking into consideration Buyer’s or such corporation’s policies with respect to capital adequacy) by an amount deemed by Buyer to be material, then from time to time, after submission by Buyer to Seller of a written request therefor, Seller shall pay to Buyer such additional amount or amounts as will compensate Buyer for such reduction; provided, however, that to the extent any such determination by Buyer and imposition of such increased costs apply to all sellers under similar repurchase facilities with Buyer, such determination and imposition of such increased costs will not be applied to Seller unless Buyer is imposing such increased costs on substantially all of its customers similarly situated to Seller under similar repurchase facilities. If Buyer becomes entitled to payment of such additional amounts under this Article 3(k), it shall within nine (9) months of becoming aware of such event, notify Seller in writing of the event by reason of which it has become so entitled; provided, that Seller shall not be required to compensate Buyer pursuant to this Article 3(k) for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that Buyer notifies Seller of the change in any Requirement of Law giving rise to such increased costs or reductions, and of Buyer’s intention to claim compensation therefor (except that, if the change in any Requirement of Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof). Such notification shall include reasonable detail as to Buyer's calculation of such additional amounts, shall be submitted by Buyer to Seller and shall be prima facie evidence of such additional amounts. This covenant shall survive the termination of this Agreement and the repurchase by Seller of any or all of the Purchased Assets.

(l) Notwithstanding any provision herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all rules, regulations, guidelines or directives promulgated in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or by United States or foreign regulatory authorities pursuant to Basel III, in each case are deemed to be an adoption of or change in a Requirement of Law made subsequent to the date of this Agreement.

(m) (i) Notwithstanding anything to the contrary contained herein or in any Transaction Document, if Buyer exercises any right to convert the Transactions hereunder to Alternative Rate Transactions under Articles 3(g) or 3(h) or to Transactions with Pricing Rates based on the Replacement

Index or the Replacement Reference Rate under Articles 3(cc) or 3(dd) or to collect additional amounts from Seller under Articles 3(j) or 3(k), then Seller shall have the right to terminate all of the Transactions (in whole but not in part) by paying to Buyer the Repurchase Prices for each of the Purchased Assets; provided, however, that Seller shall not be obligated to pay any Exit Fee in connection with such payment.

(ii) Each Buyer agrees that, upon the occurrence of any circumstances entitling Buyer to additional amounts pursuant to Articles 3(j) or 3(k), Buyer, at the request of Seller, shall use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different applicable lending office for the funding or booking of its Transactions hereunder, if, in the reasonable judgment of such Buyer, such designation (x) would eliminate or reduce amounts payable pursuant to Articles 3(j) or 3(k), as applicable, in the future, and (y) would not subject such Buyer to any additional costs, expense or risk and would not otherwise be disadvantageous in any other respect to such Buyer as determined by such Buyer. Seller shall pay all actual costs and expenses incurred by any Buyer in connection with any such designation.

(iii) If Buyer is entitled to additional compensation under Articles 3(j) or 3(k) and shall fail to designate a different applicable lending office as provided in Article 3(m)(ii), then, so long as no Event of Default shall have occurred and be continuing, Seller may either (A) cause such Buyer, at Seller’s sole cost and expense, to assign all of its rights and obligations under this Agreement and the other Transaction Documents to an Eligible Assignee that is acceptable to the initial Buyer (or any Affiliate thereof) hereunder in its reasonable discretion or (B) repurchase such Buyer’s interest in each of the Purchased Assets in accordance with Article 3(e) (and in such event no Exit Fee shall be payable by Seller), provided that (i) such Buyer shall have received payment of an amount equal to the aggregate outstanding Repurchase Price of its Transactions, accrued Price Differential thereon, accrued fees and all other amounts payable to such Buyer hereunder, from the assignee (to the extent of such aggregate outstanding Repurchase Price and accrued Price Differential and fees) or Seller (in the case of all other amounts) or Seller under clause (B) and (ii) in the case of any such assignment resulting from a claim for additional compensation under any of the foregoing provisions of Articles 3(j) or 3(k), such assignment will result in a reduction in such compensation or payments; provided further, that if, upon such demand by Seller, Buyer elects to waive its request for additional compensation pursuant to Articles 3(j) or 3(k), as applicable, the demand by Seller for Buyer to so assign all of its rights and obligations under this Agreement or to repurchase such Buyer’s interest in the Purchased Assets shall thereupon be deemed withdrawn. Nothing in Article 3(m)(ii) or this Article 3(m)(iii) shall affect or postpone any of the rights of Buyer or any of the obligations of Seller under any of the provisions of Articles 3(j) or 3(k) in any manner. A Buyer shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Buyer or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to apply.

(n) If Seller repurchases Purchased Assets on a day other than the last day of a Pricing Rate Period, Seller shall indemnify Buyer and hold Buyer harmless from any actual out-of-pocket losses, costs and/or expenses which Buyer sustain as a direct consequence thereof (including RFR Break Costs, if any) (“Breakage Costs”), in each case for the remainder of the applicable Pricing Rate Period. Buyer shall deliver to Seller a statement setting forth the amount and basis of determination of any Breakage Costs in reasonable detail, it being agreed that such statement and the method of its calculation shall be conclusive and binding upon Seller absent manifest error. This Article 3(n) shall survive termination of this Agreement and the repurchase of all Purchased Assets subject to Transactions hereunder.

(o) (i) Notwithstanding the definition of Outside Repurchase Date herein, upon written request of Seller prior to the then current Outside Repurchase Date, provided that all of the extension conditions listed in clause (ii) below (collectively, the “Outside Repurchase Date Extension Conditions”) shall have been satisfied, Buyer may in its sole discretion agree to extend the Outside Repurchase Date for one (1) or more additional one year periods (each, an “Extension Period”) by giving notice to Seller of such extension; provided, that any failure by Buyer to deliver such notice of extension to Seller within twenty (20) calendar days from the date Seller’s extension request first received by Buyer shall be deemed a denial of Seller’s request to extend such Outside Repurchase Date.

(ii) For purposes of this Article 3(o), the Outside Repurchase Date Extension Conditions shall be deemed to have been satisfied if:

(A) Seller shall have given Buyer written notice of Seller’s request to extend the Outside Repurchase Date not less than thirty (30) calendar days prior, and no more than sixty (60) calendar days prior to the then-current Outside Repurchase Date;

(B) no Material Adverse Effect, Margin Deficit, Default or Event of Default under this Agreement shall have occurred and be continuing as of the date notice is given under sub clause (ii) above or as of the originally scheduled Outside Repurchase Date; and

(C) all representations and warranties shall be true, correct, complete and accurate in all respects as of the existing Outside Repurchase Date (except as may be set forth in any Requested Exceptions Report).

(p) Any and all payments by or on account of any obligation of Seller under this Agreement or any Transaction Document shall be made without deduction or withholding for any Taxes, except as required by applicable law (including FATCA). If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by Seller shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Article 3(p)) the applicable Buyer or Assignee receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(q) Seller shall timely pay, without duplication, (i) any Other Taxes imposed on such Seller to the relevant Governmental Authority in accordance with applicable law, and (ii) any Other Taxes imposed on Buyer or Assignee upon written notice from such Person setting forth in reasonable detail the calculation of such Other Taxes.

(r) As soon as practicable after any payment of Taxes by Seller to a Governmental Authority pursuant to this Article 3, Seller shall deliver to Buyer the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to Buyer.

(s) Seller shall indemnify each Buyer and each Assignee, within ten (10) calendar days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under Article 3(p) or Article 3(q)) payable or paid by each Buyer or such Assignee or required to be withheld or deducted from a payment to such Buyer or Assignee and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to Seller by Buyer or such Assignee shall be conclusive absent manifest error.

(t) Any Buyer or Assignee that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to Seller and Buyer, at the time or times reasonably requested by Seller or Buyer, such properly completed and executed documentation reasonably requested by Seller or Buyer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, such Buyer or Assignee, if reasonably requested by Seller or Buyer, shall deliver such other documentation prescribed by applicable law or reasonably requested by Seller or Buyer as will enable Seller or Buyer to determine whether or not such Buyer or Assignee is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Articles 3(t)(A), (B) and (D) below) shall not be required if in such Buyer’s or Assignee’s reasonable judgment such completion, execution or submission would subject such Buyer or such Assignee to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Buyer or such Assignee.

Without limiting the generality of the foregoing:

(A) any Buyer or any Assignee that is a U.S. Person shall deliver to Seller and Buyer on or prior to the date on which such Buyer or such Assignee acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of Seller), executed originals of IRS Form W 9 certifying that such Buyer or such Assignee is exempt from U.S. federal backup withholding tax;

(B) any Foreign Buyer or Foreign Assignee shall, to the extent it is legally entitled to do so, deliver to Seller and Buyer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer or Foreign Assignee acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of Seller or Buyer), whichever of the following is applicable:

(1) in the case of a Foreign Buyer or Foreign Assignee claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under this Agreement, IRS Form W-8BEN or W-8-BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed originals of IRS Form W-8ECI;

(3) in the case of a Foreign Buyer or Foreign Assignee claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit VIII-A to the effect that such Foreign Buyer or Foreign Assignee is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Seller within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed originals of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Foreign Buyer or Foreign Assignee is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W‑8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit VIII-B or Exhibit VIII-C, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Assignee or Foreign Buyer is a partnership and one or more direct or indirect partners of such Foreign Assignee or Foreign Buyer are claiming the portfolio interest exemption, such Foreign Assignee or Foreign Buyer may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit VIII-D on behalf of each such direct and indirect partner;

(C) any Foreign Buyer or Foreign Assignee shall, to the extent it is legally entitled to do so, deliver to Seller and Buyer (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Buyer or Foreign Assignee acquires an interest under any Transaction Document (and from time to time thereafter upon the reasonable request of Seller or Buyer), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Seller or Buyer to determine the withholding or deduction required to be made; and

(D) if a payment made to any Buyer or Assignee under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Buyer or Assignee were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Buyer or Assignee shall deliver to Seller and Buyer at the time or times prescribed by law and at such time or times reasonably requested by Seller or Buyer such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Seller or Buyer as may be necessary for Seller and Buyer to comply with their obligations under FATCA and to determine that such Buyer or Assignee has complied with such Buyer or Assignee's obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FACTA” shall include any amendments made to FATCA after the date of this Agreement.

Each of Buyer and Assignee agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Seller (and Buyer, if applicable) in writing of its legal inability to do so.

(u) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Article 3 (including by the payment of additional amounts pursuant to this Article 3), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Article 3 with respect to the Taxes giving rise to such refund), net of all out of pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Article 3 plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Article 3(u), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Article 3(u) the payment of which would place the indemnified party in a less favorable net after Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(v) Each party’s obligations under this Article 3 shall survive any assignment of rights by, or the replacement of, any Buyer or Assignee, the termination of the Agreement and the repayment, satisfaction or discharge of all obligations under this Agreement.

(w) If any Buyer or Assignee requests compensation under this Article 3 or, if Seller is required to pay any Indemnified Taxes or additional amounts to any Buyer or any Assignee or any Governmental Authority for the account of any Buyer or Assignee pursuant to Article 3, or if any Buyer or Assignee defaults in its obligations under this Agreement, then Seller may, at its sole expense and effort, upon notice to Buyer or Assignee, either (A) require such Buyer or Assignee to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Article 17), all its interests, rights (other than its existing rights to payments pursuant to Articles 3(j) or (f)) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may include (1) another Buyer, if a Buyer accepts such assignment or (2) another office, branch or affiliate of the Buyer or Assignee that is requesting compensation under this Article 3) or (B) repurchase such Buyer’s interest in each of the Purchased Assets in accordance with Article 3(e) (and in such event no Exit Fee shall be payable by Seller); provided that, in either case, (i) such Buyer shall have received payment of an amount equal to the Repurchase Price for all Transactions, Price Differential accreted with respect thereto, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding Repurchase Price principal and accreted Price Differential and fees) or Seller (in the case of all other amounts) and (ii) in the case of any such assignment resulting from a claim for compensation under Article 3(j) or payments required to be made pursuant to Article 3(f), such assignment will result in a reduction in such compensation or payments. A Buyer or Assignee shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Buyer or Assignee or otherwise, the circumstances entitling Seller to require such assignment and delegation cease to apply.

(x) On any Business Day prior to the Repurchase Date, Seller shall have the right, from time to time, to transfer cash to Buyer for the purpose of reducing the outstanding Purchase Price of any Purchased Asset without terminating the Transaction and without release of any Purchased Items; provided, that (i) any such reduction in outstanding Purchase Price occurring on a date other than a Remittance Date shall be required to be accompanied by payment of all unpaid accrued Price Differential as of the applicable Business Day on the amount of such reduction, (ii) Seller provides Buyer with two (2) Business Days prior notice with respect to any reduction in outstanding Purchase Price occurring on any date that is not a Remittance Date, and (iii) Seller may only transfer cash in respect of a particular Purchased Asset no more than two (2) times per calendar month. In connection with any such reduction of outstanding Purchase Price pursuant to this Article 3(x), Buyer and Seller shall modify the existing Confirmation for the Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset. Any transfer of cash made pursuant to this Article 3(x) shall be in an amount equal to or greater than £1,000,000 (or the equivalent in the applicable Currency of the Purchased Asset).

(y) If at any time prior to the Repurchase Date there exists Margin Availability with respect to a Purchased Asset, Seller may, on any Business Day, submit to Buyer a request that Buyer transfer cash to Seller (in the applicable Currency of the Purchased Asset) so as to increase the outstanding Purchase Price for such Purchased Asset in the amount (not to exceed the Margin Availability) requested by Seller (a

“Margin Availability Advance”). The Margin Availability Advance shall be funded by Buyer on the date requested by Seller (which requested funding date shall two (2) Business Days following the date of Seller’s delivery of a request for a Margin Availability Advance if such request for a Margin Availability Advance is delivered by 3:00 p.m. London time on any Business Day). It shall be a condition to Buyer’s obligation to make any Margin Availability Advance that (i) as of the funding of such Margin Availability Advance, no Margin Deficit, Default or Event of Default has occurred and is continuing or would result from the funding of such Margin Availability Advance, (ii) the funding of the Margin Availability Advance would not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Facility Amount and (iii) Seller may request a Margin Availability Advance in respect of a particular Purchased Asset no more than two (2) times per calendar month. In connection with any funding of a Margin Availability Advance pursuant to this Article 3(y), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset. Any Margin Availability Advance shall be in an amount equal to or greater than £1,000,000 (or the equivalent in the applicable Currency of the Purchased Asset).

(z) Subject to Article 4, at any time prior to the Repurchase Date, in the event a future funding is made or is to be made by Seller pursuant to the Purchased Asset Documents for a Purchased Asset, Seller may submit to Buyer a request that Buyer transfer cash to Seller (in the applicable Currency of the Purchased Asset) in an amount not to exceed the Maximum Advance Rate multiplied by the amount of such future funding (a “Future Funding Advance”), which Future Funding Advance shall increase the outstanding Purchase Price for such Purchased Asset. It shall be a condition to Buyer’s obligation to make any Future Funding Advance that (i) as of the funding of such Future Funding Advance, no Margin Deficit, Default or Event of Default has occurred and is continuing or would result from the funding of such Future Funding Advance, (ii) the funding of the Future Funding Advance would not cause the aggregate outstanding Purchase Price for all Purchased Assets to exceed the Maximum Facility Amount, (iii) the Future Funding Advance would not cause the Purchase Price of the applicable Purchased Asset or the aggregate Purchase Price of all Purchased Assets, in either such case, to exceed the Concentration Limit, (iv) the aggregate amount of Future Funding Advances with respect to such Purchased Asset shall not exceed the Future Funding Maximum Advance Amount for the related Purchased Asset and (v) Seller shall have demonstrated to Buyer’s reasonable satisfaction that all conditions to the future funding under the Purchased Asset Documents have been satisfied. Buyer shall transfer cash to Seller as provided in this Article 3(z) (and in accordance with the wire instructions provided by Seller in such request) on the date requested by Seller, which date shall be no earlier than two (2) Business Days following the delivery of a request for such Future Funding Advance from Seller and the close of business on the Business Day immediately following the Business Day on which Buyer reasonably determines that the conditions precedent to Buyers’ obligation to make any Future Funding Advance as set forth in this Article 3(z) have been satisfied (or, in Buyers’ sole discretion, waived). In connection with any funding of a Future Funding Advance pursuant to this Article 3(z), Buyer and Seller shall modify the existing Confirmation for the applicable Transaction to set forth the new Advance Rate and outstanding Purchase Price for such Purchased Asset and any other modifications to the terms set forth on the existing Confirmation. Any Future Funding Advance shall be in an amount equal to or greater than £1,000,000 (or the equivalent in the applicable Currency of the Purchased Asset). Notwithstanding anything to the contrary herein, Buyer shall not be obligated to make any Future Funding Advance unless Seller has previously or simultaneously with Buyer’s funding of a Future Funding Advance funded or caused to be funded to the underlying borrower (or to an escrow agent or as otherwise directed by the underlying borrower) in respect of such Purchased Asset.

(aa) Seller shall pay to Buyer all fees and other amounts as and when due as set forth in this Agreement including, without limitation, to the extent payable:

(i) the Origination Fee, which shall be due and payable pursuant to the terms of the Fee Letter; and

(ii) the Exit Fee, which shall be due and payable pursuant to the terms of the Fee Letter.

(bb) [Reserved].

(cc) If this Article 3(cc) applies to a Transaction for a Pricing Rate Period, then the Pricing Rate for the relevant Pricing Rate Period shall be the percentage rate per annum which is the sum of: (A) the Applicable Spread, and (B) the rate notified by Buyer as soon as practicable and in any event before Price Differential is due to be paid in respect of that Pricing Rate Period to be that which expresses as a percentage rate per annum the cost to Buyer (or the weighted average of the cost to each Buyer) of each such Transaction from whatever source it may reasonably select or such other rate as Buyer may reasonably select (the “Replacement Index”). If this Article 3(cc) applies and Buyer so requires, Buyer and Seller shall enter into negotiations (for a period of not more than thirty (30) days) with a view to agreeing a substitute basis for determining the Pricing Rate for the affected Transaction. Any alternative basis agreed pursuant to the immediately preceding sentence shall be binding on all parties hereto and the other Transaction Documents.

(dd) Changes to RFR.

(i) If a Published Rate Replacement Event has occurred in relation to the RFR, any amendment or waiver which relates to:

(A) providing for the use of a Replacement Reference Rate in place of the RFR; and

(B)

(1) aligning any provision of any Transaction Document to the use of that Replacement Reference Rate;

(2) enabling that Replacement Reference Rate to be used for the calculation of the Pricing Rate under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement);

(3) implementing market conventions applicable to that Replacement Reference Rate;

(4) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

(5) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of Buyer and Seller.

(ii) An amendment or waiver that relates to, or has the effect of, aligning the means of calculation of Price Differential on a Transaction (GBP) under this Agreement to any recommendation of a Relevant Nominating Body which:

(A) relates to the use of a risk-free reference rate on a compounded basis in the international or any relevant domestic syndicated loan markets; and

(B) is issued on or after the date of this Agreement, may be made with the consent of Buyer and Seller.

(iii) Seller shall, within three (3) Business Days of demand from Buyer, indemnify Buyer in respect of all reasonable costs and expenses properly incurred by Buyer in connection with giving effect to any amendment(s) and/or waiver(s) contemplated by, and made in accordance with this Article 3(dd).

As used in this Article 3(dd), the following capitalized terms shall have the respective meanings set forth below:

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Reference Rate” means a reference rate which is:

(a) formally designated, nominated or recommended as the replacement for the RFR by:

(i) the administrator of the RFR (provided that the market or economic reality that such reference rate measures is the same as that measured by the RFR); or

(ii) any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs (i) and (ii) above, the Replacement Reference Rate will be the replacement under paragraph (ii) above;

(b) in the opinion of Buyer and Seller, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to the RFR; or

(c) in the opinion of Buyer and Seller, an appropriate successor to the RFR.

“Published Rate Replacement Event” means, in relation to the RFR:

(a) the methodology, formula or other means of determining the RFR has, in the opinion of Buyer and Seller, materially changed;

(b)

(i)

(A) the administrator of the RFR or its supervisor publicly announces that such administrator is insolvent; or

(B) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of the RFR is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide the RFR;

(ii) the administrator of the RFR publicly announces that it has ceased, or will cease, to provide that the RFR permanently or indefinitely and, at that time, there is no successor administrator to continue to provide the RFR;

(iii) the supervisor of the administrator of the RFR publicly announces that the RFR has been or will be permanently or indefinitely discontinued;

(iv) the administrator of that the RFR or its supervisor announces that the RFR may no longer be used; or

(v) the supervisor of the administrator of the RFR makes a public announcement or publishes information stating that the RFR is no longer, or as of a specified future date will no longer be, representative of the underlying market or the economic reality that it is intended to measure and that representativeness will not be restored (as determined by such supervisor); or

(c) the administrator of the RFR (or the administrator of an interest rate which is a constituent element of the RFR) determines that the RFR should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of Buyer and Seller) temporary; or

(ii) the RFR is calculated in accordance with any such policy or arrangement for a period no less than thirty (30) days; or

(d) in the opinion of Buyer and Seller, the RFR is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

(ee) Except as expressly set forth herein, Seller shall, on each Remittance Date immediately following a Partial Prepayment, pay to Buyer its RFR Break Costs (if any) attributable to such Partial Prepayment by Seller to the extent all or any part of the Repurchase Price of any Purchased Asset is paid on a day other than the last day of the then applicable Pricing Rate Period. Notwithstanding anything to the contrary contained herein, to the extent any such payment or repurchase is a Full Prepayment of a Buyer, then, in either such case on the related payment date or Repurchase Date, as applicable, Seller shall pay to such Buyer any Projected Break Costs of such Buyer (without duplication of any RFR Break Costs charged to Seller).

Article 4.
MARGIN MAINTENANCE

(a) Upon the occurrence and during the continuance of a Margin Credit Event with respect to any Purchased Asset and if at any time Buyer’s Margin Amount for all Purchased Assets is less than the aggregate Repurchase Price for all Purchased Assets (a “Margin Deficit”), then, Buyer may by notice to Seller in the form of Exhibit VII (a “Margin Deficit Notice”) require Seller to either: (i) repurchase the Purchased Asset giving rise to such Margin Deficit at its Repurchase Price, (ii) make a payment in reduction of the outstanding Purchase Price for such Purchased Asset, (iii) reallocate the outstanding Purchase Price among all Purchased Assets, or (iv) choose any combination of the foregoing, as Seller may elect, such that, after giving effect to such transfers, repurchases and payments, Buyer’s Margin Amount for all Purchased Assets, shall be equal to or greater than the aggregate Repurchase Price for all Purchased Assets; provided that, so long as no Event of Default has occurred and is continuing, Seller shall not be required to cure any such Margin Deficit unless such Margin Deficit equals or exceeds £250,000 (or the equivalent in the applicable Currency of the Purchased Asset) on any date of determination. Seller shall perform the obligations under this Article 4(a) by the close of the next succeeding Business Day if the Margin Deficit Notice was received by Seller prior to 12:00 p.m. London time, or, the second (2nd) succeeding Business Day if the Margin Notice was received by Seller after 12:00 p.m. London time.

(b) The failure of Buyer, on any one or more occasions, to exercise its rights hereunder, shall not change or alter the terms and conditions to which this Agreement is subject or limit the right of Buyer to do so at a later date. Seller and Buyer each agree that a failure or delay by Buyer to exercise its rights hereunder shall not limit or waive Buyer’s or any Buyer’s rights under this Agreement or otherwise existing by law or in any way create additional rights for Seller.

(c) In addition to the Approved Valuations delivered by Seller in accordance with Article 11(aa), Buyer shall have the right to require additional Approved Valuations, as applicable from time-to-time relating to any or all of the Purchased Assets; provided that Buyer may only require Approved Valuations with respect to any Purchased Asset more than once in any twelve (12) month period if the Buyer bears the cost of such Approved Valuation (except to the extent that any such Approved Valuation, when considered together with the other criteria used to determine Market Value in accordance with this Agreement, results in a Margin Deficit to be in existence, in which case the Seller shall bear the cost thereof). Buyer shall request such additional Approved Valuations in writing and Seller shall procure and deliver such requested Approved Valuations within twenty (20) Business Days of receipt of such request (or such other time period as determined by Buyer in its sole discretion).

Article 5.
INCOME PAYMENTS AND PRINCIPAL PAYMENTS

(a) On or prior to May 15, 2024, Seller shall (x) establish the UK Depository Account at the Depository (y) deliver the related Depository Agreement and an account charge deed in form and substance reasonably satisfactory to Buyer and (z) deliver to Buyer a legal opinion from Seller’s counsel in form and substance reasonably acceptable to Buyer, which shall include opinions covering the execution and delivery, enforceability and security interests granted pursuant to the UK Depository Agreement. In addition, if Buyer and Seller shall enter into a Transaction in any jurisdiction other than the United Kingdom, on or prior to the Purchase Date for such Transaction (or such other date as may be agreed by Buyer), Seller shall establish with the applicable Depository a Depository Account, (ii) deliver a Depository Agreement with respect to such Depository Account in form and substance reasonably acceptable to Buyer and any other documentation reasonably requested by Buyer to perfect Buyer’s security interest in such Depository Account and (iii) a legal opinion from Seller’s counsel in form and substance reasonably acceptable to Buyer, which shall include opinions covering the execution and delivery, enforceability and security interests granted pursuant to the applicable Depository Agreement any other security agreement necessary to perfect Buyer’s security interest in such Depository Account. Each Depository Account shall be established at the Depository and shall be subject to the applicable Depository Agreement. Pursuant to each Depository Agreement, Buyer shall have sole dominion and control over the related Depository Account. In furtherance of the foregoing, Seller shall cause the Primary Servicer (or any other applicable servicer, to the extent any Purchased Asset is not serviced by the Primary Servicer) to remit all Income in respect of the Purchased Assets, as well as any interest received from the reinvestment of such Income, directly into the applicable Depository Account in accordance with the applicable Re-Direction Letter. Depository shall then apply such Income in accordance with the applicable provisions of Articles 5(c) and (d) of this Agreement.

(b) For all Purchased Assets, Seller shall deliver to each servicer or trustee, as applicable, with respect to such Purchased Asset an irrevocable direction letter in the form of Exhibit XII (the “Re-direction Letter”), instructing the applicable servicer or trustee, as applicable, with respect to such Purchased Asset to pay all Income payable in connection with the related Purchased Asset into the applicable Depository Account. If any such servicer or trustee, as applicable, with respect to the Purchased Asset forwards any Income with respect to a Purchased Asset to Seller or its Affiliate, Seller shall, or shall cause such Affiliate to, deliver an additional Re-direction Letter to the applicable servicer or trustee, as applicable, with respect to the Purchased Asset and make other best efforts to cause such party to forward such amounts directly to the applicable Depository Account.

(c) So long as no Event of Default or Margin Deficit with respect to any Purchased Asset shall have occurred and be continuing, all Income received by the Depository in respect of the Purchased Assets (other than scheduled or unscheduled Principal Payments and net sale proceeds) and the associated Hedging Transactions during each Collection Period shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i) first, to Buyer, an amount equal to the Price Differential that has accreted and is outstanding as of such Remittance Date;

(ii) second, to Buyer an amount equal to any other amounts then due and payable to Buyer or its Affiliates under any Transaction Document; and

(iii) third, to Seller, the remainder.

(d) So long as no Event of Default or Margin Deficit shall have occurred and be continuing, any Principal Payments shall be applied by the Depository on the Business Day following the Business Day on which such funds are deposited in the Depository Account in the following order of priority:

(i) first, to Buyer until the Purchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount for such Purchased Asset as of the date of such payment (as determined by Buyer after giving effect to such Principal Payment and application of net sales proceeds, if applicable);

(ii) second, to Buyer an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document; and

(iii) third, to Seller, any remainder.

(e) If Buyer shall have determined that a Margin Deficit shall have occurred and be continuing, but no Event of Default shall have occurred and be continuing, all Income (including, without limitation,

any Principal Payments or any other amounts received, without regard to their source) received by the Depository in respect of a Purchased Asset shall be applied by the Depository on the related Remittance Date in the following order of priority:

(i) first, to Buyer an amount equal to the Price Differential that has accreted and is outstanding in respect of all of the Purchased Assets as of such Business Day;

(ii) second, to Buyer an amount to reduce the Repurchase Price of the Purchased Asset giving rise to such Margin Deficit until the Repurchase Price for such Purchased Asset has been reduced to Buyer’s Margin Amount as of the date of such payment (as determined by Buyer after giving effect to all Principal Payments and application of net sale proceeds, if any, on such day);

(iii) third, to Buyer an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document; and

(iv) fourth, to Seller, any remainder.

(f) If an Event of Default shall have occurred and be continuing, all Income (including, without limitation, any Principal Payments or any other amounts received, without regard to their source) received by the Depository in respect of a Purchased Asset shall be applied by the Depository on the Business Day next following the Business Day on which such funds are deposited in the Depository Account in the following order of priority:

(i) first, to Buyer an amount equal to the Price Differential that has accreted and is outstanding in respect of all of the Purchased Assets as of such Business Day;

(ii) second, to Buyer on account of the Repurchase Price of such Purchased Asset until the Repurchase Price has been reduced to zero;

(iii) third, to Buyer an amount equal to any other amounts due and owing to Buyer or its Affiliates under any Transaction Document, including, without limitation, (a) the entire Repurchase Price on all Purchased Assets (regardless of acceleration or otherwise of Seller’s obligations), and (b) all out-of-pocket costs of collection incurred by Buyer in connection with enforcement of Buyer’s rights and remedies under this Agreement and all of the other Transaction Documents; and

(iv) fourth, to Seller, any remainder.

For the avoidance of doubt, the obligations hereunder shall be fully recourse to Seller.

Article 6.
SECURITY INTEREST

(a) Buyer and Seller intend that the Transactions hereunder be sales to Buyer of the Purchased Assets and not loans from Buyer to Seller secured by the Purchased Assets (other than for U.S. federal, state and local and foreign income and franchise Tax purposes more fully described in Article 21(g)). However, in order to preserve Buyer’s rights under this Agreement in the event that a court or other forum recharacterizes the Transactions hereunder as loans and as security for the performance by Seller of all of Seller’s obligations to Buyer under the Transaction Documents and the Transactions entered into hereunder, or in the event that a transfer of a Purchased Asset is otherwise ineffective to effect an outright transfer of such Purchased Asset to Buyer, Seller hereby assigns, pledges and grants a security interest in all of its right, title and interest in, to and under the Purchased Items (as defined below) to Buyer to secure the payment of the Repurchase Price on all Transactions to which it is a party and all other amounts owing by it to Buyer hereunder, including, without limitation, amounts owing pursuant to Article 25, and under the other Transaction Documents, and any other obligation of Seller to Buyer under the Transaction Documents (collectively, the “Repurchase Obligations”). Seller agrees to mark its computer records and tapes to evidence the interests granted to Buyer hereunder. All of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, is hereinafter referred to as the “Purchased Items”:

(i) the Purchased Assets;

(ii) the Purchased Asset Documents, Servicing Agreements, Servicing Records, Servicing Rights, insurance policies relating to the Purchased Assets, and collection and escrow accounts and letters of credit relating to the Purchased Assets;

(iii) all “general intangibles”, “accounts”, “chattel paper”, “investment property”, “instruments”, “securities accounts” and “deposit accounts”, each as defined in the UCC, relating to or constituting any and all of the foregoing; and

(iv) all replacements, substitutions or distributions on or proceeds, payments, Income and profits of, and records (but excluding any financial models or other proprietary information) and files relating to any and all of any of the foregoing.

(b) Without limiting Article 6(a) hereto, to secure payment of the Repurchase Obligations owing to Buyer, Seller hereby grants to Buyer a security interest in all of Seller’s right, title and interest in, to and under each of the following items of property, whether now owned or hereafter acquired, now existing or hereafter created and wherever located, hereinafter referred to as the “Collateral”:

(i) any and all interests of Seller in, to and under the Depository Account and all monies from time to time on deposit in the Depository Account;

(ii) the Purchased Items;

(iii) all servicing fees and rights relating to the Purchased Assets and all Servicing Records;

(iv) any and all replacements, substitutions, distributions on, income relating to or proceeds of any and all of the foregoing; and

(v) Seller’s rights, but not obligations, under each Hedging Transaction, if any, relating to the Purchased Assets to secure the Repurchase Obligations.

(c) Buyer agrees to act as agent for and on behalf of the Affiliated Hedge Counterparties with respect to the security interest granted hereby to secure the obligations owing to the Affiliated Hedge Counterparties under any Hedging Transactions, including, without limitation, with respect to the Purchased Assets.

(d) The security interest of Buyer in the Collateral shall terminate only upon and termination of Seller’s obligations under this Agreement and the other Transaction Documents including, for the avoidance of doubt, Seller repurchasing each Purchased Asset. For the avoidance of doubt, the security interest of Buyer in the Collateral shall not terminate upon Buyer’s determination of the Market Value of any Purchased Asset to be zero. Upon such termination, Buyer shall deliver to Seller such UCC termination statements and other release documents as may be commercially reasonable and return the Purchased Assets to Seller and reconvey the Purchased Items to Seller and release Buyer’s security interest in the Collateral. For purposes of the grant of the security interest pursuant to this Article 6, this Agreement shall be deemed to constitute a security agreement under the New York and Delaware Uniform Commercial Code (the “UCC”). Buyer shall have all of the rights and may exercise all of the remedies of a secured creditor under the UCC. In furtherance of the foregoing, (a) Buyer, at Seller’s sole cost and expense, as applicable, shall cause to be filed in such locations as may be necessary to perfect and maintain perfection and priority of the security interest granted hereby, UCC financing statements and continuation statements (collectively, the “Filings”), and shall forward copies of such Filings to Seller upon completion thereof, and (b) Seller shall from time to time take such further actions as may be requested by Buyer to maintain and continue the perfection and priority of the security interest granted hereby (including marking its records and files to evidence the interests granted to Buyer hereunder). Seller hereby authorizes Buyer to file UCC financing statements naming Seller as debtor and Buyer as secured party and describing the collateral covered thereby as “all assets of Seller whether now owned or existing or hereafter acquired or arising”.

(e) Seller acknowledges that neither it nor Guarantor has rights to service the Purchased Assets but only has rights as a party to the Primary Servicing Agreement or any other servicing agreement with respect to the Purchased Assets. Without limiting the generality of the foregoing and in the event that Seller or Guarantor is deemed to retain any residual Servicing Rights, and for the avoidance of doubt, each of Seller and Guarantor grants, assigns and pledges to Buyer a security interest in the Servicing Rights and proceeds related thereto and in all instances, whether now owned or hereafter acquired, now existing or hereafter created. The foregoing provision is intended to constitute a security agreement or other arrangement or other credit enhancement related to the Agreement and Transactions hereunder as defined under Sections 101(47)(v) and 741(7)(x) of the Bankruptcy Code.

Article 7.
PAYMENT, TRANSFER AND CUSTODY

(a) On the Purchase Date for each Transaction, ownership of the Purchased Asset shall be transferred to Buyer or its designee (including the Custodian) against the simultaneous transfer of the Purchase Price in immediately available funds to an account of Seller or, at Seller’s option, an Acceptable Attorney pursuant to an escrow letter or other undertaking approved by Buyer, in its sole discretion, specified in the Confirmation relating to such Transaction (other than for U.S. federal, state and local and foreign income and franchise Tax purposes more fully described in Article 21(g)).

(b) On or before each Purchase Date, Seller shall deliver or cause to be delivered the Purchased Asset File to Buyer or its designee (including any applicable Custodian in accordance with any Custodial Agreement) or to one or more Acceptable Attorneys, each pursuant to a Bailee Letter, whereby the named bailee shall hold the originals of the Purchased Asset Files on behalf of Buyer in accordance with the applicable Undertaking Letter or Custodial Agreement until such time as bailee delivers the Purchased Asset File to Buyer or its designee (including any applicable Custodian in accordance with any Custodial Agreement) and shall cause the applicable Release Letter and Transfer Certificate to be delivered to the Buyer or its designee (or Custodian or Bailee, as applicable). Subject to Article 7(c), in connection with each sale, transfer, conveyance and assignment of a Purchased Asset, on or prior to each Purchase Date with respect to such Purchased Asset, Seller shall deliver or cause to be delivered and released to Buyer a copy or original of the Purchased Asset Documents relating to such Transaction, together with any other documentation in respect of such Purchased Asset requested by Buyer, in Buyer’s sole but good faith discretion (collectively, the “Purchased Asset File”).

(c) From time to time, Seller shall forward to Buyer or its designee (including any Custodian (if applicable)) additional copies of, originals of, documents evidencing any assumption, modification, consolidation or extension of a Purchased Asset approved in accordance with the terms of this Agreement, and upon receipt of any such other documents, the Custodian (if any) shall hold such other documents in accordance with any applicable Custodial Agreement or related Undertaking Letter. With respect to all of the Purchased Assets delivered by Seller to Buyer or its designee (including the Custodian), Seller shall have executed and delivered to Buyer each omnibus power of attorney substantially in the form of Exhibit IV attached hereto irrevocably appointing Buyer its attorney in fact with full power to (i) complete the Transfer Certificates relating to the Purchased Assets upon the occurrence and during the continuance of an Event of Default, (ii) complete the preparation and filing, in form and substance satisfactory to Buyer of such financing statements, continuation statements, and other UCC forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve the security interest of Buyer in the Purchased Assets, (iii) enforce Seller’s rights under the Purchased Assets purchased by Buyer pursuant to this Agreement and to, and (iv) take such other steps as may be necessary or desirable to enforce Buyer’s rights against, under or with respect to such Purchased Assets and the related Purchased Asset Files and the Servicing Records. The Purchased Asset Files shall be maintained in accordance with the Custodial Agreement. Seller or its designee shall maintain a copy of the Purchased Asset File. The books and records (including, without limitation, any computer records or tapes) of Seller shall be marked appropriately to reflect clearly the sale of the related Purchased Asset to Buyer. Buyer or the Custodian (if applicable) shall release its custody of the Purchased Asset File only in accordance with the terms of any Custodial Agreement and only if required as incidental to the servicing of the Purchased Assets, is in connection with a repurchase of any Purchased Asset by Seller or as otherwise required by law or set forth in the Custodial Agreement (if any).

(d) Buyer hereby grants to Seller a revocable option to vote, take corporate actions and exercise any rights in connection with the Purchased Assets, so long as no Event of Default has occurred and is continuing. Upon the occurrence and during the continuation of an Event of Default, and subject to the provisions of the Purchased Asset Documents, upon notice from Buyer to Seller, the revocable option discussed above shall automatically terminate and thereafter, for so long as such Event of Default exists, Buyer shall be entitled to exercise all voting and corporate rights with respect to the Purchased Assets without regard to Seller’s instructions (including, but not limited to, if an Act of Insolvency shall occur with respect to Seller, to the extent Seller controls or is entitled to control selection of any servicer, Buyer may transfer any or all of such servicing to an entity satisfactory to Buyer).

(e) Notwithstanding the rights granted to Seller pursuant to clause (d) above, Seller shall not, and shall not permit any security trustee, Primary Servicer or any other servicer of any Purchased Asset to consent to any Significant Modification relating to the Purchased Assets without the prior written consent of Buyer, which consent shall be in Buyer’s sole discretion. Notwithstanding the foregoing or anything to the contrary contained herein, Seller shall not be deemed to be in breach of the covenants under this Article 7(e) if any Significant Modification for any Purchased Asset is consented to or approved by the administrative agent, facility agent, servicer or required lenders under the Purchased Asset Documents for any loan of which such Purchased Asset is a part, so long as Seller has not consented to or approved of such Significant Modification without obtaining the prior written consent of Buyer thereto, provided that, if Seller shall not have obtained Buyer’s written consent within the time period required for response under the related Purchased Asset Documents, Seller shall have affirmatively voted against such proposed Significant Modification within the timeframe requested for responses in relation thereto.

(f) With respect to the Purchased Assets, Buyer may appoint a Custodian to hold possession of the Purchased Asset File and Purchased Asset Documents and to take actions at the direction of Buyer. In connection with any such appointment, Buyer, Seller and Custodian shall enter into a Custodial Agreement in form and substance reasonably acceptable to Buyer and Seller, and Seller shall deliver to

Buyer opinions of counsel to Seller in form and substance reasonably satisfactory to Buyer with respect to due authority, enforceability, security interest and such other matters reasonably requested by Buyer in connection with the entry into any such Custodial Agreement.

Article 8.
SALE, TRANSFER, HYPOTHECATION OR PLEDGE OF PURCHASED ASSETS

(a) Title to all Purchased Assets shall pass to Buyer on the applicable Purchase Date, and Buyer shall have free and unrestricted use of all Purchased Assets (other than for U.S. federal, state and local and foreign income and franchise Tax purposes more fully described in Article 21(g)), subject, however, to the terms of this Agreement. Subject to the provisions of Article 17, nothing in this Agreement or any other Transaction Document shall preclude Buyer from engaging in repurchase transactions with the Purchased Assets, in each case, with Eligible Assignees, or otherwise selling, transferring, pledging, repledging, hypothecating, or rehypothecating the Purchased Assets, as long as no such action shall cause the tax owner of the Purchased Assets not to be Seller (or the Guarantor, as the case may be), and provided that no such transaction shall relieve Buyer of its obligations to transfer the Purchased Assets to Seller pursuant to Article 3 of this Agreement or of the obligation of Buyer to credit or pay Income to, or apply Income to the obligations of, Seller pursuant to Article 5 hereof, or of the obligation of Buyer pursuant to Article 17 hereof.

(b) Nothing contained in this Agreement or any other Transaction Document shall obligate Buyer to segregate any Purchased Assets delivered to Buyer by Seller. Notwithstanding anything to the contrary in this Agreement or any other Transaction Document, no Purchased Asset shall remain in the custody of Seller or an Affiliate of Seller.

(c) Seller (and its Affiliates) shall not give notice of assignment to any underlying borrower or other obligor without the prior written consent of Buyer and the parties agree and acknowledge that for the limited purposes of English law that the assignment contained in this clause is intended to take effect only as an equitable assignment unless Buyer otherwise agrees or directs.

Article 9.
REPRESENTATIONS AND WARRANTIES

(a) Each of Buyer and Seller represents and warrants to the other that (i) it is duly authorized to execute and deliver this Agreement, to enter into Transactions contemplated hereunder and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) it will engage in such Transactions as principal (or, if agreed in writing, in the form of an annex hereto or otherwise, in advance of any Transaction by the other party hereto, as agent for a disclosed principal), (iii) the person signing this Agreement on its behalf is duly authorized to do so on its behalf (or on behalf of any such disclosed principal), (iv) it has obtained all authorizations of any Governmental Authority required in connection with this Agreement and the Transactions hereunder and such authorizations are in full force and effect and (v) the execution, delivery and performance of this Agreement and the Transactions hereunder will not violate any Requirement of Law applicable to it or its organizational documents or any agreement by which it is bound or by which any of its assets are affected. On the Purchase Date for any Transaction for the purchase of any Purchased Assets by Buyer from Seller and any Transaction hereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, Buyer and Seller shall each be deemed to repeat all the foregoing representations made by it.

(b) In addition to the representations and warranties in subsection (a) above, Seller represents and warrants to Buyer as of the date of this Agreement and will be deemed to represent and warrant to

Buyer as of the Purchase Date for the purchase of any Purchased Assets by Buyer from Seller and any Transaction thereunder and covenants that at all times while this Agreement and any Transaction thereunder is in effect, unless otherwise stated herein:

(i) Organization. Seller is duly organized, validly existing and in good standing under the laws and regulations of the jurisdiction of Seller’s incorporation or organization, as the case may be, and is duly licensed, qualified, and in good standing in every state where such licensing or qualification is necessary for the transaction of Seller’s business, except where failure to so qualify could not be reasonably likely to have a Material Adverse Effect. Seller has the power to own and hold the assets it purports to own and hold, and to carry on its business as now being conducted and proposed to be conducted, and has the power to execute, deliver, and perform its obligations under this Agreement and the other Transaction Documents.

(ii) Due Execution; Enforceability. The Transaction Documents have been or will be duly executed and delivered by Seller, for good and valuable consideration. The Transaction Documents constitute the legal, valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms subject to bankruptcy, insolvency, and other limitations on creditors’ rights generally and to equitable principles.

(iii) Ability to Perform. Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in the Transaction Documents applicable to it to which it is a party.

(iv) Non Contravention. Neither the execution and delivery of the Transaction Documents, nor consummation by Seller of the transactions contemplated by the Transaction Documents (or any of them), nor compliance by Seller with the terms, conditions and provisions of the Transaction Documents (or any of them) will conflict with or result in a breach of any of the terms, conditions or provisions of (A) the organizational documents of Seller, (B) any contractual obligation to which Seller is now a party or the rights under which have been assigned to Seller or the obligations under which have been assumed by Seller or to which the assets of Seller is subject or constitute a default thereunder, or result thereunder in the creation or imposition of any Lien upon any of the assets of Seller, other than pursuant to the Transaction Documents, (C) any judgment or order, writ, injunction, decree or demand of any court applicable to Seller, or (D) any applicable Requirement of Law to the extent that such conflict or breach would have a Material Adverse Effect upon Seller’s ability to perform its obligations hereunder.

(v) Litigation; Requirements of Law. As of the date hereof and as of the Purchase Date for any Transaction hereunder, there is no action, suit, proceeding, investigation, or arbitration pending or, to the Knowledge of Seller after due inquiry, threatened against Seller, Pledgor or Guarantor or any of their respective assets, nor is there any action, suit, proceeding, investigation, or arbitration pending or threatened against Seller, Pledgor or Guarantor that is reasonably likely to result in any Material Adverse Effect. Seller is in compliance in all material respects with all Requirements of Law. Neither Seller, Pledgor nor Guarantor is in default in any material respect with respect to any judgment, order, writ, injunction, decree, rule or regulation of any arbitrator or Governmental Authority.

(vi) No Broker. Seller has not dealt with any broker, investment banker, agent, or other Person (other than a Buyer or an Affiliate of a Buyer) who may be entitled to any commission or compensation in connection with the sale of Purchased Assets pursuant to any of the Transaction Documents.

(vii) Good Title to Purchased Assets. Immediately prior to the purchase of any Purchased Assets by Buyer from Seller, such Purchased Assets are free and clear of any lien, encumbrance or impediment to transfer (including any “adverse claim” as defined in Article 8 102(a)(1) of the UCC), and Seller is the record and beneficial owner of and has good and marketable title to and the right to sell and transfer such Purchased Assets to Buyer and, upon transfer of such Purchased Assets to Buyer, Buyer shall be the equitable owner of such Purchased Assets free of any adverse claim. In the event the related Transaction is recharacterized as a secured financing of the Purchased Assets, the provisions of this Agreement are effective to create in favor of Buyer a valid security interest in all rights, title and interest of Seller in, to and under the Purchased Assets and Buyer shall have a valid, perfected first priority security interest in the Purchased Assets.

(viii) No Material Adverse Effect; No Defaults. There are no post-Transaction facts or circumstances that have a Material Adverse Effect on any Purchased Asset that Seller has not notified Buyer of in writing. No Event of Default or to Seller’s Knowledge, Default has occurred or exists under or with respect to the Transaction Documents.

(ix) Authorized Representatives. The duly authorized representatives of Seller are listed on, and true signatures of such authorized representatives are set forth on, Exhibit II attached to this Agreement.

(x) Representations and Warranties Regarding Purchased Assets; Delivery of Purchased Asset File.

(A) As of the date hereof, Seller has not assigned, pledged, or otherwise conveyed or encumbered any Purchased Asset to any other Person, and immediately prior to the sale of such Purchased Asset to Buyer, Seller was the sole owner of such Purchased Asset and had good and marketable title thereto, free and clear of all Liens, in each case except for (1) Liens to be released simultaneously with the sale to Buyer hereunder and (2) Liens granted by Seller in favor of the counterparty to any Hedging Transaction, solely to the extent such Liens are expressly subordinate to the rights and interests of Buyer hereunder.

(B) The provisions of this Agreement, the relevant Security Deed and the related Confirmation are effective to either constitute a sale of Purchased Items to Buyer (other than for U.S. federal, state and local and foreign income and franchise Tax purposes more fully described in Article 21(g)) or to create in favor of Buyer a legal, valid and enforceable security interest in all right, title and interest of Seller in, to and under the Purchased Items.

(C) Each of the representations and warranties made in respect of the Purchased Assets pursuant to Exhibit V are true, complete and correct, except to the extent disclosed in a Requested Exceptions Report.

(D) Upon the filing of financing statements on Form UCC-1 naming Buyer as “Secured Party”, Seller as “Debtor” and describing the Purchased Items, in the jurisdiction and recording office listed on Exhibit IX attached hereto, the security interests granted hereunder in that portion of the Purchased Items which can be perfected by filing under the UCC will constitute fully perfected security interests under the UCC in all right, title and interest of Seller in, to and under such Purchased Items.

(E) Upon execution and delivery of each Depository Agreement, Buyer shall either be the owner of, or have a valid and fully perfected first priority security interest in, each Depository Account and all amounts at any time on deposit therein.

(F) Upon execution and delivery of the Security Deed (or the equivalent in the relevant Additional Jurisdiction), Buyer shall have a valid charge over, and security interest in, the accounts secured by Underlying Mortgaged Properties located in Australia, France, Germany, Ireland, Italy, the Netherlands, the United Kingdom or any Additional Jurisdiction named therein and all amounts at any time on deposit therein.

(xi) Adequate Capitalization; No Fraudulent Transfer. Seller has, as of such Purchase Date, adequate capital for the normal obligations foreseeable in a business of its size and character and in light of its contemplated business operations. Seller is generally able to pay, and as of the date hereof is paying, its debts as they come due. Seller has not become, or is presently, financially insolvent nor will Seller be made insolvent by virtue of Seller’s execution of or performance under any of the Transaction Documents within the meaning of the bankruptcy laws or the insolvency laws of any jurisdiction. Seller has not entered into any Transaction Document or any Transaction pursuant thereto in contemplation of insolvency or with intent to hinder, delay or defraud any creditor.

(xii) Governmental Approvals. No order, consent, approval, license, authorization or validation of, or filing, recording or registration by Seller with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, (A) the execution, delivery and performance of any Transaction Document to which Seller is or will be a party, (B) the legality, validity, binding effect or enforceability of any such Transaction Document against Seller or (C) the consummation of the transactions contemplated by this Agreement (other than consents, approvals and filings that have been obtained or made as applicable, and the filing of certain financing statements in respect of certain security interests).

(xiii) Organizational Documents. Seller has delivered to Buyer certified copies of its organization documents, together with all amendments thereto, if any.

(xiv) Intentionally Omitted.

(xv) Federal Regulations. Seller is not (A) required to register as an “investment company,” or a company “controlled by an investment company,” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (B) a “holding company,” or a “subsidiary company of a holding company,” or an “affiliate” of either a “holding company” or a “subsidiary company of a holding company,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended.

(xvi) Taxes. Seller has timely filed all required federal income tax returns and all other material tax returns, domestic and foreign, required to be filed by them and have paid all Taxes, which have become due, except for Taxes that are being contested in good faith by appropriate proceedings diligently conducted and for which appropriate reserves have been established in accordance with GAAP. Seller and each Affiliate of Seller have satisfied all of their withholding tax obligations. To Seller’s Knowledge after due inquiry, no tax Liens have been filed against any assets of Seller and no claims are currently being asserted in writing against Seller with respect to Taxes (except for liens and with respect to Taxes not yet due and payable or liens or claims with respect to Taxes that are being contested in good faith and for which adequate reserves have been established in accordance with GAAP).

(xvii) Judgments/Bankruptcy. Except as disclosed in writing to Buyer, there are no judgments against Seller unsatisfied of record or docketed in any court located in the United States of America and no Act of Insolvency has ever occurred with respect to Seller.

(xviii) Solvency. Neither the Transaction Documents nor any Transaction thereunder are entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of Seller’s creditors. The transfer of the Purchased Assets subject hereto and the obligation to repurchase such Purchased Assets is not undertaken with the intent to hinder, delay or defraud any of Seller’s creditors. As of the Purchase Date, Seller is not insolvent within the meaning of Section 101(32) of the Bankruptcy Code or any successor provision thereof and the transfer and sale of the Purchased Assets pursuant hereto and the obligation to repurchase such Purchased Asset (A) will not cause the liabilities of Seller to exceed the assets of Seller, (B) will not result in Seller having unreasonably small capital, and (C) will not result in debts that would be beyond Seller’s ability to pay as the same mature. Seller received reasonably equivalent value in exchange for the transfer and sale of the Purchased Assets and the Purchased Items subject hereto. No petition in bankruptcy has been filed against Seller in the last ten (10) years, and Seller has not in the last ten (10) years made an assignment on behalf of creditors or taken advantage of any debtors relief laws. Seller has only entered into agreements on terms that would be considered arm’s length and otherwise on terms consistent with other similar agreements with other similarly situated entities.

(xix) Use of Proceeds; Margin Regulations. All proceeds of each Transaction shall be used by Seller for purposes permitted under Seller’s governing documents, provided that no part of the proceeds of any Transaction will be used by Seller to purchase or carry any Margin Stock, to extend credit to others for the purpose of purchasing or carrying any margin stock or for any other purpose which would be in violation of the Margin Regulations or any other Regulations of the Board of Governors of the United States Federal Reserve System. Neither the entering into of any Transaction nor the use of any proceeds thereof will violate, or be inconsistent with, any provision of Regulation T, U or X of the Board of Governors of the Federal Reserve System.

(xx) Full and Accurate Disclosure. No information contained in the Transaction Documents, or any written statement furnished by or on behalf of Seller pursuant to the terms of the Transaction Documents, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under or context in which they were made.

(xxi) Financial Information. All financial data concerning Seller and the Purchased Assets that has been delivered by or on behalf of Seller to Buyer is true, complete and correct in all material respects. All financial data concerning Seller has been prepared fairly in accordance with GAAP. Since the delivery of such data, except as otherwise disclosed in writing to Buyer, there has been no change in the financial position of Seller or, to Seller’s Knowledge, the Purchased Assets, or in the results of operations of Seller, which change is reasonably likely to have a Material Adverse Effect on Seller.

(xxii) Hedging Transactions. To the Knowledge of Seller, as of the Purchase Date for any Purchased Asset that is subject to a Hedging Transaction, each such Hedging Transaction is in full force and effect in accordance with its terms, each counterparty thereto is an Affiliated Hedge Counterparty or a Qualified Hedge Counterparty, and no “Termination Event” or “Event of Default” or any similar event, however denominated, has occurred and is continuing with respect thereto.

(xxiii) Servicing Agreements. Seller has delivered to Buyer copies of all Servicing Agreements pertaining to the Purchased Assets and to the Knowledge of Seller, as of the date of this Agreement and as of the Purchase Date for the purchase of any Purchased Assets subject to a Servicing Agreement, each such Servicing Agreement is in full force and effect in accordance with its terms and no event of default exists thereunder.

(xxiv) No Reliance. Seller has made its own independent decisions to enter into the Transaction Documents and each Transaction and as to whether such Transaction is appropriate and proper for it based upon its own judgment and upon advice from such advisors (including without limitation, legal counsel and accountants) as it has deemed necessary. Seller is not relying upon any advice from Buyer or any Buyer as to any aspect of the Transactions, including without limitation, the legal, accounting or tax treatment of such Transactions.

(xxv) Anti-Money Laundering, Anti-Corruption and Economic Sanctions.

(a) Seller is in compliance, in all material respects, with the (A) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other applicable enabling legislation or executive order relating thereto, (B) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT Act of 2001), and (C) the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act of 2010 and any other applicable anti-bribery laws and regulations (collectively, “Anti-Corruption Laws”). No part of the proceeds of any Transaction will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the Anti-Corruption Laws, as amended.

(b) Seller agrees that, from time to time upon the prior written request of Buyer, it shall execute and deliver such further documents, provide such additional information and reports and perform such other acts as Buyer may reasonably request in order to insure compliance with the provisions hereof (including, without limitation, compliance with the USA Patriot Act of 2001) and to fully effectuate the purposes of this Agreement; provided, however, that nothing in this Article 9(b)(xxv) shall be construed as requiring Buyer to conduct any inquiry or decreasing Seller’s responsibility for its statements, representations, warranties or covenants hereunder. In order to enable Buyer and its Affiliates to comply with any anti-money laundering program and related responsibilities including, but not limited to, any obligations under the USA Patriot Act of 2001 and regulations thereunder, Seller on behalf of itself and its Affiliates makes the following representations and covenants to Buyer and its Affiliates, that neither Seller, nor, any of its Affiliates, is a Prohibited Investor and Seller is not acting on behalf of or on behalf of any Prohibited Investor. Seller agrees to promptly notify Buyer or a person appointed by Buyer to administer their anti-money laundering program, if applicable, of any change in information affecting this representation and covenant.

(xxvi) Intentionally Omitted.

(xxvii) Intentionally Omitted.

(xxviii) Insider. Seller is not an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than 10% of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375(b) or in regulations promulgated pursuant thereto) of any Buyer, of a bank holding company of which any Buyer is a Subsidiary, or of any Subsidiary, of a bank holding company of which any Buyer is a Subsidiary, of any bank at which any Buyer maintains a correspondent account or of any lender which maintains a correspondent account with any Buyer.

(xxix) Office of Foreign Assets Control. Seller warrants, represents and covenants that neither Seller, any of its Affiliates or the Assets are or will be an entity or Person that is or is owned or controlled by a Person that is the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Asset Control, the United Nations Security Council, the European Union, His Majesty’s Treasury of the United Kingdom, Her Majesty’s Treasury or the Department of Foreign Affairs and Trade of Australia (collectively, “Sanctions”). Seller covenants and agrees that, with respect to the Transactions under this Agreement, none of Seller or, to Seller’s Knowledge, any of its Affiliates will conduct any business, nor engage in any transaction, Assets or dealings, with any Person who is the subject of Sanctions. Seller further covenants and agrees that it will not, directly or indirectly, use the proceeds of the facility, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions or, in any other manner that will result in a violation of Sanctions.

(xxx) Notice Address; Jurisdiction of Organization. On the date of this Agreement, Seller’s address for notices is as specified on Annex I. Seller’s jurisdiction of organization is Delaware. The location where Seller keeps its books and records, including all computer tapes and records relating to the Collateral and Purchased Items, is its notice address. Seller may change its address for notices and for the location of its books and records by giving Buyer written notice of such change.

(xxxi) Anti-Money Laundering Laws. Seller either (1) is entirely exempt from or (2) has otherwise fully complied with all applicable anti-money laundering laws and regulations (collectively, the “Anti-Money Laundering Laws”), by (A) establishing an adequate anti-money laundering compliance program as required by the Anti-Money Laundering Laws, (B) conducting the requisite due diligence in connection with the origination of each Purchased Asset for purposes of the Anti-Money Laundering Laws, including with respect to the legitimacy of the related obligor (if applicable) and the origin of the assets used by such obligor to purchase the property in question, and (C) maintaining sufficient information to identify the related obligor (if applicable) for purposes of the Anti-Money Laundering Laws.

(xxxii) Ownership. Seller is and shall remain at all times a wholly owned direct or indirect subsidiary of Guarantor.

(xxxiii) Centre of Main Interests. Each Seller warrants, represents and covenants that it has not (A) taken any action that would cause its “centre of main interests” (as such term is used in Section 3(1) of the European Council Regulation (EC) No. 1346/2000 on Insolvency Proceedings (the “Insolvency Regulation”)) to be located in the United Kingdom or Europe or (B) registered as a company in any jurisdiction other than Delaware.

(xxxiv) Securitisation. The transactions contemplated under this Agreement and any other transactions entered into by Seller do not constitute a securitisation and Seller does not constitute a securitisation special purpose entity, in each case for the purpose of, and as defined in, the Securitisation Regulation.

Article 10.
NEGATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction, Seller shall not without the prior written consent of Buyer:

(a) take any action that would directly or indirectly impair or adversely affect title of Buyer to the Purchased Assets;

(b) transfer, assign, convey, grant, bargain, sell, set over, deliver or otherwise dispose of (including, without limitation, any effective transfer or other disposition or allocation among newly divided limited liability companies pursuant to a “plan of division” under the Delaware Limited Liability Company Act), or pledge or hypothecate, directly or indirectly, any interest in the Purchased Assets (or any of them) to any Person other than Buyer or engage in repurchase transactions or similar transactions with respect to the Purchased Assets (or any of them) with any Person other than Buyer, unless and until such Purchased Asset is repurchased by Seller in accordance with this Agreement;

(c) modify in any material respect any Servicing Agreements to which it is a party, without the consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed;

(d) create, incur or permit to exist any Lien in or on any of its property, assets, revenue, the Purchased Assets, the other Collateral or Purchased Items, whether now owned or hereafter acquired, other than the Liens granted by Seller pursuant to Article 6 of this Agreement, the Security Deed and the Lien granted by Pledgor under the Pledge and Security Agreement or unless and until such Purchased Asset relating to such Purchased Items or Collateral is repurchased by Seller in accordance with this Agreement;

(e) enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation, winding up or dissolution), sell all or substantially all of its assets (except in the ordinary course of business) without the consent of Buyer in its sole discretion;

(f) consent or assent to any Significant Modification relating to the Purchased Assets or other agreement or instrument relating to the Purchased Assets;

(g) permit the organizational documents or organizational structure of Seller to be amended without the prior written consent of Buyer, which consent shall not be unreasonably withheld, conditioned or delayed;

(h) acquire or maintain any right or interest in any Purchased Asset or Underlying Mortgaged Property that is senior to, junior to or pari passu with the rights and interests of Buyer therein under this Agreement and the other Transaction Documents unless such right or interest becomes a Purchased Asset hereunder or unless such right or interest exists as of the Purchase Date for such Purchased Asset and is approved by Buyer in writing;

(i) use any part of the proceeds of any Transaction hereunder for any purpose which violates, or would be inconsistent with, the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System; and

(j) incur any Indebtedness other than pursuant to, and in accordance with, this Agreement and the other Transaction Documents.

Article 11.
AFFIRMATIVE COVENANTS OF SELLER

On and as of the date hereof and each Purchase Date and until this Agreement is no longer in force with respect to any Transaction:

(a) Seller shall promptly notify Buyer of any material adverse change (i) in the business operations and/or financial condition of Seller, Pledgor or Guarantor; (ii) impacting any Purchased Asset, including, without limitation, any adverse impact on maintaining regulatory compliance (including licensing) with respect to any such Purchased Asset, promptly after Seller has Knowledge thereof; provided, however, that nothing in this Article 11 shall relieve Seller of its obligations under this Agreement.

(b) Seller shall provide Buyer with copies of such documents as Buyer may reasonably request evidencing the truthfulness of the representations set forth in Article 9 to the extent such documents are in Seller’s possession.

(c) Seller shall (i) defend the right, title and interest of Buyer in and to the Collateral and Purchased Items against, and take such other action as is necessary to remove, the Liens, security interests, claims and demands of all Persons (other than Liens created in favor of Buyer pursuant to the Transaction Documents), (ii) to the extent any additional limited liability company is formed by division of Seller pursuant to a “plan of division” under the Delaware Limited Liability Company Act (and without prejudice to Article 10(a)(ii)), Borrower shall cause any such additional limited liability company to assign, pledge and grant to Buyer all of its assets, and shall cause any owner of such additional limited liability company to pledge all of the Capital Stock and any rights in connection therewith of such additional limited liability company, to Buyer in support of all Repurchase Obligations in the same manner and to the same extent as the assignment, pledge and grant by Seller of all of Seller’s assets hereunder, and in the same manner and to the same extent as the pledge by each Pledgor of all of each such Pledgor’s right, title and interest in all of the Capital Stock of the applicable Seller and any rights in connection therewith, in each case pursuant to the applicable Pledge and Security Agreement and (iii) at Buyer’s reasonable request, take all action necessary to ensure that Buyer will have a first priority security interest in the Purchased Assets subject to any of the Transactions in the event such Transactions are recharacterized as secured financings.

(d) Seller shall notify Buyer and the Depository of the occurrence of any Default or Event of Default with respect to Seller or Guarantor as soon as possible but in no event later than the immediately succeeding Business Day after obtaining actual Knowledge of such event.

(e) Intentionally Omitted.

(f) Seller shall promptly deliver to Buyer (i) any notice of the occurrence of an event of default under the Purchased Asset Documents; (ii) any notice of transfer of servicing under the Purchased Asset Documents and (iii) any other information with respect to the Purchased Assets that may be reasonably requested by Buyer from time to time to the extent such information is in Seller’s possession; provided, that, any notices required to be delivered to Buyer pursuant to sub clause (i) shall be delivered to Buyer not later than one (1) Business Day following receipt of same by Seller and any notices or information required to be delivered to Buyer pursuant to sub clauses (ii) and (iii) shall be delivered to Buyer not later than two (2) Business Days following receipt of same by Seller.

(g) Seller will permit Buyer or its designated representative to inspect Seller’s records with respect to the Collateral and the Purchased Items and the conduct and operation of its business related thereto upon reasonable prior written notice from Buyer or its designated representative, at such reasonable times and with reasonable frequency, and to make copies of extracts of any and all thereof, subject to the terms of any confidentiality agreement between Buyer and Seller. Buyer shall act in a commercially reasonable manner in requesting and conducting any inspection relating to the conduct and operation of Seller’s business.

(h) If Seller shall at any time become entitled to receive or shall receive any rights, whether in addition to, in substitution of, as a conversion of, or in exchange for a Purchased Asset, or otherwise in respect thereof, Seller shall accept the same as Buyer’s agent, hold the same in trust for Buyer and deliver the same forthwith to Buyer (or the Custodian, as appropriate) in the exact form received, duly endorsed by Seller to Buyer, if required, together with all related and necessary duly executed transfer documents to be held by Buyer hereunder as additional collateral security for the Transactions. If any sums of money or property so paid or distributed in respect of the Purchased Assets shall be received by Seller, Seller shall, until such money or property is paid or delivered to Buyer, hold such money or property in trust for Buyer, segregated from other funds of Seller, as additional collateral security for the Transactions.

(i) At any time from time to time upon the reasonable request of Buyer, at the sole expense of Seller, Seller will (i) promptly and duly execute and deliver such further instruments and documents and take such further actions as Buyer may request for the purposes of obtaining or preserving the full benefits of this Agreement including the perfected, first priority security interest required hereunder, (ii) ensure that such security interest remains fully perfected at all times and remains at all times first in priority as against all other creditors of such Seller (whether or not existing as of the Closing Date, any Purchase Date or in the future) and (iii) obtain or preserve the rights and powers herein granted (including, among other things, filing such UCC financing statements as Buyer may request). If any amount payable under or in connection with any of the Collateral or Purchased Items shall be or become evidenced by any promissory note, other instrument or certificated security, such note, instrument or certificated security shall be immediately delivered to Buyer, duly endorsed in a manner satisfactory to Buyer, to be itself held as a Purchased Item and/or Collateral, as applicable, pursuant to this Agreement, and the documents delivered in connection herewith.

(j) Seller shall provide, or cause to be provided, to Buyer the following financial and reporting information:

(i) Within sixty (60) calendar days after the last day of each of the first three fiscal quarters in any fiscal year, a quarterly reporting package substantially in the form of Exhibit III-B attached hereto (the “Quarterly Reporting Package”);

(ii) Within one hundred twenty (120) calendar days after the last day of its fiscal year, an annual reporting package substantially in the form of Exhibit III-C attached hereto (the “Annual Reporting Package”); and

(iii) Upon Buyer’s request:

(A) a listing of any changes in Hedging Transactions with Qualified Hedge Counterparties, the names of the Qualified Hedge Counterparties and the material terms of such Hedging Transactions, delivered within 10 calendar days after Buyer’s request; and

(B) copies of Seller’s (if applicable) and Guarantor’s Federal Income Tax returns, if any, delivered within 30 calendar days after the filing thereof.

(k) Seller shall make a representative available to Buyer every month for attendance at a telephone conference, the date of which to be mutually agreed upon by Buyer and Seller, regarding the status of each Purchased Asset, Seller’s compliance with the requirements of Articles 11 and 12, and any other matters relating to the Transaction Documents or Transactions that Buyer wishes to discuss with Seller.

(l) Seller shall and shall cause Guarantor to at all times (i) comply with all contractual obligations, (ii) comply in all respects with all laws, ordinances, rules, regulations and orders (including, without limitation, environmental laws) of any Governmental Authority or any other federal, state, municipal or other public authority having jurisdiction over Seller and Guarantor or any of its assets and Seller and Guarantor shall do or cause to be done all things necessary to preserve and maintain in full force and effect its legal existence, and all licenses material to its business and (iii) maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets), in each case, to the extent that non-compliance would reasonably be likely to cause a Material Adverse Effect.

(m) Seller shall and shall cause Guarantor to at all times keep proper books of records and accounts in which full, true and correct entries shall be made of its transactions fairly in accordance with GAAP, and set aside on its books from its earnings for each fiscal year all such proper reserves in accordance with GAAP.

(n) Seller shall observe, perform and satisfy all the terms, provisions, covenants and conditions required to be observed, performed or satisfied by it, and shall pay when due all costs, fees and expenses required to be paid by it, including Tax liabilities, under the Transaction Documents. Seller shall pay and discharge all taxes, levies, liens and other charges on its assets and on the Collateral that, in each case, in any manner would create any lien or charge upon the Collateral, other than any such taxes that are being appropriately contested in good faith by appropriate proceedings diligently conducted and with respect to which adequate reserves have been provided in accordance with GAAP; provided such contest operates to suspend collection of the contested tax and enforcement of a lien.

(o) Seller shall advise Buyer in writing of the opening of any new chief executive office or the closing of any such office of Seller or Guarantor and of any change in Seller’s or Guarantor’s name or the places where the books and records pertaining to the Purchased Assets are held not less than fifteen (15) Business Days prior to taking any such action.

(p) Seller will maintain records with respect to the Collateral and Purchased Items and the conduct and operation of its business with no less a degree of prudence than if the Collateral and Purchased Items were held by Seller for its own account.

(q) Upon reasonable notice (unless an Event of Default shall have occurred and is continuing, in which case, no prior notice shall be required), during normal business hours, Seller shall allow Buyer to (i) review any operating statements, occupancy status and other property level information with respect to the underlying real estate directly or indirectly securing or supporting the Purchased Assets that either is in Seller’s possession or is available to Seller, (ii) examine, copy (at Buyer’s expense) and make extracts from its books and records, to inspect any of its Properties, and (iii) discuss Seller’s business and affairs with its Responsible Officers.

(r) Seller shall enter into Hedging Transactions with respect to each of the Hedge-Required Assets to the extent necessary to hedge interest rate risk associated with the Purchase Price on such

Hedge-Required Assets, in a manner reasonably acceptable to Buyer, to the extent that such Hedging Transactions will not give rise to non-qualifying REIT income under section 856 of the Code.

(s) Seller shall comply in all material respects with the terms of all Hedging Transactions entered into by Seller with respect to the Purchased Assets (including, without limitation, by posting of any required additional collateral when required thereunder), in each case, to the extent that non-compliance would have a Material Adverse Effect. Seller shall provide the Custodian with copies of all documentation relating to Hedging Transactions relating to the Purchased Assets with Qualified Hedge Counterparties promptly after entering into same.

(t) Seller shall:

(i) continue to engage in business of the same general type as now conducted by it or otherwise as approved by Buyer prior to the date hereof and maintain and preserve its legal existence and all of its material rights, privileges, licenses and franchises necessary for the operation of its business (including, without limitation, preservation of all lending licenses (if any) held by Seller and of Seller’s status as a “qualified transferee” (however denominated) under all documents which govern the Purchased Assets);

(ii) pay and discharge all Taxes imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and

(iii) not cause or permit any Change of Control.

(u) Seller shall cause each servicer of a Purchased Asset to provide to Buyer via electronic transmission, promptly upon request by Buyer a Servicing Tape for the most recently ended quarter (or any portion thereof).

(v) Seller has not and will not, except in connection with the obligations contemplated under the Transaction Documents:

(i) engage in any business or activity other than the entering into and performing its obligations under the Transaction Documents, and activities incidental thereto;

(ii) acquire or own any assets other than (A) the Purchased Assets and Purchased Items, (B) Hedging Transactions and (C) such incidental personal property related thereto;

(iii) merge into or consolidate with any Person, or dissolve, terminate, liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets (except in the ordinary course of its business) or change its legal structure;

(iv) (A) fail to observe all organizational formalities, or fail to preserve its existence as an entity duly organized, validly existing and in good standing (if applicable) under the applicable laws of the jurisdiction of its organization or formation, or (B) amend, modify, terminate or fail to comply with the provisions of its organizational documents, in each case without the prior written consent of Buyer;

(v) own any subsidiary, or make any investment in, any Person;

(vi) commingle its assets with the assets of any other Person (excluding any consolidation of its financials with those of an Affiliate in accordance with GAAP), or permit any Affiliate or constituent party independent access to its bank accounts;

(vii) incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the debt incurred pursuant to this Agreement and the Transaction Documents and unsecured trade debt incurred in the ordinary course of business not to exceed $200,000 (or the equivalent in the applicable Currency) in the aggregate at any time outstanding;

(viii) fail to maintain its records, books of account, bank accounts, financial statements, accounting records and other entity documents separate and apart from those of any other Person (other than the other Seller in accordance with the Transaction Documents); except that Seller’s financial position, assets, liabilities, net worth and operating results may be included in the consolidated financial statements of an Affiliate, provided that (A) appropriate notation shall be made on such consolidated financial statements to indicate the separate identity of Seller from such Affiliate and that Seller’s assets and credit are not available to satisfy the debts and other obligations of such Affiliate or any other Person, and (B) Seller’s assets, liabilities and net worth shall also be listed on Seller’s own separate balance sheet;

(ix) except for capital contributions or capital distributions permitted under the terms and conditions of Seller’s organizational documents and properly reflected on its books and records, enter into any transaction, contract or agreement with any general partner, member, shareholder, principal, guarantor of the obligations of Seller, or any Affiliate of the foregoing, except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arm’s-length basis with unaffiliated third parties;

(x) maintain its assets in such a manner that it will be costly or difficult to segregate, ascertain or identify its individual assets from those of any other Person;

(xi) assume or guaranty the debts of any other Person, hold itself out to be responsible for the debts of any other Person, or otherwise pledge its assets to secure the obligations of any other Person or hold out its credit or assets as being available to satisfy the obligations of any other Person (in each case, other than the other Seller in accordance with the Transaction Documents);

(xii) except in connection with a Purchased Asset or a loan or asset being assessed by Buyer as a potential Purchased Asset, make any loans or advances to any Person, or own any stock or securities of, any Person;

(xiii) fail to (A) file its own tax returns separate from those of any other Person, except to the extent Seller is treated as a “disregarded entity” for tax purposes and is not required to file separate tax returns under applicable Legal Requirements, and (B) pay any taxes required to be paid under applicable law or the terms of this Agreement; provided, however, that Seller shall not have any obligation to reimburse its equity holders or their Affiliates for any taxes that such equity holders or their Affiliates may incur as a result of any profits or losses of Seller;

(xiv) fail to (A) hold itself out to the public as a legal entity separate and distinct from any other Person (other than for tax purposes), (B) conduct its business solely in its own name or (C) correct any known misunderstanding regarding its separate identity;

(xv) fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations, provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

(xvi) if it is a partnership, exempted company or limited liability company, without the unanimous written consent of all of its partners or members, as applicable, and the written consent of one hundred percent (100%) of all directors or managers of Seller, including, without limitation, each Independent Director, commence any bankruptcy, insolvency, reorganization, liquidation, dissolution or similar proceeding with respect to Seller;

(xvii) fail to allocate shared expenses (including, without limitation, shared office space and services performed by an employee of an Affiliate) among the Persons sharing such expenses;

(xviii) fail to remain solvent or pay its own liabilities only from its own funds; provided that the foregoing shall not require any member, partner or shareholder of Seller to make any additional capital contributions to Seller;

(xix) acquire obligations or securities of its partners, members, shareholders or other Affiliates, as applicable;

(xx) have any employees;

(xxi) fail to maintain and use separate stationery, invoices and checks bearing its own name;

(xxii) have any of its obligations guaranteed by an Affiliate, other than Guarantor or;

(xxiii) identify itself as a department or division of any other Person;

(xxiv) acquire obligations or securities of its members or any Affiliates; or

(xxv) except in connection with the Purchased Assets or a loan or asset being assessed by Buyer as a potential Purchased Asset, buy or hold evidence of indebtedness issued by any other Person (other than cash or investment-grade securities).

(w) With respect to each Eligible Asset to be purchased hereunder that is an Eligible Asset, Seller shall notify Buyer in writing of the creation of any right or interest in such Eligible Asset or related mortgaged property that is senior to or pari passu with the rights and interests that are to be transferred to Buyer under this Agreement and the other Transaction Documents, and whether any such interest will be held or obtained by Seller or an Affiliate of Seller.

(x) Intentionally Omitted.

(y) Seller shall be solely responsible for the fees and expenses of any Custodian and the Acceptable Attorney, Depository and each servicer (including, without limitation, the Primary Servicer) of any or all of the Purchased Assets.

(z) Seller shall promptly, and in any event no less than ten (10) days after service of process on any of the following, provide Buyer written notice of any litigation, suit, arbitration, investigation (including, without limitation, any of the foregoing which are pending or threatened) or other legal or arbitrable proceedings affecting Seller or Guarantor or affecting any of their respective assets that (i) questions or challenges the validity and enforceability of any of the Transaction Documents or any action to be taken in connection with the transaction contemplated hereby, (ii) makes a claim or claims in an aggregate amount greater than the applicable Litigation Threshold, or (iii) which, individually or in the aggregate, if adversely determined, could be reasonably likely to have a Material Adverse Effect.

(aa) Upon request by Buyer, by the date that is forty-five (45) days following each anniversary of the Purchase Date with respect to each Purchased Asset, Seller shall, at its sole cost and expense, procure and deliver an updated Approved Valuation, as applicable, relating to each such Purchased Asset dated within ninety (90) days of the date on which it is delivered by Seller to Buyer.

Article 12.
EVENTS OF DEFAULT; REMEDIES

(a) Each of the following events shall constitute an “Event of Default” under this Agreement:

(i) Seller or Guarantor shall fail to repurchase (A) Purchased Assets upon the applicable Repurchase Date or (B) an Ineligible Asset (as hereunder defined) in accordance with Article 12(c);

(ii) Buyer shall fail to receive on any Remittance Date the accreted value of the Price Differential (less any amount of such Price Differential previously paid by Seller to Buyer) (including, without limitation, in the event the Income paid or distributed on or in respect of the Purchased Assets is insufficient to make such payment and Seller does not make such payment or cause such payment to be made);

(iii) Seller or Guarantor shall fail to cure any Margin Deficit in accordance with Article 4 of this Agreement;

(iv) Seller or Guarantor shall fail to make any payment not otherwise addressed under this Article 12(a) owing to Buyer that has become due, whether by acceleration or otherwise under the terms of this Agreement or the terms of the Pledge and Security Agreement, or the Guarantee, or the Fee Letter or any other Transaction Document, which failure is not remedied within three (3) Business Days after receipt of notice thereof from Buyer;

(v) Seller shall default in the observance or performance of its obligation in any agreement contained in Article 10 of this Agreement and, such default shall not be cured within five (5) Business Days after notice by Buyer to Seller thereof;

(vi) Intentionally Omitted;

(vii) an Act of Insolvency occurs with respect to Seller or Guarantor;

(viii) Seller or Guarantor shall admit in writing its inability to, or its intention not to, perform any of its obligations hereunder;

(ix) the Depository Agreement, the Pledge and Security Agreement, the Guaranty, any Security Deed or any other Transaction Document shall for whatever reason be terminated (except with Buyer’s prior written consent) or cease to be in full force and effect, or the enforceability thereof shall be contested by Seller, Guarantor or any counter-party thereto, as the case may be;

(x) any of Seller or Guarantor shall be in default under any Material Indebtedness of Seller or Guarantor, as applicable, which default (i) results in such Material Indebtedness becoming due prior to its scheduled maturity or (ii) permits the acceleration of the maturity of such Material Indebtedness by the holder or holders of any such Material Indebtedness or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require prepayment thereof, prior to its scheduled maturity, provided, however, that any such default, failure to perform or breach shall not constitute an Event of Default if Seller or Guarantor, as applicable, cures such default, failure to perform or breach, as the case may be, within any applicable notice and grace period, if any, provided under the applicable agreement, provided, further, however, that this clause (x) shall not apply to (x) Material Indebtedness that is secured Indebtedness and that becomes due as a result of the voluntary sale, refinancing or transfer of the property or assets securing such Material Indebtedness in a manner not prohibited by this Agreement, (y) regularly scheduled amortization payments with respect to Material Indebtedness or (z) customary non-default mandatory prepayments with respect to Material Indebtedness in connection with asset sales, casualty or condemnation events;

(xi) (A) Seller or an ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan that is not exempt from such Sections of ERISA and the Code, (B) any material “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the Pension Benefit Guaranty Corporation or a Plan shall arise on the assets of Seller or any ERISA Affiliate, (C) a Reportable Event (as referenced in Section 4043(b)(3) of ERISA) shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Plan, which Reportable Event (as so defined) or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of Buyer, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (D) any Plan shall terminate for purposes of Title IV of ERISA, (E) Seller or any ERISA Affiliate shall, or in the reasonable opinion of Buyer is likely to, incur any liability in connection with a withdrawal from, or the insolvency or reorganization of, a Multiemployer Plan or (F) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (A) through (F) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect;

(xii) either (A) the Transaction Documents shall for any reason not cause, or shall cease to cause, Buyer to be the owner free of any adverse claim of any of the Purchased Assets, and such condition is not cured by Seller within five (5) Business Days after notice thereof from Buyer to Seller or after Seller otherwise has Knowledge thereof, or (B) if a Transaction is recharacterized as a secured financing, and the Transaction Documents with respect to any Transaction shall for any reason cease to create and maintain a valid first priority security interest in favor of Buyer in any of the Purchased Assets and Seller fails to cure same within two (2) Business Days after notice from Buyer;

(xiii) an “Event of Default” or “Termination Event” occurs under any Affiliated Hedging Transaction on the part of Seller that is not cured within any applicable cure period thereunder after notice thereof from an Affiliated Hedge Counterparty to Seller;

(xiv) any governmental, regulatory, or self-regulatory authority shall have taken any action to remove, limit, restrict, suspend or terminate the rights, privileges, or operations of Seller or Guarantor, which suspension or termination has a Material Adverse Effect in the determination of Buyer;

(xv) any representation made by Seller to Buyer shall have been incorrect or untrue in any material respect when made or repeated or deemed to have been made or repeated (other than a breach of any of the representations and warranties set forth on Exhibit V hereto, which will not, in and of themselves, be Events of Default) and, to the extent that such incorrect or untrue representation is capable of being cured by Seller, such breach is not cured by Seller within the earlier of five (5) Business Days after (a) delivery of notice thereof to Seller by Buyer, or (b) Seller has Knowledge of such breach;

(xvi) a final nonappealable judgment by any competent court in the United States of America or other relevant jurisdiction for the payment of money rendered against Seller or Guarantor in an amount greater than the applicable Litigation Threshold, and remained undischarged or unpaid for a period of sixty (60) days, during which period execution of such judgment is not effectively stayed by bonding over or other means acceptable to Buyer, provided that any such judgment shall not give rise to an Event of Default under this clause (xvi) if and so long as (x)(A) the amount of such judgment which remains unsatisfied is covered by a valid and binding policy of insurance between Seller or Guarantor, as applicable, and (B) such insurer has been notified, and such insurer has not issued a notice denying coverage thereof;

(xvii) if Seller shall breach or fail to perform any of the covenants or conditions contained in this Agreement or any Transaction Document, other than those specifically otherwise referred to in this Article 12, such breach or failure to perform shall not be an Event of Default if, to the extent any such covenant is capable of being cured by Seller, such breach or failure to perform is cured by Seller no later than five (5) Business Days after (a) delivery of notice thereof to Seller by Buyer or (b) Seller has Knowledge of such breach or failure to perform; provided, however, if such breach or failure to perform is susceptible of cure but cannot reasonably be cured within such five (5) Business Day period and Seller shall have commenced to cure such default within such five (5) Business Day period and thereafter diligently and expeditiously proceeds to cure same, such five (5) Business Day period shall be extended by such amount of time as is reasonably necessary for Seller to cure such breach or failure to perform, such additional period not to exceed thirty (30) days in the aggregate; provided, further, if this Article 12 or any covenant contained in this Agreement provides Seller with a period of time to cure, correct or remedy any breach or failure to perform such covenant, any such extension to cure provided in this sub clause (xvii) shall not modify, amend or increase such period of time provided therein; and

(xviii) the breach by Guarantor of (a) any of the covenants under Section 9 of the Guaranty or (b) any other term, covenant (financial or otherwise) or condition set forth in the Guaranty or of any representation or warranty made in the Guaranty by Guarantor or in any Covenant Compliance Certificate furnished by Guarantor to Buyer pursuant to the provisions hereof or thereof shall prove to have been false or misleading in any material respect as of the time made; provided, however, that any such default or breach under clause (b) shall not constitute an Event of Default if Guarantor cures such default or breach, as the case may be, within five (5) Business Days after written notice thereof from Buyer.

(b) After the occurrence and during the continuance of an Event of Default, Buyer shall not have any obligation to enter into any further Transactions hereunder and, Seller hereby appoints Buyer as attorney-in-fact of Seller for the purpose of carrying out the provisions of this Agreement and taking any action and executing or endorsing any instruments that Buyer may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is irrevocable and coupled with an interest. If an Event of Default shall occur and be continuing with respect to Seller, the following rights and remedies shall be available to Buyer:

(i) At the option of Buyer, exercised by written notice to Seller (which option shall be deemed to have been exercised, even if no notice is given, immediately and automatically upon the occurrence of an Act of Insolvency with respect to Seller or Guarantor), the Repurchase Date for each Transaction hereunder shall, if it has not already occurred, be deemed immediately to occur (the date on which such option is exercised or deemed to have been exercised being referred to hereinafter as the “Accelerated Repurchase Date”).

(ii) If Buyer exercises or is deemed to have exercised the option referred to in Article 12(b)(i) of this Agreement:

(A) Seller’s obligations hereunder to repurchase all Purchased Assets shall become immediately due and payable on and as of the Accelerated Repurchase Date without presentment or demand of any kind, which are hereby expressly waived; and

(B) to the extent permitted by applicable law, the Repurchase Price with respect to each Transaction (determined as of the Accelerated Repurchase Date) shall be increased by the aggregate amount obtained by daily application of (x) the Pricing Rate for such Transaction multiplied by (y) the Repurchase Price for such Transaction (decreased by (I) any amounts actually remitted to Buyer by the Depository or Seller from time to time pursuant to Article 5 of this Agreement and applied to such Repurchase Price, and (II) any amounts applied to the Repurchase Price pursuant to Article 12(b)(iii) of this Agreement), which shall be calculated (1) with respect to Purchased Assets (GBP) and Purchased Assets (AU), on a 365-day-per year basis and (2) with respect to Purchased Assets (EUR), on a 360-day-per-year basis, in each case, for the actual number of days during the period from and including the Accelerated Repurchase Date to but excluding the date of payment of the Repurchase Price (as so increased).

(iii) Upon the occurrence and during the continuance of an Event of Default with respect to Seller, Buyer may (A) immediately sell, at a public or private sale in a commercially reasonable manner and at such price or prices as Buyer may deem satisfactory any or all of the Purchased Assets, and/or (B) in its sole discretion elect, in lieu of selling all or a portion of such Purchased Assets, to give Seller credit for such Purchased Assets in an amount equal to the Market Value of such Purchased Assets (but excluding for purposes of determining the Market Value of any Purchased Asset under this Article 12(b)(iii) the second (2nd) sentence of “Market Value”) against the aggregate unpaid Repurchase Price for such Purchased Assets and any other amounts owing by Seller under the Transaction Documents. The proceeds of any disposition of Purchased Assets effected pursuant to this Article 12(b)(iii) shall be applied (w) first, to the actual out-of-pocket costs and expenses incurred by Buyer in connection with Seller’s default; (x) second, to the Repurchase Prices of the Purchased Assets; (y) third, to any Breakage Costs; and (z) fourth, to return any excess to Seller.

(iv) The parties recognize that it may not be possible to purchase or sell all of the Purchased Assets on a particular Business Day, or in a transaction with the same purchaser, or in the same manner because the market for such Purchased Assets may not be liquid. In view of the nature of the Purchased Assets, the parties agree that liquidation of a Transaction or the Purchased Assets does not require a public purchase or sale and that a good faith private purchase or sale shall be deemed to have been made in a commercially reasonable manner. Accordingly, Buyer may elect, in its sole discretion, the time and manner of liquidating any Purchased Assets, and nothing contained herein shall (A) obligate Buyer to liquidate any Purchased Assets on the occurrence and during the continuance of an Event of Default or to liquidate all of the Purchased Assets in the same manner or on the same Business Day or (B) constitute a waiver of any right or remedy of Buyer.

(v) Seller shall be liable to Buyer and its Affiliates and shall indemnify Buyer and its Affiliates for the amount (including in connection with the enforcement of this Agreement) of losses, costs and expenses, including reasonable legal fees and expenses of outside counsel, actually incurred by Buyer in connection with or as a consequence of an Event of Default with respect to Seller.

(vi) Buyer shall have, in addition to its rights and remedies under the Transaction Documents, all of the rights and remedies provided by applicable federal, state, foreign (where relevant), and local laws (including, without limitation, if the Transactions are recharacterized as secured financings, the rights and remedies of a secured party under the UCC of the State of New York, to the extent that the UCC is applicable, and the right to offset any mutual debt and claim), in equity, and under any other agreement between Buyer and Seller. Without limiting the generality of the foregoing, Buyer shall be entitled to set off the proceeds of the liquidation of the Purchased Assets against all of Seller’s obligations to Buyer under, or relating to, this Agreement, without prejudice to the right of Buyer to recover any deficiency.

(vii) Buyer may exercise any or all of the remedies available to Buyer immediately upon the occurrence of an Event of Default with respect to Seller and at any time during the continuance thereof. All rights and remedies arising under the Transaction Documents, as amended from time to time, are cumulative and not exclusive of any other rights or remedies that Buyer may have.

(viii) Buyer may enforce all rights and remedies hereunder without prior judicial process or hearing, and Seller hereby expressly waives any defenses Seller might otherwise have to require Buyer to enforce its rights by judicial process. Seller also waives, to the extent permitted by law, any defense Seller might otherwise have arising from the use of non-judicial process, disposition of any or all of the Purchased Assets, or from any other election of remedies. Seller recognizes that non-judicial remedies are consistent with the usages of the trade, are responsive to commercial necessity and are the result of a bargain at arm’s length.

(c) If at any time Buyer determines that any Purchased Asset is not an Eligible Asset as a result of any representation or warranty made or provided by Seller with respect to such Purchased Asset being false or misleading at the time such representation or warranty was made or such material information was provided (except to the extent that such breach was set forth in any Requested Exceptions Report) (any such Purchased Asset, an “Ineligible Asset”), the related Transaction shall terminate and an Early Repurchase Date shall be deemed to occur with respect to such Purchased Asset. No later than two (2) Business Days after receiving notice from Buyer that such Purchased Asset has become an Ineligible Asset, Seller shall repurchase the affected Purchased Asset and Seller shall pay the applicable Repurchase Price for such Purchased Asset to Buyer by depositing such amount in immediately available funds at the direction of Buyer.

Article 13.
SINGLE AGREEMENT

Each of Buyer and Seller acknowledge that, and have entered hereinto and will enter into each Transaction hereunder in consideration of and in reliance upon the fact that, all Transactions hereunder constitute a single business and contractual relationship and have been made in consideration of each other. Accordingly, each of Buyer and Seller agrees (i) to perform all of its obligations in respect of each Transaction hereunder, and that a default in the performance of any such obligations shall constitute a default by it in respect of all Transactions hereunder, (ii) that each of them shall be entitled to set off claims and apply property held by them in respect of any Transaction against obligations owing to them in respect of any other Transactions hereunder and (iii) that payments, deliveries and other transfers made by either of them in respect of any Transaction shall be deemed to have been made in consideration of payments, deliveries and other transfers in respect of any other Transactions hereunder, and the obligations to make any such payments, deliveries and other transfers may be applied against each other and netted.

Article 14.
RECORDING OF COMMUNICATIONS

EACH OF BUYER AND SELLER SHALL HAVE THE RIGHT (BUT NOT THE OBLIGATION) FROM TIME TO TIME TO MAKE OR CAUSE TO BE MADE TAPE RECORDINGS OF COMMUNICATIONS BETWEEN ITS EMPLOYEES, IF ANY, AND THOSE OF THE OTHER PARTY WITH RESPECT TO TRANSACTIONS; PROVIDED, HOWEVER, THAT SUCH RIGHT TO RECORD COMMUNICATIONS SHALL BE LIMITED TO COMMUNICATIONS OF EMPLOYEES TAKING PLACE ON THE TRADING FLOOR OF THE APPLICABLE PARTY. EACH OF BUYER AND SELLER HEREBY CONSENTS TO THE ADMISSIBILITY OF SUCH TAPE RECORDINGS IN ANY COURT, ARBITRATION, OR OTHER PROCEEDINGS, AND AGREES THAT A DULY AUTHENTICATED TRANSCRIPT OF SUCH A TAPE RECORDING SHALL BE DEEMED TO BE A WRITING CONCLUSIVELY EVIDENCING THE PARTIES’ AGREEMENT.

Article 15.
NOTICES AND OTHER COMMUNICATIONS

Unless otherwise provided in this Agreement, all notices, consents, approvals and requests required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) hand delivery, with proof of delivery, (b) certified or registered United States mail, postage prepaid, (c) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of delivery, (d) by telecopier (with answerback acknowledged) provided that such telecopied notice must also be delivered by one of the means set forth above, or (e) by e-mail with confirmation of delivery, to the address specified in Annex I hereto or at such other address and person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Article 15. A notice shall be deemed to have been given: (v) in the case of hand delivery, at the time of delivery, (w) in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day, (x) in the case of expedited prepaid delivery upon the first attempted delivery on a Business Day, (y) in the case of telecopier, upon receipt of answerback confirmation, provided that such telecopied notice was also delivered as required in this Article 15, or (z) in the case of e-mail, upon confirmation of delivery. A party receiving a notice that does not comply with the technical requirements for notice under this Article 15 may elect to waive in writing any deficiencies and treat the notice as having been properly given.

Article 16.
ENTIRE AGREEMENT; SEVERABILITY

This Agreement shall supersede any existing agreements between the parties containing general terms and conditions for repurchase transactions. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.

Article 17.
NON ASSIGNABILITY

(a) Subject to Article 17(d) below, Seller may not assign any of its rights or obligations under this Agreement without the prior written consent of Buyer, and any attempt by Seller to assign any of its rights or obligations under this Agreement without the prior written consent of Buyer shall be null and void, ab initio.

(b) Any Buyer may at any time, without the consent of Seller or Guarantor, sell participations to any Eligible Assignee (“Participants”) in up to one hundred percent (100%) (in the aggregate, in one or more transactions, including any assignments under Article 17(c)) of such Buyer’s rights and/or obligations under the Transaction Documents; provided, that, so long as no Event of Default has occurred and is continuing, (i) Buyer’s obligations and Seller’s rights and obligations under the Transaction Documents shall remain unchanged, (ii) Buyer shall remain solely responsible to Seller for the performance of such obligations, (iii) Seller shall continue to deal solely and directly with Buyer in connection with Buyer’s rights and obligations under the Transaction Documents and (iv) no such Participant shall be a Prohibited Transferee.

(c) Any Buyer may at any time, without the consent of Seller or Guarantor but upon notice to Seller, sell and assign to any Eligible Assignee (an “Assignee”) up to one hundred percent (100%) (in the aggregate, in one or more transactions of the rights and obligations of such Buyer under the Transaction Documents. From and after the effective date of such assignment, such Eligible Assignee shall be a party and, to the extent provided in such assignment agreement, have the rights and obligations of Buyer under the Transaction Documents with respect to the percentage and amount of the Repurchase Price allocated to it; provided, that, so long as no Event of Default has occurred and is continuing, (i) Buyer shall remain solely responsible to Seller for the performance of Buyer’s obligations under the Transaction Documents, (ii) Seller shall continue to deal solely and directly with Buyer or its Affiliates in connection with Buyer’s rights and obligations under the Transaction Documents, (iii) Buyer will give written notice thereof at least five (5) Business Days’ prior to the effective date to each party (but Buyer shall not have any liability for any failure to timely provide such notice, provided that Buyer provides such notice promptly and in any event prior to the next Remittance Date for any Purchased Asset) and (iv) no such Assignee shall be a Prohibited Transferee. Any sale or assignment by any such Buyer of its rights or obligations under the Transaction Documents that does not comply with this Article 17(c) shall be treated for purposes of the Transaction Documents as a sale by such Buyer of a participation in such rights and obligations in accordance with Article 17(b). Each such assignment shall be made pursuant to an assignment and acceptance agreement and the applicable Buyer shall promptly (1) notify the Registrar of such assignment, (2) deliver a copy of the assignment and acceptance to the Registrar and (3) provide the Registrar with any information reasonably required to maintain the Register.

(d) Intentionally Omitted.

(e) Seller, or its designee or agent (“Registrar”) shall maintain a copy of each assignment and a register for the recordation of the names and addresses of the Assignees, and ownership rights in the Transactions, Purchased Assets or in any other interests under this Agreement of any Assignee pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Seller, Buyer and the Assignees shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the beneficial owner of the interests in the Transactions, Purchased Assets or in any other interests under this Agreement for all purposes of this Agreement. The Register shall be available for inspection by Seller, Buyer and any Assignee, at any reasonable time and from time to time upon reasonable prior notice.

(f) If a Buyer sells a participation, such Buyer shall, acting solely for this purpose as a non-fiduciary agent of Seller, maintain a register on which it enters the name and address of each Participant and the ownership rights in the Transactions, Purchased Assets or any other interests under this Agreement of each Participant (the “Participant Register”). No Buyer shall have any obligation to disclose all or any portion of the Participant Register to any Person except to the extent that such disclosure is necessary to establish that such ownership rights in the Transactions, Purchased Assets or any other interests under this Agreement are in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.

(g) Nothing in this Agreement shall prevent or prohibit any Buyer from pledging or granting any other Lien over any of its rights or interests under or in respect of the Transaction Documents or Purchased Assets to a Federal Reserve Bank or central bank in support of borrowings made by such Buyer from such Federal Reserve Bank or central bank; provided, however, no such pledge or Lien shall release a Buyer from any of its obligations hereunder or substitute any such pledgee for such Buyer as a party hereto.

(h) In connection with any assignment, sale or participation pursuant to Article 17(b) or 17(c), as applicable, all costs and expenses incurred by Buyer and any Assignee or Participant shall be paid by Buyer and/or such Assignee or Participant and, unless otherwise agreed between Buyer and Seller, all out-of-pocket third party costs and expenses incurred by Seller, Pledgor or Guarantor in connection with Seller’s compliance with requests made pursuant to this Article 17 shall be paid by the Buyer assigning, selling or participating, as applicable, its interest in the Facility; provided that Seller shall be responsible for the payment of Seller’s, Pledgor’s and Guarantor’s attorneys’ fees and expenses in connection therewith.

(i) Seller shall cooperate with Buyer in connection with any such sale and assignment of participations, syndications or assignments pursuant to this Article 17 and shall enter into such restatements of, and amendments, supplements and other modifications to, the Transaction Documents to give effect to any such sale or assignment or any required bifurcation in connection therewith; provided, that none of the foregoing shall change any economic or other material term of the Transaction Documents in a manner adverse to Seller without the consent of Seller; and provided, further, that in each case, any such amendments, supplements and other modifications to, the Transaction Documents shall otherwise be in form and substance reasonably acceptable to Seller.

Article 18.
GOVERNING LAW

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF SAVE THAT EXHIBIT V AND ALL NON-CONTRACTUAL OBLIGATIONS ARISING OUT OF OR IN CONNECTION WITH IT ARE GOVERNED BY ENGLISH LAW.

Article 19.
NO WAIVERS, ETC.

No express or implied waiver of any Event of Default by either party shall constitute a waiver of any other Event of Default and no exercise of any remedy hereunder by any party shall constitute a waiver of its right to exercise any other remedy hereunder. No modification or waiver of any provision of this Agreement and no consent by any party to a departure here from shall be effective unless and until such shall be in writing and duly executed by both of the parties hereto. Without limitation of any of the foregoing, the failure to give a notice pursuant to Articles 4(a) or 4(b) hereof will not constitute a waiver of any right to do so at a later date.

Article 20.
USE OF EMPLOYEE PLAN ASSETS

(a) If assets of an employee benefit plan subject to any provision of ERISA are intended to be used by either party hereto (the “Plan Party”) in a Transaction, the Plan Party shall so notify the other party prior to the Transaction. The Plan Party shall represent in writing to the other party that the Transaction does not constitute a prohibited transaction under ERISA or is otherwise exempt therefrom, and the other party may proceed in reliance thereon but shall not be required so to proceed.

(b) Subject to the last sentence of subparagraph (a) of this Article 20, any such Transaction shall proceed only if Seller furnishes or has furnished to Buyer its most recent available audited statement of its financial condition and its most recent subsequent unaudited statement of its financial condition.

(c) By entering into a Transaction, pursuant to this Article 20, Seller shall be deemed (i) to represent to Buyer that since the date of Seller’s latest such financial statements, there has been no material adverse change in Seller’s financial condition that Seller has not disclosed to Buyer, and (ii) to agree to provide Buyer with future audited and unaudited statements of its financial condition as they are issued, so long as it is Seller in any outstanding Transaction involving a Plan Party.

Article 21.
INTENT

(a) The parties intend and recognize that each Transaction is a “securities contract” as that term is defined in Section 741 of the Bankruptcy Code (except insofar as the type of assets subject to such Transaction would render such definition inapplicable). The Parties intend (i) for each Transaction to qualify for the safe harbor treatment provided by the Bankruptcy Code and for Buyer to be entitled to all of the rights, benefits and protections afforded to Persons under the Bankruptcy Code with respect to a “securities contract” as defined in Section 741(7) of the Bankruptcy Code and that payments under this Agreement are deemed “margin payments” or “settlement payments,” as defined in Section 101 of the Bankruptcy Code, (ii) for the grant of a security interest set forth in Article 6 to also be a “securities contract” as defined in Section 741(7)(A)(xi) of the Bankruptcy Code, and (iii) that Buyer (for so long as each party is either a “financial institution,” “financial participant,” “repo participant,” “master netting participant” or other entity listed in Sections 546, 555, 559, 561, 362(b)(6) or 362(b)(7) of the Bankruptcy Code) shall be entitled to the “safe harbor” benefits and protections afforded under the Bankruptcy Code with respect to a “repurchase agreement” and a “securities contract,” and a “master netting contract” including (x) the rights, set forth in Article 12 and in Section 555, 559 and 561 of the Bankruptcy Code, to liquidate the Purchased Assets and terminate this Agreement, and (y) the right to offset or net out as set forth in Article 12 and in Sections 362(b)(6), 362(b)(7), 362(o) and 546 of the Bankruptcy Code.

(b) It is understood that either party’s right to accelerate or terminate this Agreement or to liquidate Assets delivered to it in connection with the Transactions hereunder or to exercise any other remedies pursuant to Article 12 hereof is a contractual right to accelerate or terminate this Agreement or to liquidate Assets as described in Sections 555 and 559 of the Bankruptcy Code. It is further understood and agreed that either party’s right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement or the Transactions hereunder is a contractual right to cause the termination, liquidation or acceleration of, or to offset net termination values, payment amounts or other transfer obligations arising under or in connection with this Agreement as described in Section 561 of the Bankruptcy Code.

(c) The parties agree and acknowledge that if a party hereto is an “insured depository institution,” as such term is defined in the Federal Deposit Insurance Act, as amended (“FDIA”), then each Transaction hereunder is a “qualified financial contract,” as that term is defined in the FDIA and any rules, orders or policy statements thereunder (except insofar as the type of assets subject to such Transaction would render such definition inapplicable).

(d) Each party hereto further agrees that it shall not challenge the characterization of this Agreement or any Transaction as a “repurchase agreement,” “securities contract,” and/or “master netting agreement,” or each party as a “repo participant” within the meaning of the Bankruptcy Code except in so far as the type of Purchased Assets subject to the Transactions or, in the case of a “repurchase agreement,” the term of the Transactions, would render such definition inapplicable.

(e) It is understood that this Agreement constitutes a “netting contract” as defined in and subject to Title IV of the Federal Deposit Insurance Corporation Improvement Act of 1991 (“FDICIA”) and each payment entitlement and payment obligation under any Transaction hereunder shall constitute a “covered contractual payment entitlement” or “covered contractual payment obligation”, respectively, as defined in and subject to FDICIA (except insofar as one or both of the parties is not a “financial institution” as that term is defined in FDICIA).

(f) It is understood that this Agreement constitutes a “master netting agreement” as defined in Section 101(38A) of the Bankruptcy Code, and as used in Section 561 of the Bankruptcy Code.

(g) Each party to this Agreement acknowledges that it is its intent for purposes of U.S. federal, state and local income and franchise Taxes (a) to treat each Transaction as indebtedness of Seller that is secured by the Purchased Assets that does not give rise to or result in treatment of Seller or any Transaction as a taxable mortgage pool (as defined in Section 7701(i) of the Code) and (b) that the Purchased Assets are owned by Seller (or, so long as Seller is classified as a disregarded entity for U.S. federal income tax purposes, its regarded owner) in the absence of a continuing Event of Default by Seller and completion of foreclosure remedies by Buyers. All parties to this Agreement agree to such treatment for all Tax purposes (including, without limitation, on any and all filings with any U.S. federal, state, or local taxing authority) and agree to take no action inconsistent with this treatment, unless required pursuant to a “determination” within the meaning of Code Section 1313(a) or by a change in applicable law after the date of this Agreement.

Article 22.
DISCLOSURE RELATING TO CERTAIN FEDERAL PROTECTIONS

The parties acknowledge that they have been advised that:

(a) in the case of Transactions in which one of the parties is a broker or dealer registered with the Securities and Exchange Commission (“SEC”) under Section 15 of the Securities Exchange Act of 1934, the Securities Investor Protection Corporation has taken the position that the provisions of the Securities Investor Protection Act of 1970 (“SIPA”) do not protect the other party with respect to any Transaction hereunder;

(b) in the case of Transactions in which one of the parties is a government securities broker or a government securities dealer registered with the SEC under Section 15C of the 1934 Act, SIPA will not provide protection to the other party with respect to any Transaction hereunder;

(c) in the case of Transactions in which one of the parties is a financial institution, funds held by the financial institution pursuant to a Transaction hereunder are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation or the National Credit Union Share Insurance Fund, as applicable; and

(d) in the case of Transactions in which one of the parties is an “insured depository institution”, as that term is defined in Section 1813(c)(2) of Title 12 of the United States Code, funds held by the financial institution pursuant to a Transaction are not a deposit and therefore are not insured by the Federal Deposit Insurance Corporation, the Savings Association Insurance Fund or the Bank Insurance Fund, as applicable.

Article 23.
CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

(a) Pursuant to, and in accordance with, Section 5-1402 of the New York State General ObligationS Law, each party irrevocably and unconditionally (i) submits to the non exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.

(b) To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Agreement or relating in any way to this Agreement or any Transaction under this Agreement.

(c) The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified herein. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Article 23 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.

(d) SELLER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR

RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT OR ANY INSTRUMENT OR DOCUMENT DELIVERED HEREUNDER OR THEREUNDER.

Article 24.
NO RELIANCE

Each of Buyer and Seller hereby acknowledges, represents and warrants to the other that, in connection with the negotiation of, the entering into, and the performance under, the Transaction Documents and each Transaction thereunder:

(a) it is not relying (for purposes of making any investment decision or otherwise) upon any advice, counsel or representations (whether written or oral) of the other party to the Transaction Documents, other than the representations expressly set forth in the Transaction Documents;

(b) it has consulted with its own legal, regulatory, tax, business, investment, financial and accounting advisors to the extent that it has deemed necessary, and it has made its own investment, hedging and trading decisions (including decisions regarding the suitability of any Transaction) based upon its own judgment and upon any advice from such advisors as it has deemed necessary and not upon any view expressed by the other party;

(c) it is a sophisticated and informed Person that has a full understanding of all the terms, conditions and risks (economic and otherwise) of the Transaction Documents and each Transaction thereunder and is capable of assuming and willing to assume (financially and otherwise) those risks;

(d) it is entering into the Transaction Documents and each Transaction thereunder for the purposes of managing its borrowings or investments or hedging its assets or liabilities and not for purposes of speculation; and

(e) it is not acting as a fiduciary or financial, investment or commodity trading advisor for the other party and has not given the other party (directly or indirectly through any other Person) any assurance, guarantee or representation whatsoever as to the merits (either legal, regulatory, tax, business, investment, financial accounting or otherwise) of the Transaction Documents or any Transaction thereunder.

Article 25.
INDEMNITY

Seller hereby agrees to indemnify Buyer and each of its Affiliates and each of its and their officers, directors, and employees (“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses (including attorneys’ fees and disbursements) and the costs of enforcement of this Article 25 or disbursements (all of the foregoing, collectively “Indemnified Amounts”) that may at any time (including, without limitation, such time as this Agreement shall no longer be in effect and the Transactions shall have been repaid in full) be imposed on, incurred and paid by or asserted against any Indemnified Party in any way whatsoever arising out of or in connection with, or relating to the Transaction Documents including this Agreement or any Transactions hereunder or any action taken or omitted to be taken by any Indemnified Party under or in connection with any of the foregoing; provided, that Seller shall not be liable for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Buyer or any Indemnified Party; provided, further that this Article 25 shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. Without limiting the generality of the foregoing, Seller agrees to hold Buyer harmless from and indemnify Buyer against all Indemnified Amounts with respect to all Purchased Assets relating to or arising out of any violation or alleged violation of any environmental law, rule or regulation or any consumer credit laws, including without limitation ERISA, the Truth in Lending Act and/or the Real Estate Settlement Procedures Act; provided, that Seller shall not be liable for liabilities, obligations, losses, damages, penalties, actions, judgments, suits, fees, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of Buyer or any Indemnified Party. In any suit, proceeding or action brought by Buyer in connection with any Purchased Asset for any sum owing thereunder, or to enforce any provisions of any Purchased Asset, Seller will save, indemnify and hold Buyer harmless from and against all expense (including reasonable attorneys’ fees of outside counsel), loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by Seller of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from Seller. Seller also agrees to reimburse Buyer as and when billed by Buyer for all Buyer’s reasonable costs and expenses incurred in connection with Buyer’s due diligence reviews with respect to the Purchased Assets (including, without limitation, those incurred pursuant to Article 26 and Article 3 (including, without limitation, all Pre-Purchase Legal Expenses, even if the underlying prospective Transaction for which they were incurred does not take place for any reason) and the enforcement or the preservation of the rights of Buyer under this Agreement, any Transaction Documents or Transaction contemplated hereby, including without limitation the reasonable fees and disbursements of its outside counsel). Seller hereby acknowledges that the obligation of Seller hereunder is a recourse obligation of Seller and this Article 25 shall survive the termination of this Agreement and the Transactions contemplated hereby.

Article 26.
DUE DILIGENCE

Seller acknowledges that Buyer has the right to perform continuing due diligence reviews with respect to the Purchased Assets, for purposes of verifying compliance with the representations, warranties and specifications made hereunder, or otherwise, and Seller agrees that upon reasonable prior notice to Seller, Buyer or its authorized representatives will be permitted during normal business hours to examine, inspect, and make copies and extracts of, the Purchased Asset Files, Servicing Records and any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession or under the control of Seller, Primary Servicer and any other servicer or sub servicer and/or the Custodian. Seller agrees to reimburse Buyer for any and all reasonable out-of-pocket costs and expenses incurred by Buyer with respect to continuing due diligence on the Purchased Assets, which shall be paid by Seller to Buyer within thirty (30) calendar days after receipt of an invoice therefor. Seller also shall make available to Buyer a knowledgeable financial or accounting officer for the purpose of answering questions respecting the Purchased Asset Files and the Purchased Assets. Without limiting the generality of the foregoing, Seller acknowledges that Buyer may enter into Transactions with Seller based solely upon the information provided by Seller to Buyer and the representations, warranties and covenants contained herein, and that Buyer, at its option, has the right at any time to conduct a partial or complete due diligence review on some or all of the Purchased Assets. Buyer may underwrite such Purchased Assets itself or engage a third party underwriter to perform such underwriting. Seller agrees to cooperate with Buyer and any third party underwriter in connection with such underwriting, including, but not limited to, providing Buyer and any third party underwriter with access to any and all documents, records, agreements, instruments or information relating to such Purchased Assets in the possession, or under the control, of Seller. Seller further agrees that Seller shall reimburse Buyer for any and all reasonable attorneys’ fees, costs and expenses incurred by Buyer in connection with continuing due diligence on Eligible Assets and Purchased Assets.

Article 27.
SERVICING

(a) Each servicer of any Purchased Asset (including the Primary Servicer) shall service the Assets on behalf of Buyer and Buyer’s successors and assigns. The appointment of each servicer of any Purchased Asset (including the Primary Servicer) shall be subject to the prior written consent of Buyer, which consent shall be in Buyer’s reasonable discretion. Seller shall cause each such servicer (including the Primary Servicer) to service the Purchased Assets at Seller’s sole cost and on behalf of Buyer in accordance with Accepted Servicing Practices; provided that, without prior written consent of Buyer in its sole discretion as required by Article 7(d) and 7(e), no servicer (including the Primary Servicer) of any of the Purchased Assets shall take any action with respect to any Purchased Asset described in Article 7(d) and 7(e).

(b) Seller agrees that Buyer is the owner of all servicing records, including, but not limited to, any and all servicing agreements (including, without limitation, the Primary Servicing Agreement or any other servicing agreement relating to the servicing of any or all of the Purchased Assets) (collectively, the “Servicing Agreements”), files, documents, records, data bases, computer tapes, copies of computer tapes, proof of insurance coverage, insurance policies, valuations, other closing documentation, payment history records, and any other records relating to or evidencing the servicing of Purchased Assets (the “Servicing Records”), so long as the Purchased Assets are subject to this Agreement. Seller covenants to safeguard such Servicing Records and to deliver them promptly to Buyer or its designee at Buyer’s request.

(c) Upon the occurrence and during the continuance of an Event of Default, Buyer may, in its sole discretion, (i) sell its right to the Purchased Assets on a servicing released basis and/or (ii) terminate Seller (as the servicer), Primary Servicer or any other servicer or sub servicer of the Purchased Assets with or without cause, in each case without payment of any termination fee.

(d) Seller shall not employ sub-servicers or any other servicer other than Primary Servicer pursuant to the Primary Servicing Agreement to service the Purchased Assets without the prior written approval of Buyer, in Buyer’s sole discretion. If the Purchased Assets are serviced by such Buyer approved sub-servicer or any other servicer, Seller shall, irrevocably assign all rights, title and interest (if any) in the servicing agreements in the Purchased Assets to Buyer. Seller shall cause all servicers and sub-servicers engaged by Seller to execute a direct agreement with Buyer acknowledging the security interest of Buyer and agreeing that each servicer and/or sub servicer shall transfer all Income with respect to the Purchased Assets in accordance with the applicable Servicing Agreement and so long as any Purchased Asset is owned by Buyer hereunder, following notice from Buyer to Seller and each such servicer of an Event of Default under this Agreement, each such servicer (including Primary Servicer) or sub-servicer shall take no action with regard to such Purchased Asset other than as specifically directed by Buyer.

(e) Intentionally omitted.

(f) For the avoidance of doubt, Seller retains no economic rights to the servicing, other than Seller’s rights under the Primary Servicing Agreement or any other servicing agreement related to the Purchased Assets. As such, Seller expressly acknowledges that the Purchased Assets are sold to Buyer on a “servicing released” basis with such servicing retained by the Servicer.

(g) Seller shall cause each servicer of a Purchased Asset to provide to Buyer via electronic transmission, promptly upon request by Buyer a Servicing Tape for the quarter (or any portion thereof) prior to the date of Buyer’s request.

Article 28.
MISCELLANEOUS

(a) All rights, remedies and powers of Buyer hereunder and in connection herewith are irrevocable and cumulative, and not alternative or exclusive, and shall be in addition to all other rights, remedies and powers of Buyer whether under law, equity or agreement. In addition to the rights and remedies granted to it in this Agreement, to the extent this Agreement is determined to create a security interest, Buyer shall have all rights and remedies of a secured party under the UCC.

(b) This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument, and the words “executed,” “signed,” “signature,” and words of like import as used above and elsewhere in this Agreement or in any other certificate, agreement or document related to this transaction shall include, in addition to manually executed signatures, images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, any electronic sound, symbol, or process, attached to or logically associated with a contract or other record and executed or adopted by a person with the intent to sign the record). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

(c) The headings in the Transaction Documents are for convenience of reference only and shall not affect the interpretation or construction of the Transaction Documents.

(d) Without limiting the rights and remedies of Buyer under the Transaction Documents, Seller shall pay on demand Buyer’s reasonable actual out-of-pocket costs and expenses, including reasonable fees and expenses of accountants, attorneys and advisors, incurred in connection with the preparation, negotiation, execution, consummation and administration of, and any amendment, supplement or modification to, the Transaction Documents and the Transactions thereunder, whether or not such Transaction Document (or amendment thereto) or Transaction is ultimately consummated. Seller agrees to pay Buyer and any Buyer on demand all actual out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses for legal services of every kind) of any subsequent enforcement of any of the provisions hereof, or of the performance by Buyer and such Buyer of any obligations of Seller in respect of the Purchased Assets, or any actual or attempted sale, or any exchange, enforcement, collection, compromise or settlement in respect of any of the Collateral or Purchased Items and for the custody, care or preservation of the Collateral or Purchased Items (including insurance costs) and defending or asserting rights and claims of Buyer in respect thereof, by litigation or otherwise, in each case, after the occurrence and during the continuance of an Event of Default. In addition, Seller agrees to pay Buyer on demand all reasonable costs and expenses (including reasonable expenses for legal services) incurred in connection with the maintenance of the Depository Account and, upon the occurrence and during the continuance of an Event of Default, registering the Collateral and Purchased Items in the name of Buyer or its nominee. All such expenses shall be recourse obligations of Seller to Buyer under this Agreement.

(e) In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of such rights, Seller, Guarantor and the Subsidiaries of Guarantor that directly or indirectly own Seller hereby grant to Buyer and each Buyer and their respective Affiliates, including the Affiliated Hedge Counterparty, if applicable, a right of offset, to secure repayment of all amounts owing to

Buyer or such Buyer or its Affiliates by Seller, any entity that directly or indirectly owns Seller, or Guarantor under the Transaction Documents and any Hedging Transactions, upon any and all monies, securities, collateral or other property of Seller, any entity that directly or indirectly owns Seller, or Guarantor and the proceeds therefrom, now or hereafter held or received by Buyer or its Affiliates or any entity under the control of Buyer or its Affiliates and its respective successors and assigns (including, without limitation, branches and agencies of Buyer, wherever located), on behalf of Seller, any entity that directly or indirectly owns Seller, or Guarantor, whether for safekeeping, custody, pledge, transmission, collection, or otherwise, and also upon any and all deposits (general or specified) of Seller, any entity that directly or indirectly owns Seller, or Guarantor at any time existing. Buyer and its Affiliates are hereby authorized at any time and from time to time upon the occurrence and during the continuance of an Event of Default, without notice to Seller, any entity that directly or indirectly owns Seller, or Guarantor, any such notice being expressly waived, to offset, appropriate, apply and enforce such right of offset against any and all items hereinabove referred to, against any amounts owing to Buyer or such Buyer or their respective Affiliates by Seller, any entity that directly or indirectly owns Seller, or Guarantor under the Transaction Documents or any Hedging Transactions, irrespective of whether Buyer, such Buyer or their respective Affiliates shall have made any demand hereunder and although such amounts, or any of them, shall be contingent or unmatured and regardless of any other collateral securing such amounts. Seller, any entity that directly or indirectly owns Seller, or Guarantor shall be deemed directly indebted to Buyer and its Affiliates in the full amount of all amounts owing to Buyer and its Affiliates by Seller, any entity that directly or indirectly owns Seller, or Guarantor under the Transaction Documents and any Hedging Transaction, and Buyer and its Affiliates shall be entitled to exercise the rights of offset provided for above. ANY AND ALL RIGHTS TO REQUIRE BUYER OR ITS AFFILIATES TO EXERCISE THEIR RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL OR PURCHASED ITEMS THAT SECURE THE AMOUNTS OWING TO BUYER OR ITS AFFILIATES BY SELLER, ANY ENTITY THAT DIRECTLY OR INDIRECTLY OWNS SELLER, OR GUARANTOR UNDER THE TRANSACTION DOCUMENTS AND ANY HEDGING TRANSACTIONS, PRIOR TO EXERCISING THEIR RIGHT OF OFFSET WITH RESPECT TO SUCH MONIES, SECURITIES, COLLATERAL, DEPOSITS, CREDITS OR OTHER PROPERTY OF SELLER, ANY ENTITY THAT DIRECTLY OR INDIRECTLY OWNS SELLER, OR GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED BY SELLER, ANY ENTITY THAT DIRECTLY OR INDIRECTLY OWNS SELLER, OR GUARANTOR.

(f) Seller and Guarantor agree that neither shall assert any claims against Buyer for special, indirect, consequential or punitive damages for the actual use or purported use of proceeds hereunder.

(g) Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or be invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

(h) This Agreement contains a final and complete integration of all prior expressions by the parties with respect to the subject matter hereof and thereof and shall constitute the entire agreement among the parties with respect to such subject matter, superseding all prior oral or written understandings.

(i) The parties understand that this Agreement is a legally binding agreement that may affect such party’s rights. Each party represents to the other that it has received legal advice from counsel of its choice regarding the meaning and legal significance of this Agreement and that it is satisfied with its legal counsel and the advice received from it.

(j) Should any provision of this Agreement require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any Person by reason of the rule of construction that a document is to be construed more strictly against the Person who itself or through its agent prepared the same, it being agreed that all parties have participated in the preparation of this Agreement.

(k) Wherever pursuant to this Agreement, Buyer exercises any right given to it to consent or not consent, or to approve or disapprove, or any arrangement or term is to be satisfactory to, Buyer in its sole discretion, Buyer shall decide to consent or not consent, or to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory, in its sole discretion and such decision by Buyer shall be final and conclusive (except to the extent this Agreement expressly provides that Buyer’s consent shall not be unreasonably withheld).

(l) If Seller consists of more than one Person, the representations, covenants, warranties, obligations and liabilities of all such Persons comprising Seller shall be joint and several.

(m) Any Price Differential, commission or fee accruing under this Agreement will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 365 days in respect of British Pound Sterling and AU Dollar or 360 days in respect of Euro. Subject to paragraph (n) below, the amount of any interest, commission or fee accruing under this Agreement on any day during a Pricing Rate Period is calculated without any rounding.

(n) Notwithstanding paragraph (m) above, the aggregate amount of any Price Differential, commission or fee accruing under this Agreement, and which is or becomes payable by Seller under this Agreement, shall be rounded to two decimal places.

Article 29.
ADDITIONAL JURISDICTIONS

(a) At Seller’s request, Buyer may agree, in its sole discretion, to approve Additional Jurisdictions relating to Eligible Assets in order to enter into Transactions subject to such Additional Jurisdictions. Seller shall provide Buyer with written notice of its request pursuant to this Article 29 and shall identify the requested Additional Jurisdiction(s). Upon the completion of satisfactory diligence, credit approval and consultation with legal counsel (including, without limitation, outside counsel in the relevant Additional Jurisdiction(s)) determined by Buyer in its sole discretion, Buyer shall notify Seller of its approval or non-approval of such requested Additional Jurisdiction(s). In the event that Buyer determines that such requested Additional Jurisdiction shall be an approved Additional Jurisdiction hereunder, the approval shall be effectuated upon the fulfillment of the following conditions:

(i) A Confirmation of Supplemental Provisions shall be delivered, fully executed by the relevant parties thereto, together with such other documents or Transaction Documents as may be reasonably requested by Buyer;

(ii) No Material Adverse Effect, Margin Deficit, Default or Event of Default shall have occurred and be continuing, or would result from the addition of such Additional Jurisdiction;

(iii) The representations and warranties contained in Article 9 shall be true and correct in all material respects, as of the date of the related Confirmation of Supplemental Provisions;

(iv) Buyer shall have received a legal opinion, dated as of the date of the related Confirmation of Supplemental Provisions described above, addressed to Buyer and its successors and/or assigns, relating to security interests under the laws of such Additional Jurisdiction in form and substance reasonably acceptable to Buyer; and

(v) Such entity shall provide Buyer with such other documentation or information as Buyer may request with respect to such Additional Jurisdiction, and shall pay all reasonable out-of-pocket costs and expenses actually incurred by Buyer under this Article 29.

(b) For purposes of this Agreement, each of Germany, the Netherlands, Ireland, Luxembourg and Belgium shall be deemed approved by Buyer as Additional Jurisdictions, provided that Seller shall comply with the requirements set forth in Article 29(a)(i) through (v) in connection with each of the foregoing jurisdictions.

Article 30.
CONFIDENTIALITY

All information regarding the terms set forth in any of the Transaction Documents or the Transactions shall be kept confidential and shall not be disclosed by either Seller or Buyer to any Person except (a) to the Affiliates of Buyer or Seller, as applicable, or its or their respective directors, officers, employees, agents, advisors, attorneys and other representatives who are informed of the confidential nature of such information and instructed to keep it confidential, (b) to Seller’s, Pledgor’s and Guarantor’s direct or indirect investors, (c) to the extent requested by any regulatory authority or required by Requirement of Law (including SEC rules, regulations and guidelines), (d) to the extent required by GAAP to be included in the financial statements of either Buyer or Seller or their respective Affiliates, (e) to the extent required to exercise any rights or remedies under or with respect to the Transaction Documents, Purchased Assets, Purchased Asset Documents or Underlying Mortgaged Properties, (f) to the extent required to consummate and administer a Transaction, (g) to the extent required in connection with any litigation between the Buyer and Seller in connection with any Transaction Document, (h) to any actual or prospective Participant, assignee, pledgee or transferee which agrees to comply with this Article 30; and (i) if such information (i) was known to Buyer or any of its representatives prior to its disclosure to Buyer or such representative by Seller or a representative of Seller, provided that such information is not known by Buyer or such representative to be subject to another confidentiality agreement with, or other obligation of secrecy to, Seller or another party, (ii) is or becomes generally available to the public other than as a result of a disclosure in breach of this Agreement by Buyer or its representatives, (iii) is or becomes available to Buyer or any of its representatives from a source other than Seller or its advisors who is not known by Buyer or such representative to be bound by a confidentiality agreement with, or other obligation of secrecy to, Seller or another party with respect to such information or (iv) information that is independently developed, discovered or arrived at by Buyer or any of its representatives; provided, that no such disclosure made with respect to any Transaction Document shall include a copy of such Transaction Document to the extent a summary would suffice, and any such disclosure shall redact all pricing and other economic terms set forth therein to the extent such disclosure can reasonably be satisfied by a redacted copy of such Transaction Documents.

[REMAINDER OF PAGE LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day first written above.

BUYER:

MORGAN STANLEY BANK, N.A., a national banking association

By: /s/ William P. Bowman

Name: William P. Bowman

Title: Authorized Signatory

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SELLER:

SCREDIT MORTGAGE FUNDING SUB-4, LLC,
SCREDIT MORTGAGE FUNDING SUB-4-T, LLC,
each a Delaware limited liability company

By: /s/ Michael Rappaport

Name: Michael Rappaport

Title: Managing Director

ANNEXES, EXHIBITS AND SCHEDULES

ANNEX I Names and Addresses for Communications between Parties

EXHIBIT I Form of Confirmation

EXHIBIT II Authorized Representatives of Seller

EXHIBIT III-A [Reserved]

EXHIBIT III-B Quarterly Reporting Package

EXHIBIT III-C Annual Reporting Package

EXHIBIT IV-A Form of Power of Attorney (New York Law)

EXHIBIT IV-B Form of Power of Attorney (English Law)

EXHIBIT IV-C Form of Power of Attorney (Irish Law)

EXHIBIT V-A Representations and Warranties Regarding Individual Purchased Assets Secured in the United Kingdom

EXHIBIT V-B Representations and Warranties Regarding each Individual Purchased Asset that is a Senior Mortgage Loan Secured by Property in the Republic of Ireland

EXHIBIT V-C Representations and Warranties Regarding each Individual Purchased Asset that is a Senior Mortgage Loan Secured by Property in Australia

EXHIBIT V-D Representations and Warranties Regarding Purchased Assets Secured by Property Located in Spain

EXHIBIT VI Advance Procedures

EXHIBIT VII Form of Margin Deficit Notice

EXHIBIT VIII-A U.S. Tax Compliance Certificate (For Foreign Assignees That Are Not Partnerships For U.S. Federal Tax Purposes)

EXHIBIT VIII-B U.S. Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Tax Purposes)

EXHIBIT VIII-C U.S. Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Tax Purposes)

EXHIBIT VIII-D U.S. Tax Compliance Certificate (For Foreign Assignees That Are Partnerships For U.S. Federal Tax Purposes)

EXHIBIT IX UCC Filing Jurisdictions

EXHIBIT X Form of Release Letter

EXHIBIT XI Covenant Compliance Certificate

EXHIBIT XII Form of Re-direction Letter

EXHIBIT XIII Form of Bailee Letter

EXHIBIT XIV Form of Security Deed

EXHIBIT XV Form of Undertaking Letter

EXHIBIT XVI Form of Confirmation of Supplemental Provisions

EXHIBIT XVII Compounded Rate Terms

EXHIBIT XVIII Daily Non-Cumulative Compounded RFR Rate

EXHIBIT XIX Cumulative Compounded RFR Rate

ANNEX I

NAMES AND ADDRESSES FOR COMMUNICATIONS BETWEEN PARTIES

Buyer:

MORGAN STANLEY BANK, N.A.
c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA, United Kingdom

Attention: Meera Balachandra and Kumaresh Thiru, The Deleveraging and Lending Group

Email: dlg-crewh-loanreports@ms.com
eu-warehouse_servicing@ms.com

With copies to:

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Jason P. Stratmoen, Esq.
Telephone: (212) 318-6813
Telecopy: (212) 303-7013
Email: jasonstratmoen@paulhastings.com

Seller:

SCREDIT Mortgage Funding Sub-4, LLC

SCREDIT Mortgage Funding Sub-4-T, LLC

2340 Collins Avenue

Miami Beach, Florida 33139

Attention: SCREDIT Counsel

Email: SCREDITWarehouseNotices@starwood.com

With a copy to:

Sidley Austin, LLP

787 Seventh Ave.

New York, NY 10019

Telephone: (212) 839-7352

Facsimile: (212) 839-5599

Attention: Robert L. Boyd

Email: rboyd@sidley.com

EXHIBIT I

CONFIRMATION STATEMENT
MORGAN STANLEY BANK, N.A.

Ladies and Gentlemen:

Seller is pleased to deliver our written CONFIRMATION of our agreement to enter into the Transaction pursuant to which Morgan Stanley Bank, N.A., shall purchase from us the Purchased Assets identified on the attached Schedule 1 pursuant to the Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as amended, modified and/or restated from time to time, the “Master Repurchase and Securities Contract Agreement”), by and among MORGAN STANLEY BANK, N.A., a national banking association (in such capacity, together with its permitted successors and assigns, the “Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”) on the following terms. Capitalized terms used herein without definition have the meanings given in the Master Repurchase and Securities Contract Agreement. In the event of any inconsistency between this Confirmation and the Master Repurchase and Securities Contract Agreement, this Confirmation will prevail.

Purchase Date:	__________, 20__
Purchased Assets:	[Name]: As identified on attached Schedule 1
Aggregate Principal Amount of Purchased Assets:	[ ]
Repurchase Date:
Purchase Price:	[ ]
Requested Currency	[Euro / British Pound Sterling / AU Dollar]
Hedge-Required Asset [Y/N]
Pricing Rate:	SONIA/EURIBOR/BBSY Rate plus [Applicable Spread]%
Maximum Advance Rate:
Requested Wire Amount:
Requested Fund Date:
Type of Funding:	[Table/Non-table]
Wiring Instructions:	See Schedule 2
Name and address for communications:	Buyer:	MORGAN STANLEY BANK, N.A. c/o Morgan Stanley & Co. International plc 25 Cabot Square, Canary Wharf London E14 4QA, United Kingdom

Attention: Meera Balachandra and Kumaresh Thiru, The Deleveraging and Lending Group

Email: dlg-crewh-loanreports@ms.com
eu-warehouse_servicing@ms.com

With copies to:

Paul Hastings LLP
200 Park Avenue
New York, New York 10166
Attention: Jason P. Stratmoen, Esq.
Telephone: (212) 318-6813
Telecopy: (212) 303-7013
Email: jasonstratmoen@paulhastings.com

Seller:	[SELLER] 2340 Collins Avenue Miami Beach, Florida 33139 Attention: SCREDIT Counsel Email: SCREDITWarehouseNotices@starwood.com

With copies to:	Sidley Austin, LLP 787 Seventh Ave. New York, NY 10019 Telephone: (212) 839-7352 Facsimile: (212) 839-5599 Attention: Robert L. Boyd Email: rboyd@sidley.com

SELLERS:

[SELLER]

By:

Name:

Title:

AGREED AND

ACKNOWLEDGED:

MORGAN STANLEY BANK, N.A., a national banking association

By:

Name:

Title:

Schedule 1 to Confirmation Statement

Purchased Asset:

Principal Amount:

[Insert additional Margin Credit Event criteria, Pricing Rate or Applicable Spread modifications or step-ups, or any other asset-specific modifications as agreed to by the parties.]

Except as set forth below, each representation and warranty set forth on Exhibit V to the Master Repurchase and Securities Contract Agreement made with respect to the Purchased Asset, is true and correct in all material respects as of the date hereof.

Exceptions to representations and warranties:

EXHIBIT II

AUTHORIZED REPRESENTATIVES OF SELLER

Name	Specimen Signature

Name	Title	Email	Specimen Signature

Dennis Schuh	Chief Executive Officer and President	dschuh@starwood.com	/s/ Dennis Schuh

James Allen	Managing Director	jallen@starwood.com	/s/ James Allen

Nick Antonopoulos	Managing Director	nantonopoulos@starwood.com	/s/ Nick Antonopoulos

Mark Cagley	Managing Director	mcagley@starwood.com	/s/ Mark Cagley

Cary Carpenter	Managing Director	ccarpenter@starwood.com	/s/ Cary Carpenter

Chris Lowthert	Managing Director	clowthert@starwood.com	/s/ Chris Lowthert

Farid Maluf	Managing Director	fmaluf@starwood.com	/s/ Farid Maluf

Michael Rappaport	Managing Director	mrappaport@starwood.com	/s/ Michael Rappaport

Marc Fox	Chief Financial Officer	mfox@starwood.com	/s/ Marc Fox

Zach Tanenbaum	Chief Operating Officer	ztanenbaum@starwood.com	/s/ Zach Tanenbaum

Rachel Zane	Secretary	rzane@starwood.com	/s/ Rachel Zane

Joseph Rizzo	Senior Vice President	jorizzo@starwood.com	/s/ Joseph Rizzo

Aaron Allardyce	Senior Vice President	aallardyce@starwood.com	/s/ Aaron Allardyce

Joseph Rothenberg	Senior Vice President	jrothenberg@starwood.com	/s/ Joseph Rothenberg

EXHIBIT III-A

[RESERVED]

EXHIBIT III-B

QUARTERLY REPORTING PACKAGE

The Quarterly Reporting Package shall include the following:

• Any and all financial statements, rent rolls or other material information received from the borrowers related to each Purchased Asset.

• Consolidated unaudited financial statements of Guarantor prepared in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements, in either case accompanied by a certificate substantially in the form attached hereto as Exhibit XI to this Agreement (the “Covenant Compliance Certificate”), from a Responsible Officer, including a statement of operations and a statement of changes in cash flows for such quarter.

EXHIBIT III-C

ANNUAL REPORTING PACKAGE

The Annual Reporting Package shall include the following:

• Guarantor’s consolidated audited financial statements, prepared by a nationally recognized independent certified public accounting firm and prepared in accordance with GAAP or, if such financial statements being delivered have been filed with the SEC pursuant to the requirements of the 1934 Act, or similar state securities laws, presented in accordance with applicable statutory and/or regulatory requirements, in either case accompanied by a Covenant Compliance Certificate.

EXHIBIT IV-A

FORM OF POWER OF ATTORNEY (New York Law)

Know All Men by These Presents, that SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”), does hereby appoint MORGAN STANLEY BANK, N.A., a national banking association (“Buyer”), its attorney in fact to act in Seller’s name, place and stead in any way that Seller could do with respect to (i) the completion of any endorsements of documents or instruments relating to the Purchased Assets, including without limitation, any transfer documents related thereto and any written notices to underlying obligors to effectuate a legal transfer of the Purchased Assets, (ii) the recordation of any instruments relating to such Purchased Assets, (iii) the preparation and filing, in form and substance satisfactory to Buyer, of such financing statements, continuation statements, and other uniform commercial code forms, as Buyer may from time to time, reasonably consider necessary to create, perfect, and preserve the security interest of Buyer in the Purchased Assets, and (iv) the enforcement of Seller’s rights under the Purchased Assets purchased by Buyer pursuant to the Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as the same may be amended, restated or otherwise modified from time to time, the “Master Repurchase and Securities Contract Agreement”), by and between Buyer and Seller, and to take such other steps as may be necessary or desirable to enforce the rights of Buyer against such Purchased Assets, the related Purchased Asset Files and the Servicing Records to the extent that Seller is permitted by law to act through an agent; provided that Buyer shall not exercise any of its rights under this Power of Attorney unless and until an Event of Default has occurred and is continuing.

TO INDUCE ANY THIRD PARTY TO ACT HEREUNDER, SELLER HEREBY AGREES THAT ANY THIRD PARTY RECEIVING A DULY EXECUTED COPY OR FACSIMILE OF THIS INSTRUMENT MAY ACT HEREUNDER, AND THAT REVOCATION OR TERMINATION HEREOF SHALL BE INEFFECTIVE AS TO SUCH THIRD PARTY UNLESS AND UNTIL ACTUAL NOTICE OR KNOWLEDGE OR SUCH REVOCATION OR TERMINATION SHALL HAVE BEEN RECEIVED BY SUCH THIRD PARTY, AND SELLER ON ITS OWN BEHALF AND ON BEHALF OF SELLER’S ASSIGNS, HEREBY AGREES TO INDEMNIFY AND HOLD HARMLESS ANY SUCH THIRD PARTY FROM AND AGAINST ANY AND ALL CLAIMS THAT MAY ARISE AGAINST SUCH THIRD PARTY BY REASON OF SUCH THIRD PARTY HAVING RELIED ON THE PROVISIONS OF THIS INSTRUMENT.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

IN WITNESS WHEREOF, Seller has caused this Power of Attorney to be executed as of this 23rd day of April 2024.

[SIGNATURES ON THE FOLLOWING PAGE]

SELLER:

SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company

By:

Name:

Title:

SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company

By:

Name:

Title:

EXHIBIT IV-B

FORM OF POWER OF ATTORNEY (English Law)

THIS DEED OF POWER OF ATTORNEY is made and given on April _________, 2024, by SCREDIT MORTGAGE FUNDING SUB-4, LLC and SCREDIT MORTGAGE FUNDING SUB-4-T, LLC, each a Delaware limited liability company, whose registered office is at 2340 Collins Avenue, Miami Beach, Florida 33139 (collectively, the “Seller”) in favour of MORGAN STANLEY BANK, N.A., whose registered office is at 1585 Broadway, 25th Floor, New York, NY 10036 (the “Attorney”), for the purposes and on the terms hereinafter set forth.

(A) By a Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as the same may be amended, restated, modified or supplemented from time-to-time, the “Master Repurchase and Securities Contract Agreement”), the Seller agreed to sell, and the Attorney agreed to purchase, the Purchased Assets on terms requiring the Seller to repurchase the same on the terms set out therein.

(B) In connection with the agreement of the Attorney to purchase the Purchased Assets located in the United Kingdom and for the protection of the Attorney’s interest therein, the Seller has agreed to enter into these presents for the purposes hereinafter appearing.

NOW THIS DEED WITNESSETH and THE SELLER HEREBY IRREVOCABLY APPOINTS (within the meaning of Section 4 of the Powers of Attorney Act 1971 of England & Wales) and by way of security for the performance of its obligations as Seller under the Master Repurchase and Securities Contract Agreement the Attorney to be its true and lawful attorney in the name of the Seller or otherwise, for and on behalf of the Seller, upon the occurrence and during the continuance of an Event of Default (as defined in the Master Repurchase and Securities Contract Agreement) to do any of the following acts, deeds and things or any of them which the Attorney considers, in each case, necessary for the protection or preservation of the Attorney’s interests and rights in and to the Purchased Assets located in the United Kingdom (in each case, subject to the terms and conditions of the applicable Purchased Asset Documents (as defined in the Master Repurchase and Securities Contract Agreement)) :

1 To execute under hand or under seal or otherwise perfect any deeds or documents, and take such action and do all other things, as may be necessary or desirable to effect the sale and transfer of the Purchased Assets located in the United Kingdom to the Attorney (or to perfect or register the same).

2 To exercise its rights, powers and discretions in respect of the Purchased Assets located in the United Kingdom, including without limitation.

(a) to accelerate and enforce the same (including any Security therefor);

(b) to collect, demand, sue for and receive all monies due or payable under the Purchased Assets; and

(c) to exercise all rights, powers and discretions under or in respect of the Purchased Assets.

3 To assign, sell, create Security over or otherwise dispose of any Purchased Asset in such manner as it may think fit.

4 The Attorney shall have the power in writing under seal by an officer of the Attorney from time to time to appoint a substitute (each, a “Substitute Attorney”) who shall have the power to act on behalf of the Seller (whether concurrently with or independently of the Attorney) as if that Substitute Attorney shall have been originally appointed as the Attorney by this Deed and/or to revoke any such appointment at any time without assigning any reason therefor provided the Attorney shall continue to be liable for the negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it.

5 To the extent necessary, the Seller undertakes to ratify and confirm whatever the Attorney (or any Substitute Attorney) does or purports to do in good faith in the exercise of any power conferred by this Power of Attorney.

6 As used herein “Security” shall mean a mortgage, charge (fixed or floating), standard security, pledge, lien, assignment for security, hypothecation, right of set-off, reservation of title or security interest or any other agreement, trust or arrangement (including, without limitation, a sale and repurchase agreement) having a similar effect and any agreement to enter into, create or establish any of the foregoing or the equivalent of any of the foregoing in any relevant jurisdiction.

7 Notwithstanding anything to the contrary contained herein, Buyer agrees not to exercise its rights under this instrument unless an Event of Default has occurred and is continuing.

THE SELLER DECLARES THAT:

The Seller declares that a person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

Words and expressions defined in the Master Repurchase and Securities Contract Agreement shall have the same meanings in this Power of Attorney except so far as the context otherwise requires.

It is intended that this Power of Attorney takes effect as a deed notwithstanding the fact that the Seller may only execute this document under hand.

This Power of Attorney and any dispute or claim (including any non-contractual disputes or claims) arising out of or in connection with it shall be governed by and construed in accordance with English law. The courts of England shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Power of Attorney or its subject matter or formation (including non-contractual disputes or claims).

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF this Power of Attorney has been executed and delivered as a deed on the day and year first before written.

Seller:

EXECUTED as a deed by SCREDIT MORTGAGE FUNDING SUB-4, LLC, a limited liability company incorporated in Delaware, acting by ________________________ [and ________________________] being [a] person[s] who, in accordance with the laws of that territory, [is]/[are] acting under the authority of that company in the presence of:

_______________________________________

(Signature of Witness)

Name:

Address:

Occupation:

EXECUTED as a deed by SCREDIT MORTGAGE FUNDING SUB-4-T, LLC, a limited liability company incorporated in Delaware [and ________________________] being [a] person[s] who, in accordance with the laws of that territory, [is]/[are] acting under the authority of that company in the presence of:

_______________________________________

(Signature of Witness)

Name:

Address:

Occupation:

) ) ) ) )	………………………………… [Authorised Signatory] Name: Title

EXHIBIT IV-C

Form of Power of Attorney (Irish Law)

THIS DEED OF POWER OF ATTORNEY is made and given on by , a Delaware limited liability company, whose registered office is at 2340 Collins Avenue, Miami Beach, Florida 33139 (the “Seller”) in favour of Morgan Stanley Bank, N.A., whose registered office is at 1585 Broadway, 25th Floor, New York, NY 10036 (the “Attorney”), for the purposes and on the terms hereinafter set forth.

(A) By a Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as the same may be amended, restated, modified or supplemented from time-to-time, the “Master Repurchase and Securities Contract Agreement”), the Seller agreed to sell, and the Attorney agreed to purchase, the Purchased Assets on terms requiring the Seller to repurchase the same on the terms set out therein.

(B) In connection with the agreement of the Attorney to purchase the Purchased Assets located in Ireland and for the protection of the Attorney’s interest therein, the Seller has agreed to enter into these presents for the purposes hereinafter appearing.

NOW THIS DEED WITNESSETH and THE SELLER HEREBY IRREVOCABLY APPOINTS (within the meaning of Section 20 of the Powers of Attorney Act, 1996 of Ireland) and by way of security for the performance of its obligations as Seller under the Master Repurchase and Securities Contract Agreement the Attorney to be its true and lawful attorney in the name of the Seller or otherwise, for and on behalf of the Seller, upon the occurrence and during the continuance of an Event of Default (as defined in the Master Repurchase and Securities Contract Agreement) to do any of the following acts, deeds and things or any of them which the Attorney considers, in each case, necessary for the protection or preservation of the Attorney’s interests and rights in and to the Purchased Assets located in Ireland (in each case, subject to the terms and conditions of the applicable Purchased Asset Documents (as defined in the Master Repurchase and Securities Contract Agreement)):

1. To execute under hand or under seal or otherwise perfect any deeds or documents, and take such action and do all other things, as may be necessary or desirable to effect the sale and transfer of the Purchased Assets located in Ireland to the Attorney (or to perfect or register the same);

2. To exercise its rights, powers and discretions in respect of the Purchased Assets located in Ireland, including without limitation:

(a) to accelerate and enforce the same (including any Security therefor);

(b) to collect, demand, sue for and receive all monies due or payable under the Purchased Assets; and

(c) to exercise all rights, powers and discretions under or in respect of the Purchased Assets;

3. To assign, sell, create Security over or otherwise dispose of any Purchased Asset in such manner as it may think fit;

4. The Attorney shall have the power in writing under seal by an officer of the Attorney from time to time to appoint a substitute (each, a “Substitute Attorney”) who shall have the power to act on behalf of the Seller (whether concurrently with or independently of the Attorney) as if that Substitute Attorney shall have been originally appointed as the Attorney by this Deed and/or to revoke any such appointment at any time without assigning any reason therefor provided the Attorney shall continue to be liable for the negligence, wilful misconduct or bad faith of any such Substitute Attorney appointed by it;

5. To the extent necessary, the Seller undertakes to ratify and confirm whatever the Attorney (or any Substitute Attorney) does or purports to do in good faith in the exercise of any power conferred by this Power of Attorney.;

6. As used herein “Security” shall mean a mortgage, charge (fixed or floating), standard security, pledge, lien, assignment for security, hypothecation, right of set-off, reservation of title or security interest or any other agreement, trust or arrangement (including, without limitation, a sale and repurchase agreement) having a similar effect and any agreement to enter into, create or establish any of the foregoing or the equivalent of any of the foregoing in any relevant jurisdiction; and

7. Notwithstanding anything to the contrary contained herein, Buyer agrees not to exercise its rights under this instrument unless an Event of Default has occurred and is continuing.

THE SELLER DECLARES THAT:

The Seller declares that a person who deals with the Attorney in good faith may accept a written statement signed by the Attorney to the effect that this Power of Attorney has not been revoked as conclusive evidence of that fact.

Words and expressions defined in the Master Repurchase and Securities Contract Agreement shall have the same meanings in this Power of Attorney except so far as the context otherwise requires.

It is intended that this Power of Attorney takes effect as a deed notwithstanding the fact that the Seller may only execute this document under hand.

This Power of Attorney and any dispute or claim (including any non-contractual disputes or claims) arising out of or in connection with it shall be governed by and construed in accordance with Irish law. The courts of Ireland shall have exclusive jurisdiction to settle any dispute or claim arising out of or in connection with this Power of Attorney or its subject matter or formation (including non-contractual disputes or claims).

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF this Power of Attorney has been executed and delivered as a deed on the day and year first before written.

Seller:

EXECUTED as a deed by ________________________, a company incorporated in Delaware, acting by ________________________ being a person who, in accordance with the laws of that territory, is acting under the authority of that company in the presence of:

_______________________________________

(Signature of Witness)

Name:

Address:

Occupation:

) ) ) ) )	………………………………… [Authorised Signatory] Name: Title

EXHIBIT V-A

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET THAT IS A
SENIOR MORTGAGE LOAN SECURED BY PROPERTY IN THE UNITED KINGDOM

1.1. Compliance with law

Such Senior Mortgage Loan complies in all material respects with (or is exempt from) all applicable Requirements of Law relating to such Senior Mortgage Loan.

1.2. Ownership

(a) Seller will immediately prior to the purchase of the same by Buyer from Seller have an Eligible Interest in such Senior Mortgage Loan.

(b) Immediately prior to the purchase of such Senior Mortgage Loan by Buyer from Seller, Seller had good marketable title to, and was the sole legal and beneficial owner of, the Eligible Interest in such Senior Mortgage Loan free and clear of any and all Liens.

(c) The entry into by Seller of this Agreement (and the agreements contemplated hereby) in relation to such Senior Mortgage Loan does not require Seller to obtain any approval, consent, authorisation or order of or registration or filing with or notice to, any court or Governmental Authority that has not been obtained.

1.3. No default

(a) No Purchased Asset is twenty (20) days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) and no Purchased Asset has been twenty (20) days or more (without giving effect to any applicable grace period in the related Mortgage Loan) past due.

(b) To Seller’s Knowledge (i) there is no other material default under any of the related Purchased Asset Documents, after giving effect to any applicable notice and/or grace period and no such material default or breach has been waived in writing by Seller or on its behalf or by Seller’s predecessors-in-interest with respect to the Purchased Asset; (ii) no event has occurred that, with the passing of time or giving notice, would constitute a material default under the related Purchased Asset Documents, which in the case of clause (i) or (ii) would materially and adversely affect the value of the Purchased Asset or the value, use or operation of the related Underlying Mortgaged Property. No Purchased Asset has been accelerated and no enforcement has been initiated in respect of the related Mortgage.

(c) If the related Mortgage or other Purchased Asset Documents provide for a grace period for delinquent payments of principal and/or interest, such grace period is no longer than ten (10) days from the applicable payment date.

1.4. Nature

The Purchased Assets (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans or floating rate mortgage loans with a fixed term.

1.5. Information

To Seller’s Knowledge, all information contained in the related Due Diligence Package (or as otherwise provided to Buyer) in respect of each Senior Mortgage Loan is true, complete and accurate in all material respects.

1.6. Solvency

The relevant Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium, administration, examinership or similar proceeding.

1.7. Mortgages

Subject to the Reservations, the Mortgages related to and delivered in connection with such Senior Mortgage Loan constitute valid and enforceable first priority mortgages upon the related Underlying Mortgaged Property comprising real estate prior to all other Liens, except for:

(a) matters to which like properties are commonly subject; and

(b) any other matters expressly agreed by Buyer,

and none of which matters referred to in items (a) and (b) above materially interferes with the security provided by such Mortgage or the marketability or current use of the Underlying Mortgaged Property comprising real estate or the current ability of the Underlying Mortgaged Property comprising real estate to generate operating income sufficient to service the Senior Mortgage Loan (items (a) and (b) above being, the “Permitted Liens”).

1.8. Assignment of Leases and Rents

(a) The Assignment of Leases and Rents related to and delivered in connection with such Senior Mortgage Loan establishes and creates a legal, valid, subsisting, binding and, subject to the Reservations and Permitted Liens, enforceable first priority perfected (save for the giving of any notices to third parties required to perfect the same) Lien in the relevant Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which the relevant Mortgagor is entitled to occupy, use or possess all or any portion of the related Underlying Mortgaged Property comprising real estate (the “Assigned Property”).

(b) Each assignor under each such Assignment of Leases and Rents has the full right to assign the relevant Assigned Property.

(c) Each such Assignment of Leases and Rents is sufficient (if such security constituted by such Assignment of Leases and Rents was to be enforced) to convey (subject to the Reservations) to the assignee named therein all of the assignor’s right, title and interest in, to and under the relevant Assigned Property.

(d) To Seller’s Knowledge, no Person other than the related Mortgagor and the Mortgagee owns any interest in any payments due under the related leases.

(e) Subject to applicable Requirements of Law, the related Mortgage or such assignment of leases and rents provision provides for the appointment of a receiver of the rents or allows the holder of the related Mortgage to enter into possession of the related Underlying Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Purchased Asset Documents.

1.9. Hospitality properties

The Purchased Asset Documents for each Senior Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable against such franchisor by the holder of the Mortgage. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a registered and perfected security interest in the revenues of such property.

1.10. Mortgage status; Waivers and modifications

(a) Except for releases required or permitted under the terms and conditions of the related Purchased Asset Documents, no Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Underlying Mortgaged Property comprising real estate has not been released from such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release.

(b) None of the terms of any Mortgage, Assignment of Leases and Rents or other security document or instrument securing such Senior Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Purchased Asset File.

(c) No Mortgage securing such Senior Mortgage Loan provides for or permits, without the prior written consent of the holder of the Mortgage, the related Underlying Mortgaged Property comprising real estate to secure any other debt or obligation.

1.11. Fixtures

Subject to the Reservations and Permitted Liens, the Mortgage in respect of each Senior Loan contains valid and enforceable first priority Liens over those items of personal property located on the Underlying Mortgaged Property for such Senior Mortgage Loan that either: (a) are reasonably necessary for the Mortgagor in respect of the same to operate such Underlying Mortgaged Property; or (b) are (as indicated in the valuation obtained in connection with the origination of such Senior Mortgage Loan material to the value of the Underlying Mortgaged Property subject to Permitted Liens.

1.12. Registrations and Filings

All acts and things have been done and all filings, recordings and registrations have been made (or will have been submitted in proper form for filing, recording and/or registration within any applicable time limits) in all public places necessary to perfect a valid first priority Lien in each Underlying Mortgaged Property securing such Senior Mortgage Loan.

1.13. Intentionally omitted

1.14. No further advances/no partly paid Assets

(a) The proceeds of such Senior Mortgage Loan have been, or will be on the date of first utilisation of the Senior Mortgage Loan, fully disbursed and there is no obligation for future advances with respect thereto.

(b) All escrow and reserve amounts required to be deposited by each Mortgagor on the date of first utilisation of the Senior Mortgage Loan under the related Purchased Asset Documents were deposited on such date.

(c) All escrow deposits and payments required to be escrowed with lender by the terms of each Purchased Asset are in the possession, or under the control, of Seller (or agent of Seller), and there are no material deficiencies with regard thereto (subject to any applicable notice and cure period). All of Seller’s interest in such escrows and deposits will be secured by Seller in favour of Buyer hereunder.

(d) With respect to such Senior Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date for the same have been complied with, or any such funds so escrowed have not been released.

(e) Neither Seller nor any of its Affiliates has any obligation to make any further capital contributions to any Mortgagor under such Senior Mortgage Loan.

(f) Other than as described in paragraph (a) above, in connection with the origination of such Senior Mortgage Loan, Seller or its Affiliates has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, any Mortgagor or any other person under or in connection with such Senior Mortgage Loan.

1.15. Purchased Asset Documents provisions

To the extent applicable, the Purchased Asset Documents for such Senior Mortgage Loan together with applicable law, contain customary and enforceable provisions for comparable Underlying Mortgaged Properties similarly situated such as to render the rights and remedies of the lender thereunder adequate for the practical realisation against the related Underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby,

There is no exemption available to the related Mortgagor that would interfere with such right of enforcement except (a) any statutory right of redemption or (b) any limitation arising under anti-deficiency laws or by bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

1.16. Security trusts

To the extent applicable, if any Mortgage or other Lien constituted in the Purchased Asset Documents for such Senior Mortgage Loan is held on trust for the lenders and/or related parties:

(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving as such; and

(b) no fees or expenses other than customary fees, costs and indemnities (including annual agency/security agency fees, transfer fees and fees for management time) are payable to such trustee by Seller in the event the related Mortgagor does not fulfil its obligations to pay such amounts under the Senior Mortgage Loan.

1.17. Status of the Purchased Asset Documents

The Purchased Asset Documents for such Senior Mortgage Loan that were executed by or on behalf of the related Mortgagor are the legal, valid and binding obligation of such Mortgagor(s) (subject to any non-recourse provisions contained therein), enforceable in accordance with its terms except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable laws, but the inclusion of such provisions does not render any of the Purchased Asset Documents invalid as a whole, and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realisation of the principal rights and benefits afforded thereby.

1.18. Insurance

(a) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is, and is required pursuant to the related Purchased Asset Documents to be, covered by insurance (including, without limitation with respect to fire and extended perils insurance included within the classification “All Risk of Physical Loss”) on the relevant Underlying Mortgaged Property and plant and machinery thereon (including fixtures and improvements) at least equal to the lesser of the replacement cost of improvements located on such Underlying Mortgaged Property, with no deduction for depreciation, and the outstanding principal balance of such Senior Mortgage Loan (subject to customary deductibles) and in any event, the amount necessary to avoid the operation of any co-insurance provisions on a full replacement cost basis of such underlying Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgagee clause naming mortgagee and its successor-in-interest as additional insureds or loss payee, as applicable.

(b) Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan is covered by business interruption or rental loss insurance in an amount at least equal to (i) three (3) years of operations, with an extended indemnity for three (3) additional years after property is repaired or rebuilt as a result of casualty or condemnation or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Underlying Mortgaged Property.

(c) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount usually covered by a reasonably prudent mortgagee of a property of the same nature and in a comparable location.

(d) The relevant insurance policy for any Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan provides cover in respect of at least three years loss of rent.

(e) Such insurance policy contains a standard mortgagee clause that names the Seller or any other lender (or agent or trustee therefor) in respect of such Senior Mortgage Loan (each a “Mortgagee”) in respect of such Senior Mortgage Loan as an additional insured and that requires at least thirty days’ (in the case of termination or cancellation other than for non-payment of premiums) and at least ten days’ (in the case of termination or cancellation for non-payment of premiums or where applicable law so requires) prior notice to the holder of the related Mortgage, and no such notice has been received, including any notice of non-payment of premiums, that has not been cured.

(f) Each Mortgage securing such Senior Mortgage Loan obliges the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorises the holder of the Mortgage to maintain such insurance at the related Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.

(g) Any insurance proceeds in respect of loss, damage or destruction, will be applied either: (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate; or (ii) the reduction of the outstanding principal balance of such Senior Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property comprising real estate and to other exceptions customarily provided for by prudent institutional lenders for similar loans.

(h) The related Underlying Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Purchased Asset and having a claims-paying or financial strength rating of at least A-1 or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited. The insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Underlying Mortgaged Property is located.

(i) All premiums with respect to the insurance policies insuring each Underlying Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Purchased Asset Documents, and Seller has not received any notice of cancellation or termination. The relevant Purchased Asset File contains the insurance policy required for such Purchased Asset or a certificate of insurance for such insurance policy.

(j) None of the Purchased Asset Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Underlying Mortgaged Property is insured by an “all-risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

1.19. Taxes

As of the Purchase Date for the Purchased Asset, to Seller’s Knowledge, there are no delinquent or unpaid Taxes, or other outstanding charges affecting any Underlying Mortgaged Property securing such Senior Mortgage Loan which are or may become secured against such Underlying Mortgaged Property or payable out of the proceeds thereof (in either case) at a priority equal to or higher than the related Mortgage. For purposes of this paragraph, Taxes shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

1.20. Mortgagor

(a) The owners of each Underlying Mortgaged Property securing such Senior Mortgage Loan were duly organised and validly existing and, as of the time of the origination of such Senior Mortgage Loan with requisite power and authority to own their assets and to transact the business in which they is now engaged, and such Underlying Mortgaged Properties constitute the principal assets of the owners of such Underlying Mortgaged Property.

(b) The owners of each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan has good and marketable title to such Underlying Mortgaged Property comprising real estate and such owners have not received any written notice regarding any violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related Underlying Mortgaged Property comprising real estate.

1.21. Leasehold Title

Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan consists of the related Mortgagor’s freehold estate or, if such Senior Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease, by the related Mortgagor’s interest in the Ground Lease. With respect to any Senior Mortgage Loan secured by a Ground Lease:

(a) such Ground Lease has, where registerable, been duly registered; such Ground Lease permits the current use of the Underlying Mortgaged Property comprising real estate and permits or does not prohibit the interest of the Ground Lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Underlying Mortgaged Property comprising real estate by such Ground Lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination or acquisition of the related Purchased Loan, with the exception of material changes reflected in written documents that are a part of the related Purchased Asset File;

(b) such Ground Lease is in full force and effect, and Seller has received no notice that an event of default has occurred thereunder, and, to Seller’s Knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in a breach of covenant under the terms of such Ground Lease;

(c) such Ground Lease has an original term (including any extension options set forth therein) which extends at least twenty (20) years beyond the stated maturity date of such Senior Mortgage Loan;

(d) under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the Lessor and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate, with the Mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party (including the relevant insurer) to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of such Senior Mortgage Loan together with any accrued interest thereon;

(e) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Underlying Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

(f) such Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of Seller in its capacity as lender under the Purchased Asset Documents for such Senior Mortgage Loan and any such action without such consent is not binding on Seller in its capacity as lender under such Purchased Asset Documents, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to Seller in its capacity as lender under such Purchased Asset Documents and (iii) (A) such default is curable by Seller in its capacity as lender under such Purchased Asset Documents provided in the Ground Lease but remains uncured beyond the applicable cure period, (B) in the case of any such default that is not curable by such Mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such Mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a liquidator or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Mortgagor under such Ground Lease may be exercised by or on behalf of such Mortgagee under the related Mortgage upon enforcement;

(g) upon the enforcement of the related Senior Mortgage Loan, the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the date on which Seller purchases an Eligible Interest related to such Asset (or acceptance of a deed in lieu thereof);

(h) the Ground Lease or ancillary agreement between the lessor and the Ground Lessee requires the lessor to give notice of any default by the Ground Lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement;

(i) a Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease;

(j) if applicable and to the Knowledge of Seller, the lessor under such Ground Lease consented to and acknowledged: (i) the creation of the Mortgage for such Senior Mortgage Loan; and (ii) that any enforcement of such Senior Mortgage Loan and related change in ownership of the Ground Lessee will not require the consent of the lessor under such Ground Lease or constitute a default under such Ground Lease; and

(k) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee or long leasehold interest and Permitted Encumbrances and such Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related fee or long leasehold interest unless a non-disturbance agreement is obtained from the holder of any mortgage on the fee or long leasehold interest that is assignable to or for the benefit of the related lessee and the related Mortgagee.

1.22. Advancement of funds to Seller

No Seller or other lender to the owner of such Underlying Mortgaged Property has nor have any of its agents or predecessors in interest with respect to the Purchased Assets, in respect of such Purchased Asset, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Underlying Mortgaged Property other than (a) interest accruing on such Purchased Asset from the date of such disbursement of such Purchased Asset to the date which preceded by thirty (30) days the first payment date under the related Mortgage Loan and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Purchased Asset.

1.23. Cross-collateralisation; Cross-default

Such Senior Mortgage Loan is not cross-collateralised or cross-defaulted with any loan or debt securities other than one or more other Senior Mortgage Loans.

1.24. Releases of Underlying Mortgaged Property

The Purchased Asset Documents for such Senior Mortgage Loan do not require the Mortgagee to release all or any material portion of the related Underlying Mortgaged Property from the related Mortgage except upon payment in full of all amounts due under such Senior Mortgage Loan in relation to such Underlying Mortgaged Property; provided that notwithstanding the foregoing, certain of the Purchased Assets may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 110% of the allocated loan amount, or (b) in the event the portion of the Underlying Mortgaged Property being released was not given any material value in connection with the underwriting or valuation of the related Purchased Asset.

1.25. Acceleration Right

The Purchased Asset Documents for such Senior Mortgage Loan contain provisions for the acceleration of the payment of the unpaid principal balance of such Senior Mortgage Loan if, without complying with the requirements of the related Purchased Asset Documents, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in such Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to such Senior Mortgage Loan which are cross-collateralised or cross-defaulted with other mortgage loans or multi-property loans or transfers of a similar nature (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a Lien against the related Underlying Mortgaged Property, other than any existing permitted additional debt or debt otherwise permitted in the Purchased Asset Documents. The Purchased Asset Documents for such Senior Mortgage Loan require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer (of any property which is subject to a Mortgage), assumption or encumbrance requiring lender’s approval.

1.26. Approval Rights

Pursuant to the terms of the Purchased Asset Documents for such Senior Mortgage Loan: (a) no material terms of any related Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of such Senior Mortgage Loan or the Underlying Mortgaged Property may be released without the consent of the holder of such Senior Mortgage Loan, except to the extent such release is permitted under the terms of the related Purchased Asset Documents; (b) no material action affecting the value of the related Underlying Mortgaged Property may be taken by the owner of the related Underlying Mortgaged Property with respect to such Underlying Mortgaged Property without the consent of the holder of such Senior Mortgage Loan; (c) the holder of such Senior Mortgage Loan is entitled to approve the business plan or operational budget of the owner of the related Underlying Mortgaged Property as it relates to such Underlying Mortgaged Property; and (d) the consent of the holder of such Senior Mortgage Loan is required prior to the owner of the related Underlying Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.27. No equity participation or contingent interest

Such Senior Mortgage Loan contains no equity participation by the lender or shared appreciation feature or profit participation feature, does not provide for negative amortisation, does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property and does not have capitalised interest included in its principal balance.

1.28. Inspections

Seller inspected or caused to be inspected each related Underlying Mortgaged Property within twelve (12) months of the related Purchase Date. An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Asset no more than twelve (12) months prior to the related Purchase Date. To Seller’s Knowledge, there exists no material damage to any Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged

Property as security for the related Purchased Asset other than those disclosed in the engineering report or property condition assessment.

1.29. Subordinated interests

(a) Such Senior Mortgage Loan does not permit the related Underlying Mortgaged Property to be encumbered by any Lien subordinate to or of equal priority with the related Mortgage without the prior written consent of the holder thereof subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

(b) To the Knowledge of Seller none of the Underlying Mortgaged Properties securing such Senior Mortgage Loan is subject to any Lien which is subordinate to or of equal priority with the related Mortgage subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.30. Origination and Servicing

(a) The origination (or acquisition), servicing and collection practices used by Seller (and if the Senior Mortgage Loan was not originated by Seller, to the Knowledge of Seller, the origination, servicing and collection practices used by such originator) in respect of such Senior Mortgage Loan have been in all respects legal, proper and prudent and have met customary industry standards for origination (or acquisition) servicing of commercial property loans (similar to such Senior Mortgage Loans).

(b) The originator of such Senior Mortgage Loan was authorised to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held such Senior Mortgage Loan.

1.31. Licenses and permits

The related Underlying Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Underlying Mortgaged Property and applicable planning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Underlying Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Underlying Mortgaged Property as it was used and operated as of the date of origination of the Purchased Asset or the rights of a holder of the related Purchased Asset.

1.32. Intentionally omitted

1.33. Single purpose entity

The Mortgagor in respect of such Senior Mortgage Loan was, as of the origination of such Senior Mortgage Loan, a Special Purpose Vehicle. For this purpose, a “Special Purpose Vehicle” shall mean an entity, other than an individual, in relation to who, the Purchased Asset Documents for such Senior Mortgage Loan provide that it was formed or organised solely for the purpose of owning and operating one or more related Underlying Mortgaged Properties securing such Senior Mortgage Loan and prohibit it from engaging in any business unrelated to such Underlying Mortgaged Property or Properties and the financing thereof does not have any assets other than those related to its interest in such Underlying Mortgaged Property or Properties or the financing thereof, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person, except as permitted by the related Mortgage or other Purchased Asset Documents.

1.34. Business plan, operational budget or financial statement

The related Purchased Asset Documents for such Senior Mortgage Loan require the related Mortgagor to furnish to the mortgagee at least annually a business plan or operational budget statement with respect to the related Underlying Mortgaged Property showing amounts expected to be disbursed in the forthcoming year.

1.35. No offsets, defences or counterclaims

Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Asset nor any of the related Purchased Asset Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury, nor will the operation of any of the terms of any such Purchased Asset Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Asset Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defence has been asserted with respect thereto.

1.36. Transferability

Other than consents and approvals obtained as of the related Purchase Date, or those already granted in the related Mortgage and/or Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Purchased Asset, for Buyer’s exercise of any rights or remedies in respect of such Purchased Asset (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Purchased Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

1.37. Valuation

A valuation of the related Underlying Mortgaged Property was conducted in connection with the origination of such Purchased Asset, and to Seller’s Knowledge, such valuation satisfied in all material respects the requirements for a valuation on a market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of

Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor) (or its equivalent in any applicable jurisdiction).

1.38. No Fraud

No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Mortgage Loan nor, to Seller’s Knowledge, were any fraudulent acts committed by any Person in connection with the origination of such Senior Mortgage Loan.

1.39. Title

Seller (or an agent thereof) has obtained from lawyers appointed by it (or by the related Mortgagor) or with its consent a Certificate of Title which showed no adverse entries, or, if such report did reveal any adverse entry, such entry would not have caused a reasonably prudent lender of money secured on commercial property to decline to proceed with the related advance on its agreed terms.

1.40. Transfer Certificate

Each related Transfer Certificate (as defined in the related Purchased Asset) executed by Seller in blank, (assuming the insertion of an assignee’s name and date) will constitute the legal, valid and binding first priority assignment of such Purchased Asset from Seller to such named assignee (except as such enforcement may be limited by anti‑deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) (collectively, the “Standard Qualifications”).

1.41. Improvements

None of the improvements that were included for the purpose of determining the valuation of the related Underlying Mortgaged Property at the time of the origination of such Purchased Asset lies outside the boundaries and building restriction lines of such Underlying Mortgaged Property, except Underlying Mortgaged Properties which are non-conforming uses, and no improvements on adjoining properties encroach upon such Underlying Mortgaged Property, with the exception in each case of immaterial encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Underlying Mortgaged Property. With respect to each Purchased Asset, the property legally described in the survey, if any, obtained for the related Underlying Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

1.42. No compulsory purchase

To Seller’s Knowledge, there are no proceedings pending or threatened, for the total compulsory purchase of the relevant Underlying Mortgaged Property or a partial compulsory purchase of the relevant Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset.

1.43. Environmental matters

(a) An Environmental Site Assessment relating to each Underlying Mortgaged Property and prepared no earlier than twelve (12) months prior to the Purchase Date was obtained and reviewed by Seller in connection with the origination of such Purchased Asset and a copy is included in the Purchased Asset File.

(b) To Seller’s Knowledge, except as may be set forth in the Environmental Site Assessment, there are no adverse circumstances or conditions with respect to or affecting the Underlying Mortgaged Property that would constitute or result in a material violation of any applicable environmental laws, rules and regulations (collectively, “Environmental Laws”), other than with respect to an Underlying Mortgaged Property (i) for which environmental insurance is maintained, (ii) that would require (x) any expenditure less than or equal to five percent (5%) of the outstanding principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than five percent (5%) of the outstanding principal balance of such Purchased Asset to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Purchased Asset and for which the related Mortgagor has covenanted to perform, (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable Governmental Authority, (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable Governmental Authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, (v) as to which the conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance that would give rise to such material violation provided a guarantee or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, (vii) as to which the related Mortgagor or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable Governmental Authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) that would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of five percent (5%) of the outstanding principal balance of such Purchased Asset;

(c) With respect to any material adverse environmental condition set forth in the Environmental Site Assessment, there exists either (i) environmental insurance with respect to such Underlying Mortgaged Property or (ii) an amount in an escrow account charged as security for such Purchased Asset under the relevant Purchased Asset Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment. Except for any hazardous materials being handled in accordance with applicable Environmental Laws, (i) the related Underlying Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (ii) no hazardous materials are being used or stored or generated for off‑site disposal or otherwise present at such Underlying Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off‑site disposal or otherwise present in or at properties of the relevant property type; and (iii) such Underlying Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) that under the Environmental Laws would have to be eliminated before the sale of, or that could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Underlying Mortgaged Property.

(d) The related Mortgage or other Purchased Asset Documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future Environmental Laws and regulations in connection with the Underlying Mortgaged Property.

(e) For each of the Purchased Assets that is covered by environmental insurance, each environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of the related Purchased Asset and has a term ending no sooner than the date that is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Purchased Asset. All environmental assessments or updates that were in the possession of Seller and that relate to an Underlying Mortgaged Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

1.44. Governmental action

To Seller’s Knowledge, as of the date of first utilization of the Senior Mortgage Loan of the related Purchased Asset, and, as of the Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Mortgagor under any Purchased Asset or any Underlying Mortgaged Property that, if determined against such Mortgagor or such Underlying Mortgaged Property, would materially and adversely affect the value of such Underlying Mortgaged Property, the security intended to be provided with respect to the related Purchased Asset, or the ability of such Mortgagor and/or the current use of such Underlying Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Purchased Asset.

1.45. Underwriting

Each Purchased Asset complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s underwriting standards applicable to such Purchased Asset and since origination, the Purchased Asset has been serviced in all material respects in a legal manner in conformance with Seller’s servicing standards.

1.46. Financial statements

The Purchased Asset Documents require the Mortgagor to provide the holder of the Purchased Asset with at least annual financial statements and as initial conditions precedent, rent rolls (if applicable).

1.47. Easements

The following statements are true with respect to the related Underlying Mortgaged Property: (a) the Underlying Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Underlying Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilised.

1.48. Withholding tax

All payments of principal interest and other sums due from any borrower to Seller in respect of any Underlying Mortgaged Property are made to it under any Mortgage Loan without any deduction or withholding for or on account of Tax, assuming for this purpose that any necessary procedural formalities are fulfilled in order for such payments to be made without any deduction or withholding for or on account of Tax.

Additional Required Defined Terms

“Appraised Value” means in relation to any Underlying Mortgaged Property comprising real estate the value set forth in a valuation made in connection with the origination of the related Mortgage Loan (or, where available, the most recent valuation received by Seller prior to Seller’s purchase of a financial interest in such Underlying Mortgaged Property comprising real estate) equal to the value of such Underlying Mortgaged Property comprising real estate.

“Assignment of Leases and Rents” means any assignment of leases and rents pursuant to the terms of the relevant Mortgage in connection with each Senior Mortgage Loan.

“Eligible Interest” means, in relation to any Senior Mortgage Loan, 100 per cent. (100%) of Seller’s unencumbered ownership of any loan advanced by Seller on a secured basis to any company or entity (which interest, for the avoidance of doubt, refers to the lender’s participation in the relevant debt instrument held by the lender and shall not be construed as a requirement that the lender hold the entire loan facility which is made available to a borrower).

“Ground Lease” means a lease for all or any portion of the real property comprising the Underlying Mortgaged Property comprising real estate, the Ground Lessee’s interest in which is held by the Mortgagor in respect of the related Senior Mortgage Loan.

“Ground Lessee” means the ground lessee under a Ground Lease.

“Information” means, with respect to each Senior Mortgage Loan, the documents, reports and written information required to be provided by or on behalf of Seller in connection with the purchase of the same by Buyer under this Agreement, including any conditions precedent thereto.

“Reservations” means:

(a) the principles that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement on public policy grounds or by laws relating to bankruptcy, administration, examinership, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; and

(b) the time barring of claims under any applicable limitation acts, statutes or equivalent laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of UK stamp duty may be void and defences of set-off or counterclaim.

EXHIBIT V-B

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET THAT IS A
SENIOR MORTGAGE LOAN SECURED BY PROPERTY IN THE REPUBLIC OF IRELAND

1.1. Compliance with law

Such Senior Mortgage Loan complies in all material respects with (or is exempt from) all applicable Requirements of Law relating to such Senior Mortgage Loan.

1.2. Ownership

(a) Seller will immediately prior to the purchase of the same by Buyer from Seller have an Eligible Interest in such Senior Mortgage Loan.

(b) Immediately prior to the purchase of such Senior Mortgage Loan by Buyer from Seller, Seller had good marketable title to, and was the sole legal and beneficial owner of, the Eligible Interest in such Senior Mortgage Loan free and clear of any and all Liens.

(c) The entry into by Seller of this Agreement (and the agreements contemplated hereby) in relation to such Senior Mortgage Loan does not require Seller to obtain any approval, consent, authorisation or order of or registration or filing with or notice to, any court or Governmental Authority that has not been obtained.

1.3. No default

(a) No Purchased Asset is twenty (20) days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) and no Purchased Asset has been twenty (20) days or more (without giving effect to any applicable grace period in the related Mortgage Loan) past due.

(b) To Seller’s Knowledge (i) there is no other material default under any of the related Purchased Asset Documents, after giving effect to any applicable notice and/or grace period and no such material default or breach has been waived in writing by Seller or on its behalf or by Seller’s predecessors-in-interest with respect to the Purchased Asset; (ii) no event has occurred that, with the passing of time or giving notice, would constitute a material default under the related Purchased Asset Documents, which in the case of clause (i) or (ii) would materially and adversely affect the value of the Purchased Asset or the value, use or operation of the related Underlying Mortgaged Property. No Purchased Asset has been accelerated and no enforcement has been initiated in respect of the related Mortgage.

(c) If the related Mortgage or other Purchased Asset Documents provide for a grace period for delinquent payments of principal and/or interest, such grace period is no longer than ten (10) days from the applicable payment date.

1.4. Nature

The Purchased Assets (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans or floating rate mortgage loans with a fixed term.

1.5. Information

To Seller’s Knowledge, all information contained in the related Due Diligence Package (or as otherwise provided to Buyer) in respect of each Senior Mortgage Loan is true, complete and accurate in all material respects.

1.6. Solvency

The relevant Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium, administration, examinership or similar proceeding.

1.7. Mortgages

Subject to the Reservations, the Mortgages related to and delivered in connection with such Senior Mortgage Loan constitute valid and enforceable first priority mortgages upon the related Underlying Mortgaged Property comprising real estate prior to all other Liens, except for:

(a) any Lien arising by operation of law and in the ordinary course of trading of the relevant Mortgagor;

(b) matters to which like properties are commonly subject; and

(c) any other matters expressly agreed by Buyer,

and none of which matters referred to in items (a) and (b) above materially interferes with the security provided by such Mortgage or the marketability or current use of the Underlying Mortgaged Property comprising real estate or the current ability of the Underlying Mortgaged Property comprising real estate to generate operating income sufficient to service the Senior Mortgage Loan (items (a) and (b) above being, the “Permitted Liens”).

1.8. Charge and Assignment of Leases and Rents

(a) The Charge and Assignment of Leases and Rents related to and delivered in connection with such Senior Mortgage Loan establishes and creates a legal, valid, subsisting, binding and, subject to the Reservations and Permitted Liens, enforceable first priority perfected (save for the giving of any notices to third parties required to perfect the same) Lien in the relevant Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which the relevant Mortgagor is entitled to occupy, use or possess all or any portion of the related Underlying Mortgaged Property comprising real estate (the “Assigned Property”), subject to the proviso that any purported fixed charge over receivables may only take effect as a floating charge depending on the level of actual control by the mortgagee over the relevant receivables.

(b) Each assignor under each such Charge and Assignment of Leases and Rents has the full right to charge and assign the relevant Assigned Property.

(c) Each such Charge and Assignment of Leases and Rents is sufficient (if such security constituted by such Charge and Assignment of Leases and Rents was to be enforced) to convey (subject to the Reservations) to the assignee named therein all of the assignor’s right, title and interest in, to and under the relevant Assigned Property.

(d) To Seller’s Knowledge, no Person other than the related Mortgagor and the Mortgagee owns any interest in any payments due under the related leases.

(e) Subject to applicable Requirements of Law, the related Mortgage or such charge and assignment of leases and rents provision provides for the appointment of a receiver of the rents or allows the holder of the related Mortgage to enter into possession of the related Underlying Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Purchased Asset Documents.

1.9. Hospitality properties

The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a registered and perfected security interest in the revenues of such property.

1.10. Mortgage status; Waivers and modifications

(a) Except for releases required or permitted under the terms and conditions of the related Purchased Asset Documents, no Mortgage has been released, satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Underlying Mortgaged Property comprising real estate has not been released from such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release except as specifically set forth by a document in the related Purchased Asset File.

(b) None of the terms of any Mortgage, Charge and Assignment of Leases and Rents or other security document or instrument securing such Senior Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Purchased Asset File.

(c) No Mortgage securing such Senior Mortgage Loan provides for or permits, without the prior written consent of the holder of the Mortgage, the related Underlying Mortgaged Property comprising real estate to secure any other debt or obligation.

1.11. Fixtures

Subject to the Reservations and Permitted Liens, the Mortgage in respect of each Senior Loan contains valid and enforceable first priority Liens over those items of personal property located on the Underlying Mortgaged Property for such Senior Mortgage Loan that either: (a) are reasonably necessary for the Mortgagor in respect of the same to operate such Underlying Mortgaged Property; or (b) are (as indicated in the valuation obtained in connection with the origination of such Senior Mortgage Loan material to the value of the Underlying Mortgaged Property subject to Permitted Liens.

1.12. Registrations and Filings

All acts and things have been done and all filings, recordings and registrations have been made (or will have been submitted in proper form for filing, recording and/or registration within any applicable time limits) in all public places necessary to perfect a valid first priority Lien in each Underlying Mortgaged Property securing such Senior Mortgage Loan.

1.13. Intentionally omitted

1.14. No further advances/no partly paid Assets

(a) The proceeds of such Senior Mortgage Loan have been, or will be on the date of first utilisation of the Senior Mortgage Loan, fully disbursed and there is no obligation for future advances with respect thereto.

(b) All escrow and reserve amounts required to be deposited by each Mortgagor on the date of first utilisation of the Senior Mortgage Loan under the related Purchased Asset Documents were deposited on such date.

(c) All escrow deposits and payments required to be escrowed with lender by the terms of each Purchased Asset are in the possession, or under the control, of Seller (or agent of Seller), and there are no material deficiencies with regard thereto (subject to any applicable notice and cure period). All of Seller’s interest in such escrows and deposits will be secured by Seller in favour of Buyer hereunder.

(d) With respect to such Senior Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date for the same have been complied with, or any such funds so escrowed have not been released.

(e) Neither Seller nor any of its Affiliates has any obligation to make any further capital contributions to any Mortgagor under such Senior Mortgage Loan.

(f) Other than as described in paragraph (a) above, in connection with the origination of such Senior Mortgage Loan, Seller or its Affiliates has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, any Mortgagor or any other person under or in connection with such Senior Mortgage Loan.

1.15. Purchased Asset Documents provisions

To the extent applicable, the Purchased Asset Documents for such Senior Mortgage Loan together with applicable law, contain customary and enforceable provisions for comparable Underlying Mortgaged Properties similarly situated such as to render the rights and remedies of the lender thereunder adequate for the practical realisation against the related Underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby,

There is no exemption available to the related Mortgagor that would interfere with such right of enforcement except (a) any statutory right of redemption or (b) any limitation arising under anti-deficiency laws or by bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

1.16. Security trusts

To the extent applicable, if any Mortgage or other Lien constituted in the Purchased Asset Documents for such Senior Mortgage Loan is held on trust for the lenders and/or related parties:

(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving as such; and

(b) no fees or expenses other than customary fees, costs and indemnities (including annual agency/security agency fees, transfer fees and fees for management time) are payable to such trustee by Seller in the event the related Mortgagor does not fulfil its obligations to pay such amounts under the Senior Mortgage Loan.

1.17. Status of the Purchased Asset Documents

The Purchased Asset Documents for such Senior Mortgage Loan that were executed by or on behalf of the related Mortgagor are the legal, valid and binding obligation of such Mortgagor(s) (subject to any non-recourse provisions contained therein), enforceable in accordance with its terms except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable laws, but the inclusion of such provisions does not render any of the Purchased Asset Documents invalid as a whole, and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realisation of the principal rights and benefits afforded thereby.

1.18. Insurance

(a) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is, and is required pursuant to the related Purchased Asset Documents to be, covered by insurance (including, without limitation with respect to fire and extended perils insurance included within the classification “All Risk of Physical Loss”) on the relevant Underlying Mortgaged Property and plant and machinery thereon (including fixtures and improvements) at least equal to the lesser of the replacement cost of improvements located on such Underlying Mortgaged Property, with no deduction for depreciation, and the outstanding principal balance of such Senior Mortgage Loan (subject to customary deductibles) and in any event, the amount necessary to avoid the operation of any co-insurance provisions on a full replacement cost basis of such underlying Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgagee clause naming mortgagee and its successor-in-interest as additional insureds or loss payee, as applicable.

(b) Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan is covered by business interruption or rental loss insurance in an amount at least equal to (i) three (3) years of operations, with an extended indemnity for three (3) additional years after property is repaired or rebuilt as a result of casualty or condemnation or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Underlying Mortgaged Property.

(c) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount usually covered by a reasonably prudent mortgagee of a property of the same nature and in a comparable location.

(d) The relevant insurance policy for any Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan provides cover in respect of at least three years loss of rent.

(e) Such insurance policy contains a standard mortgagee clause that names the Seller or any other lender (or agent or trustee therefor) in respect of such Senior Mortgage Loan (each a “Mortgagee”) in respect of such Senior Mortgage Loan as an additional insured and that requires at least thirty days’ (in the case of termination or cancellation other than for non-payment of premiums) and at least ten days’ (in the case of termination or cancellation for non-payment of premiums or where applicable law so requires) prior notice to the holder of the related Mortgage, and no such notice has been received, including any notice of non-payment of premiums, that has not been cured.

(f) Each Mortgage securing such Senior Mortgage Loan obliges the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorises the holder of the Mortgage to maintain such insurance at the related Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.

(g) Any insurance proceeds in respect of loss, damage or destruction, will be applied either: (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate; or (ii) the reduction of the outstanding principal balance of such Senior Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property comprising real estate and to other exceptions customarily provided for by prudent institutional lenders for similar loans.

(h) The related Underlying Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Purchased Asset and having a claims-paying or financial strength rating of at least A-1 or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited. The insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Underlying Mortgaged Property is located.

(i) All premiums with respect to the insurance policies insuring each Underlying Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Purchased Asset Documents, and Seller has not received any notice of cancellation or termination. The relevant Purchased Asset File contains the insurance policy required for such Purchased Asset or a certificate of insurance for such insurance policy.

(j) None of the Purchased Asset Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Underlying Mortgaged Property is insured by an “all-risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

1.19. Taxes

As of the Purchase Date for the Purchased Asset, to Seller’s Knowledge, there are no delinquent or unpaid Taxes, or other outstanding charges affecting any Underlying Mortgaged Property securing such Senior Mortgage Loan which are or may become secured against such Underlying Mortgaged Property or payable out of the proceeds thereof (in either case) at a priority equal to or higher than the related Mortgage. For purposes of this paragraph, Taxes shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

1.20. Mortgagor

(a) The owners of each Underlying Mortgaged Property securing such Senior Mortgage Loan were duly organised and validly existing and, as of the time of the origination of such Senior Mortgage Loan with requisite power and authority to own their assets and to transact the business in which they is now engaged, and such Underlying Mortgaged Properties constitute the principal assets of the owners of such Underlying Mortgaged Property.

(b) The owners of each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan has good and marketable title to such Underlying Mortgaged Property comprising real estate and such owners have not received any written notice regarding any violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related Underlying Mortgaged Property comprising real estate.

1.21. Leasehold Title

Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan consists of the related Mortgagor’s freehold estate or, if such Senior Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Lease, by the related Mortgagor’s interest in the Lease. With respect to any Senior Mortgage Loan secured by a Lease:

(a) such Lease has, where registerable, been duly registered; such Lease permits the current use of the Underlying Mortgaged Property comprising real estate and permits or does not prohibit the interest of the Lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Underlying Mortgaged Property comprising real estate by such Lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Lease since the origination or acquisition of the related Purchased Loan, with the exception of material changes reflected in written documents that are a part of the related Purchased Asset File;

(b) such Lease is in full force and effect, and Seller has received no notice that a breach of a covenant of forfeiture event has occurred thereunder, and, to Seller’s Knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in a breach of covenant under the terms of such Lease;

(c) such Lease has an original term (including any extension options set forth therein) which extends at least twenty (20) years beyond the stated maturity date of such Senior Mortgage Loan;

(d) under the terms of such Lease, any consent letter received by the Mortgagee from the Lessor and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate, with the Mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party (including the relevant insurer) to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of such Senior Mortgage Loan together with any accrued interest thereon;

(e) such Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by Seller; such Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Underlying Mortgaged Property subject to such Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

(f) such Lease may not be amended, modified, cancelled or terminated without the prior written consent of Seller in its capacity as lender under the Purchased Asset Documents for such Senior Mortgage Loan and any such action without such consent is not binding on Seller in its capacity as lender under such Purchased Asset Documents, its successors or assigns, except termination or cancellation if (i) a forfeiture event occurs under the Lease, (ii) notice thereof is provided to Seller in its capacity as lender under such Purchased Asset Documents and (iii) (A) such default is curable by Seller in its capacity as lender under such Purchased Asset Documents provided in the Lease but remains uncured beyond the applicable cure period, (B) in the case of any such default that is not curable by such Mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Lease, such Mortgagee has the right, following termination of the existing Lease or rejection thereof by a liquidator or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Lease; and (C) all rights of the Mortgagor under such Lease may be exercised by or on behalf of such Mortgagee under the related Mortgage upon enforcement;

(g) upon the enforcement of the related Senior Mortgage Loan, the Mortgagor’s interest in such Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the date on which Seller purchases an Eligible Interest related to such Asset (or acceptance of a deed in lieu thereof);

(h) the Lease or ancillary agreement between the lessor and the Lessee requires the lessor to give notice of any default by the Lessee to the Mortgagee. The Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Lease or ancillary agreement;

(i) a Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession under the Lease) to cure any curable default under such Lease before the lessor thereunder may terminate such Lease;

(j) if applicable and to the Knowledge of Seller, the lessor under such Lease consented to and acknowledged: (i) the creation of the Mortgage for such Senior Mortgage Loan; and (ii) that any enforcement of such Senior Mortgage Loan and related change in ownership of the Lessee will not require the consent of the lessor under such Lease or constitute a default under such Lease; and

(k) such Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee or long leasehold interest and Permitted Encumbrances and such Lease is, and shall remain, prior to any mortgage or other lien upon the related fee or long leasehold interest unless a non-disturbance agreement is obtained from the holder of any mortgage on the fee or long leasehold interest that is assignable to or for the benefit of the related lessee and the related Mortgagee.

1.22. Advancement of funds to Seller

No Seller or other lender to the owner of such Underlying Mortgaged Property has nor have any of its agents or predecessors in interest with respect to the Purchased Assets, in respect of such Purchased Asset, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Underlying Mortgaged Property other than (a) interest accruing on such Purchased Asset from the date of such disbursement of such Purchased Asset to the date which preceded by thirty (30) days the first payment date under the related Mortgage Loan and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Purchased Asset.

1.23. Cross-collateralisation; Cross-default

Such Senior Mortgage Loan is not cross-collateralised or cross-defaulted with any loan or debt securities other than one or more other Senior Mortgage Loans.

1.24. Releases of Underlying Mortgaged Property

The Purchased Asset Documents for such Senior Mortgage Loan do not require the Mortgagee to release all or any material portion of the related Underlying Mortgaged Property from the related Mortgage except upon payment in full of all amounts due under such Senior Mortgage Loan in relation to such Underlying Mortgaged Property; provided that notwithstanding the foregoing, certain of the Purchased Assets may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 110% of the allocated loan amount, or (b) in the event the portion of the Underlying Mortgaged Property being released was not given any material value in connection with the underwriting or valuation of the related Purchased Asset.

1.25. Acceleration Right

The Purchased Asset Documents for such Senior Mortgage Loan contain provisions for the acceleration of the payment of the unpaid principal balance of such Senior Mortgage Loan if, without complying with the requirements of the related Purchased Asset Documents, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in such Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to such Senior Mortgage Loan which are cross-collateralised or cross-defaulted with other mortgage loans or multi-property loans or transfers of a similar nature (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a Lien against the related Underlying Mortgaged Property, other than any existing permitted additional debt or debt otherwise permitted in the Purchased Asset Documents. The Purchased Asset Documents for such Senior Mortgage Loan require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer (of any property which is subject to a Mortgage), assumption or encumbrance requiring lender’s approval.

1.26. Approval Rights

Pursuant to the terms of the Purchased Asset Documents for such Senior Mortgage Loan: (a) no material terms of any related Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of such Senior Mortgage Loan or the Underlying Mortgaged Property may be released without the consent of the holder of such Senior Mortgage Loan, except to the extent such release is permitted under the terms of the related Purchased Asset Documents; (b) no material action affecting the value of the related Underlying Mortgaged Property may be taken by the owner of the related Underlying Mortgaged Property with respect to such Underlying Mortgaged Property without the consent of the holder of such Senior Mortgage Loan; (c) the holder of such Senior Mortgage Loan is entitled to approve the business plan or operational budget of the owner of the related Underlying Mortgaged Property as it relates to such Underlying Mortgaged Property; and (d) the consent of the holder of such Senior Mortgage Loan is required prior to the owner of the related Underlying Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.27. No equity participation or contingent interest

Such Senior Mortgage Loan contains no equity participation by the lender or shared appreciation feature or profit participation feature, does not provide for negative amortisation, does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property and does not have capitalised interest included in its principal balance.

1.28. Inspections

Seller inspected or caused to be inspected each related Underlying Mortgaged Property within twelve (12) months of the related Purchase Date. An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Asset no more than twelve (12) months prior to the related Purchase Date. To Seller’s Knowledge, there exists no material damage to any Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset other than those disclosed in the engineering report or property condition assessment.

1.29. Subordinated interests

(a) Such Senior Mortgage Loan does not permit the related Underlying Mortgaged Property to be encumbered by any Lien subordinate to or of equal priority with the related Mortgage without the prior written consent of the holder thereof subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

(b) To the Knowledge of Seller none of the Underlying Mortgaged Properties securing such Senior Mortgage Loan is subject to any Lien which is subordinate to or of equal priority with the related Mortgage subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.30. Origination and Servicing

(a) The origination (or acquisition), servicing and collection practices used by Seller (and if the Senior Mortgage Loan was not originated by Seller, to the Knowledge of Seller, the origination, servicing and collection practices used by such originator) in respect of such Senior Mortgage Loan have been in all respects legal, proper and prudent and have met customary industry standards for origination (or acquisition) servicing of commercial property loans (similar to such Senior Mortgage Loans).

(b) The originator of such Senior Mortgage Loan (to the extent legally necessary) was authorised to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held such Senior Mortgage Loan.

1.31. Licenses and permits

The related Underlying Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Underlying Mortgaged Property and applicable planning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Underlying Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Underlying Mortgaged Property as it was used and operated as of the date of origination of the Purchased Asset or the rights of a holder of the related Purchased Asset.

1.32. Intentionally omitted

1.33. Single purpose entity

The Mortgagor in respect of such Senior Mortgage Loan was, as of the origination of such Senior Mortgage Loan, a Special Purpose Vehicle. For this purpose, a “Special Purpose Vehicle” shall mean an entity, other than an individual, in relation to who, the Purchased Asset Documents for such Senior Mortgage Loan provide that it was formed or organised solely for the purpose of owning and operating one or more related Underlying Mortgaged Properties securing such Senior Mortgage Loan and prohibit it from engaging in any business unrelated to such Underlying Mortgaged Property or Properties and the financing thereof does not have any assets other than those related to its interest in such Underlying Mortgaged Property or Properties or the financing thereof, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity (or, as applicable and in the case of a unit trust, properly constituted, pursuant to its trust deed and relevant trust legislation, and legally effective as a trust), separate and apart from any other person, except as permitted by the related Mortgage or other Purchased Asset Documents.

1.34. Business plan, operational budget or financial statement

The related Purchased Asset Documents for such Senior Mortgage Loan require the related Mortgagor to furnish to the mortgagee at least annually a business plan or operational budget statement with respect to the related Underlying Mortgaged Property showing amounts expected to be disbursed in the forthcoming year.

1.35. No offsets, defences or counterclaims

Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Asset nor any of the related Purchased Asset Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury, nor will the operation of any of the terms of any such Purchased Asset Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Asset Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defence has been asserted with respect thereto.

1.36. Transferability

Other than consents and approvals obtained as of the related Purchase Date, or those already granted in the related Mortgage and/or Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Purchased Asset, for Buyer’s exercise of any rights or remedies in respect of such Purchased Asset (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Purchased Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

1.37. Valuation

A valuation of the related Underlying Mortgaged Property was conducted in connection with the origination of such Purchased Asset, and to Seller’s Knowledge, such valuation satisfied in all material respects the requirements for a valuation on a market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor) (or its equivalent in any applicable jurisdiction).

1.38. No Fraud

No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Mortgage Loan nor, to Seller’s Knowledge, were any fraudulent acts committed by any Person in connection with the origination of such Senior Mortgage Loan.

1.39. Title

Seller (or an agent thereof) has obtained from lawyers appointed by it (or by the related Mortgagor) or with its consent a Certificate of Title which showed no qualification on title, or, if such report did reveal any such qualification, such qualification would not have caused a reasonably prudent lender of money secured on commercial property to decline to proceed with the related advance on its agreed terms.

1.40. Transfer Certificate

Each related Transfer Certificate (as defined in the related Purchased Asset) executed by Seller in blank, (assuming the insertion of an assignee’s name and date) will constitute the legal, valid and binding first priority assignment of such Purchased Asset from Seller to such named assignee (except as such enforcement may be limited by anti‑deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) (collectively, the “Standard Qualifications”).

1.41. Improvements

None of the improvements that were included for the purpose of determining the valuation of the related Underlying Mortgaged Property at the time of the origination of such Purchased Asset lies outside the boundaries and building restriction lines of such Underlying Mortgaged Property, except Underlying Mortgaged Properties which are non-conforming uses, and no improvements on adjoining properties encroach upon such Underlying Mortgaged Property, with the exception in each case of immaterial encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Underlying Mortgaged Property. With respect to each Purchased Asset, the property legally described in the survey, if any, obtained for the related Underlying Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

1.42. No compulsory purchase

To Seller’s Knowledge, there are no proceedings pending or threatened, for the total compulsory purchase of the relevant Underlying Mortgaged Property or a partial compulsory purchase of the relevant Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset.

1.43. Environmental matters

(a) An Environmental Site Assessment relating to each Underlying Mortgaged Property and prepared no earlier than twelve (12) months prior to the Purchase Date was obtained and reviewed by Seller in connection with the origination of such Purchased Asset and a copy is included in the Purchased Asset File.

(b) To Seller’s Knowledge, except as may be set forth in any Environmental Site Assessment, there are no adverse circumstances or conditions with respect to or affecting the Underlying Mortgaged Property that would constitute or result in a material violation of any applicable environmental laws, rules and regulations (collectively, “Environmental Laws”), other than with respect to an Underlying Mortgaged Property (i) for which environmental insurance is maintained, (ii) that would require (x) any expenditure less than or equal to five percent (5%) of the outstanding principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than five percent (5%) of the outstanding principal balance of such Purchased Asset to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Purchased Asset and for which the related Mortgagor has covenanted to perform, (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable Governmental Authority, (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable Governmental Authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, (v) as to which the conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance that would give rise to such material violation provided a guarantee or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, (vii) as to which the related Mortgagor or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable Governmental Authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) that would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of five percent (5%) of the outstanding principal balance of such Purchased Asset;

(c) With respect to any material adverse environmental condition set forth in the Environmental Site Assessment, there exists either (i) environmental insurance with respect to such Underlying Mortgaged Property or (ii) an amount in an escrow account charged as security for such Purchased Asset under the relevant Purchased Asset Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment. Except for any hazardous materials being handled in accordance with applicable Environmental Laws, (i) the related Underlying Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (ii) no hazardous materials are being used or stored or generated for off‑site disposal or otherwise present at such Underlying Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off‑site disposal or otherwise present in or at properties of the relevant property type; and (iii) such Underlying Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) that under the

Environmental Laws would have to be eliminated before the sale of, or that could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Underlying Mortgaged Property.

(d) The related Mortgage or other Purchased Asset Documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future Environmental Laws and regulations in connection with the Underlying Mortgaged Property.

(e) For each of the Purchased Assets that is covered by environmental insurance, each environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of the related Purchased Asset and has a term ending no sooner than the date that is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Purchased Asset. All environmental assessments or updates that were in the possession of Seller and that relate to an Underlying Mortgaged Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

1.44. Governmental action

To Seller’s Knowledge, as of the date of first utilization of the Senior Mortgage Loan of the related Purchased Asset, and, as of the Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Mortgagor under any Purchased Asset or any Underlying Mortgaged Property that, if determined against such Mortgagor or such Underlying Mortgaged Property, would materially and adversely affect the value of such Underlying Mortgaged Property, the security intended to be provided with respect to the related Purchased Asset, or the ability of such Mortgagor and/or the current use of such Underlying Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Purchased Asset.

1.45. Underwriting

Each Purchased Asset complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s underwriting standards applicable to such Purchased Asset and since origination, the Purchased Asset has been serviced in all material respects in a legal manner in conformance with Seller’s servicing standards.

1.46. Financial statements

The Purchased Asset Documents require the Mortgagor to provide the holder of the Purchased Asset with at least annual financial statements and as initial conditions precedent, rent rolls (if applicable).

1.47. Easements

The following statements are true with respect to the related Underlying Mortgaged Property: (a) the Underlying Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Underlying Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilised.

1.48. Withholding tax

All payments of principal interest and other sums due from any borrower to Seller in respect of any Underlying Mortgaged Property are made to it under any Mortgage Loan without any deduction or withholding for or on account of Tax, assuming for this purpose that any necessary procedural formalities are fulfilled in order for such payments to be made without any deduction or withholding for or on account of Tax.

Additional Required Defined Terms

“Appraised Value” means in relation to any Underlying Mortgaged Property comprising real estate the value set forth in a valuation made in connection with the origination of the related Mortgage Loan (or, where available, the most recent valuation received by Seller prior to Seller’s purchase of a financial interest in such Underlying Mortgaged Property comprising real estate) equal to the value of such Underlying Mortgaged Property comprising real estate.

“Charge and Assignment of Leases and Rents” means any charge and assignment of leases and rents pursuant to the terms of the relevant Mortgage in connection with each Senior Mortgage Loan.

“Eligible Interest” means, in relation to any Senior Mortgage Loan, 100 per cent. (100%) of Seller’s unencumbered ownership of any loan advanced by Seller on a secured basis to any company or entity (which interest, for the avoidance of doubt, refers to the lender’s participation in the relevant debt instrument held by the lender and shall not be construed as a requirement that the lender hold the entire loan facility which is made available to a borrower).

“Information” means, with respect to each Senior Mortgage Loan, the documents, reports and written information required to be provided by or on behalf of Seller in connection with the purchase of the same by Buyer under this Agreement, including any conditions precedent thereto.

“Lease” means a lease for all or any portion of the real property comprising the Underlying Mortgaged Property comprising real estate, the Lessee’s interest in which is held by the Mortgagor in respect of the related Senior Mortgage Loan.

“Lessee” means the ground lessee under a Lease.

“Reservations” means:

(a) the principles that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement on public policy grounds or by laws relating to bankruptcy, administration, receivership, examinership, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; and

(b) the time barring of claims under any applicable limitation acts, statutes or equivalent laws and defences of set-off or counterclaim.

EXHIBIT V-C

REPRESENTATIONS AND WARRANTIES
REGARDING EACH INDIVIDUAL PURCHASED ASSET THAT IS A
SENIOR MORTGAGE LOAN SECURED BY PROPERTY IN AUSTRALIA

1.1. Compliance with law

Such Senior Mortgage Loan complies in all material respects with (or is exempt from) all applicable Requirements of Law relating to such Senior Mortgage Loan.

1.2. Ownership

(a) Seller will, immediately prior to the purchase of the same by Buyer from Seller, have an Eligible Interest in such Senior Mortgage Loan.

(b) Immediately prior to the purchase of such Senior Mortgage Loan by Buyer from Seller, Seller had good marketable title to, and was the sole legal and beneficial owner of, the Eligible Interest in such Senior Mortgage Loan or otherwise had sufficient right, interest or power grant a security interest in the Senior Mortgage Loan, free and clear of any and all Liens.

(c) The entry into by Seller of this Agreement (and the agreements contemplated hereby) in relation to such Senior Mortgage Loan does not require Seller to obtain any approval, consent, authorisation or order of or registration or filing with or notice to, any court or Governmental Authority that has not been obtained.

1.3. No default

(a) No Purchased Asset is thirty (30) days or more delinquent in payment of principal and interest payable under the related Purchased Asset Documents and no Purchased Asset has been thirty (30) days or more past due (without giving effect to any applicable grace period).

(b) To Seller’s Knowledge, (i) there is no other default under any of the related Purchased Asset Documents, after giving effect to any applicable notice and/or grace period and no such default or breach has been waived in writing by Seller or on its behalf or by Seller’s predecessors-in-interest with respect to the Purchased Asset; (ii) no event has occurred that, with the passing of time or giving notice, would constitute a default under the related Purchased Asset Documents, which in the case of clause (i) or (ii) would materially and adversely affect the value of the Purchased Asset or the value, use or operation of the related Underlying Mortgaged Property. No Purchased Asset has been accelerated and no enforcement has been initiated in respect of the related Mortgage.

(c) If the related Mortgage or other Purchased Asset Documents provide for a grace period for delinquent payments of principal and/or interest, such grace period is no longer than ten (10) days from the applicable payment date.

1.4. Nature

The Purchased Assets (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans or floating rate mortgage loans with a fixed term.

1.5. Information

To Seller’s Knowledge, all information contained in the related Due Diligence Package (or as otherwise provided to Buyer) in respect of each Senior Mortgage Loan is true, complete and accurate in all material respects.

1.6. Solvency

The relevant Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium, administration, examinership or similar insolvency proceeding under applicable law.

1.7. Mortgages

Subject to the Reservations, the Mortgages related to and delivered in connection with such Senior Mortgage Loan constitute valid and enforceable first priority mortgages upon the related Underlying Mortgaged Property comprising real estate prior to all other Liens, except for:

(a) any Lien arising by operation of law and in the ordinary course of trading of the relevant Mortgagor;

(b) matters to which like properties are commonly subject; and

(c) any other matters expressly agreed by Buyer,

and none of which matters referred to in item (a) above materially interferes with the security provided by such Mortgage or the marketability or current use of the Underlying Mortgaged Property comprising real estate or the current ability of the Underlying Mortgaged Property comprising real estate to generate operating income sufficient to service the Senior Mortgage Loan (items (a) and (b) above being, the “Permitted Liens”).

1.8. Security Interest

(a) The Mortgage and general security agreement establishes and creates a legal, valid, subsisting, binding and, subject to the Reservations and Permitted Liens, enforceable first priority perfected (save for the giving of any notices to third parties required to perfect the same) Lien in the relevant Mortgagor’s interest in all leases, sub-leases, licenses or other agreements pursuant to which the relevant Mortgagor is entitled to occupy, use or possess all or any portion of the related Underlying Mortgaged Property comprising real estate (the “Assigned Property”).

(b) Each grantor under each such Mortgage and general security agreement has the full right to assign by way of security the relevant Assigned Property.

(c) To Seller’s Knowledge:

(i) no Person other than the related Mortgagor and the Mortgagee owns any interest in any payments due under the related leases;

(ii) no person other than the Mortgagee holds or has the benefit of a Lien or other interest in the Senior Mortgage Loan other than under a Permitted Lien; and

(iii) there is no agreement, filing or registration that would enable another person to obtain a priority over its Security which is inconsistent with the priority contemplated by this Agreement and the Security Documents.

(d) Subject to applicable Requirements of Law, the related Mortgage or general security agreement provides for the appointment of a receiver of the rents or allows the holder of the related Mortgage to enter into possession of the related Underlying Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a default beyond applicable notice and grace periods, if any, under the related Purchased Asset Documents.

1.9. Hospitality properties

The Purchased Asset Documents for each Senior Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement, operator agreement or management agreement includes an executed tripartite or non-disturbance deed or similar agreement signed by the Mortgagor and franchisor and lender of such property enforceable against such franchisor by the holder of the Mortgage. The Mortgage or related security agreement for each Senior Mortgage Loan secured by a hospitality property creates a registered and perfected security interest in the revenues of such property.

1.10. Mortgage status; Waivers and modifications

(a) Except for releases required or permitted under the terms and conditions of the related Purchased Asset Documents, no Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Underlying Mortgaged Property comprising real estate has not been released from such Mortgage, in whole or in material part, nor has any instrument been executed that would affect any such satisfaction, cancellation, subordination, rescission or release except as specifically set forth by a document in the related Purchased Asset File.

(b) None of the terms of any Mortgage, general security agreement or other security document or instrument securing such Senior Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Purchased Asset File.

(c) No Mortgage securing such Senior Mortgage Loan provides for or permits, without the prior written consent of the holder of the Mortgage, the related Underlying Mortgaged Property comprising real estate to secure any other debt or obligation.

1.11. Fixtures

Subject to the Reservations and Permitted Liens, the general security agreement and Mortgage in respect of each Senior Mortgage Loan contains valid and enforceable first priority Liens over those items of personal property located on the Underlying Mortgaged Property for such Senior Mortgage Loan that either: (a) are reasonably necessary for the Mortgagor in respect of the same to operate such Underlying Mortgaged Property; or (b) are (as indicated in the valuation obtained in connection with the origination of such Senior Mortgage Loan) material to the value of the Underlying Mortgaged Property subject to Permitted Liens.

1.12. Registrations and Filings

All acts and things have been done and all filings, recordings and registrations have been made (or will have been submitted in proper form for filing, recording and/or registration within any applicable time limits) in all public places (including the relevant land titles office or registry in the State or Territory of Australia where the property is located (including PEXA (if applicable)) necessary to perfect a valid first priority Lien in each Underlying Mortgaged Property securing such Senior Mortgage Loan.

1.13. Condition of the Underlying Mortgaged Properties

(a) Except as set forth in the reports prepared in connection with the origination or acquisition of such Senior Mortgage Loan, each related Underlying Mortgaged Property is, to the Knowledge of Seller, free and clear of any damage that would materially and adversely affect its value as security for such Senior Mortgage Loan (normal wear and tear excepted).

(b) Seller has received no notice of any pending or, to its Knowledge, threatened steps to effect the compulsory purchase of all or any material portion of any Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan.

(c) To the Knowledge of Seller (based on valuations obtained in connection with the origination of such Senior Mortgage Loan as of the date of the origination of such Senior Mortgage Loan), no such valuation disclosed any matter specifically affecting the Underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related Underlying Mortgaged Property comprising real estate.

1.14. No further advances/no partly paid Assets

(a) The proceeds of such Senior Mortgage Loan have been, or will be on the date of first utilisation of the Senior Mortgage Loan, fully disbursed and there is no obligation for future advances with respect thereto.

(b) All escrow and reserve amounts required to be deposited by each Mortgagor on the date of first utilisation of the Senior Mortgage Loan under the related Purchased Asset Documents were deposited on such date.

(c) All escrow deposits and payments required to be escrowed with lender by the terms of each Purchased Asset are in the possession, or under the control, of Seller (or agent of Seller), and there are no material deficiencies with regard thereto (subject to any applicable notice and cure period). All of Seller’s interest in such escrows and deposits will be secured by Seller in favour of Buyer hereunder.

(d) With respect to such Senior Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date for the same have been complied with, or any such funds so escrowed have not been released.

(e) Neither Seller nor any of its Affiliates has any obligation to make any further capital contributions to any Mortgagor under such Senior Mortgage Loan.

(f) Other than as described in paragraph (a) above, in connection with the origination of such Senior Mortgage Loan, Seller or its Affiliates has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, any Mortgagor or any other person under or in connection with such Senior Mortgage Loan.

1.15. Purchased Asset Documents provisions

To the extent applicable, the Purchased Asset Documents for such Senior Mortgage Loan together with applicable law, contain customary and enforceable provisions for comparable Underlying Mortgaged Properties similarly situated such as to render the rights and remedies of the lender thereunder adequate for the practical realisation against the related Underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby.

There is no exemption available to the related Mortgagor that would interfere with such right of enforcement except (a) any statutory right of redemption or (b) any limitation arising under anti-deficiency laws or by bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

1.16. Security trusts

To the extent applicable, if any Mortgage, general security agreement or other Lien constituted in the Purchased Asset Documents for such Senior Mortgage Loan is held on trust for the lenders and/or related parties:

(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving as such; and

(b) no fees or expenses other than customary fees, costs and indemnities (including annual agency/security agency fees, transfer fees and fees for management time) are payable to such trustee by Seller in the event the related Mortgagor does not fulfil its obligations to pay such amounts under the Senior Mortgage Loan.

1.17. Status of the Purchased Asset Documents

The Purchased Asset Documents for such Senior Mortgage Loan that were executed by or on behalf of the related Mortgagor are the legal, valid and binding obligation of such Mortgagor(s), enforceable in accordance with its terms except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable laws, but the inclusion of such provisions does not render any of the Purchased Asset Documents invalid as a whole, and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realisation of the principal rights and benefits afforded thereby.

1.18. Insurance

(a) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is, and is required pursuant to the related Purchased Asset Documents to be, covered by insurance (including, without limitation with respect to fire and extended perils insurance included within the classification “All Risk of Physical Loss”) on the relevant Underlying Mortgaged Property and plant and machinery thereon (including fixtures and improvements) at least equal to the lesser of the replacement cost of improvements located on such Underlying Mortgaged Property, with no deduction for depreciation, and the outstanding principal balance of such Senior Mortgage Loan (subject to customary deductibles) and in any event, the amount necessary to avoid the operation of any co-insurance provisions on a full replacement cost basis of such underlying Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgagee clause naming mortgagee and its successor-in-interest as additional insureds or loss payee, as applicable.

(b) Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan is covered by business interruption or rental loss insurance in an amount at least equal to (i) three (3) years of operations, with an extended indemnity for three (3) additional years after property is repaired or rebuilt as a result of casualty or condemnation or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Underlying Mortgaged Property.

(c) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is covered by comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Underlying Mortgaged Property, in an amount usually covered by a reasonably prudent mortgagee of a property of the same nature and in a comparable location.

(d) The relevant insurance policy for any Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan provides cover in respect of at least three years loss of rent.

(e) Such insurance policy contains a standard mortgagee clause that names the Seller (or agent or trustee therefor) in respect of such Senior Mortgage Loan (each a “Mortgagee”) in respect of such Senior Mortgage Loan as an additional insured and interested party and that requires at least thirty days’ (in the case of termination or cancellation other than for non-payment of premiums) and at least ten days’ (in the case of termination or cancellation for non-payment of premiums or where applicable law so requires) prior notice to the holder of the related Mortgage, and no such notice has been received, including any notice of non-payment of premiums, that has not been cured.

(f) Each Mortgage and general security agreement securing such Senior Mortgage Loan obliges the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorises the holder of the Mortgage to maintain such insurance at the related Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.

(g) Any insurance proceeds in respect of loss, damage or destruction, will be applied either: (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate; or (ii) the reduction of the outstanding principal balance of such Senior Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property comprising real estate and to other exceptions customarily provided for by prudent institutional lenders for similar loans.

(h) The related Underlying Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Purchased Asset and having a claims-paying or financial strength rating of at least A-1 or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited. The insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Underlying Mortgaged Property is located.

(i) All premiums with respect to the insurance policies insuring each Underlying Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Purchased Asset Documents, and Seller has not received any notice of cancellation or termination. The relevant Purchased Asset File contains the insurance policy required for such Purchased Asset or a certificate of insurance for such insurance policy.

(j) None of the Purchased Asset Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Underlying Mortgaged Property is insured by an “all-risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

1.19. Taxes

As of the Purchase Date for the Purchased Asset, to Seller’s Knowledge, there are no delinquent or unpaid Taxes, or other outstanding charges affecting any Underlying Mortgaged Property securing such Senior Mortgage Loan which are or may become secured against such Underlying Mortgaged Property or payable out of the proceeds thereof (in either case) at a priority equal to or higher than the related Mortgage. For purposes of this paragraph, Taxes shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

1.20. Mortgagor

(a) The owners of each Underlying Mortgaged Property securing such Senior Mortgage Loan were duly organised and validly existing and, as of the time of the origination of such Senior Mortgage Loan with requisite power and authority to own their assets and to transact the business in which they is now engaged, and such Underlying Mortgaged Properties constitute the principal assets of the owners of such Underlying Mortgaged Property.

(b) The owners of each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan has good and marketable title to such Underlying Mortgaged Property comprising real estate and such owners have not received any written notice regarding any violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related Underlying Mortgaged Property comprising real estate.

1.21. Leasehold Title

Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan consists of the related Mortgagor’s freehold estate or, if such Senior Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease, by the related Mortgagor’s interest in the Ground Lease. With respect to any Senior Mortgage Loan secured by a Ground Lease:

(a) such Ground Lease has, where registerable, been duly registered with the relevant land titles office or registry in the State or Territory of Australia where the property is located (including PEXA (if applicable); such Ground Lease permits the current use of the Underlying Mortgaged Property comprising real estate and permits or does not prohibit the interest of the Ground Lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Underlying Mortgaged Property comprising real estate by such Ground Lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination or acquisition of the related Purchased Loan, with the exception of material changes reflected in written documents that are a part of the related Purchased Asset File;

(b) such Ground Lease is in full force and effect, and Seller has received no notice that an event of default has occurred thereunder, and, to Seller’s Knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in a breach of covenant under the terms of such Ground Lease;

(c) such Ground Lease has an original term (including any extension options set forth therein) which extends at least twenty (20) years beyond the stated maturity date of such Senior Mortgage Loan;

(d) under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the Lessor and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate, with the Mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party (including the relevant insurer) to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of such Senior Mortgage Loan together with any accrued interest thereon;

(e) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Underlying Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

(f) such Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of Seller in its capacity as lender under the Purchased Asset Documents for such Senior Mortgage Loan and any such action without such consent is not binding on Seller in its capacity as lender under such Purchased Asset Documents, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to Seller in its capacity as lender under such Purchased Asset Documents and (iii) (A) such default is curable by Seller in its capacity as lender under such Purchased Asset Documents provided in the Ground Lease but remains uncured beyond the applicable cure period, (B) in the case of any such default that is not curable by such Mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such Mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a liquidator or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Mortgagor under such Ground Lease may be exercised by or on behalf of such Mortgagee under the related Mortgage upon enforcement;

(g) upon the enforcement of the related Senior Mortgage Loan, the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the date on which Seller purchases an Eligible Interest related to such Asset (or acceptance of a deed in lieu thereof);

(h) the Ground Lease or ancillary agreement between the lessor and the Ground Lessee requires the lessor to give notice of any default by the Ground Lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement;

(i) a Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease;

(j) if applicable and to the Knowledge of Seller, the lessor under such Ground Lease consented to and acknowledged: (i) the creation of the Mortgage for such Senior Mortgage Loan; and (ii) that any enforcement of such Senior Mortgage Loan and related change in ownership of the Ground Lessee will not require the consent of the lessor under such Ground Lease or constitute a default under such Ground Lease; and

(k) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee or long leasehold interest and Permitted Encumbrances and such Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related fee or long leasehold interest unless a non-disturbance agreement is obtained from the holder of any mortgage on the fee or long leasehold interest that is assignable to or for the benefit of the related lessee and the related Mortgagee.

1.22. Advancement of funds to Seller

No Seller or other lender to the owner of such Underlying Mortgaged Property has nor have any of its agents or predecessors in interest with respect to the Purchased Assets, in respect of such Purchased Asset, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Underlying Mortgaged Property other than (a) interest accruing on such Purchased Asset from the date of such disbursement of such Purchased Asset to the date which preceded by thirty (30) days the first payment date under the related Senior Mortgage Loan and (b)

application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Purchased Asset.

1.23. Cross-collateralisation; Cross-default

Such Senior Mortgage Loan is not cross-collateralised or cross-defaulted with any loan or debt securities other than one or more other Senior Mortgage Loans.

1.24. Releases of Underlying Mortgaged Property

The Purchased Asset Documents for such Senior Mortgage Loan do not require the Mortgagee to release all or any material portion of the related Underlying Mortgaged Property from the related Mortgage except upon payment in full of all amounts due under such Senior Mortgage Loan in relation to such Underlying Mortgaged Property; provided that notwithstanding the foregoing, certain of the Purchased Assets may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 110% of the allocated loan amount, or (b) in the event the portion of the Underlying Mortgaged Property being released was not given any material value in connection with the underwriting or valuation of the related Purchased Asset.

1.25. Acceleration Right

The Purchased Asset Documents for such Senior Mortgage Loan contain provisions for the acceleration of the payment of the unpaid principal balance of such Senior Mortgage Loan if, without complying with the requirements of the related Purchased Asset Documents, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in such Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to such Senior Mortgage Loan which are cross-collateralised or cross-defaulted with other mortgage loans or multi-property loans or transfers of a similar nature (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a Lien against the related Underlying Mortgaged Property, other than any existing permitted additional debt or debt otherwise permitted in the Purchased Asset Documents. The Purchased Asset Documents for such Senior Mortgage Loan require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer (of any property which is subject to a Mortgage), assumption or encumbrance requiring lender’s approval.

1.26. Approval Rights

Pursuant to the terms of the Purchased Asset Documents for such Senior Mortgage Loan: (a) no material terms of any related Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of such Senior Mortgage Loan or the Underlying Mortgaged Property may be released without the consent of the holder of such Senior Mortgage Loan, except to the extent such release is permitted under the terms of the related Purchased Asset Documents; (b) no material action affecting the value of the related Underlying Mortgaged Property may be taken by the owner of the related Underlying Mortgaged Property with respect to such Underlying Mortgaged Property without the consent of the holder of such Senior Mortgage Loan; (c) the holder of such Senior Mortgage Loan is entitled to approve the business plan or operational budget of the owner of the related Underlying Mortgaged Property as it relates to such Underlying Mortgaged Property; and (d) the consent of the holder of such Senior Mortgage Loan is required prior to the owner of the related Underlying Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.27. No equity participation or contingent interest

Such Senior Mortgage Loan contains no equity participation by the lender or shared appreciation feature or profit participation feature, does not provide for negative amortisation, does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property and does not have capitalised interest included in its principal balance.

1.28. Inspections

Seller inspected or caused to be inspected each related Underlying Mortgaged Property within twelve (12) months of the related Purchase Date. An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Asset no more than twelve (12) months prior to the related Purchase Date. To the best of the Seller’s Knowledge after due inquiry, there exists no material damage to any Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset other than those disclosed in the engineering report or property condition assessment.

1.29. Subordinated interests

(a) Such Senior Mortgage Loan does not permit the related Underlying Mortgaged Property to be encumbered by any Lien subordinate to or of equal priority with the related Mortgage without the prior written consent of the holder thereof subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

(b) To the Knowledge of Seller, none of the Underlying Mortgaged Properties securing such Senior Mortgage Loan is subject to any Lien which is subordinate to or of equal priority with the related Mortgage subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.30. Origination and Servicing

(a) The origination (or acquisition), servicing and collection practices used by Seller (and if the Senior Mortgage Loan was not originated by Seller, to the Knowledge of Seller, the origination, servicing and collection practices used by such originator) in respect of such Senior Mortgage Loan have been in all respects legal, proper and prudent and have met customary industry standards for origination (or acquisition) servicing of commercial property loans (similar to such Senior Mortgage Loans).

(b) The originator of such Senior Mortgage Loan was authorised to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held such Senior Mortgage Loan.

1.31. Licenses and permits

The related Underlying Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Underlying Mortgaged Property and applicable planning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Underlying Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Underlying Mortgaged Property as it was used and operated as of the date of origination of the Purchased Asset or the rights of a holder of the related Purchased Asset.

1.32. Single purpose entity

The Mortgagor in respect of such Senior Mortgage Loan was, as of the origination of such Senior Mortgage Loan, a Special Purpose Vehicle. For this purpose, a “Special Purpose Vehicle” shall mean an entity, other than an individual, in relation to who, the Purchased Asset Documents for such Senior Mortgage Loan provide that it was formed or organised solely for the purpose of owning and operating one or more related Underlying Mortgaged Properties securing such Senior Mortgage Loan and prohibit it from engaging in any business unrelated to such Underlying Mortgaged Property or Properties and the financing thereof does not have any assets other than those related to its interest in such Underlying Mortgaged Property or Properties or the financing thereof, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person, except as permitted by the related Mortgage or other Purchased Asset Documents.

1.33. Business plan, operational budget or financial statement

The related Purchased Asset Documents for such Senior Mortgage Loan require the related Mortgagor to furnish to the mortgagee at least annually a business plan or operational budget statement with respect to the related Underlying Mortgaged Property showing amounts expected to be disbursed in the forthcoming year.

1.34. No offsets, defences or counterclaims

Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Asset nor any of the related Purchased Asset Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury, nor will the operation of any of the terms of any such Purchased Asset Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Asset Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defence has been asserted with respect thereto.

1.35. Transferability

Other than consents and approvals obtained as of the related Purchase Date, or those already granted in the related Mortgage and/or Senior Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or the acquisition by Buyer of such Purchased Asset, for Buyer’s exercise of any rights or remedies in respect of such Purchased Asset (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer) or for Buyer’s sale, pledge or other disposition of such Purchased Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

1.36. Valuation

A valuation of the related Underlying Mortgaged Property was conducted in connection with the origination of such Purchased Asset, and to Seller’s Knowledge, such valuation satisfied in all material respects the requirements for a valuation on a market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor) and requirements of ANPS (or its equivalent in any applicable jurisdiction) and IVS.

1.37. No Fraud

No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Mortgage Loan nor, to Seller’s Knowledge, were any fraudulent acts committed by any Person in connection with the origination of such Senior Mortgage Loan.

1.38. Title

Seller (or an agent thereof) has obtained from lawyers appointed by it (or by the related Mortgagor) or with its consent a Certificate of Title (or results from an electronic certificate of title search) which showed no adverse entries, or, if such report did reveal any adverse entry, such entry would not have caused a reasonably prudent lender of money secured on commercial property to decline to proceed with the related advance on its agreed terms.

1.39. Transfer Certificate

Each related Transfer Certificate (as defined in the related Purchased Asset) executed by Seller in blank, (assuming and upon the insertion of an assignee’s name and date) will, at such time but not before, constitute the legal, valid and binding first priority transfer of such Purchased Asset from Seller to such named assignee (except as such enforcement may be limited by anti‑deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) .

1.40. Improvements

None of the improvements that were included for the purpose of determining the valuation of the related Underlying Mortgaged Property at the time of the origination of such Purchased Asset lies outside the boundaries and building restriction lines of such Underlying Mortgaged Property, except Underlying Mortgaged Properties which are non-conforming uses, and no improvements on adjoining properties encroach upon such Underlying Mortgaged Property, with the exception in each case of immaterial encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Underlying Mortgaged Property. With respect to each Purchased Asset, the property legally described in the survey, if any, obtained for the related Underlying Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

1.41. No compulsory purchase

To Seller’s Knowledge, there are no proceedings pending or threatened, for the total compulsory purchase of the relevant Underlying Mortgaged Property or a partial compulsory purchase of the relevant Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset.

1.42. Environmental matters

(a) An environmental site assessment or environmental due diligence report relating to each Underlying Mortgaged Property and prepared no earlier than twelve (12) months prior to the Loan Date was obtained and reviewed by Seller in connection with the origination of such Purchased Asset and a copy is included in the Purchased Asset File.

(b) To Seller’s Knowledge, except as may be set forth in any Environmental Site Assessment, there are no adverse circumstances or conditions with respect to or affecting the Underlying Mortgaged Property that would constitute or result in a material violation of any applicable environmental laws, rules and regulations (collectively, “Environmental Laws”), other than with respect to an Underlying Mortgaged Property (i) for which environmental insurance is maintained, (ii) that would require (x) any expenditure less than or equal to five percent (5%) of the outstanding principal balance of the Senior Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than five percent (5%) of the outstanding principal balance of such Purchased Asset to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Purchased Asset and for which the related Mortgagor has covenanted to perform, (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable Governmental Authority, (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable Governmental Authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, (v) as to which the conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance that would give rise to such material violation provided a guarantee or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, (vii) as to which the related Mortgagor or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable Governmental Authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) that would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of five percent (5%) of the outstanding principal balance of such Purchased Asset;

(c) With respect to any material adverse environmental condition set forth in the Environmental Site Assessment, there exists either (i) environmental insurance with respect to such Underlying Mortgaged Property or (ii) an amount in an escrow account charged as security for such Purchased Asset under the relevant Purchased Asset Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment. Except for any hazardous materials being handled in accordance with applicable Environmental Laws, (i) the related Underlying Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (ii) no hazardous materials are being used or stored or generated for off‑site disposal or otherwise present at such Underlying Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off‑site disposal or otherwise present in or at properties of the relevant property type; and (iii) such Underlying Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) that under the Environmental Laws would have to be eliminated before the sale of, or that could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Underlying Mortgaged Property.

(d) The related Mortgage or other Purchased Asset Documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future Environmental Laws and regulations in connection with the Underlying Mortgaged Property.

(e) For each of the Purchased Assets that is covered by environmental insurance, each environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of the related Purchased Asset and has a term ending no sooner than the date that is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Purchased Asset. All environmental assessments or updates that were in the possession of Seller and that relate to an Underlying Mortgaged Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

1.43. Governmental action

To Seller’s Knowledge, as of the date of first utilization of the Senior Mortgage Loan of the related Purchased Asset, and, as of the Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Mortgagor under any Purchased Asset or any Underlying Mortgaged Property that, if determined against such Mortgagor or such Underlying Mortgaged Property, would materially and adversely affect the value of such Underlying Mortgaged Property, the security intended to be provided with respect to the related Purchased Asset, or the ability of such Mortgagor and/or the current use of such Underlying Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Purchased Asset.

1.44. Underwriting

Each Purchased Asset complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s underwriting standards applicable to such Purchased Asset and since origination, the Purchased Asset has been serviced in all material respects in a legal manner in conformance with Seller’s servicing standards.

1.45. Financial statements

The Purchased Asset Documents require the Mortgagor to provide the holder of the Purchased Asset with at least annual financial statements and as initial conditions precedent, rent rolls (if applicable).

1.46. Easements

The following statements are true with respect to the related Underlying Mortgaged Property: (a) the Underlying Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Underlying Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilised.

1.47. Withholding tax

All payments of principal interest and other sums due from any borrower to Seller in respect of any Underlying Mortgaged Property are made to it under any Senior Mortgage Loan without any deduction or withholding for or on account of Tax, assuming for this purpose that any necessary procedural formalities are fulfilled in order for such payments to be made without any deduction or withholding for or on account of Tax.

Additional Required Defined Terms

“Appraised Value” means in relation to any Underlying Mortgaged Property comprising real estate the value set forth in a valuation made in connection with the origination of the related Senior Mortgage Loan (or, where available, the most recent valuation received by Seller prior to Seller’s purchase of a financial interest in such Underlying Mortgaged Property comprising real estate) equal to the value of such Underlying Mortgaged Property comprising real estate.

“Eligible Interest” means, in relation to any Senior Mortgage Loan, 100 per cent. (100%) of Seller’s unencumbered ownership of any loan advanced by Seller on a secured basis to any company or entity (which interest, for the avoidance of doubt, refers to the lender’s participation in the relevant debt instrument held by the lender and shall not be construed as a requirement that the lender hold the entire loan facility which is made available to a borrower).

“Ground Lease” means a lease for all or any portion of the real property comprising the Underlying Mortgaged Property comprising real estate, the Ground Lessee’s interest in which is held by the Mortgagor in respect of the related Senior Mortgage Loan.

“Ground Lessee” means the ground lessee under a Ground Lease.

“Information” means, with respect to each Senior Mortgage Loan, the documents, reports and written information required to be provided by or on behalf of Seller in connection with the pledge of the same by Seller under this Agreement, including any conditions precedent thereto.

“Reservations” means:

(a) the principles that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement on public policy grounds or by laws relating to bankruptcy, administration, examinership, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; and

(b) the time barring of claims under any applicable limitation acts, statutes or equivalent laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty in the applicable State or Territory of Australia may be void and defences of set-off or counterclaim.

EXHIBIT V-D

REPRESENTATIONS AND WARRANTIES REGARDING PURCHASED ASSETS SECURED BY PROPERTY IN SPAIN

1.1. Compliance with law

Such Senior Mortgage Loan complies in all material respects with (or is exempt from) all applicable Requirements of Law relating to such Senior Mortgage Loan.

1.2. Ownership

(a) Seller will immediately prior to the purchase of the same by Buyer from Seller have an Eligible Interest in such Senior Mortgage Loan.

(b) Immediately prior to the purchase of such Senior Mortgage Loan by Buyer from Seller, Seller had good marketable title to, and was the sole legal and beneficial owner of, such Senior Mortgage Loan free and clear of any and all Liens.

(c) The entry into by Seller of this Agreement (and the agreements contemplated hereby) in relation to such Senior Mortgage Loan does not require Seller to obtain any approval, consent, authorisation or order of or registration or filing with or notice to, any court or Governmental Authority that has not been obtained.

1.3. No default

(a) No Purchased Asset is twenty (20) days or more delinquent in payment of principal and interest (without giving effect to any applicable grace period) and no Purchased Asset has been twenty (20) days or more (without giving effect to any applicable grace period in the related Mortgage Loan) past due.

(b) To Seller’s Knowledge (i) there is no other material default under any of the related Purchased Asset Documents, after giving effect to any applicable notice and/or grace period and no such material default or breach has been waived in writing by Seller or on its behalf or by Seller’s predecessors-in-interest with respect to the Purchased Asset; (ii) no event has occurred that, with the passing of time or giving notice, would constitute a material default under the related Purchased Asset Documents, which in the case of clause (i) or (ii) would materially and adversely affect the value of the Purchased Asset or the value, use or operation of the related Underlying Mortgaged Property. No Purchased Asset has been accelerated and no enforcement has been initiated in respect of the related Mortgage.

(c) If the related Mortgage or other Purchased Asset Documents provide for a grace period for delinquent payments of principal and/or interest, such grace period is no longer than ten (10) days from the applicable payment date.

1.4. Nature

The Purchased Assets (exclusive of any default interest, late charges or prepayment premiums) are fixed rate mortgage loans or floating rate mortgage loans with a fixed term.

1.5. Information

To Seller’s Knowledge, all information contained in the related Due Diligence Package (or as otherwise provided to Buyer) in respect of each Senior Mortgage Loan is true, complete and accurate in all material respects.

1.6. Solvency

The relevant Mortgagor is not a debtor in any bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium, administration, examinership or similar proceeding.

1.7. Mortgages

Subject to the Reservations, the Mortgages related to and delivered in connection with such Senior Mortgage Loan constitute (or shall constitute upon valid registration in the relevant public registry/ies in Spain) valid and enforceable first priority mortgages upon the related Underlying Mortgaged Property comprising real estate prior to all other Liens, except for:

(a) matters to which like properties are commonly subject; and

(b) any other matters expressly agreed by Buyer,

and none of which matters referred to in items (a) and (b) above materially interferes with the security provided by such Mortgage or the marketability or current use of the Underlying Mortgaged Property comprising real estate or the current ability of the Underlying Mortgaged Property comprising real estate to generate operating income sufficient to service the Senior Mortgage Loan (items (a) and (b) above being, the “Permitted Liens”).

1.8. Pledge and Assignment of Leases and Rents

(a) The Pledge and Assignment of Leases and Rents related to and delivered in connection with such Senior Mortgage Loan establishes and creates a legal, valid, subsisting, binding and, subject to the Reservations and Permitted Liens, enforceable first priority perfected (save for the giving of any notices to third parties required to perfect the same) Lien in the related Mortgagor’s claims or receivables in all leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the related Underlying Mortgaged Property comprising real estate (the “Assigned Property”).

(b) Each assignor or pledger under each such Pledge and Assignment of Leases and Rents has the full right to assign the relevant Assigned Property.

(c) Each such Pledge and Assignment of Leases and Rents is sufficient (if such security constituted by such Pledge and Assignment of Leases and Rents was to be enforced) to convey (subject to the Reservations) to the assignee or pledgee named therein all of the assignor’s right, title and interest in the claims and receivables pledged by the assignor’s, as part of the relevant Assigned Property.

(d) To Seller’s Knowledge, no Person other than the related Mortgagor and the Mortgagee owns any interest in any payments due under the related leases.

(e) Subject to applicable Requirements of Law, the related Mortgage or such pledge and/or assignment of leases and rents provision provides for the appointment of a receiver of the rents or allows the holder of the related Mortgage to enter into possession of the related Underlying Mortgaged Property to collect rent or provides for rents to be paid directly to the holder of the related Mortgage in the event of a payment default beyond applicable notice and grace periods, if any, under the related Purchased Asset Documents.

1.9. Hospitality properties

The Purchased Asset Documents for each Senior Mortgage Loan that is secured by a hospitality property operated pursuant to a franchise agreement includes an executed comfort letter or similar agreement signed by the Mortgagor and franchisor of such property enforceable against such franchisor by the holder of the Mortgage. The Mortgage or related security agreement for each Mortgage Loan secured by a hospitality property creates a registered and perfected security interest in the revenues of such property.

1.10. Mortgage status; Waivers and modifications

(a) Except for releases required or permitted under the terms and conditions of the related Purchased Asset Documents, no Mortgage has been satisfied, cancelled, rescinded or subordinated in whole or in material part, and the related Underlying Mortgaged Property comprising real estate has not been released from such Mortgage, in whole or in material part, nor has any instrument been executed that would effect any such satisfaction, cancellation, subordination, rescission or release except as specifically set forth by a document in the related Purchased Asset File.

(b) None of the terms of any Mortgage, Pledge and Assignment of Leases and Rents or other security document or instrument securing such Senior Mortgage Loan have been impaired, waived, altered or modified in any respect, except by written instruments, all of which are included in the related Purchased Asset File.

(c) No Mortgage securing such Senior Mortgage Loan provides for or permits, without the prior written consent of the holder of the Mortgage, the related Underlying Mortgaged Property comprising real estate to secure any other debt or obligation.

1.11. Fixtures

Subject to the Reservations and Permitted Liens, the Mortgage in respect of each Senior Loan contains valid and enforceable first priority Liens over those items of personal property located on the Underlying Mortgaged Property for such Senior Mortgage Loan that either: (a) are reasonably necessary for the Mortgagor in respect of the same to operate such Underlying Mortgaged Property; or (b) are (as indicated in the valuation obtained in connection with the origination of such Senior Mortgage Loan material to the value of the Underlying Mortgaged Property subject to Permitted Liens.

1.12. Registrations, Filings and taxes

(a) All acts and things have been done and all filings, recordings and registrations have been made (or will have been submitted in proper form for filing, recording and/or registration within any applicable time limits) in all public places necessary to perfect a valid first priority Lien in each Underlying Mortgaged Property securing such Senior Mortgage Loan.

(b) Any Spanish stamp duty (Impuesto de Actos Jurídicos Documentados) resulting from the execution of any Mortgage or Lien granted in connection with the relevant Senior Mortgage Loan has been fully paid as of the Purchase Date.

1.13. Condition of the Underlying Mortgaged Properties

(a) Except as set forth in the reports prepared in connection with the origination or acquisition of such Senior Mortgage Loan, each related Underlying Mortgaged Property is, to the Knowledge of Seller, free and clear of any damage that would materially and adversely affect its value as security for such Senior Mortgage Loan (normal wear and tear excepted).

(b) Seller has received no notice of any pending or, to its Knowledge, threatened steps to effect the compulsory purchase of all or any material portion of any Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan.

(c) To the Knowledge of Seller (based on valuations obtained in connection with the origination of such Senior Mortgage Loan as of the date of the origination of such Senior Mortgage Loan), no such valuation disclosed any matter specifically affecting the Underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related Underlying Mortgaged Property comprising real estate.

1.14. No further advances/no partly paid Assets

(a) The proceeds of such Senior Mortgage Loan have been, or will be on the date of first utilisation of the Senior Mortgage Loan, fully disbursed and there is no obligation for future advances with respect thereto.

(b) All escrow and reserve amounts required to be deposited by each Mortgagor on the date of first utilisation of the Senior Mortgage Loan under the related Purchased Asset Documents were deposited on such date.

(c) All escrow deposits and payments required to be escrowed with lender by the terms of each Purchased Asset are in the possession, or under the control, of Seller (or agent of Seller), and there are no material deficiencies with regard thereto (subject to any applicable notice and cure period). All of Seller’s interest in such escrows and deposits will be secured by Seller in favour of Buyer hereunder.

(d) With respect to such Senior Mortgage Loan, any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any funds escrowed for such purpose that were to have been complied with on or before the Purchase Date for the same have been complied with, or any such funds so escrowed have not been released.

(e) Neither Seller nor any of its Affiliates has any obligation to make any further capital contributions to any Mortgagor under such Senior Mortgage Loan.

(f) Other than as described in paragraph (a) above, in connection with the origination of such Senior Mortgage Loan, Seller or its Affiliates has no obligation to make loans to, make guarantees on behalf of, or otherwise extend credit to, or make any of the foregoing for the benefit of, any Mortgagor or any other person under or in connection with such Senior Mortgage Loan.

1.15. Purchased Asset Documents provisions

To the extent applicable, the Purchased Asset Documents for such Senior Mortgage Loan together with applicable law, contain customary and enforceable provisions for comparable Underlying Mortgaged Properties similarly situated such as to render the rights and remedies of the lender thereunder adequate for the practical realisation against the related Underlying Mortgaged Property of the principal benefits of the security intended to be provided thereby,

There is no exemption available to the related Mortgagor that would interfere with such right of enforcement except (a) any statutory right of redemption or (b) any limitation arising under anti-deficiency laws or by bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).

1.16. Security trusts

To the extent applicable, if any Mortgage or other Lien constituted in the Purchased Asset Documents for such Senior Mortgage Loan is held on trust for the lenders and/or related parties:

(a) a trustee, duly qualified under applicable law to serve as such, is properly designated and serving as such; and

(b) no fees or expenses other than customary fees, costs and indemnities (including annual agency/security agency fees, transfer fees and fees for management time) are payable to such trustee by Seller in the event the related Mortgagor does not fulfil its obligations to pay such amounts under the Senior Mortgage Loan.

1.17. Status of the Purchased Asset Documents

The Purchased Asset Documents for such Senior Mortgage Loan that were executed by or on behalf of the related Mortgagor are the legal, valid and binding obligation of such Mortgagor(s) (subject to any non-recourse provisions contained therein), enforceable in accordance with its terms except as such enforcement may be limited by anti-deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), and except that certain provisions of such Purchased Asset Documents are or may be unenforceable in whole or in part under applicable laws, but the inclusion of such provisions does not render any of the Purchased Asset Documents invalid as a whole, and such Purchased Asset Documents taken as a whole are enforceable to the extent necessary and customary for the practical realisation of the principal rights and benefits afforded thereby.

1.18. Insurance

(a) Each Underlying Mortgaged Property securing such Senior Mortgage Loan is, and is required pursuant to the related Purchased Asset Documents to be, covered by insurance (including, without limitation with respect to fire and extended perils insurance included within the classification “All Risk of Physical Loss”) on the relevant Underlying Mortgaged Property and plant and machinery thereon (including fixtures and improvements) at least equal to the lesser of the replacement cost of improvements located on such Underlying Mortgaged Property, with no deduction for depreciation, and the outstanding principal balance of such Senior Mortgage Loan (subject to customary deductibles) and in any event, the amount necessary to avoid the operation of any co-insurance provisions on a full replacement cost basis of such underlying Mortgaged Property (in some cases exclusive of foundations and footings) with an agreed amount endorsement to avoid application of any coinsurance provision; such policies contain a standard mortgagee clause naming mortgagee and its successor-in-interest as additional insureds or loss payee, as applicable.

(b) Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan is covered by business interruption or rental loss insurance in an amount at least equal to (i) three (3) years of operations, with an extended indemnity for three (3) additional years after property is repaired or rebuilt as a result of casualty or condemnation or (ii) in some cases all rents and other amounts customarily insured under this type of insurance of the Underlying Mortgaged Property.

(c) Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgaged Loan is covered comprehensive general liability insurance in an amount equal to not less than £640,000.

(d) The relevant insurance policy for any Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan provides cover in respect of at least three years loss of rent.

(e) Such insurance policy contains a standard mortgagee clause that names the Seller or any other lender (or agent or trustee therefor) in respect of such Senior Mortgage Loan (each a “Mortgagee”) in respect of such Senior Mortgage Loan as an additional insured and that requires at least thirty days’ (in the case of termination or cancellation other than for non-payment of premiums) and at least ten days’ (in the case of termination or cancellation for non-payment of premiums or where applicable law so requires) prior notice to the holder of the related Mortgage, and no such notice has been received, including any notice of non-payment of premiums, that has not been cured.

(f) Each Mortgage securing such Senior Mortgage Loan obliges the related Mortgagor to maintain all such insurance and, upon such Mortgagor’s failure to do so, authorises the holder of the Mortgage to maintain such insurance at the related Mortgagor’s cost and expense and to seek reimbursement therefor from such Mortgagor.

(g) Any insurance proceeds in respect of loss, damage or destruction, will be applied either: (i) to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate; or (ii) the reduction of the outstanding principal balance of such Senior Mortgage Loan, subject in either case to requirements with respect to leases at the related Underlying Mortgaged Property comprising real estate and to other exceptions customarily provided for by prudent institutional lenders for similar loans.

(h) The related Underlying Mortgaged Property is insured by an insurance policy, issued by an insurer meeting the requirements of such Purchased Asset and having a claims-paying or financial strength rating of at least A-1 or higher by Standard & Poor's Rating Services or Fitch Ratings Ltd or A3 or higher by Moody's Investors Service Limited. The insurer issuing each of the foregoing insurance policies is qualified to write insurance in the jurisdiction where the related Underlying Mortgaged Property is located.

(i) All premiums with respect to the insurance policies insuring each Underlying Mortgaged Property have been paid in a timely manner or escrowed to the extent required by the Purchased Asset Documents, and Seller has not received any notice of cancellation or termination. The relevant Purchased Asset File contains the insurance policy required for such Purchased Asset or a certificate of insurance for such insurance policy.

(j) None of the Purchased Asset Documents contain any provision that expressly excuses the related borrower from obtaining and maintaining insurance coverage for acts of terrorism and, in circumstances where terrorism insurance is not expressly required, the mortgagee is not prohibited from requesting that the related borrower maintain such insurance, in each case, to the extent such insurance coverage is generally available for like properties in such jurisdictions at commercially reasonable rates. Each Underlying Mortgaged Property is insured by an “all-risk” casualty insurance policy that does not contain an express exclusion for (or, alternatively, is covered by a separate policy that insures against property damage resulting from) acts of terrorism.

1.19. Taxes

As of the Purchase Date for the Purchased Asset, to Seller’s Knowledge, there are no delinquent or unpaid Taxes, or other outstanding charges affecting any Underlying Mortgaged Property securing such Senior Mortgage Loan which are or may become secured against such Underlying Mortgaged Property or payable out of the proceeds thereof (in either case) at a priority equal to or higher than the related Mortgage. For purposes of this paragraph, Taxes shall not be considered unpaid until the date on which interest and/or penalties would be first payable thereon.

1.20. Mortgagor

(a) The owners of each Underlying Mortgaged Property securing such Senior Mortgage Loan were duly organised and validly existing and, as of the time of the origination of such Senior Mortgage Loan with requisite power and authority to own their assets and to transact the business in which they is now engaged, and such Underlying Mortgaged Properties constitute the principal assets of the owners of such Underlying Mortgaged Property.

(b) The owners of each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan has good and marketable title to such Underlying Mortgaged Property comprising real estate and such owners have not received any written notice regarding any violation of any easement, restrictive covenant or similar instrument affecting the Underlying Mortgaged Property comprising real estate that would materially and adversely affect the value or marketability of the related Underlying Mortgaged Property comprising real estate.

1.21. Leasehold Title

Each Underlying Mortgaged Property comprising real estate securing such Senior Mortgage Loan consists of the related Mortgagor’s freehold estate or, if such Senior Mortgage Loan is secured in whole or in part by the interest of a Mortgagor under a Ground Lease, by the related Mortgagor’s interest in the Ground Lease. With respect to any Senior Mortgage Loan secured by a Ground Lease:

(a) such Ground Lease has, where registerable, been duly registered; such Ground Lease permits the current use of the Underlying Mortgaged Property comprising real estate and permits or does not prohibit the interest of the Ground Lessee thereunder to be encumbered by the related Mortgage and does not restrict the use of the related Underlying Mortgaged Property comprising real estate by such Ground Lessee, its successors or assigns in a manner that would adversely affect the security provided by the related Mortgage by limiting in any way its current use; and there has been no material change in the payment terms of such Ground Lease since the origination or acquisition of the related Purchased Loan, with the exception of material changes reflected in written documents that are a part of the related Purchased Asset File;

(b) such Ground Lease is in full force and effect, and Seller has received no notice that an event of default has occurred thereunder, and, to Seller’s Knowledge, there exists no condition that, but for the passage of time or the giving of notice, or both, would result in a breach of covenant under the terms of such Ground Lease;

(c) such Ground Lease has an original term (including any extension options set forth therein) which extends at least twenty (20) years beyond the stated maturity date of such Senior Mortgage Loan;

(d) under the terms of such Ground Lease, any estoppel or consent letter received by the Mortgagee from the Lessor and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Underlying Mortgaged Property comprising real estate, with the Mortgagee having the right to hold and disburse such proceeds as the repair or restoration progresses (except in such cases where a provision entitling another party (including the relevant insurer) to hold and disburse such proceeds would not be viewed as commercially unreasonable by a prudent commercial mortgage lender for conduit programs), or to the payment or defeasance of the outstanding principal balance of such Senior Mortgage Loan together with any accrued interest thereon;

(e) such Ground Lease does not impose any restrictions on subletting which would be viewed as commercially unreasonable by Seller; such Ground Lease contains a covenant (or applicable laws provide) that the lessor thereunder is not permitted, in the absence of an uncured default, to disturb the possession, interest or quiet enjoyment of any lessee in the relevant portion of such Underlying Mortgaged Property subject to such Ground Lease for any reason, or in any manner, which would materially adversely affect the security provided by the related Mortgage;

(f) such Ground Lease may not be amended, modified, cancelled or terminated without the prior written consent of Seller in its capacity as lender under the Purchased Asset Documents for such Senior Mortgage Loan and any such action without such consent is not binding on Seller in its capacity as lender under such Purchased Asset Documents, its successors or assigns, except termination or cancellation if (i) an event of default occurs under the Ground Lease, (ii) notice thereof is provided to Seller in its capacity as lender under such Purchased Asset Documents and (iii) (A) such default is curable by Seller in its capacity as lender under such Purchased Asset Documents provided in the Ground Lease but remains uncured beyond the applicable cure period, (B) in the case of any such default that is not curable by such Mortgagee, or in the event of the bankruptcy or insolvency of the lessee under such Ground Lease, such Mortgagee has the right, following termination of the existing Ground Lease or rejection thereof by a liquidator or similar party, to enter into a new ground lease with the lessor on substantially the same terms as the existing Ground Lease; and (C) all rights of the Mortgagor under such Ground Lease may be exercised by or on behalf of such Mortgagee under the related Mortgage upon enforcement;

(g) upon the enforcement of the related Senior Mortgage Loan, the Mortgagor’s interest in such Ground Lease is assignable to the Mortgagee under the leasehold estate and its assigns without the consent of the lessor thereunder (or, if any such consent is required, it has been obtained prior to the date on which Seller purchases an Eligible Interest related to such Asset (or acceptance of a deed in lieu thereof);

(h) the Ground Lease or ancillary agreement between the lessor and the Ground Lessee requires the lessor to give notice of any default by the Ground Lessee to the Mortgagee. The Ground Lease or ancillary agreement further provides that no notice given is effective against the Mortgagee unless a copy has been given to the Mortgagee in a manner described in the Ground Lease or ancillary agreement;

(i) a Mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession under the Ground Lease) to cure any curable default under such Ground Lease before the lessor thereunder may terminate such Ground Lease;

(j) if applicable and to the Knowledge of Seller, the lessor under such Ground Lease consented to and acknowledged: (i) the creation of the Mortgage for such Senior Mortgage Loan; and (ii) that any enforcement of such Senior Mortgage Loan and related change in ownership of the Ground Lessee will not require the consent of the lessor under such Ground Lease or constitute a default under such Ground Lease; and

(k) such Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with, the related Mortgage, other than the related fee or long leasehold interest and Permitted Encumbrances and such Ground Lease is, and shall remain, prior to any mortgage or other lien upon the related fee or long leasehold interest unless a non-disturbance agreement is obtained from the holder of any mortgage on the fee or long leasehold interest that is assignable to or for the benefit of the related lessee and the related Mortgagee.

1.22. Advancement of funds to Seller

No Seller or other lender to the owner of such Underlying Mortgaged Property has nor have any of its agents or predecessors in interest with respect to the Purchased Assets, in respect of such Purchased Asset, directly or indirectly, advanced funds or induced, solicited or knowingly received any advance of funds from a party other than the owner of the related Underlying Mortgaged Property other than (a) interest accruing on such Purchased Asset from the date of such disbursement of such Purchased Asset to the date which preceded by thirty (30) days the first payment date under the related Mortgage Loan and (b) application and commitment fees, escrow funds, points and reimbursements for fees and expenses, incurred in connection with the origination and funding of the Purchased Asset.

1.23. Cross-collateralisation; Cross-default

Such Senior Mortgage Loan is not cross-collateralised or cross-defaulted with any loan or debt securities other than one or more other Senior Mortgage Loans.

1.24. Releases of Underlying Mortgaged Property

The Purchased Asset Documents for such Senior Mortgage Loan do not require the Mortgagee to release all or any material portion of the related Underlying Mortgaged Property from the related Mortgage except upon payment in full of all amounts due under such Senior Mortgage Loan in relation to such Underlying

Mortgaged Property; provided that notwithstanding the foregoing, certain of the Purchased Assets may allow partial release (a) upon payment or defeasance of an allocated loan amount which may be formula based, but in no event less than 110% of the allocated loan amount, or (b) in the event the portion of the Underlying Mortgaged Property being released was not given any material value in connection with the underwriting or valuation of the related Purchased Asset.

1.25. Acceleration Right

The Purchased Asset Documents for such Senior Mortgage Loan contain provisions for the acceleration of the payment of the unpaid principal balance of such Senior Mortgage Loan if, without complying with the requirements of the related Purchased Asset Documents, (a) the related Underlying Mortgaged Property, or any controlling interest in the related Mortgagor, is directly transferred or sold in a mortgagor, issuance of non-controlling new equity interests, transfers among existing members, partners or shareholders in such Mortgagor or an Affiliate thereof, transfers among affiliated Mortgagors with respect to such Senior Mortgage Loan which are cross-collateralised or cross-defaulted with other mortgage loans or multi-property loans or transfers of a similar nature (such as pledges of ownership interests that do not result in a change of control) or a substitution or release of collateral), or (b) the related Underlying Mortgaged Property or controlling interest in the borrower is encumbered in connection with subordinate financing by a Lien against the related Underlying Mortgaged Property, other than any existing permitted additional debt or debt otherwise permitted in the Purchased Asset Documents. The Purchased Asset Documents for such Senior Mortgage Loan require the borrower to pay all reasonable costs incurred by the Mortgagor with respect to any transfer (of any property which is subject to a Mortgage), assumption or encumbrance requiring lender’s approval.

1.26. Approval Rights

Pursuant to the terms of the Purchased Asset Documents for such Senior Mortgage Loan: (a) no material terms of any related Mortgage may be waived, cancelled, subordinated or modified in any material respect and no material portion of such Senior Mortgage Loan or the Underlying Mortgaged Property may be released without the consent of the holder of such Senior Mortgage Loan, except to the extent such release is permitted under the terms of the related Purchased Asset Documents; (b) no material action affecting the value of the related Underlying Mortgaged Property may be taken by the owner of the related Underlying Mortgaged Property with respect to such Underlying Mortgaged Property without the consent of the holder of such Senior Mortgage Loan; (c) the holder of such Senior Mortgage Loan is entitled to approve the business plan or operational budget of the owner of the related Underlying Mortgaged Property as it relates to such Underlying Mortgaged Property; and (d) the consent of the holder of such Senior Mortgage Loan is required prior to the owner of the related Underlying Mortgaged Property incurring any additional indebtedness in each case, subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.27. No equity participation or contingent interest

Such Senior Mortgage Loan contains no equity participation by the lender or shared appreciation feature or profit participation feature, does not provide for negative amortisation, does not provide for any contingent or additional interest in the form of participation in the cash flow of the related Underlying Mortgaged Property and does not have capitalised interest included in its principal balance.

1.28. Inspections

Seller inspected or caused to be inspected each related Underlying Mortgaged Property within twelve (12) months of the related Purchase Date. An engineering report or property condition assessment was prepared in connection with the origination of each Purchased Asset no more than twelve (12) months prior to the related Purchase Date. To Seller’s Knowledge, there exists no material damage to any Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset other than those disclosed in the engineering report or property condition assessment.

1.29. Subordinated interests

(a) Such Senior Mortgage Loan does not permit the related Underlying Mortgaged Property to be encumbered by any Lien subordinate to or of equal priority with the related Mortgage without the prior written consent of the holder thereof subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

(b) To the Knowledge of Seller none of the Underlying Mortgaged Properties securing such Senior Mortgage Loan is subject to any Lien which is subordinate to or of equal priority with the related Mortgage subject to such exceptions as are customarily acceptable to prudent commercial and multifamily mortgage lending institutions lending on the security of property comparable to the related Underlying Mortgaged Property in the jurisdiction in which such Underlying Mortgaged Property is located.

1.30. Origination and Servicing

(a) The origination (or acquisition), servicing and collection practices used by Seller (and if the Senior Mortgage Loan was not originated by Seller, to the Knowledge of Seller, the origination, servicing and collection practices used by such originator) in respect of such Senior Mortgage Loan have been in all respects legal, proper and prudent and have met customary industry standards for origination (or acquisition) servicing of commercial property loans (similar to such Senior Mortgage Loans).

(b) The originator of such Senior Mortgage Loan was authorised to do business in the jurisdiction in which the related Underlying Mortgaged Property is located at all times when it originated and held such Senior Mortgage Loan.

1.31. Licenses and permits

The related Underlying Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to such Underlying Mortgaged Property and applicable planning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Underlying Mortgaged Property have been obtained and are in full force and effect, except to the extent the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Underlying Mortgaged Property as it was used and operated as of the date of origination of the Purchased Asset or the rights of a holder of the related Purchased Asset.

1.32. Intentionally omitted

1.33. Single purpose entity

The Mortgagor in respect of such Senior Mortgage Loan was, as of the origination of such Senior Mortgage Loan, a Special Purpose Vehicle. For this purpose, a “Special Purpose Vehicle” shall mean an entity, other than an individual, in relation to who, the Purchased Asset Documents for such Senior Mortgage Loan provide that it was formed or organised solely for the purpose of owning and operating one or more related Underlying Mortgaged Properties securing such Senior Mortgage Loan and prohibit it from engaging in any business unrelated to such Underlying Mortgaged Property or Properties and the financing thereof does not have any assets other than those related to its interest in such Underlying Mortgaged Property or Properties or the financing thereof, or any indebtedness other than as permitted by the related Mortgage or the other related Purchased Asset Documents, that it has its own books and records and accounts separate and apart from any other person, and that it holds itself out as a legal entity, separate and apart from any other person, except as permitted by the related Mortgage or other Purchased Asset Documents.

1.34. Business plan, operational budget or financial statement

The related Purchased Asset Documents for such Senior Mortgage Loan require the related Mortgagor to furnish to the mortgagee at least annually a business plan or operational budget statement with respect to the related Underlying Mortgaged Property showing amounts expected to be disbursed in the forthcoming year.

1.35. No offsets, defences or counterclaims

Except with respect to the enforceability of any provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, neither the Purchased Asset nor any of the related Purchased Asset Documents is subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury, nor will the operation of any of the terms of any such Purchased Asset Documents, or the exercise (in compliance with procedures permitted under applicable law) of any right thereunder, render any Purchased Asset Documents subject to any right of rescission, set-off, abatement, diminution, valid counterclaim or defence, including the defence of usury (subject to anti-deficiency or one form of action laws and to bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditor’s rights generally and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)), and no such right of rescission, set-off, abatement, diminution, valid counterclaim or defence has been asserted with respect thereto.

1.36. Transferability

Other than consents and approvals obtained as of the related Purchase Date, or those already granted in the related Mortgage and/or Mortgage Loan, no consent or approval by any Person is required in connection with Seller’s sale and/or Buyer’s acquisition of such Purchased Asset, for Buyer’s exercise of any rights or remedies in respect of such Purchased Asset (except for compliance with applicable Requirements of Law in connection with the exercise of any rights or remedies by Buyer including registration of the transfer of any Spanish registrable security in the relevant public registries) or for Buyer’s sale, pledge or other disposition of such Purchased Asset. No third party holds any “right of first refusal”, “right of first negotiation”, “right of first offer”, purchase option or other similar rights of any kind, and no other impediment exists to any such transfer or exercise of rights or remedies.

1.37. Valuation

(a) A valuation of the related Underlying Mortgaged Property was conducted in connection with the origination of such Purchased Asset, and to Seller’s Knowledge, such valuation satisfied in all material respects the requirements for a valuation on a market value basis as defined in the then current Royal Institution of Chartered Surveyors Appraisal and Valuation Manual in association with the Incorporated Society of Valuers and Auctioneers and the Institute of Revenues Rating and Valuation, Practice Statement 4 (or its successor) (or its equivalent in any applicable jurisdiction). For the avoidance of doubt such valuation may be in the form of an ECO Valuation (as set out in paragraph (b) below) provided that it complies with the requirements of this paragraph (a).

(b) An ECO Valuation of the related Underlying Mortgaged Property located in Spain was conducted in connection with the origination of such Purchased Asset and was included as part of the relevant Mortgage, and to Seller’s Knowledge, such ECO Valuation has been accepted by the relevant registry/ies to which the Mortgage needs to be submitted or satisfied all requirements for it to be accepted by said registry or otherwise the relevant Mortgagor has the obligation, under the relevant Purchased Assets Documents to obtain (and bear the costs) a complement or substitute ECO Valuation meeting all such requirements and to amend the Mortgage as necessary in connection with such complementary or substitute ECO Valuation. For this purposes “ECO Valuation” means a valuation of the relevant Underlying Mortgaged Property made in accordance with Spanish law 2/1981 of 25 March on the mortgage market (ley 2/1981, de 25 marzo de regulación del Mercado Hipotecario) and the terms set out in the Order ECO/805/2003, of 27 March, on valuation of real estate assets and other particular rights for certain financial purposes (Orden ECO/805/2003, de 27 de marzo, sobre normas de valoración de bienes inmuebles y de determinados derechos para ciertas finalidades financieras).

1.38. No Fraud

No fraudulent acts were committed by Seller in connection with its acquisition or origination of such Senior Mortgage Loan nor, to Seller’s Knowledge, were any fraudulent acts committed by any Person in connection with the origination of such Senior Mortgage Loan.

1.39. Title

Seller (or an agent thereof) has obtained from lawyers appointed by it (or by the related Mortgagor) or with its consent a Certificate of Title which showed no adverse entries, or, if such report did reveal any adverse entry, such entry would not have caused a reasonably prudent lender of money secured on commercial property to decline to proceed with the related advance on its agreed terms.

1.40. Transfer Certificate

Each related Transfer Certificate (as defined in the related Purchased Asset) executed by Seller in blank, (assuming the insertion of an assignee’s name and date) will constitute the legal, valid and binding first priority assignment of such Purchased Asset from Seller to such named assignee (except as such enforcement may be limited by anti‑deficiency laws or bankruptcy, receivership, conservatorship, reorganisation, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, and by general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law)) (collectively, the “Standard Qualifications”).

1.41. Improvements

None of the improvements that were included for the purpose of determining the valuation of the related Underlying Mortgaged Property at the time of the origination of such Purchased Asset lies outside the boundaries and building restriction lines of such Underlying Mortgaged Property, except Underlying Mortgaged Properties which are non-conforming uses, and no improvements on adjoining properties encroach upon such Underlying Mortgaged Property, with the exception in each case of immaterial encroachments that do not materially adversely affect the security intended to be provided by the related Mortgage or the use, enjoyment, value or marketability of such Underlying Mortgaged Property. With respect to each Purchased Asset, the property legally described in the survey, if any, obtained for the related Underlying Mortgaged Property for purposes of the origination thereof is the same as the property legally described in the Mortgage.

1.42. No compulsory purchase

To Seller’s Knowledge, there are no proceedings pending or threatened, for the total compulsory purchase of the relevant Underlying Mortgaged Property or a partial compulsory purchase of the relevant Underlying Mortgaged Property that would have a material adverse effect on the value of such Underlying Mortgaged Property as security for the related Purchased Asset.

1.43. Environmental matters

(a) An Environmental Site Assessment relating to each Underlying Mortgaged Property and prepared no earlier than twelve (12) months prior to the Purchase Date was obtained and reviewed by Seller in connection with the origination of such Purchased Asset and a copy is included in the Purchased Asset File.

(b) To Seller’s Knowledge, except as may be set forth in any Environmental Site Assessment, there are no adverse circumstances or conditions with respect to or affecting the Underlying Mortgaged Property that would constitute or result in a material violation of any applicable environmental laws, rules and regulations (collectively, “Environmental Laws”), other than with respect to an Underlying Mortgaged Property (i) for which environmental insurance is maintained, (ii) that would require (x) any expenditure less than or equal to five percent (5%) of the outstanding principal balance of the Mortgage Loan to achieve or maintain compliance in all material respects with any Environmental Laws or (y) any expenditure greater than five percent (5%) of the outstanding principal balance of such Purchased Asset to achieve or maintain compliance in all material respects with any Environmental Laws for which, in connection with this clause (y), adequate sums, but in no event less than 125% of the estimated cost as set forth in the Environmental Site Assessment, were reserved in connection with the origination of the Purchased Asset and for which the related Mortgagor has covenanted to perform, (iii) as to which the related Mortgagor or one of its affiliates is currently taking or required to take such actions, if any, with respect to such conditions or circumstances as have been recommended by the Environmental Site Assessment or required by the applicable Governmental Authority, (iv) as to which another responsible party not related to the Mortgagor with assets reasonably estimated by Seller at the time of origination to be sufficient to effect all necessary or required remediation identified in a notice or other action from the applicable Governmental Authority is currently taking or required to take such actions, if any, with respect to such regulatory authority’s order or directive, (v) as to which the conditions or circumstances identified in the Environmental Site Assessment were investigated further and based upon such additional investigation, an environmental consultant recommended no further investigation or remediation, (vi) as to which a party with financial resources reasonably estimated to be adequate to cure the condition or circumstance that would give rise to such material violation provided a guarantee or indemnity to the related Mortgagor or to the mortgagee to cover the costs of any required investigation, testing, monitoring or remediation, (vii) as to which the related Mortgagor or other responsible party obtained a “No Further Action” letter or other evidence reasonably acceptable to a prudent commercial mortgage lender that applicable Governmental Authorities had no current intention of taking any action, and are not requiring any action, in respect of such condition or circumstance, or (viii) that would not require substantial cleanup, remedial action or other extraordinary response under any Environmental Laws reasonably estimated to cost in excess of five percent (5%) of the outstanding principal balance of such Purchased Asset;

(c) With respect to any material adverse environmental condition set forth in the Environmental Site Assessment, there exists either (i) environmental insurance with respect to such Underlying Mortgaged Property or (ii) an amount in an escrow account charged as security for such Purchased Asset under the relevant Purchased Asset Documents equal to no less than 125% of the amount estimated in such Environmental Site Assessment as sufficient to pay the cost of such remediation or other action in accordance with such Environmental Site Assessment. Except for any hazardous materials being handled in accordance with applicable Environmental Laws, (i) the related Underlying Mortgaged Property is not being used for the treatment or disposal of hazardous materials; (ii) no hazardous materials are being used or stored or generated for off‑site disposal or otherwise present at such Underlying Mortgaged Property other than hazardous materials of such types and in such quantities as are customarily used or stored or generated for off‑site disposal or otherwise present in or at properties of the relevant property type; and (iii) such Underlying Mortgaged Property is not subject to any environmental hazard (including, without limitation, any situation involving hazardous materials) that under the Environmental Laws would have to be eliminated before the sale of, or that could otherwise reasonably be expected to adversely affect in more than a de minimis manner the value or marketability of, such Underlying Mortgaged Property.

(d) The related Mortgage or other Purchased Asset Documents contain covenants on the part of the related Mortgagor requiring its compliance with any present or future Environmental Laws and regulations in connection with the Underlying Mortgaged Property.

(e) For each of the Purchased Assets that is covered by environmental insurance, each environmental insurance policy is in an amount equal to 125% of the outstanding principal balance of the related Purchased Asset and has a term ending no sooner than the date that is five years after the maturity date (or, in the case of an ARD Loan, the final maturity date) of the related Purchased Asset. All environmental assessments or updates that were in the possession of Seller and that relate to an Underlying Mortgaged Property as being insured by an environmental insurance policy have been delivered to or disclosed to the environmental insurance carrier issuing such policy prior to the issuance of such policy.

1.44. Governmental action

To Seller’s Knowledge, as of the date of first utilization of the Senior Mortgage Loan of the related Purchased Asset, and, as of the Purchase Date, there are no actions, suits, arbitrations or governmental investigations or proceedings by or before any court or other Governmental Authority or agency now pending against or affecting the Mortgagor under any Purchased Asset or any Underlying Mortgaged Property that, if determined against such Mortgagor or such Underlying Mortgaged Property, would materially and adversely affect the value of such Underlying Mortgaged Property, the security intended to be provided with respect to the related Purchased Asset, or the ability of such Mortgagor and/or the current use of such Underlying Mortgaged Property to generate net cash flow to pay principal, interest and other amounts due under the related Purchased Asset.

1.45. Underwriting

Each Purchased Asset complied at origination, in all material respects, with all of the terms, conditions and requirements of Seller’s underwriting standards applicable to such Purchased Asset and since origination, the Purchased Asset has been serviced in all material respects in a legal manner in conformance with Seller’s servicing standards.

1.46. Financial statements

The Purchased Asset Documents require the Mortgagor to provide the holder of the Purchased Asset with at least annual financial statements and as initial conditions precedent, rent rolls (if applicable).

1.47. Easements

The following statements are true with respect to the related Underlying Mortgaged Property: (a) the Underlying Mortgaged Property is located on or adjacent to a dedicated road or has access to an irrevocable easement permitting ingress and egress and (b) the Underlying Mortgaged Property is served by public or private utilities, water and sewer (or septic facilities) and otherwise appropriate for the use in which the Underlying Mortgaged Property is currently being utilised.

1.48. Withholding tax

All payments of principal interest and other sums due from any borrower to Seller in respect of any Underlying Mortgaged Property are made to it under any Mortgage Loan without any deduction or withholding for or on account of Tax, assuming for this purpose that any necessary procedural formalities are fulfilled in order for such payments to be made without any deduction or withholding for or on account of Tax.

Additional Required Defined Terms

“Appraised Value” means in relation to any Underlying Mortgaged Property comprising real estate the value set forth in a valuation made in connection with the origination of the related Mortgage Loan (or, where available, the most recent valuation received by Seller prior to Seller’s purchase of a financial interest in such Underlying Mortgaged Property comprising real estate) equal to the value of such Underlying Mortgaged Property comprising real estate.

“Pledge and Assignment of Leases and Rents” means any pledge, charge and/or assignment of leases and rents pursuant to the terms of the relevant Mortgage in connection with each Senior Mortgage Loan.

“Eligible Interest” means, in relation to any Senior Mortgage Loan, 100 per cent. (100%) of Seller’s unencumbered ownership of any loan advanced by Seller on a secured basis to any company or entity (which interest, for the avoidance of doubt, refers to the lender’s participation in the relevant debt instrument held by the lender and shall not be construed as a requirement that the lender hold the entire loan facility which is made available to a borrower).

“Ground Lease” means a lease for all or any portion of the real property comprising the Underlying Mortgaged Property comprising real estate, the Ground Lessee’s interest in which is held by the Mortgagor in respect of the related Senior Mortgage Loan.

“Ground Lessee” means the ground lessee under a Ground Lease.

“Information” means, with respect to each Senior Mortgage Loan, the documents, reports and written information required to be provided by or on behalf of Seller in connection with the purchase of the same by Buyer under this Agreement, including any conditions precedent thereto.

“Reservations” means:

(a) the principles that equitable remedies are remedies which may be granted or refused at the discretion of the court, the limitation of enforcement on public policy grounds or by laws relating to bankruptcy, administration, examinership, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting the rights of creditors; and

(b) the time barring of claims under any applicable limitation acts, statutes or equivalent laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty in Spain may be void and defences of set-off or counterclaim.

EXHIBIT VI

ADVANCE PROCEDURES

(a) Submission of Due Diligence Package. Seller shall deliver to Buyer a due diligence package for Buyer’s review and approval, which shall contain the following items (the “Due Diligence Package”):

1. Delivery of Purchased Asset Documents. With respect to a New Asset that is a Pre-Existing Asset, each of the Purchased Asset Documents.

2. Transaction-Specific Due Diligence Materials. With respect to any New Asset, a summary memorandum outlining the proposed transaction, including potential transaction benefits and all material underwriting risks, all Underwriting Issues and all other characteristics of the proposed transaction that a reasonable buyer would consider material, together with the following due diligence information relating to the New Asset:

A. With respect to each Eligible Asset:

(i) a current rent roll and roll over schedule, if applicable;

(ii) a cash flow pro forma, plus historical operating statements, if available;

(iii) flood certification (or the equivalent in the applicable jurisdiction);

(iv) if available, maps and photos;

(v) copies of all internal credit analysis, and copies of valuation, environmental, engineering, insurance and any other third party reports; provided, that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Buyer, Seller shall deliver such items to Buyer promptly upon Seller’s receipt of such items together with related reliance letter in a form approved by Buyer;

(vi) a description of the underlying real estate directly or indirectly securing or supporting such Purchased Asset and the ownership structure of the borrower and the sponsor;

(vii) indicative debt service coverage ratios;

(viii) indicative loan-to-value ratios;

(ix) a term sheet outlining the transaction generally;

(x) a description of the Mortgagor, including experience with other projects (real estate owned), its ownership structure and financial statements;

(xi) a description of Seller’s relationship with the Mortgagor, if any;

(xii) copies of documents evidencing such Eligible Asset, or current drafts thereof, including, without limitation, underlying debt and security documents, guaranties, subordination agreement, duty of care letter and any related ancillary documents, the underlying borrower’s and guarantor’s organizational documents, and loan and collateral pledge agreements, as applicable, provided that, if same are not available to Seller at the time of Seller’s submission of the Due Diligence Package to Buyer, Seller shall deliver such items to Buyer promptly upon Seller’s receipt of such items; and

(xiii) any exceptions to the representations and warranties set forth in Exhibit V to this Agreement.

3. Environmental and Engineering. A “Phase 1” (and, if applicable, “Phase 2”) environmental report, an asbestos survey, if applicable, and an engineering report, each in form reasonably satisfactory to Buyer, by an engineer or environmental consultant reasonably approved by Buyer.

4. Credit Memorandum. A credit memorandum, asset summary or other similar document that details cash flow underwriting, historical operating numbers, underwriting footnotes, rent roll and lease rollover schedule.

5. Approved Valuation. An Approved Valuation acceptable to Buyer. Such Approved Valuation shall be dated less than one hundred twenty (120) days prior to the proposed financing date.

6. Opinions of Counsel. Opinion letters to Seller and its successors and assigns from counsel to the underlying obligor, on the underlying loan transaction, as to enforceability of the loan documents governing such transaction and such other matters as Buyer shall reasonably require (including, without limitation, opinions as to due formation, authority, choice of law and perfection of security interests).

7. Tax and due diligence report. Tax, due diligence and structuring report (if any) addressed (or capable of being relied upon) by Seller and its successor and assigns from tax advisers to the underlying obligor on the structure of the underlying borrower and its group and any tax implication associated with acquisition of the underlying property (in each case, if applicable).

8. Completion undertaking. Solicitors’ undertaking in a form approved by Buyer and given by solicitors acceptable to Buyer and addressed to Buyer pursuant to which such solicitors undertake to hold the proceeds of the Purchase Price to the order of Buyer until all conditions precedent to the completion of the underlying loan have been satisfied.

9. Additional Real Estate Matters. To the extent obtained by Seller from the Mortgagor relating to any Eligible Asset at the origination of the Eligible Asset, such other real estate related certificates and documentation as may have been reasonably requested by Buyer.

10. Other Documents. Any other documents as Buyer or its counsel shall reasonably deem necessary.

(b) Submission of Legal Documents. With respect to a New Asset that is an Originated Asset, as soon as practicable during the Pre-Purchase Due Diligence period, Seller shall deliver, or cause to be delivered, to counsel for Buyer the following items, where applicable:

1. Copies of all draft Purchased Asset Documents in substantially final form, blacklined against the approved form Purchased Asset Documents.

2. Certificates or other evidence of insurance demonstrating insurance coverage in respect of the underlying real estate directly or indirectly securing or supporting such Purchased Asset, if applicable, of types, in amounts, with insurers and otherwise in compliance with the terms, provisions and conditions set forth in the Purchased Asset Documents, in each case satisfactory to Buyer.

3. All surveys of the underlying real estate securing such Purchased Asset that are in Seller’s possession.

4. Satisfactory reports of land registry, security, judgment and litigation searches and other searches customarily required in the relevant jurisdiction with respect to the Eligible Asset, underlying real estate securing such Eligible Asset and Mortgagor.

5. Certificates of occupancy issued by the appropriate Governmental Authority and letters or zoning reports certifying that the property is in compliance with all applicable zoning laws, issued by the appropriate Governmental Authority.

(c) Approval of Eligible Asset. Conditioned upon the timely and satisfactory completion of Seller’s requirements in clauses (a) and (b) above, Buyer shall, no less than ten (10) Business Days prior to the proposed Purchase Date (1) notify Seller in writing (which may take the form of electronic mail format) that Buyer has not approved the proposed Eligible Asset as a Purchased Asset or (2) notify Seller in writing (which may take the form of electronic mail format) that Buyer has approved the proposed Eligible Asset as a Purchased Asset.

(d) Assignment Documents. Seller shall have executed and delivered to Buyer, in form and substance reasonably satisfactory to Buyer and its counsel, all applicable assignment documents executed in blank with respect to the proposed Eligible Asset. Each of the assignment documents shall include blacklined copies of each document, showing all changes made to the forms of assignment documents that have been approved in advance by Buyer.

EXHIBIT VII

FORM OF MARGIN DEFICIT NOTICE

[DATE]

VIA ELECTRONIC TRANSMISSION

SCREDIT MORTGAGE FUNDING SUB-4, LLC

SCREDIT MORTGAGE FUNDING SUB-4-T, LLC

2340 Collins Avenue

Miami Beach, Florida 33139

Attention: SCREDIT Counsel

Re: Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement) by and between Morgan Stanley Bank, N.A., a national banking association (“Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”).

Pursuant to Article 4(a) of the Master Repurchase and Securities Contract Agreement, Buyer hereby notifies Seller of the existence of a Margin Deficit as of the date hereof as follows:

Repurchase Price for all Purchased Assets, as set forth on Schedule __, attached hereto:	$__________
Aggregate Buyer’s Margin Amount for all Purchased Assets, as set forth on Schedule __, attached hereto:	$__________
MARGIN DEFICIT:	$__________
TOTAL WIRE DUE:	$__________

SELLER IS REQUIRED TO CURE THE MARGIN DEFICIT SPECIFIED ABOVE IN ACCORDANCE WITH THE MASTER REPURCHASE AND SECURITIES CONTRACT AGREEMENT AND WITHIN THE TIME PERIOD SPECIFIED ARTICLE 4(a) THEREOF.

MORGAN STANLEY BANK, N.A., a national banking association

By:

Name:

Title:

EXHIBIT VIII-A

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Assignees That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 3(s) of the Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (the “Master Repurchase and Securities Contract Agreement”), by and between Morgan Stanley Bank, N.A., a national banking association (“Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Seller(s) with a correct, complete, and accurate executed IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Seller(s), and (2) the undersigned shall have at all times furnished the applicable Seller(s) with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF ASSIGNEE]

By:

Name:

Title:

Date: ________ __, 202[ ]

EXHIBIT VIII-B

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 3(s) of the Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (the “Master Repurchase and Securities Contract Agreement”), by and between Morgan Stanley Bank, N.A., a national banking association (“Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record and beneficial owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Buyer or the applicable Assignee with a correct, complete, and accurate executed IRS Form W-8BEN or W-8BEN-E, as applicable. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer or Assignee in writing, and (2) the undersigned shall have at all times furnished such Buyer or Assignee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 202[ ]

EXHIBIT VIII-C

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 3(s) of the Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (the “Master Repurchase and Securities Contract Agreement”), by and between Morgan Stanley Bank, N.A., a national banking association (“Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest, (iii) with respect such interest, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Buyer or the applicable Assignee with a correct, complete, and accurate executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Buyer or Assignee and (2) the undersigned shall have at all times furnished such Buyer or Assignee with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:

Name:

Title:

Date: ________ __, 202[ ]

EXHIBIT VIII-D

FORM OF
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Assignees That Are Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to Article 3(s) of the Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (the “Master Repurchase and Securities Contract Agreement”), by and between Morgan Stanley Bank, N.A., a national banking association (“Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to such terms in the Master Repurchase and Securities Contract Agreement.

The undersigned hereby certifies that (i) it is the sole record owner of the ownership interest in the Transaction(s) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such interest, (iii) with respect to such interest, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the applicable Seller(s) within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the applicable Seller(s) as described in Section 881(c)(3)(C) of the Code.

The undersigned has furnished the applicable Seller(s) with a correct, complete, and accurate executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or W-8BEN-E, as applicable, or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or W-8BEN-E, as applicable, from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the applicable Seller(s), and (2) the undersigned shall have at all times furnished the applicable Seller(s) with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF ASSIGNEE]

By:

Name:

Title:

Date: ________ __, 202[ ]

EXHIBIT IX

UCC FILING JURISDICTIONS

Delaware

EXHIBIT X

FORM OF RELEASE LETTER

[Date]

MORGAN STANLEY BANK, N.A.
c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA, United Kingdom

Attention: Meera Balachandra and Kumaresh Thiru, The Deleveraging and Lending Group

Re: Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement) by and between Morgan Stanley Bank, N.A., a national banking association (“Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”); (capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement).

Ladies and Gentlemen:

With respect to the Purchased Assets described in the attached Schedule A (the “Purchased Assets”) (a) we hereby certify to you that the Purchased Assets are not subject to a lien of any third party, and (b) we hereby release all right, interest or claim of any kind other than any rights under the Master Repurchase and Securities Contract Agreement with respect to such Purchased Assets, such release to be effective automatically without further action by any party upon payment by Buyer of the amount of the Purchase Price contemplated under the Master Repurchase and Securities Contract Agreement (calculated in accordance with the terms thereof) in accordance with the wiring instructions set forth in the Master Repurchase and Securities Contract Agreement.

Very truly yours,

SCREDIT MORTGAGE FUNDING SUB-4, LLC

SCREDIT MORTGAGE FUNDING SUB-4-T, LLC, each a Delaware limited liability company

By:

Name:

Title:

Schedule A

[List of Purchased Asset Documents]

EXHIBIT XI

FORM OF COVENANT COMPLIANCE CERTIFICATE

[ ] [ ], 20[ ]

MORGAN STANLEY BANK, N.A.
c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA, United Kingdom

Attention: Meera Balachandra and Kumaresh Thiru, The Deleveraging and Lending Group

This Covenant Compliance Certificate is furnished pursuant to that certain Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024, by and among Morgan Stanley Bank, N.A., a national banking association (“Buyer”), SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”). Unless otherwise defined herein, capitalized terms used in this Covenant Compliance Certificate have the respective meanings ascribed thereto in the Master Repurchase and Securities Contract Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am a duly elected Responsible Officer.

2. All of the financial statements, calculations and other information set forth in this Covenant Compliance Certificate, including, without limitation, in any exhibit or other attachment hereto, are true, complete and correct as of the date hereof.

3. I have reviewed the terms of the Master Repurchase and Securities Contract Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and financial condition of Seller during the accounting period covered by the financial statements attached (or most recently delivered to Buyer if none are attached).

4. As of the date hereof, and since the date of the certificate most recently delivered pursuant to Article 11(j) of the Master Repurchase and Securities Contract Agreement, Seller has observed or performed all of its covenants and other agreements in all material respects, and satisfied in all material respects, every condition, contained in the Master Repurchase and Securities Contract Agreement and the related documents to be observed, performed or satisfied by it.

5. The examinations described in Paragraph 3 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default or Default at the end of the accounting period covered by the attached financial statements or as of the date of this Covenant Compliance Certificate (including after giving effect to any pending Transactions requested to be entered into), except as set forth below.

6. To my Knowledge, as of the date hereof, each of the representations and warranties made by Seller in the Master Repurchase and Securities Contract Agreement are true, correct and complete in all material respects with the same force and effect as if made on and as of the date hereof, except as to the extent of any exceptions approved by Buyer in writing.

7. Attached as Exhibit 1 hereto are the financial statements required to be delivered pursuant to Article 11 of the Master Repurchase and Securities Contract Agreement (or, if none are required to be delivered as of the date of this Covenant Compliance Certificate, the financial statements most recently delivered pursuant to Article 11 of the Master Repurchase and Securities Contract Agreement), which financial statements, to the best of my knowledge after due inquiry, fairly and accurately present in all material respects, the financial condition and operations of Guarantor as of the date or with respect to the period therein specified, in accordance with the requirements set forth in Article 11.

8. Attached as Exhibit 2 hereto are the calculations demonstrating compliance with the financial covenants set forth in the Guaranty, as of the date of the applicable financial statements.

9. To my Knowledge, as of the date hereof, all representations and warranties made on the applicable Purchase Date with respect to each Purchased Asset and as set forth on Exhibit V of the Master Repurchase and Securities Agreement remain true, complete and correct in all material respects.

Described below are the exceptions, if any, to paragraphs 5 and 6, listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Guarantor or Seller has taken, is taking, or proposes to take with respect to each such condition or event:

______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
____________________________________________________________

The foregoing certifications, together with the financial statements, updates, reports, materials, calculations and other information set forth in any exhibit or other attachment hereto, or otherwise covered by this Covenant Compliance Certificate, are made and delivered this [ ] day of [ ], 20[ ].

SELLER:

SCREDIT MORTGAGE FUNDING SUB-4, LLC

SCREDIT MORTGAGE FUNDING SUB-4-T, LLC, each a Delaware limited liability company

By:

Name:

Title:

STARWOOD PROPERTY TRUST, INC.,

a Maryland corporation

By:

Name:

Title:

EXHIBIT XII

FORM OF RE-DIRECTION LETTER

SCREDIT MORTGAGE FUNDING SUB-4, LLC

SCREDIT MORTGAGE FUNDING SUB-4-T, LLC

2340 Collins Avenue

Miami Beach, Florida 33139

NOTICE TO AGENT

[___], 20[__]

[_______________]
[_______________]
[_______________]
Attention:

Re: Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024, by and among Morgan Stanley Bank, N.A., a national banking association (“Buyer”), SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”) (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”).

Ladies and Gentlemen:

[_______________] (the “Agent”) is serving as agent under that certain [_______________], dated [_______________] (the “Facilities Agreement”), relating to certain mortgage assets commonly known as [_______________], which assets have been equitably assigned by [applicable Seller] to Buyer pursuant to the Master Repurchase Agreement (the “Purchased Assets”). Terms defined in the Facilities Agreement shall have the same meaning when used in this letter unless otherwise stated.

Agent is hereby notified that, pursuant to the Master Repurchase Agreement, Seller has equitably assigned the Purchased Assets to Buyer on a servicing-released basis, and, in addition, has granted a security interest to Buyer in the Purchased Assets as well.

In accordance with Seller’s requirements under the Master Repurchase Agreement, Seller hereby notifies and instructs (and such instruction is hereby given as if given under the Facilities Agreement by Seller as Lender), and hereby irrevocably authorises Agent, to, and Agent hereby agrees that Agent shall:

1. collect all amounts in accordance with the Facilities Agreement, and remit all amounts otherwise distributable to Seller to the Depository Account at [___________], Account # [_______________] in accordance with the wire instructions set forth on Exhibit A attached hereto;

2. upon Agent’s receipt of a written notice from Buyer of an Event of Default (as such term is defined in the Master Repurchase Agreement) under the Master Repurchase Agreement, follow the written instructions of Buyer with respect to the Purchased Assets, and deliver to Buyer any information with respect to the Purchased Assets reasonably requested by Buyer;

3. act under the Facilities Agreement as Agent (as defined in the Facilities Agreement) for the joint benefit of Buyer and Seller.

In addition to the matters set out above, Agent:

1. acknowledges that Seller has equitably assigned the Purchased Assets to Buyer, and agrees that Buyer shall be considered the owner of the Purchased Assets and, in any event, Buyer is expressly intended to be a third-party beneficiary under the Facilities Agreement;

2. agrees that (and Seller hereby confirms that) notwithstanding the equitable assignment of the Purchased Assets by Seller to Buyer in accordance with the Master Repurchase Agreement, Buyer shall not be required to pay any transfer fee or deliver any documentation to Agent prior to the occurrence of an Event of Default (as defined in the Master Repurchase Agreement);

3. agrees that (and Seller hereby confirms that) Buyer is to be treated as if it were the only “Lender” for the purposes of any decisions to be made or instructions to be given regarding the Purchased Assets by the Lenders or the Majority Lenders;

4. agrees that (and Seller hereby confirms that) it shall not agree to any change to the fees charged by Agent under the Facilities Agreement or agree to any additional remuneration under the Facilities Agreement for the Agent without the prior written consent of Buyer; and

5. agrees that (and Seller hereby confirms that) any right of Seller to terminate or replace Agent under the Facilities Agreement shall be exerciseable by Buyer (in accordance with the Facilities Agreement), it being agreed that Seller will pay any and all fees required and incurred by Buyer to terminate or replace Agent in accordance with the Facilities Agreement and to effectuate the transfer of Buyer’s duties to the designee of Buyer in accordance with this Notice to Agent.

Agent is hereby notified and Seller hereby confirms that notwithstanding the equitable assignment of the Purchased Assets to Buyer under the Master Repurchase Agreement, Buyer shall have no obligations, nor liability to Agent, under the Facilities Agreement (without prejudice to the obligations of Buyer to Agent under this letter) and this letter is without prejudice to the indemnity obligations of Seller to Agent as Lender under the Facilities Agreement and Seller shall not (and Agent shall not on behalf of Seller or Buyer) modify, amend or terminate any Finance Document or grant any consent to the Obligors under the Finance Documents without the prior written consent of Buyer. Buyer hereby confirms such consent will be given or declined in accordance with the terms of the Facilities Agreement.

Notwithstanding any contrary information or direction that be delivered to the Agent by Seller, Seller agrees with Agent that Agent may rely conclusively on any information, direction or written notice of any Event of Default (as defined in the Master Repurchase Agreement) delivered by Buyer, and Agent shall have no liability to [applicable Seller] in so doing and shall not be concerned to make any enquiry of Seller or any other person as to whether Buyer is entitled (under the terms of the Master Repurchase Agreement) to give the same. Seller shall indemnify and hold Agent harmless for any and all claims asserted against Agent for any actions taken by Agent in connection with the delivery of such information or notice of Event of Default, absent Agents willful misconduct or gross negligence.

No provision of this letter or the Facilities Agreement may be amended, countermanded or otherwise modified without the prior written consent of the parties hereto.

Seller and Buyer agree that all protections afforded by the Lenders to the Agent as Agent and Security Trustee (each as defined in the Facilities Agreement) under clause [__] of the Facilities

Agreement shall apply in connection with the performance by the Agent of its obligations under this letter as though this letter constituted a Finance Document. Buyer agrees that it shall indemnify the Agent within three business days of demand against any cost, loss or liability (including, without limitation, for negligence or any other category of liability whatsoever) incurred by the Agent as a result of the Agent acting in accordance with the instructions of Buyer in relation to the Facilities Agreement in accordance with this letter (unless such cost, loss or liability results from Agent’s gross negligence or willful misconduct).

This letter and any dispute or claim arising out of or in connection with it or its subject matter, existence, negotiation, validity, termination or enforceability (including any noncontractual disputes or claims) shall be governed by and construed in accordance with English law.

Very truly yours,

SCREDIT MORTGAGE FUNDING SUB-4, LLC

SCREDIT MORTGAGE FUNDING SUB-4-T, LLC, each a Delaware limited liability company

By:

Name:

Title:

Agreed and accepted this [ ]

day of [ ], 20[ ]

[ ]

By: ________________________

Name:

Title:

EXHIBIT XIII

FORM OF BAILEE LETTER

_______________ __, 20__

____________________

____________________

____________________

Ladies and Gentlemen:

Reference is made to that certain Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as amended, restated, supplemented, or otherwise modified and in effect from time to time, the “Master Repurchase and Securities Contract Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement) by and among Morgan Stanley Bank, N.A., a national banking association, as Buyer, SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”). In consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller, Buyer and Sidley Austin LLP (the “Bailee”) hereby agree as follows:

(a) Seller shall deliver to the Bailee in connection with any Purchased Assets delivered to the Bailee hereunder, the Custodial Delivery Certificate attached hereto as Attachment 1.

(b) On or prior to the date indicated on the Custodial Delivery Certificate delivered by Seller (the “Funding Date”), Seller shall have delivered to the Bailee, as bailee for hire, the original documents set forth on Exhibit B to Attachment 1 attached thereto (collectively, the “Purchased Asset File”) for each of the Purchased Assets (each a “Purchased Asset” and collectively, the “Purchased Assets”) listed in Exhibit A to Attachment 1 attached thereto.

(c) The Bailee shall deliver to Buyer (or its designee) [and Computershare Trust Company, N.A. (the “Custodian”)] on or prior to the Funding Date by electronic mail (a) in the name of Buyer, certification in the form of Attachment 2 attached hereto (the “Bailee’s Certification”) which Bailee’s Certification shall state that the Bailee has received the documents comprising the Purchased Asset File as set forth in the Custodial Delivery Certificate.

(d) On the applicable Funding Date, in the event that Buyer fails to purchase from Seller the Purchased Assets identified in the related Custodial Delivery Certificate, Buyer shall deliver by electronic mail to the Bailee to the attention of [ ] at [ ], an authorization (the “Electronic Authorization”) to release the Purchased Asset Files with respect to the Purchased Assets identified therein to Seller. Upon receipt of such Electronic Authorization, the Bailee shall release the Purchased Asset Files to Seller in accordance with Seller’s instructions.

(e) Following the Funding Date and the funding of the Purchase Price, the Bailee shall forward the Purchased Asset Files to [ ] at [ ], by reputable overnight courier for receipt by the Custodian no later than the fifth (5th) Business Day following the applicable Funding Date.

(f) From and after the applicable Funding Date until the time of receipt of the Electronic Authorization or delivery pursuant to paragraph (e), as applicable, the Bailee (a) shall maintain continuous custody (and will forward in accordance with clause (e) above) and control of the related Purchased Asset Files as bailee for Buyer and (b) is holding the related Purchased Assets as sole and exclusive bailee for Buyer unless and until otherwise instructed in writing by Buyer.

(g) Seller agrees to indemnify and hold the Bailee and its partners, directors, officers, agents and employees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of this Bailee Letter or any action taken or not taken by it or them hereunder unless such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (other than special, indirect, punitive or consequential damages, which shall in no event be paid by the Bailee) were imposed on, incurred by or asserted against the Bailee because of the breach by the Bailee of its obligations hereunder, which breach was caused by gross negligence or willful misconduct on the part of the Bailee or any of its partners, directors, officers, agents or employees. The foregoing indemnification shall survive any resignation or removal of the Bailee or the termination or assignment of this Bailee Letter.

(h) Intentionally omitted.

(i) Seller agrees to indemnify and hold Buyer and its respective affiliates and designees harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of a Custodial Delivery Failure (as defined in the Custodial Agreement) or the Bailee’s negligence, lack of good faith or willful misconduct. The foregoing indemnification shall survive any termination or assignment of this Bailee Letter.

(j) Seller hereby represents, warrants and covenants that the Bailee is not an affiliate of or otherwise controlled by Seller. Notwithstanding the foregoing, the parties hereby acknowledge that the Bailee hereunder may act as counsel to Seller in connection with a proposed transaction and Sidley Austin LLP, has represented Seller in connection with negotiation, execution and delivery of the Repurchase Agreement.

(k) The agreement set forth in this Bailee Letter may not be modified, amended or altered, except by written instrument, executed by all of the parties hereto.

(l) This Bailee Letter may not be assigned by Seller or the Bailee without the prior written consent of Buyer.

(m) For the purpose of facilitating the execution of this Bailee Letter as herein provided and for other purposes, this Bailee Letter may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument. Electronically transmitted signature pages shall be binding to the same extent.

(n) This Bailee Letter shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

(o) Capitalized terms used herein and defined herein shall have the meanings ascribed to them in the Repurchase Agreement.

[SIGNATURES COMMENCE ON FOLLOWING PAGE]

Very truly yours,

[SCREDIT MORTGAGE FUNDING SUB-4, LLC/SCREDIT MORTGAGE FUNDING SUB-4-T, LLC], Seller

By: _________________________________
Name:
Title:

ACCEPTED AND AGREED:

[ ], as Bailee

By: _____________________________
Name:
Title:

ACCEPTED AND AGREED:

MORGAN STANLEY BANK, N.A.,
Buyer

By:
Name:
Title:

Attachment 1

CUSTODIAL DELIVERY CERTIFICATE

[See attached.]

Attachment 2

FORM OF BAILEE’S CERTIFICATION

[_______], 202[ ]

MORGAN STANLEY BANK, N.A.
c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA, United Kingdom

Attention: Meera Balachandra and Kumaresh Thiru, The Deleveraging and Lending Group

Re: Bailee Letter, dated as of [________], (the “Bailee Letter”) among SCREDIT Mortgage Funding Sub-4, LLC, SCREDIT Mortgage Funding Sub-4-T, LLC, Morgan Stanley Bank, N.A. and [ ] (the “Bailee”)

Ladies and Gentlemen:

In accordance with the provisions of Paragraph (c) of the above‑referenced Bailee Letter, the undersigned, as the Bailee, hereby certifies that as to each Purchased Asset described in the Purchased Asset Schedule (Exhibit A to Attachment 1), a copy of which is attached hereto, it has reviewed the Purchased Asset File (Exhibit B to Attachment 1) and has determined that all documents listed in the Purchased Asset File are in its possession.

The Bailee hereby confirms that it is holding each such Purchased Asset File as agent and bailee for the exclusive use and benefit of Buyer pursuant to the terms of the Bailee Letter.

All initially capitalized terms used herein shall have the meanings ascribed to them in the above‑referenced Bailee Letter.

[ ], BAILEE

By: ______________________________
Name:
Title:

cc: [Computershare Trust Company, N.A.], as custodian

EXHIBIT XIV

FORM OF SECURITY DEED

Dated [ ], 2024

[APPLICABLE SELLER]
as Chargor

and

MORGAN STANLEY BANK, N.A.
as Secured Party

SECURITY DEED

THIS DEED is made on [ ], 2024, by and between

(1) [Applicable Seller] (the “Chargor”); and

(2) MORGAN STANLEY BANK, N.A. (the “Secured Party”).

WHEREAS:

(A) The Chargor enters into this Deed in connection with the Master Repurchase Agreement (as defined below).

(B) It is intended that this document takes effect as a deed notwithstanding the fact that a party may only execute this document under hand.

NOW THIS DEED WITNESSETH, the parties agree as follows:

1. Interpretation

1.1 Definitions

In this Deed:

(a) “Act” means the Law of Property Act 1925.

(b) “Event of Default” shall have the meaning given to such term in the Master Repurchase Agreement.

(c) “Facility Agreements” means any and all of the facility agreements, credit agreements, loan agreements or other documents or agreements creating or evidencing any loan or debt from time to time entered into by the Chargor as lender or creditor and one or more third parties as debtor(s) and which is secured by real estate located in Australia, France, Germany, Ireland, Italy, the Netherlands, the United Kingdom and such other Additional Jurisdictions.

(d) “Master Repurchase Agreement” means the Master Repurchase and Securities Contract Agreement dated April 23, 2024, by among, among others, the Chargor as seller and the Secured Party as buyer, as amended, restated, supplemented, or otherwise modified from time to time.

(e) “Party” means a party to this Deed.

(f) “Receiver” means an administrative receiver, receiver and manager or a receiver, in each case, appointed under this Deed.

(g) “Secured Liabilities” means all present and future obligations and liabilities (whether actual or contingent and whether owed jointly or severally or in any other capacity whatsoever) of the Chargor to the Secured Party under each Transaction Document.

(h) “Security Assets” means all assets of the Chargor the subject of any security created by this Deed.

(i) “Security Period” means the period beginning on the date of this Deed and ending on the date on which all the Secured Liabilities have been unconditionally and irrevocably paid or repaid in full.

(j) “Transaction Documents” shall have the meaning given to such term in the Master Repurchase Agreement.

1.2 Construction

1.2.1 Capitalised terms defined in the Master Repurchase Agreement have, unless expressly defined in this Deed, the same meaning in this Deed.

1.2.2 Unless a contrary indication appears, any reference in this Deed to:

(a) any “Party” shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(b) “assets” includes present and future properties, revenues and rights of every description;

(c) a “Transaction Document” or any other agreement or instrument is a reference to that Transaction Document or other agreement or instrument as amended, novated, supplemented, extended or restated;

(d) “this Security” means any security created or constituted by this Deed;

(e) “indebtedness” includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(f) a “person” includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium or partnership (whether or not having separate legal personality);

(g) a “regulation” includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation; and

(h) a provision of law is a reference to that provision as amended or re-enacted.

1.2.3 Section, Clause and Schedule headings are for ease of reference only.

1.2.4 An Event of Default is “continuing” if it has not been remedied or waived.

1.2.5 Any covenant of the Chargor under this Deed (other than a payment obligation) remains in force during the Security Period.

1.2.6 If an amount paid to the Secured Party under a Transaction Document is avoided or otherwise set aside on the liquidation or administration of the payer or otherwise, then that amount will not be considered to have been irrevocably paid for the purposes of this Deed.

1.2.7 Unless the context otherwise requires, a reference to a Security Asset includes the proceeds of sale of that Security Asset.

1.3 Third Party Rights

A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Deed.

2. Covenant to Pay

The Chargor covenants with the Secured Party to pay or repay the Secured Liabilities when due in accordance with the Transaction Documents.

3. Creation of Security

3.1 General

All the Security created under this Deed:

3.1.1 is created in favour of the Secured Party;

3.1.2 is created over present and future assets of the Chargor;

3.1.3 is security for the payment or repayment of all the Secured Liabilities; and

3.1.4 is made with full title guarantee in accordance with the Law of Property (Miscellaneous Provisions) Act 1994.

3.2 Assignment and charge

3.2.1 The Chargor assigns absolutely, subject to a proviso for re-assignment on redemption:

(a) all of its rights under each Finance Document against each Seller, each Guarantor, each Obligor each Trustee, each General Partner, each grantor of any security pursuant to any Security Document, each Managing Agent, each Asset Manager and each Subordinated Creditor (each such term as defined in the Facility Agreements);

(b) all of its rights under each Finance Document against each Finance Party (including without limitation the Agent, the Facility Agent, the Security Agent and the Security Trustee (each such term as defined in the Facility Agreements) in relation to any asset or right held by either of them as agent or trustee for the Finance Parties);

(c) its interest as beneficiary under each trust of any security interests in any real property or other asset constituted by or under any Finance Document;

(d) all of its rights against the provider of any technical or legal or other professional report or legal opinion delivered to any of the Finance Parties under the Facility Agreements; and

(e) all of its rights against any professional advisors engaged by or on behalf of the Finance Parties in connection with the Facility Agreements.

3.2.2 The Chargor charges by way of first fixed charge each of the rights and interests referred to in paragraph 3.2.1 to the extent that those rights or interests are not effectively assigned to the Secured Party under paragraph 3.2.1.

4. Representations – General

4.1 Nature of security

The Chargor represents to the Secured Party that, to the extent that its interest in the Security Assets have not already been transferred to the Secured Party, this Deed creates those security interests it purports to create and is not liable to be avoided or otherwise set aside on the liquidation or administration of the Chargor or otherwise.

4.2 Times for making representations

4.2.1 The representations set out in this Deed are made on the date of this Deed.

4.2.2 Unless a representation is expressed to be given at a specific date, each representation under this Deed is deemed to be repeated by the Chargor on the Purchase Date.

4.2.3 When a representation is repeated, it is applied to the circumstances existing at the time of repetition.

5. Restrictions on Dealings

5.1 Security

Except as expressly allowed in the Master Repurchase Agreement, the Chargor must not create or permit to subsist any security interest on any Security Asset (except for this Security).

5.2 Disposals

Except as expressly allowed in the Master Repurchase Agreement, the Chargor must not sell, transfer, licence, lease or otherwise dispose of any Security Asset.

6. Intentionally omitted

7. When Security Becomes Enforceable

7.1 This Security shall become immediately enforceable if an Event of Default occurs and is continuing.

7.2 After this Security has become enforceable, the Secured Party may in its absolute discretion and without notice to the Chargor enforce all or any part of this Security in any manner it sees fit.

8. Enforcement of Security

8.1 General

8.1.1 The statutory power of sale and the other statutory powers conferred on mortgagees by Section 101 of the Act as varied and extended by this Deed will be immediately exercisable at any time after this Security has become enforceable.

8.1.2 Section 103 of the Act (restricting the power of sale) and Section 93 of the Act (restricting the right of consolidation) do not apply to this Security.

8.1.3 For the purposes of all powers implied by statute, the Secured Liabilities are deemed to have become due and payable on the date of this Deed.

8.2 No liability as mortgagee in possession

Neither the Secured Party nor any Receiver nor any administrator will be liable, by reason of entering into possession of a Security Asset, to account as mortgagee in possession or for any loss on realisation or for any default or omission for which a mortgagee in possession might be liable.

8.3 Privileges

Each Receiver and the Secured Party is entitled to all the rights, powers, privileges and immunities conferred by the Act on mortgagees and receivers when such receivers have been duly appointed under the Act, except that Section 103 of the Act does not apply.

8.4 Protection of third parties

No person (including a purchaser) dealing with the Secured Party or a Receiver or an administrator or its or his agents will be concerned to enquire:

8.4.1 whether the Secured Liabilities have become payable; or

8.4.2 whether any power which the Secured Party or the Receiver or administrator is purporting to exercise has become exercisable; or

8.4.3 whether any money remains due under the Transaction Documents; or

8.4.4 how any money paid to the Secured Party or to the Receiver or administrator is to be applied.

8.5 Redemption of prior mortgages

8.5.1 At any time after this Security has become enforceable, the Secured Party may:

(a) redeem any prior security interest against any Security Asset; and/or

(b) procure the transfer of that security interest to itself; and/or

(c) settle and pass the accounts of the prior mortgagee, chargee or encumbrancer and any accounts so settled and passed shall be conclusive and binding on the Chargor.

8.5.2 All principal moneys, interest, costs, charges and expenses of and incidental to any such redemption and/or transfer shall be paid by the Chargor to the Secured Party on demand.

8.5.3 The Chargor must pay to the Secured Party, immediately on demand, the costs and expenses incurred by the Secured Party in connection with any such redemption and/or transfer, including the payment of any principal or interest.

8.6 Contingencies

If this Security is enforced at a time when no amount is due under the Transaction Documents but at a time when amounts may or will become due, the Secured Party (or the Receiver) may pay the proceeds of any recoveries effected by it into a suspense account or other account selected by it.

8.7 Statutory powers

The powers conferred by this Deed on the Secured Party or a Receiver are in addition to and not in substitution for the powers conferred on mortgagees and mortgagees in possession under the Act, the Insolvency Act 1986 or otherwise by law and in the case of any conflict between the powers contained in any such Act and those conferred by this Deed, the terms of this Deed will prevail.

9. Appointment and Rights of Receivers

9.1 Appointment of Receivers

9.1.1 Except as provided below, the Secured Party may appoint any one or more persons to be a Receiver of all or any part of the Security Assets if this Security has become enforceable.

9.1.2 Any appointment under paragraph 9.1 above may be by deed, under seal or in writing under hand.

9.1.3 Except as provided below, any restriction imposed by law on the right of a mortgagee to appoint a Receiver (including under section 109(1) of the Act) does not apply to this Deed.

9.1.4 The Secured Party is not entitled to appoint a Receiver solely as a result of the obtaining of a moratorium (or anything done with a view to obtaining a moratorium) under the Insolvency Act 2000.

9.1.5 The Secured Party may not appoint an administrative receiver (as defined in section 29(2) of the Insolvency Act 1986) over the Security Assets if the Secured Party is prohibited from so doing by section 72A of the Insolvency Act 1986 and no exception to the prohibition on appointing an administrative receiver applies.

9.1.6 The Secured Party may by writing under hand (subject to any requirement for an order of the court in the case of an administrative receiver), remove any Receiver appointed by it and may, whenever it thinks fit, appoint a new Receiver in the place of any Receiver whose appointment may for any reason have terminated.

9.2 Scope of Appointment

Any Receiver may be appointed either Receiver of all the Security Assets or Receiver of such part thereof as may be specified in the appointment and, in the latter case, the rights conferred on a Receiver by this Deed shall have effect as though every reference therein to the Security Assets were a reference to the part of such assets so specified or any part thereof.

9.3 Remuneration

The Secured Party may fix the remuneration of any Receiver appointed by it and the maximum rate specified in Section 109(6) of the Act will not apply.

9.4 Agent of the Chargor

Each Receiver is deemed to be the agent of the Chargor for all purposes and accordingly is deemed to be in the same position as a Receiver duly appointed by a mortgagee under the Act. The Chargor alone shall be responsible for the contracts, engagements, acts, omissions, defaults and losses of a Receiver and for liabilities incurred by a Receiver. The Secured Party shall not incur any liability (either to the Chargor or to any other person) by reason of the appointment of a Receiver or for any other reason.

9.5 Exercise of Receiver powers by the Secured Party

To the fullest extent allowed by law, any right, power or discretion conferred by this Deed (either expressly or impliedly) or by law on a Receiver may, after this Security becomes enforceable, be exercised by the Secured Party in relation to any Security Asset without first appointing a Receiver and notwithstanding the appointment of a Receiver.

10. Powers of Receivers

10.1 General

10.1.1 A Receiver has all of the rights, powers and discretions set out below in this Clause in addition to those conferred on it by any law and this includes:

(a) in the case of an administrative receiver, all the rights powers and discretions conferred on an administrative receiver under the Insolvency Act, 1986; and

(b) otherwise, all the rights, powers and discretions conferred on a receiver (or a receiver and manager) under the Act and the Insolvency Act, 1986.

10.1.2 If there is more than one Receiver holding office at the same time, each Receiver may (unless the document appointing him states otherwise) exercise all of the powers conferred on a Receiver under this Deed individually and to the exclusion of any other Receiver.

10.2 Rights of Receivers

10.2.1 Any Receiver appointed pursuant to this Deed shall be entitled (either in his or her own name or in the name of the Chargor or any trustee or nominee for the Chargor) and in any manner and upon such terms and conditions as the Receiver thinks fit:

(a) to collect any amounts due under any Security Asset;

(b) to carry on any business relating to the Security Assets;

(c) to settle, adjust, refer to arbitration, compromise and arrange any claims, accounts, disputes, questions and demands with or by any person who is or claims to be a creditor of the Chargor or relating in any way any Security Asset;

(d) to bring, prosecute, enforce, defend and abandon actions, suits and proceedings in relation to any Security Asset which the Receiver thinks fit;

(e) to appoint and discharge officers, managers, employees, agents and advisors of all kinds for the purposes of this Deed upon such terms as to remuneration or otherwise as the Receiver sees fit and to discharge any person appointed by the Chargor in relation to the Security Assets;

(f) to sell, exchange, convert into money and realise any Security Asset by public auction or privately and for which purposes the consideration for the relevant transaction may consist of cash, debentures or other obligations, shares, stock or other valuable consideration and any such consideration may be payable in a lump sum or by instalments spread over any period the Receiver thinks fit;

(g) to give a valid receipt for any moneys and execute any assurance or thing which may be proper or desirable for realising any Security Asset; and

(h) to otherwise:

(i) do all such other acts and things the Receiver may consider necessary or expedient for the realising of any Security Asset or incidental or conducive to the exercise of any of the rights conferred on the Receiver under or by virtue of this Deed or law;

(ii) exercise in relation to any Security Assets all the powers, authorities and things which the Receiver would be capable of exercising if the Receiver were the absolute beneficial owner of that Security Asset; and

(iii) use the name of the Chargor for any of the above purposes.

10.2.2 Each of the rights specified in each of the above paragraphs shall (except as otherwise provided) be distinct and shall not be in any way limited by reference to any other paragraph.

10.3 Delegation

A Receiver may delegate his powers in accordance with this Deed.

11. Application of Proceeds

11.1 Any moneys received by the Secured Party or any Receiver after this Security has become enforceable shall be applied:

11.1.1 in or towards payment of or provision for all costs and expenses incurred by the Secured Party or any Receiver under or in connection with this Deed and of all remuneration due to any Receiver under or in connection with this Deed;

11.1.2 in or towards payment of or provision for the Secured Liabilities; and

11.1.3 in payment of the surplus (if any) to the Chargor or other person entitled to it.

11.2 This Clause is subject to the payment of any claims having priority over this Security. This Clause does not prejudice the right of any Finance Party to recover any shortfall from the Chargor.

12. Delegation

The Secured Party and any Receiver may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by it under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) which the Secured Party or Receiver may think fit. Neither the Secured Party nor any Receiver will be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate.

13. Expenses and Indemnity

13.1 The Chargor must:

13.1.1 promptly on demand pay all actual out of pocket costs and expenses (including legal fees properly incurred) incurred in connection with the enforcement by the Secured Party of the Secured Party’s rights under this Deed, by the Secured Party, a Receiver, any attorney, manager, agent or other person appointed by the Secured Party under this Deed; and

13.1.2 keep each of them indemnified against any failure or delay in paying those costs or expenses.

14. Further Assurances

14.1 The Chargor must, at its own expense, take whatever action the Secured Party or a Receiver may reasonably require for:

14.1.1 creating, perfecting or protecting any Security intended to be created by this Deed; or

14.1.2 facilitating (once this Security has become enforceable) the realisation of any Security Asset, or the exercise of any right, power or discretion exercisable, by the Secured Party or any Receiver or any of its delegates or sub-delegates in respect of any Security Asset.

14.2 This includes:

14.2.1 the execution of any transfer, conveyance, assignment or assurance of any property, whether to the Secured Party or to its nominee; or

14.2.2 the giving of any notice, order or direction and the making of any registration,

which, in any such case, the Secured Party may think expedient (acting reasonably).

15. Power of Attorney

The Chargor by way of security irrevocably and severally appoints the Secured Party, each Receiver and any of their respective delegates or sub-delegates to be its attorney and in its name and on its behalf to take any action which the Chargor is obliged to take under this Deed and has failed to take following written request by the Secured Party. The Chargor ratifies and confirms whatever any attorney does or purports to do under its appointment under this Clause.

16. Appropriation

16.1 To the extent that any of the Security Assets constitute “financial collateral” and this Deed and the obligations of the Chargor under this Deed constitute a “security financial collateral arrangement” (as defined in and for the purposes of the Financial Collateral Arrangements (No.2) Regulations 2003 (the “Regulations”)), at any time after an Event of Default has occurred and is continuing, the Secured Party may appropriate all or part of the Security Assets in or towards satisfaction of the Secured Liabilities.

16.2 The Secured Party must attribute a value to the appropriated Security Asset in a commercially reasonable manner.

16.3 Where the Secured Party exercises its rights of appropriation and the value of the Security Assets appropriated differs from the amount of the Secured Liabilities, as the case may be, either:

16.3.1 the Secured Party must account to the Chargor for the amount by which the value of the Security Assets exceeds the Secured Liabilities; or

16.3.2 the Chargor will remain liable to the Secured Party for any amount whereby the value of the Security Assets are less than the Secured Liabilities.

17. Release

At the end of the Security Period, the Secured Party must, at the request and cost of the Chargor, take whatever action is necessary to release the Security Assets from this Security.

18. Governing Law

This Deed and any non-contractual obligations arising out of or in connection with it are governed by English law.

19. Enforcement

19.1 Jurisdiction

19.1.1 In this Clause “Dispute” means any dispute arising out of or in connection with this Deed (including a dispute relating to the existence, validity or termination of this Deed) or any non-contractual obligation arising out of or in connection with this Deed.

19.1.2 The Parties submit to the non-exclusive jurisdiction of the courts of England for the purpose of any Dispute.

19.1.3 Each Party waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of proceeding in relation to a Dispute in any of the courts referred to in paragraph 19.1.2 above and any right of jurisdiction on account of its place of residence or domicile.

19.2 Service of process

19.2.1 Without prejudice to any other mode of service allowed under any relevant law, the Chargor:

(a) irrevocably appoints [_____] having its address at [_______] as its agent for service of process in relation to any proceedings before the English courts in connection with any Transaction Document; and

(b) agrees that failure by a process agent to notify the Chargor of the process will not invalidate the proceedings concerned.

19.2.2 If any person appointed as an agent for service of process is unable for any reason to act as agent for service of process, the Chargor must immediately (and in any event within 5 Business Days of such event) appoint another agent on terms acceptable to the Secured Party, failing which the Secured Party may appoint another agent for this purpose.

This Deed has been entered into as a deed on the date stated at the beginning of this Deed.

Signatories

Chargor

EXECUTED as a DEED by

[APPLICABLE SELLER]

By: ______________________________________

Name:

Title:

Secured Party

MORGAN STANLEY BANK, N.A.

By: ______________________________________
Name:
Title:

EXHIBIT XV

FORM OF UNDERTAKING LETTER

[Letterhead of Law Firm]

[DATE]

MORGAN STANLEY BANK, N.A.
Morgan Stanley Bank, N.A.
c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA, United Kingdom

Attention: Meera Balachandra and Kumaresh Thiru, The Deleveraging and Lending Group

(as Buyer under the MRSCA)

Dear Sirs,

Facility agreement made between, amongst others, (1) [●] as borrower; (2) [applicable Seller] as original lender and (2) [●] as agent (the "Agent") (the "Facility Agreement").

We have obtained instructions from the Agent on behalf of the Finance Parties (as defined in the Facility Agreement) to issue this undertaking.

We are holding the deeds and documents relating to the Facility Agreement set out in Schedule 1 to this letter (the “Documents”). We hereby undertake to hold all the Documents strictly to your order or as you direct at all times.

Yours faithfully,

[NAME OF LAW FIRM]

SCHEDULE 1

SCHEDULE OF DEEDS AND DOCUMENTS

RELATING TO

[NAME OF TRANSACTION]

Date	Document	Parties

FORM OF CONFIRMATION OF SUPPLEMENTAL PROVISIONS

MORGAN STANLEY BANK, N.A.

c/o Morgan Stanley & Co. International plc

25 Cabot Square, Canary Wharf

London E14 4QA, United Kingdom

____________, 20[__]

SCREDIT MORTGAGE FUNDING SUB-4, LLC

SCREDIT MORTGAGE FUNDING SUB-4-T, LLC

2340 Collins Avenue

Miami Beach, Florida 33139

Attention: SCREDIT Counsel

Email: SCREDITWarehouseNotices@starwood.com

Re: Master Repurchase and Securities Contract Agreement, dated as of April 23, 2024 (as amended, modified and/or restated from time to time, the “Master Repurchase and Securities Contract Agreement”), by and among Morgan Stanley Bank, N.A., a national banking association (in such capacity, together with its permitted successors and assigns, the “Buyer”) and SCREDIT Mortgage Funding Sub-4, LLC, a Delaware limited liability company (“Sub-4”), and SCREDIT Mortgage Funding Sub-4-T, LLC, a Delaware limited liability company (“Sub-4-T”; together with Sub-4, individually and/or collectively as the context may require, jointly and severally, “Seller”) (capitalized terms used but not otherwise defined herein shall have the meanings assigned thereto in the Master Repurchase and Securities Contract Agreement).

Ladies and Gentlemen,

Pursuant to Article 29 of the Master Repurchase and Securities Contract Agreement, Buyer hereby notifies Seller of the approval of [INSERT RELEVANT ADDITIONAL JURISDICTION] as an Additional Jurisdiction for Transactions entered into following the date hereof. As a condition precedent to entering into any Transactions in such Additional Jurisdiction, the undersigned have agreed to supplement and amend the Master Repurchase and Securities Contract Agreement.

In connection with the foregoing, the Buyer and each Seller hereby acknowledge and agree to the following:

1. Exhibit IV to the Master Repurchase and Securities Contract Agreement is hereby supplemented by the Form of Power of Attorney ([INSERT APPLICABLE JURISDICTION] Law) attached hereto as Exhibit A.

2. Exhibit V to the Master Repurchase and Securities Contract Agreement is hereby supplemented by the Representations and Warranties set forth on Exhibit B, attached hereto.

3. Exhibit XV to the Master Repurchase and Securities Contract Agreement is hereby supplemented by the Form of [Undertaking Letter] attached hereto as Exhibit C.

4. Exhibit XIV to the Master Repurchase and Securities Contract Agreement is hereby supplemented by the Form of [Security Deed] ([INSERT APPLICABLE JURISDICTION] Law) attached hereto as Exhibit D.

5. Exhibit XIII to the Master Repurchase and Securities Contract Agreement is hereby supplemented by the Form of [Bailee Letter] attached hereto as Exhibit E.

6. [Insert relevant Seller] and Buyer shall cooperate in [executing/acknowledging/delivering/completion of any necessary procedural formalities] the form of certificate attached hereto as Exhibit F as required under [insert reference to applicable tax law in the additional jurisdiction] to ensure that Income in respect of each Purchased Asset in such Additional Jurisdiction can be paid without deduction or withholding at source for or on account of Taxes.

7. The supplemental provisions and Exhibits set forth herein shall become effective as of the date hereof without any further action required.

8. This letter agreement shall governed by and construed in accordance with the laws of the State of New York pursuant to Section 5-1401 of the New York General Obligations Law without giving effect to the conflict of law principles thereof.

9. This letter agreement is, and shall be, one of the Transaction Documents as referred to and defined in the a Master Repurchase and Securities Contract Agreement, and it may be executed in any number of counterparts, each of which shall be an original, and such counterparts shall together constitute but one and the same instrument.

MORGAN STANLEY BANK, N.A.

By:

Name:

Title:

ACKNOWLEDGED AND AGREED:

SCREDIT Mortgage Funding Sub-4, LLC,

SCREDIT Mortgage Funding Sub-4-T, LLC,

each a Delaware limited liability company

By: ____________________________

Name:

Title:

[INSERT ANY ADDITIONAL SELLERS, AS APPLICABLE]

Exhibit A

Exhibit B

Exhibit C

Exhibit D

Exhibit E

Exhibit F

EXHIBIT XVII

COMPOUNDED RATE TERMS

STERLING

CURRENCY:	Sterling.
Definitions
Business Days:

In relation to:

1. the determination of the first day or the last day of a Pricing Rate Period for a Transaction (GBP), or otherwise in relation to the determination of the length of such a Pricing Rate Period; or

2. the Lookback Period for a Transaction (GBP),

“Business Day” means an Additional Business Day relating to that Currency or that Transaction.

Additional Business Days:	An RFR Banking Day.
Business Day Conventions:

If a Pricing Rate Period would otherwise end on a day which is not a Business Day, that Pricing Rate Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not).

Central Bank Rate:	The Bank of England’s Bank Rate as published by the Bank of England from time to time.
Central Bank Rate Adjustment:

In relation to the Central Bank Rate prevailing at close of business on any RFR Banking Day, the mean (calculated by Buyer) of the Central Bank Rate Spreads for the five (5) most immediately preceding RFR Banking Days for which the RFR was available, excluding the days with the highest (or, if there is more than one day with the highest spread, only one of those days) and lowest spreads (or, if there is more than one day with the lowest spread, only one of those days) to the Central Bank Rate.

Central Bank Rate Spread:	The percentage rate per annum equal to the difference between (i) the RFR for that Business Day and (ii) the Central Bank Rate for that Business Day, as determined by Buyer.
Daily Rate:	The Daily Rate for any RFR Banking Day is:
(a) the RFR for that RFR Banking Day; or

(b) if the RFR is not available for that RFR Banking Day, the percentage rate per annum which is the aggregate of:

(i) the Central Bank Rate for that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment; or

(c) if paragraph (b) above applies but the Central Bank Rate for that RFR Banking Day is not available, the percentage rate per annum which is the aggregate of:

(i) the most recent Central Bank Rate for a day which is no more than five RFR Banking Days before that RFR Banking Day; and

(ii) the applicable Central Bank Rate Adjustment,

rounded, in either case, to four decimal places, with 0.00005 being rounded upwards, and if the rate determined in accordance with paragraph (a), (b) or (c) above (as applicable) is less than zero, the Daily Rate shall be deemed to zero.

Full Prepayment:	A repurchase, repayment or prepayment in full of a Buyer’s interests in all Transactions relating to Purchased Assets (GBP).
Intra-Period Compounded RFR Rate:

On any relevant day during a Pricing Rate Period (the Relevant Date):

(a) in respect of each day of the Pricing Rate Period which has elapsed prior to the Relevant Date (and excluding the Relevant Date) (the “Elapsed Period”):

(i) in relation to any RFR Banking Day, the Daily Non-Cumulative Compounded RFR Rate for that day;

(ii) in relation to any day which is not a RFR Banking Day, the Daily Non-Cumulative Compounded RFR Rate applicable to the immediately preceding RFR Banking Day; and

(b) in respect of each day of the Pricing Rate Period which has yet to elapse at the Relevant Date (and including the Relevant Date), the Daily Non-Cumulative Compounded RFR Rate calculated using the average of DailyRatei-LP (as defined in Exhibit XVIII (Daily Non-Cumulative Compounded RFR Rate) for the RFR Banking Days during the Elapsed Period.

Lookback Period:	Five RFR Banking Days.
Relevant Market:	The sterling wholesale market.
Partial Prepayment:	A repurchase, repayment or prepayment of all or any part of a Transaction (GBP) which is not, when taken together with all other repayment or prepayments made on the same day, a Full Prepayment.
Projected Break Costs

In respect of any repurchase, repayment or prepayment in respect of a Purchased Asset, a Buyer’s good faith estimate of its Break Costs attributable to that repurchase or prepayment, provided that for the purposes of calculating Projected Break Costs, the Daily Non-Cumulative Compounded RFR Rate for each day of a Pricing Rate Period shall be determined on the basis of the applicable Intra-Period Compounded RFR Rate.

RFR:	The SONIA (sterling overnight index average) reference rate displayed on the relevant screen of any authorised distributor of that reference rate.
RFR Banking Day:	A day (other than a Saturday or Sunday) on which banks are open for general business in London.
RFR Break Costs:

(a) If the repayment or prepayment is a Full Prepayment, any Projected Break Costs of that Buyer; or

(b) if the repayment or prepayment is a Partial Prepayment, any SONIA Break Costs,

in each case, attributable to the Transaction(s) relating to Purchased Assets (GBP) being repaid or paid on a day other than the last day of a Pricing Rate Period.

SONIA Break Costs:

(a) In respect of any period when the applicable Cumulative Compounded RFR Rate is greater than or equal to zero, the amount (if any) by which:

(i) the Price Differential (excluding the Applicable Spread) which a Buyer should have received for the period from the date of receipt of all or any part of the Purchase Price of any Purchased Asset to the last day of the then applicable Pricing Rate Period, had the Repurchase Price of such Purchased Asset been paid on the last day of the then applicable Pricing Rate Period;

exceeds:

(ii) the amount which such Buyer would be able to obtain by placing an amount equal to the Purchase Price received by it on deposit with a leading bank for a period starting on the

Business Day following receipt of such Purchase Price and ending on the last day of the then applicable Pricing Rate Period; or

(b) in respect of any Pricing Rate Period when the Price Differential calculated by application of the Pricing Rate (excluding the Applicable Spread), is less than zero, the sum of (i) the Price Differential (excluding the Applicable Spread) which a Buyer should have received for the period from the date of receipt of all or any part of the Repurchase Price of any Purchased Asset to the last day of the then applicable Pricing Rate Period, had the Repurchase Price of such Purchased Asset been paid on the last day of the then applicable Pricing Rate Period and (ii) the cost to a Buyer for placing any part of the Purchase Price received by it on deposit with a leading bank in the London interbank market for a period starting on the Business Day following receipt or recovery of such Purchase Price and ending on the last day of the then applicable Pricing Rate Period.

EXHIBIT XVIII

Daily Non-Cumulative Compounded RFR Rate

The “Daily Non-Cumulative Compounded RFR Rate” for any RFR Banking Day “i” during a Pricing Rate Period for a Transaction (GBP) is the percentage rate per annum (without rounding, to the extent reasonably practicable for Buyer performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

(UCCDRi-UCCDRi-1)×dccni

where:

“UCCDRi” means the Unannualised Cumulative Compounded Daily Rate for that RFR Banking Day “i”;

“UCCDRi-1” means, in relation to that RFR Banking Day “i”, the Unannualised Cumulative Compounded Daily Rate for the immediately preceding RFR Banking Day (if any) during that Pricing Rate Period;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number;

“ni” means the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day; and

the “Unannualised Cumulative Compounded Daily Rate” for any RFR Banking Day (the “Cumulated RFR Banking Day”) during that Pricing Rate Period is the percentage rate per annum (without rounding, to the extent reasonably practicable for Buyer performing the calculation, taking into account the capabilities of any software used for that purpose) calculated as set out below:

ACCDR×tnidcc

where:

“ACCDR” means the Annualised Cumulative Compounded Daily Rate for that Cumulated RFR Banking Day;

“tni” means the number of calendar days from, and including, the first day of the Cumulation Period to, but excluding, the RFR Banking Day which immediately follows the last day of the Cumulation Period;

“Cumulation Period” means the period from, and including, the first RFR Banking Day of that Pricing Rate Period to, and including, that Cumulated RFR Banking Day;

“dcc” has the meaning given to that term above; and

the “Annualised Cumulative Compounded Daily Rate” for that Cumulated RFR Banking Day is the percentage rate per annum (rounded to four (4) decimal places) calculated as set out below:

ⅈ=1d01+DailyRatei-LP×nidcc-1× dcctni

where:

“d0” means the number of RFR Banking Days in the Cumulation Period;

“Cumulation Period” has the meaning given to that term above;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order in the Cumulation Period;

“DailyRatei-LP” means, for any RFR Banking Day “i” in the Cumulation Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i” in the Cumulation Period, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” has the meaning given to that term above; and

“tni” has the meaning given to that term above.

EXHIBIT XIX

Cumulative Compounded RFR Rate

The “Cumulative Compounded RFR Rate” for any Pricing Rate Period for a Transaction (GBP) is the percentage rate per annum (rounded to the same number of decimal places as is specified in the definition of “Annualised Cumulative Compounded Daily Rate” in Exhibit XVIII (Daily Non-Cumulative Compounded RFR Rate)) calculated as set out below:

ⅈ=1d01+DailyRatei-LP×nidcc-1× dccd

where:

“d0” means the number of RFR Banking Days during the Pricing Rate Period;

“i” means a series of whole numbers from one to d0, each representing the relevant RFR Banking Day in chronological order during the Pricing Rate Period;

“DailyRatei-LP” means for any RFR Banking Day “i” during the Pricing Rate Period, the Daily Rate for the RFR Banking Day which is the applicable Lookback Period prior to that RFR Banking Day “i”;

“ni” means, for any RFR Banking Day “i”, the number of calendar days from, and including, that RFR Banking Day “i” up to, but excluding, the following RFR Banking Day;

“dcc” means 360 or, in any case where market practice in the Relevant Market is to use a different number for quoting the number of days in a year, that number; and

“d” means the number of calendar days during that Pricing Rate Period.